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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on July 15, 2011

Registration No. 333-173372

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CPI International Holding Corp.

*And the Subsidiary Guarantors listed in the table below
(Exact name of registrant parent guarantor as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	3670 (Primary Standard Industrial Classification Code Number)	90-0649687 (I.R.S. Employer Identification No.)

811 Hansen Way
Palo Alto, California 94303-1110
(650) 846-2900

CPI International, Inc.
(Exact name of registrant issuer as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	3670 (Primary Standard Industrial Classification Code Number)	80-0676283 (I.R.S. Employer Identification No.)

811 Hansen Way
Palo Alto, California 94303-1110
(650) 846-2900
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)
Joel A. Littman
c/o CPI International, Inc.
811 Hansen Way
Palo Alto, California 94303-1110
(650) 846-2900
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies of all communications to:

Jennifer A. Bensch Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
(212) 735-3000
(212) 735-2000 (facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name of Subsidiary Guarantors*	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Communications & Power Industries LLC(1)	Delaware	3670	77-0405693
CPI Subsidiary Holdings LLC(2)	Delaware	3670	77-0407397
Communications & Power Industries International Inc.	Delaware	3670	77-0407398
Communications & Power Industries Asia Inc.	Delaware	3670	77-0407400
CPI Econco Division	California	3670	94-1724783
CPI Malibu Division	California	3670	95-2979251

*
Addresses and telephone numbers of principal executive offices are the same as those of CPI International, Inc., described above.

(1)
f/k/a, Communications & Power Industries, Inc.

(2)
f/k/a, CPI Subsidiary Holdings Inc.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 15, 2011

PROSPECTUS

CPI INTERNATIONAL, INC.

        Offer to exchange $215 million aggregate principal amount of 8.00% Senior Notes due 2018 (which we refer to as the "outstanding notes") for $215 million aggregate principal amount of 8.00% Senior Notes due 2018 (which we refer to as the "exchange notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"). When we use the term "notes" in this prospectus, the term includes the outstanding notes and the exchange notes, unless otherwise indicated or the context otherwise requires.

        The exchange offer will expire at 5:00 p.m., New York City time, on                        , 2011, unless we extend the exchange offer.

        Terms of the exchange offer:

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  We will exchange a like principal amount of exchange notes for any or all outstanding notes that are validly tendered and not withdrawn prior to the expiration or termination of the exchange offer.

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  You may withdraw tenders of outstanding notes at any time prior to the expiration or termination of the exchange offer.

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  The terms of the exchange notes are substantially identical to those of the outstanding notes, except that the transfer restrictions and registration rights relating to the outstanding notes do not apply to the exchange notes.

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  The exchange of outstanding notes for exchange notes will not be a taxable transaction for U.S. federal income tax purposes. You should see the discussion under the caption "Certain United States Federal Income Tax Considerations" for more information.

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  We will not receive any proceeds from the exchange offer.

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  We issued the outstanding notes in a transaction not requiring registration under the Securities Act, and as a result, their transfer is restricted. We are making the exchange offer to satisfy your registration rights as a holder of the outstanding notes.

        There is no established trading market for the exchange notes or the outstanding notes.

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the Expiration Date (as defined herein), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        See "Risk Factors" beginning on page 19 for a discussion of risks you should consider prior to tendering your outstanding notes for exchange.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2011.

i

 INFORMATION INCLUDED IN THIS PROSPECTUS

        On February 11, 2011, CPI International LLC (formerly, CPI International, Inc., "Predecessor"), a then Delaware corporation and publicly traded company, completed its merger with Catalyst Acquisition, Inc. ("Merger Sub"), a Delaware corporation and wholly owned subsidiary of CPI International, Inc. (formerly, CPI International Acquisition, Inc., "CPII"), a Delaware corporation and wholly owned subsidiary of CPI International Holding Corp. ("Parent" or "Successor"). Pursuant to the Merger, Merger Sub merged with and into Predecessor (the "Merger"), with Predecessor continuing as the surviving corporation and a wholly owned subsidiary of CPII. The Merger was effected pursuant to the Agreement and Plan of Merger, dated as of November 24, 2010, among Predecessor, CPII and Merger Sub (the "Merger Agreement"). Immediately following the consummation of the Merger and related transactions, Predecessor was converted into a limited liability company and liquidated, and CPI International Acquisition, Inc. changed its name to CPI International, Inc.

        As used herein, unless the context indicates or otherwise requires, (i) for periods prior to the Merger, the terms "we," "us," "our," and "Company" refer to Predecessor and its consolidated subsidiaries, and for periods after the Merger, those terms refer to Parent (Successor), its consolidated subsidiaries and, where the context so requires, its parent company, (ii) the term "Veritas Fund" refers to The Veritas Capital Fund IV, L.P. and (iii) the terms "Veritas Capital" and "Sponsor" refer collectively to The Veritas Capital Fund IV, L.P., The Veritas Capital Fund III, L.P. and their affiliates, including CICPI Holdings LLC. See "—The Transactions." Our ultimate parent, CPI International Holding LLC ("Holding LLC"), owns all of the outstanding common stock of Parent, which in turn owns all of the outstanding common stock of CPII, which in turn owns all of the outstanding equity interests of Communications & Power Industries LLC (formerly, Communications & Power Industries, Inc., "CPI") and Communications & Power Industries Canada Inc. ("CPI Canada"), our main operating subsidiaries. Holding LLC, Parent and CPII are holding companies with no material assets or operations other than their respective direct or indirect equity interests in CPI and CPI Canada and activities related thereto.

        Our fiscal year 2010 ended on October 1, 2010, and our first six months of fiscal year 2011 ended on April 1, 2011. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." Financial information included herein for periods prior to and including February 10, 2011 reflect the results of Predecessor on a consolidated basis prior to the Merger. Financial information for periods after February 10, 2011 reflect the results of Parent (Successor) on a consolidated basis after giving effect to the Merger. Parent is a guarantor of the outstanding notes and will be a guarantor of the exchange notes. Pursuant to the rules of the Securities and Exchange Commission and the reporting covenant in the indenture governing notes, consolidated financial information of Parent may be provided in lieu of such information of CPII, the issuer of the notes. The consolidated financial information of CPII is substantially the same as that of Parent, except with respect to certain intercompany transactions that do not materially impact the information presented.

MARKET AND INDUSTRY DATA

        Market data and other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms or other published independent sources or based upon our estimates using such sources when available. While we believe that such information and estimates are reasonable and reliable, we have not independently verified any data from third-party sources. Similarly, our internal research is based upon our understanding of industry conditions, and such information has not been verified by any independent sources.

USE OF NON-GAAP FINANCIAL MEASURES

        We have included certain non-GAAP financial measures in this prospectus, including EBITDA, which represents earnings before net interest expense, provision for income taxes and depreciation and amortization, and Adjusted EBITDA, which represents EBITDA adjusted to exclude certain non-recurring, non-cash, unusual and other items. Adjusted EBITDA as defined in this prospectus is calculated in accordance with the definitions contained in the indenture governing the notes and our senior secured credit facilities and is the basis for the calculations to determine our compliance with various covenants contained therein. We believe that U.S. GAAP-based (based on generally accepted accounting principles in the United States) financial information for leveraged businesses such as ours should be supplemented by EBITDA and Adjusted EBITDA so that investors better understand our financial performance in connection with their analysis of our business. We believe that EBITDA is useful to assess our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures. In addition, we believe that Adjusted EBITDA is a useful financial metric to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business and to monitor compliance with, and our ability to engage in certain activities under, covenants contained in our debt agreements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Cash and Working Capital," "Description of the Senior Secured Credit Facilities" and "Description of the Exchange Notes—Certain Covenants." We use EBITDA for business planning purposes and in measuring our performance relative to that of our competitors.

        We believe EBITDA and Adjusted EBITDA are measures commonly used by securities analysts and investors to evaluate our performance and that of our competitors and other leveraged businesses. EBITDA and Adjusted EBITDA are not presentations made in accordance with U.S. GAAP and should not be considered as alternatives to net income (loss), operating income or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance or operating cash flows as measures of liquidity. Our use of the terms EBITDA and Adjusted EBITDA varies from others in our industry. The calculation of Adjusted EBITDA in accordance with our debt agreements allows us to add back certain charges that are deducted in calculating EBITDA and/or net income (loss). However, some of these expenses may recur, vary greatly and are difficult to predict. Our presentation of EBITDA and Adjusted EBITDA should not be construed to imply that our future results will be unaffected by unusual or non-recurring items.

        EBITDA and Adjusted EBITDA have important limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. For example, EBITDA and Adjusted EBITDA:

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  exclude certain tax payments that may represent a reduction in cash available to us;

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  do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;

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  do not reflect changes in, or cash requirements for, our working capital needs; and

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  do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements, within the meaning of securities laws, that relate to future events or our future financial performance. In some cases, readers can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results projected, expected or implied by the forward-looking statements. These risk factors include, without limitation, risks associated with:

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  competition in our end markets;

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  our significant amount of debt and our ability to refinance our debt;

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  changes or reductions in the United States defense budget;

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  currency fluctuations;

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  goodwill impairment considerations;

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  customer cancellations of sales contracts;

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  U.S. Government contracts;

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  export restrictions and other laws and regulations;

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  international laws;

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  changes in technology;

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  the impact of unexpected costs;

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  the impact of a general slowdown in the global economy;

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  the impact of environmental laws and regulations; and

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  inability to obtain raw materials and components.

        We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results or to changes in our expectations. You should carefully consider the various risks and uncertainties that impact our business and the other information in this prospectus and, in particular, information appearing under the headings "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

SUMMARY

        This summary highlights key aspects of the information contained elsewhere in this prospectus and may not contain all of the information you should consider before exchanging your outstanding notes for exchange notes. You should read this summary together with the entire prospectus, including the information presented under the heading "Information Included in this Prospectus," "Risk Factors," "Unaudited Pro Forma Condensed Consolidated Financial Information" and the historical financial statements and related notes included elsewhere in this prospectus.

Our Company

        We are a leading provider of microwave, radio frequency ("RF"), power and control products for applications in the defense, communications, medical and scientific industries. We develop, manufacture and distribute products used to generate, amplify, transmit and receive high-power/high-frequency microwave and RF signals and/or provide power and control for various defense and commercial applications. Our products are used for transmitting radar signals for threat tracking and navigation; transmitting decoy and jamming signals for electronic warfare; transmitting and amplifying voice, data and video signals for broadcasting, data links, the Internet, flight testing and other types of communications; providing power and control for medical diagnostic imaging; generating microwave energy for radiation therapy in the treatment of cancer; and for various industrial and scientific applications.

        We have an extensive portfolio of more than 4,500 products that includes a wide range of vacuum electron devices ("VEDs"), satellite communications amplifiers, medical x-ray generators, advanced antenna technology, solid state devices, and various electronic power supply and control equipment.

        We estimate that our products are currently installed on more than 125 U.S. defense systems and more than 180 commercial systems. Both defense and commercial applications require the generation, control and transmission of high-power and high-frequency microwave and RF signals for which VED products are the most efficient technology. Our products are elements of U.S. and foreign military programs and platforms, including numerous airborne, ship-borne and ground-based platforms. In addition to our strong presence in defense applications, we have successfully applied our key technologies to commercial end markets, including communications, medical, industrial and scientific applications, which provide us with a diversified base of sales. Revenues during fiscal year 2010 were split approximately evenly between defense and commercial applications.

        We believe the majority of our VED products are consumable with an average life of between three and seven years, and once they are installed in original equipment, they generate recurring sales of spares and repairs. We regularly work with our customers, often utilizing customer-funded R&D programs to create and upgrade customized products with enhanced bandwidth, power and reliability. We estimate that approximately 36% of our total sales for fiscal year 2010 were generated from sales of spares and repairs, including upgraded replacements for existing products, providing us with a relatively stable business that is less vulnerable to dramatic shifts in market conditions. In addition, in fiscal year 2010, we generated approximately 58% of our total sales from products for which we believe, based on information we collect during the ordering process, that we were the only supplier solicited by the applicable customers to provide such products.

        We are organized into six divisions operating five manufacturing facilities in North America. We sell and service our products to customers globally through our internal sales, marketing and service force of approximately 145 professionals and 64 external sales organizations. Products are sold directly to the U.S. Department of Defense ("DoD"), foreign military services and commercial customers, as well as to original equipment manufacturers ("OEMs") and systems integrators for ultimate sales to those customers. The U.S. Government is our only customer that accounted for more than 10% of our sales in fiscal year 2010. Approximately 34%, 33% and 35% of our sales in our 2010, 2009 and 2008 fiscal years, respectively, were made to the U.S. Government, either directly or indirectly through prime contractors or subcontractors.

        In fiscal year 2010 and the six months ended April 1, 2011, we generated total sales of $360.4 million and $184.3 million, respectively, net income (loss) of $6.7 million and $(11.4) million, respectively, and Adjusted EBITDA of $61.6 million and $29.0 million, respectively. See note 7 under "Summary Historical and Pro Forma Financial Information" for additional information regarding Adjusted EBITDA.

Our End Markets

        Approximately half of our product sales for fiscal year 2010 were for U.S. and foreign government and military end use. We are one of three companies in the United States that have the facilities and expertise to produce a broad range of high-power microwave products customized to the demanding specifications required for advanced military applications. Defense applications of our products include transmitting and receiving radar signals for locating and tracking threats, weapons guidance and navigation, as well as transmitting decoy and jamming signals for electronic warfare. Key defense platforms on which we provide components include the Aegis Combat System; Phalanx and Hawk radar systems; ALE-50 airborne and MK-53 NULKA shipboard decoy systems; SIRFC on-board jamming system; and many of the U.S. military radar and electronic warfare systems in service. In recent years, we have expanded our focus in the communications market to include military communications applications, as we believe that there is a significant and growing market for our products for these applications. Military communications applications now make up a growing portion of our total communications business, and approximately one-third of our total communications sales in fiscal year 2010 were for military communications purposes. We believe satellite communication will be a critical element for supplying real time, high data-rate communications, intelligence and battlefield information to the front-line soldier. We currently provide satellite communication amplifiers for military platforms such as the Warfighter Information Network—Tactical ("WIN-T") and Navy Multiband Terminal ("NMT") systems. In addition, military data link communications systems use our products to transmit and receive real-time command and control, intelligence, surveillance and reconnaissance data between airborne platforms (including unmanned aerial vehicles ("UAVs")) and their associated ground-based and ship-based terminals. We currently provide the data links for several major UAV platforms and the Apache attack helicopter. As a provider of products for U.S. Government and military end use, we are subject to certain risks particular to such activities. For example, the U.S. Government has the ability to terminate or modify our contracts and to audit our contract-related costs and fees. In addition, we are subject to additional laws and regulations as a U.S. Government contractor as well as possible false claim suits and "qui tam" or "whistleblower" suits. We also are a sole provider of some business to the U.S. Government that may be subject to competitive bidding in the future. For additional information regarding these risks, see "Risk Factors—Risks Relating To Our Business—We are subject to risks particular to companies supplying defense-related equipment and services to the U.S. Government. The realization of any of these risks could cause a loss of or decline in our sales to the U.S. Government."

        In addition to our strong presence in defense applications, we have successfully applied our key technologies to commercial end markets, including communications, medical, industrial and scientific applications, which provide us with a diversified base of sales. Within the commercial communications end market, we offer one of the industry's most comprehensive lines of satellite communications amplifiers, with offerings for virtually every currently applicable frequency and power requirement. We estimate that we have a worldwide installed base of more than 25,000 satellite communications ("satcom") amplifiers. Furthermore, we are participating in the growing area of Ka-band for commercial satcom applications including conventional and high-definition television for direct-to-home satellite broadcast as well as satellite communications for broadband data communications. Key programs are ViaSat's Ka-band satellite-delivered broadband services and DirecTV's direct-to-home broadcast applications.

        Within the medical end market, we supply VEDs for high-end radiation therapy machines and x-ray generators. Radiotherapy treatment sales have grown in the last several years as major suppliers of therapy equipment have introduced a number of key technological advances that enable their equipment to treat a greater number of oncology-related problems. We believe this trend will drive continued growth in demand for our products. In addition, we believe that we are one of the leading independent suppliers of x-ray generators in the world, and we believe that this market provides long-term growth opportunities for us.

        The industrial market includes applications for a wide range of systems used for material processing, instrumentation and voltage generation, and we offer a number of specialized product lines to address this diverse market. We produce fully integrated amplifiers that include the associated high-power microwave devices used in instrumentation applications for electromagnetic interference and compatibility testing. Our products are also installed in the power supply modules of industrial equipment using RF energy to perform pipe and plastic welding, textile drying and semiconductor wafer fabrication. In addition, we have a line of industrial RF generators that use high-power microwave technology for various industrial heating and material processing applications.

        Our scientific market consists primarily of equipment used in reactor fusion programs and accelerators for the study of high-energy particle physics, referred to as "Big Science." Generally, in scientific applications, our products are used to generate high levels of microwave or RF energy to accelerate a beam of electrons in order to study the atom and its elementary particles. Our products are also used in research related to the generation of electricity from fusion reactions.

Our Competitive Strengths

        We believe we are well positioned in our end markets and that our key competitive strengths are:

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  Leadership in Microwave and RF Technology.  Since 1948, we have been a leader in microwave technology. More than 60 years ago, the founders of the Company pioneered a breakthrough technology that led to the commercialization of radar. Since then, we have improved our solutions, enabling technological advances in radar, electronic warfare and communications systems, which have required higher-power and higher-frequency solutions, and we have been designing and producing cutting-edge products that specifically address the evolving needs of our customers. In response to our customers' needs, we have designed and developed microwave systems that provide what we believe is a market-leading combination of power, frequency, bandwidth, control and reliability for our commercial and military customers. We have maintained our technological and production expertise through our experienced team of scientists and engineers, our recurring investment in research and development, over half of which is customer-funded, and our focus on continuous process improvement. Our leadership in design and quality is demonstrated by what we believe are sole-source relationships with customers from whom we generated a majority of our sales in fiscal year 2010.

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  Leading Market Positions in Attractive End Markets.  We have developed leading market positions across the end markets we serve by offering customers superior design expertise, product quality and customer service. We believe we are a market leader in the sale of high-power, high-frequency microwave devices and related products for the defense, communications, medical, industrial and scientific end markets.

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  Substantial Sole Provider Position.  Our market leading technology, customer focus, and long history as a reliable supplier to our government and commercial customers, have resulted in our products being designed into and installed on a large number of platforms and systems. We believe that in many cases we are the sole provider of high-power microwave equipment on these systems. In fiscal year 2010, we generated approximately 58% of our sales from products for which we believe, based on information we collect during the ordering process, we were the only supplier solicited by the applicable customers to provide such products.

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  Large Installed Product Base with Recurring Spares and Repairs Sales.  We provide products embedded within a large and growing installed base of defense systems and commercial systems. We estimate that our products are currently installed on more than 125 U.S. defense systems and more than 180 commercial systems. Furthermore, once our products have been designed and installed into a customer's system, high costs would have to be incurred by the customer in order to requalify a new supplier's component and redesign the customer's end product, which creates significant disincentives to switch to a competitor. This large installed base, high switching costs and our sole provider position enable us to capture a long-term stream of replacements, spares and repairs sales. We estimate that approximately 36% of our total sales for fiscal year 2010 were generated from recurring sales of replacements, spares and repairs.

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  Diversified Sales Base.  Our sales are diversified by customer, by end market, by product and by geography. Our top 15 customers comprised less than 50% of total sales in fiscal year 2010, with only the U.S. Government accounting for more than 10% of our sales during such period. We sell our products to customers in five end markets: the radar and electronic warfare (defense), communications, medical, industrial and scientific markets. No end market represented more than 37% of total sales in fiscal year 2010. Within each of our markets, we also sell a variety of products. These products may be sold as stand-alone products or as part of a fully integrated subsystem. For example, we supply each U.S. Navy DDG-51 destroyer with many different products, ranging from coupled-cavity traveling wave tubes for the early warning radar system to power-grid replacement products and services. Our product diversification reduces our dependence on any one part of any market for our overall success and profitability. Finally, our leadership in our markets allows us to penetrate other important geographic markets, as evidenced by the fact that 36% of our total sales in fiscal year 2010 came from customers outside the United States. These international customers provide us with further diversification, as they span all of our end markets.

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  Strong Cash Flow Generation and Low Capital Expenditures.  We generate substantial operating cash flow and have relatively low capital expenditures. For the three years ended October 1, 2010, our average annual net cash provided by continuing operating activities before cash interest expense, cash income tax and strategic alternative transaction expenses was $55.1 million, while average annual capital expenditures were $4.0 million. We expect capital expenditures to remain low as a percentage of total sales as we continue to actively manage our capital expenditure needs. For fiscal year 2010, capital expenditures equaled 1.2% of total sales.

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  Strong and Experienced Management Team with a Successful Track Record.  Our management team averages more than 25 years experience with the Company and its predecessor, Varian Associates, Inc. Since assuming its leadership responsibilities in 2002, our management team has instilled a culture that places a heavy emphasis on cost consciousness, profitable growth, meeting goals and targets, and cash generation through efficient management of inventories, receivables, accounts payable and customer advances. In addition, management has consolidated several facilities, reduced labor costs, overhead and general and administrative expenses, and renewed the Company's commitment to operational excellence principles in its factories. During the tenure of our management team, our total sales increased from $251.2 million in fiscal year 2002 to $360.4 in fiscal year 2010, while our Adjusted EBITDA and net income (loss) increased from $30.1 million and $(6.7) million, respectively, in fiscal year 2002 to $61.6 million and $6.7 million, respectively, in fiscal year 2010.

Our Business Strategy

        Our goal is to continually improve our position as a leading supplier of products and systems into our core defense, medical, commercial and scientific markets. Our strategies to achieve this objective include:

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  Expanding Our Business in the Emerging Military Communications Market.  We believe that real-time network communications between intelligence agencies, military commands and soldiers on the front lines will play an increasingly critical role in the U.S. military and that the procurement of new military communications systems will be a critical component of this trend. Microwave technology is well suited to provide the significant bandwidth required to enable the rapid and seamless transfer of large quantities of voice, video and other forms of information that are critical to military communications. We believe we are well positioned to continue to be a key supplier of microwave technology for the growing military satellite communications market, having made significant investments over the past several years to bring to market internally developed, proprietary microwave solutions tailored for military satellite communications use.

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  Supporting Other Emerging Military Initiatives.  We believe the DoD is increasingly exploring high-power microwave solutions for a growing number of threat countermeasures and non-lethal weapons applications. We offer many products and are working with the military on new products for many of these applications, including next-generation electronic warfare systems that transmit decoy and jamming signals to deceive an enemy threat. In addition, the recent proliferation of non-traditional weapons has led to the exploration of technologies that can disable or destroy these devices. High-power microwave technology has shown a significant promise as a countermeasure against Improvised Explosive Devices ("IEDs"), and we expect that the DoD will actively pursue high-power technology solutions in this area.

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  Developing and Expanding Technologies.  Through a combination of customer-funded research and development and our own internal research and development efforts, we intend to continue our focus on the development of our key technologies in core programs to increase market share and in adjacent, high-growth areas with significant long-term potential, including UAV technology, advanced radar applications, solid-state satcom amplifiers, next-generation x-ray machines and other complementary markets. We continue to analyze emerging technologies and aggressively pursue related market opportunities. For example, we have greatly increased our investment in solid-state technology for power amplifiers to address new mobile satcom applications. In addition, in the medical market we have recently introduced new x-ray generators with image processing systems to assist customers in their migration from film-based radiology systems to digital radiology systems. In fiscal year 2010, our total research and development spending was approximately $28.5 million, of which $12.4 million was internally funded and $16.1 million was customer-funded.

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  Pursuing Attractive Commercial Opportunities.  We intend to develop new products to pursue growth areas in the commercial markets we serve. Recent examples of our product innovation include the introduction of a line of SuperLinear® high-powered, satellite communications amplifiers, which are more efficient, use less prime power and generate less heat, making them smaller and lighter and, therefore, better suited for modern, compact communications systems, as well as being more environmentally friendly, than comparable amplifiers. In addition, we provide high-powered Ka-band amplifiers for the growing area of commercial communications services via satellite, including the latest broadband (Internet) and HDTV applications. In the medical market, we have recently introduced new products, including x-ray generators with image processing systems as mentioned earlier.

  •
  Leveraging Incumbent Relationships.  We intend to leverage our relationships with the U.S. Government, prime defense contractors and key commercial customers by continuing to deliver high levels of performance on our existing contracts, which will help to preserve our access to a valuable stream of spares and repairs business and enhance our ability to win new, upgrade and follow-on business.

  •
  Exploring Strategic Acquisitions.  We intend to selectively explore strategic acquisitions in the rapidly consolidating defense and microwave components industries. Strategic acquisitions could permit us to acquire complementary technologies and products, achieve higher levels of system integration, grow our existing product base, and/or increase our geographic coverage by leveraging our extensive corporate sales and marketing organization.

The Transactions

        On November 24, 2010, CPII, Predecessor and Merger Sub entered into the Merger Agreement pursuant to which CPII acquired Predecessor through the merger of Merger Sub with and into Predecessor. On February 11, 2011, contemporaneously with the consummation of the Merger, the separate corporate existence of Merger Sub ceased, and Predecessor became the surviving corporation. Predecessor's common stock is no longer publicly traded as a result of the Merger. Immediately following the consummation of the Merger and related transactions, Predecessor was converted into a limited liability company and liquidated, and we changed our name to CPI International, Inc. from CPI International Acquisition, Inc.

        In connection with the Merger, Veritas Capital invested $200.0 million, solely for the purpose of purchasing equity securities of Holding LLC in order to provide a portion of the financing required for the Merger and the transactions contemplated by the Merger Agreement. Certain officers of Predecessor also invested in equity securities of Holding LLC in an aggregate amount of $11.1 million.

        On February 11, 2011, we issued the $215 million aggregate principal amount of outstanding notes, and we entered into the senior secured credit facilities, comprised of a $150.0 million six-year term loan facility and a $30.0 million five-year revolving credit facility with UBS AG, Stamford Branch, as administrative agent, and the financial institutions party thereto (the "Senior Secured Credit Facilities"). We borrowed the full amount of the term loan thereunder in connection with the Merger, and the revolving credit facility was undrawn at closing (other than for approximately $4.5 million of outstanding letters of credit). Our obligations under the Senior Secured Credit Facilities are fully and unconditionally guaranteed by the Parent and, subject to certain exceptions, each of the Parent's existing and future domestic restricted subsidiaries (other than CPII). In addition, our obligations under the Senior Secured Credit Facilities and the guarantees of those obligations are secured by (a) pledges of all of the equity interests held by us and each guarantor and (b) liens on substantially all of our assets and the assets of each guarantor, in each case subject to certain exceptions. Please see "Description of the Senior Secured Credit Facilities" for a more complete description of the Senior Secured Credit Facilities.

        In addition, in connection with the Merger, on January 13, 2011 CPI offered to purchase all $117.0 million aggregate principal amount of its existing outstanding 8% Senior Subordinated Notes due 2012 (the "8% Notes"), and Predecessor offered to purchase all $12.0 million aggregate principal amount of its existing outstanding Floating Rate Senior Notes due 2015 (the "FR Notes") pursuant to tender offers and related consent solicitations. All outstanding FR Notes and a portion of the 8% Notes were tendered pursuant to such tender offers and purchased by Predecessor and CPI, respectively, on February 11, 2011. CPI redeemed all remaining outstanding 8% Notes on March 14, 2011.

        We used the equity contributions, borrowings under the term loan facility and the net proceeds from the outstanding notes to pay the Merger consideration, consummate the tender offers and redemption, repay amounts under CPI's existing senior credit facilities and pay related fees and expenses. In this prospectus, we refer to the Merger and these related transactions as the "Transactions."

        In connection with the Transactions, on February 11, 2011 we entered into an advisory agreement with Veritas Capital Fund Management, L.L.C. ("Veritas Management"), a Delaware limited liability company and an affiliate of our Sponsor, pursuant to which Veritas Management provides us with certain management, advisory and consulting services including, without limitation, business and organizational strategy, financial and advisory services. We will pay Veritas Management the fees and expenses specified therein for such services. The initial term of the advisory agreement will end December 31, 2023 and the agreement will renew automatically for additional one-year terms thereafter unless Veritas Management or we terminate the advisory agreement. If we terminate the advisory agreement in specified circumstances, we will be required to pay additional amounts to Veritas Management. For additional information regarding the advisory agreement, see "Certain Relationships and Related Party Transactions—Arrangements with Veritas—Advisory Agreement."

Information About Our Company

        We were incorporated in Delaware on November 24, 2010 initially under the name Catalyst Holdings, Inc., and we changed our name to CPI International Acquisition, Inc. on January 26, 2011. On February 11, 2011, immediately following the consummation of the Transactions, we changed our name to CPI International, Inc. Our principal executive offices are located at 811 Hansen Way, Palo Alto, California 94303, and our telephone number is (650) 846-2900. Our website is located at www.cpii.com. The information on, or accessible through, the website is not a part of this prospectus.

Information About Our Sponsor

        Veritas Capital is a leading private equity firm that specializes in making investments in companies that provide products and services to government-related end markets and customers around the world, including healthcare, education, energy, defense, infrastructure, national security and aerospace. Founded in 1992, Veritas has made 20 platform investments in the government services sector, including CPI International, Inc. Veritas' current portfolio companies include Aeroflex Incorporated; CRGT, Inc.; Excelitas Technologies Corp.; Global Tel*Link; KeyPoint Government Solutions, Inc.; The SI Organization, Inc.; and Vangent, Inc.

SUMMARY DESCRIPTION OF THE EXCHANGE OFFER

        On February 11, 2011, in connection with the Merger, we completed the private placement of $215,000,000 aggregate principal amount of 8.00% Senior Notes due 2018 (the "outstanding notes"). The term "exchange notes" refers to 8.00% Senior Notes due 2018 registered under the Securities Act. The term "notes" refers to both the outstanding notes and the exchange notes, unless otherwise indicated or the context so requires.

General	In connection with the private placement, we entered into a registration rights agreement with UBS Securities LLC and KKR Capital Markets LLC, the initial purchasers of the outstanding notes (the "initial purchasers"), in which we and the guarantors agreed, among other things, to use our commercially reasonable efforts to complete the exchange offer for the outstanding notes within 270 days after the date of issuance of the outstanding notes.
You are entitled to exchange in the exchange offer your outstanding notes for exchange notes, which are identical in all material respects to the outstanding notes except:
• the exchange notes have been registered under the Securities Act;
• the exchange notes are not entitled to certain registration rights which are applicable to the outstanding notes under the registration rights agreement; and
• certain additional interest rate provisions are no longer applicable.
Exchange Offer

We are offering to issue up to $215 million aggregate principal amount of the exchange notes in exchange for a like principal amount of the outstanding notes to satisfy our obligations under the registration rights agreement that was executed when the outstanding notes were issued in a transaction in reliance upon the exemptions from registration provided by Rule 144A and Regulation S of the Securities Act. Outstanding notes may be tendered in minimum denominations of principal amount of $1,000 and integral multiples of $1,000. We will issue the exchange notes promptly after expiration of the exchange offer. See "The Exchange Offer—Terms of the Exchange; Period for Tendering Outstanding notes."

Expiration Date; Tenders	The exchange offer will expire at 5:00 p.m., New York City time, on , 2011, unless extended by us. By tendering your outstanding notes, you represent to us that:
• you are not our "affiliate," as defined in Rule 405 under the Securities Act;
• any exchange notes you receive in the exchange offer are being acquired by you in the ordinary course of your business;

•       neither you nor anyone receiving exchange notes from you has any arrangement or understanding with any person to participate in a distribution, as defined in the Securities Act, of the exchange notes;

• you are not holding outstanding notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering;

•       if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired by you as a result of your market-making or other trading activities, you will deliver a prospectus in connection with any resale of the exchange notes you receive. For further information regarding resales of the exchange notes by participating broker-dealers, see the discussion under the caption "Plan of Distribution."

Withdrawal; Non-Acceptance

You may withdraw any outstanding notes tendered by you in the exchange offer at any time prior to 5:00 p.m., New York City time, on                        , 2011. If we decide for any reason not to accept any outstanding notes tendered for exchange, the outstanding notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of the outstanding notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company, any withdrawn or unaccepted outstanding notes will be credited to the tendering holder's account at DTC. For further information regarding the withdrawal of tendered outstanding notes, see "The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Outstanding notes" and the "The Exchange Offer—Withdrawal Rights."

Conditions to the Exchange Offer

The exchange offer is subject to customary conditions, which we may waive. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period if necessary so that at least five business days remain in the exchange offer following notice of the material change. See the discussion below under the caption "The Exchange Offer—Conditions to the Exchange Offer" for more information regarding the conditions to the exchange offer.

Consequences of Not Exchanging Your Outstanding Notes

If you are eligible to participate in the exchange offer and you do not tender your outstanding notes, you will not have any further registration or exchange rights and your outstanding notes will continue to be subject to transfer restrictions. These transfer restrictions and the availability of the exchange notes may adversely affect the liquidity of your outstanding notes. See "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Outstanding notes."

Procedures for Tendering the Outstanding Notes	You must do the following on or prior to the expiration or termination of the exchange offer to participate in the exchange offer:

•       tender your outstanding notes by sending the certificates for your outstanding notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to The Bank of New York Mellon Trust Company, N.A., as exchange agent, at one of the addresses listed below under the caption "The Exchange Offer—Exchange Agent," or

•       tender your outstanding notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your outstanding notes in the exchange offer, The Bank of New York Mellon Trust Company, N.A., as exchange agent, must receive a confirmation of book-entry transfer of your outstanding notes into the exchange agent's account at DTC prior to the expiration or termination of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent's message, see the discussion below under the caption "The Exchange Offer—Book-Entry Transfers."

Special Procedures for Beneficial Owners

If you are a beneficial owner whose outstanding notes are registered in the name of the broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes in the exchange offer, you should promptly contact the person in whose name the outstanding notes are registered and instruct that person to tender on your behalf. If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your outstanding notes, you must either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the person in whose name the outstanding notes are registered.

Certain United States Federal Income Tax Considerations

The exchange of the outstanding notes for exchange notes in the exchange offer will not be a taxable transaction for United States federal income tax purposes. See the discussion under the caption "Certain United States Federal Income Tax Considerations "for more information regarding the tax consequences to you of the exchange offer.

Use of Proceeds	We will not receive any proceeds from the exchange offer.
Exchange Agent

The Bank of New York Mellon Trust Company, N.A. is the exchange agent for the exchange offer. You can find the address and telephone number of the exchange agent below under the caption "The Exchange Offer—Exchange Agent."

Resales

Based on interpretations by the staff of the Securities and Exchange Commission ("SEC") as set forth in no-action letters issued to the third parties, we believe that the exchange notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the exchange notes if:

• you are our "affiliate," as defined in Rule 405 under the Securities Act;
• you are not acquiring the exchange notes in the exchange offer in the ordinary course of your business;

•       you are participating or intend to participate, or have an arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the exchange notes you will receive in the exchange offer; or

• you are holding outstanding notes that have or are reasonably likely to have the status of an unsold allotment in the initial offering.

If you fall within one of the exceptions listed above, you cannot rely on the applicable interpretations of the staff of the SEC, you will not be entitled to participate in the exchange offer and you must comply with the applicable registration and prospectus delivery requirements of the Securities Act in connection with any resale transactions. See the discussion below under the caption "The Exchange Offer—Procedures for Tendering Outstanding notes" for more information.

Broker-Dealer

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the Expiration Date (as defined herein), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

Furthermore, a broker-dealer that acquired any of its outstanding notes directly from us:

•       may not rely on the applicable interpretations of the staff or the SEC's position contained in Exxon Capital Holdings Corp., SEC no-action letter (Apr. 13, 1988); Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991); or Shearman & Sterling, SEC no-Action Letter (July 2, 1993); and

• must also be named as a selling security holder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

SUMMARY DESCRIPTION OF THE EXCHANGE NOTES

        The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Exchange Notes" section of this prospectus contains more detailed descriptions of the terms and conditions of the exchange notes.

Issuer	CPI International, Inc.
Exchange Notes Offered	We are offering up to $215,000,000 aggregate principal amount of our 8.00% Senior Notes due 2018.
Interest

The exchange notes will accrue interest from the date of their issuance at the rate of 8.00% per year. Interest on the exchange notes will be payable semi-annually in arrears on each February 15 and August 15, commencing on August 15, 2011.

Maturity Date	February 15, 2018.
Guarantees

The exchange notes will be guaranteed on a senior unsecured basis, jointly and severally, by the Parent and by all of our existing and future restricted subsidiaries (other than any "Excluded Subsidiary" as defined under "Description of the Exchange Notes—Certain Definitions").

There are risks related to the guarantees of the exchange notes. The lenders under the Senior Secured Credit Facilities have the discretion to release the subsidiary guarantees under the Senior Secured Credit Facilities in a variety of circumstances, which will result in those subsidiary guarantors automatically being released from their guarantees of the exchange notes. Further, since the Parent has no significant operations or assets, its guarantee of the notes provides little, if any, additional credit support for the notes. In addition, certain bankruptcy and fraudulent transfer laws may allow courts to void the guarantees in certain circumstances. For additional information regarding these and other risks relating to this exchange offer, the notes and the guarantees, see "Risk Factors—Risks Related to the Exchange Offer and Holding of the Notes."

Ranking

The exchange notes and the guarantees will be senior unsecured obligations of ours and each of the guarantors, as applicable, and will be equal in right of payment with all of our and such guarantor's existing and future senior unsecured obligations. The exchange notes and the guarantees thereof will be senior in right of payment to any of our and each guarantor's existing and future obligations that are, by their terms, expressly subordinated in right of payment to the exchange notes and the guarantees. The exchange notes and the guarantees thereof will be effectively subordinated to our and each guarantor's existing and future secured obligations, including the Senior Secured Credit Facilities, to the extent of the value of the assets securing such obligations. As of April 1, 2011, we and the guarantors had $364.6 million of total debt (excluding $4.5 million in letters of credit and $0.7 million of original issue discount), $149.6 million of which was secured, and we had an additional $25.5 million available to be borrowed under the revolving credit facility included in the Senior Secured Credit Facilities.

Optional Redemption

We may redeem the exchange notes, in whole or in part, at any time on or after February 15, 2015, at a redemption price equal to 100% of the principal amount thereof, plus a premium declining ratably to par and accrued and unpaid interest as set forth under "Description of the Exchange Notes—Optional redemption."

At any time before February 15, 2014, we may redeem up to 35% of the aggregate principal amount of the exchange notes issued under the indenture with the net cash proceeds of one or more qualified equity offerings at a redemption price equal to 108.00% of the principal amount of the exchange notes to be redeemed, plus accrued and unpaid interest.

In addition, we may redeem some or all of the exchange notes prior to February 15, 2015 at a redemption price equal to 100% of the principal amount thereof, plus a "make-whole" premium. See "Description of the Exchange Notes—Optional redemption."

Change of Control

Upon a change of control, each holder of exchange notes may be entitled to require us to purchase all or a portion of its exchange notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest. See "Description of the Exchange Notes—Change of control." Our ability to purchase the exchange notes upon a change of control may be limited by the terms of our debt agreements, including the Senior Secured Credit Facilities. We cannot assure you that we will have the financial resources to purchase the exchange notes in such circumstances.

Certain Covenants	The indenture governing the exchange notes will contain covenants that, among other things, will limit our ability and the ability of our restricted subsidiaries to:
• incur additional indebtedness;
• pay dividends or repurchase or redeem capital stock;
• limit dividends or other payments by our restricted subsidiaries to us or our other restricted subsidiaries;
• make certain investments;
• incur liens;
• enter into certain types of transactions with our affiliates; and
• sell assets or consolidate or merge with or into other companies.

These and other covenants that will be contained in the indenture governing the exchange notes are subject to important exceptions and qualifications, which are described under "Description of the Exchange Notes."

Risk Factors

Holding the exchange notes involves a high degree of risk. You should carefully consider the risk factors set forth under the heading "Risk Factors" and the other information contained in this prospectus prior to exchanging the outstanding notes for exchange notes.

 SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

        The following table presents our summary historical and pro forma financial information as of and for the periods presented. The summary historical financial information as of October 2, 2009 and October 1, 2010 and for the fiscal years ended 2008, 2009 and 2010 have been derived from Predecessor's audited financial statements included elsewhere in this prospectus. The summary historical financial information as of October 3, 2008 has been derived from Predecessor's audited financial statements not included in this prospectus. The summary financial information of Predecessor for the six months ended April 2, 2010 and the period October 2, 2010 to February 10, 2011 has been derived from Parent's unaudited financial statements included elsewhere in this prospectus. The balance sheet data as of April 2, 2010 has been derived from Predecessor's unaudited financial statements that are not included in this prospectus. The summary financial information for the period February 11, 2011 to April 1, 2011 and the balance sheet data as of April 1, 2011 have been derived from Parent's unaudited financial statements included elsewhere in this prospectus. Results for the periods October 2, 2010 to February 10, 2011 and February 11, 2011 to April 1, 2011 are not necessarily indicative of the results that may be expected for the year ended September 30, 2011 or for any future period. The combined results for the six-months ended April 1, 2011 represent the addition of the results of Predecessor for the period from October 2, 2010 to February 10, 2011 and the results of Parent and its consolidated subsidiaries for the period from February 11, 2011 to April 1, 2011. This combination does not comply with generally accepted accounting principles in the United States or with the rules for pro forma presentation but is presented because we believe it facilitates the ability of investors to more meaningfully compare our operating results. Immediately following the consummation of the Transactions, Predecessor was converted into a limited liability company and liquidated.

        The summary unaudited pro forma financial information gives effect to the Transactions as if they had occurred on October 3, 2009 and October 2, 2010 for purposes of the unaudited pro forma condensed consolidated statements of operations for the year ended October 1, 2010 and for the six months ended April 1, 2011, respectively. We based the unaudited pro forma adjustments upon available information and certain assumptions that we believe are reasonable under the circumstances. The preliminary allocation of the purchase price to the assets acquired and the liabilities assumed is based on preliminary estimates of the fair values of the assets acquired and liabilities assumed, based on available information and certain assumptions. The final adjustments will depend on a number of factors, including the finalization of asset valuations. Therefore, the actual adjustments will differ from the pro forma adjustments, and the differences may be material.

        The unaudited pro forma financial information is for illustrative and informational purposes only and does not purport to represent or be indicative of what our financial condition or results of operations would have been had the Transactions occurred on such dates. See "The Transactions." The unaudited pro forma financial information should not be considered representative of our future financial condition or results of operations.

        Each of Parent and CPII was incorporated solely for the purpose of effectuating the Merger and related transactions. Neither Parent nor CPII conducted any other activities prior to consummation of the Merger.

        You should read this information together with the information included under the headings "Information Included in this Prospectus," "Use of non-GAAP financial measures," "Risk factors," "Unaudited pro forma condensed consolidated financial information," "Selected historical consolidated financial information," "Management's discussion and analysis of financial condition and results of operations," and our historical financial statements and related notes included elsewhere in the prospectus.

	Historical							Pro Forma
	Predecessor					Parent	Combined	Parent
	Fiscal Year Ended October 3, 2008	Fiscal Year Ended October 2, 2009	Fiscal Year Ended October 1, 2010	Six Months Ended April 2, 2010	October 2, 2010 to February 10, 2011	February 11, 2011 to April 1, 2011	Six Months Ended April 1, 2011	Fiscal Year Ended October 1, 2010	Six months Ended April 1, 2011
	(dollars in thousands)
Statement of Income Data:
Sales	$370,014	$332,876	$360,434	$171,119	$124,223	$60,094	$184,317	$360,434	$184,317
Cost of sales(1)	261,086	239,385	251,987	120,957	91,404	43,883	135,287	253,763	132,030

Gross profit	108,928	93,491	108,447	50,162	32,819	16,211	49,030	106,671	52,287

Research and development	10,789	10,520	12,429	5,745	4,994	2,163	7,157	12,429	6,914
Selling and marketing	21,144	19,466	20,794	10,214	8,264	2,706	10,970	20,794	10,585
General and administrative	22,951	20,757	24,988	12,187	11,853	3,125	14,978	25,688	12,780
Amortization of acquisition-related intangible assets	3,103	2,769	2,749	1,374	999	2,316	3,315	20,701	10,350
Strategic alternative transaction expenses(2)	—	—	19,913	211	4,668	8,785	13,453	19,913	1,518

Total operating costs and expenses	57,987	53,512	80,873	29,731	30,778	19,095	49,873	99,525	42,147

Operating income (loss)	50,941	39,979	27,574	20,431	2,041	(2,884)	(843)	7,146	10,140
Interest expense, net	19,055	16,979	15,213	7,736	5,788	4,138	9,926	27,185	13,587
Loss (gain) on debt extinguishment(3)	633	(248)	—	—	—	134	134	—	—
Income tax expense (benefit)	10,804	(218)	5,622	4,362	983	(440)	543	(6,366)	3,302

Net income (loss)(4)	$20,449	$23,466	$6,739	8,333	$(4,730)	$(6,716)	$(11,446)	$(13,673)	$(6,749)

Other Financial Data:
Net cash provided by (used in) operating activities	$33,881	$30,114	$19,808	$11,548	$4,277	$(4,885)	$(608)
Net cash used in investing activities(5)	(2,794)	(3,365)	(4,533)	(1,868)	(2,440)	(371,447)	(373,887)
Net cash (used in) provided by financing activities	(22,891)	(29,267)	1,402	697	2,203	351,154	353,357
Capital expenditures	4,262	3,365	4,492	1,835	2,434	957	3,391
Depreciation and amortization(6)	10,963	10,794	11,072	5,485	4,117	3,558	7,675	$30,800	$15,400
EBITDA(7)	61,271	51,021	38,646	25,916	6,158	540	6,698	37,946	25,540
Adjusted EBITDA(7)	64,039	53,452	61,599	27,645	15,381	13,638	29,019	62,699	29,433
Ratio of total debt to Adjusted EBITDA(8)								5.82
Operating Data (at period end):
Backlog	$201,277	$225,957	$241,943	$240,697			$269,239
Balance Sheet Data (at period end):
Working capital(9)	$88,103	$92,380	$44,753	$107,814			$84,743
Total assets	466,948	458,254	478,276	470,575			727,713
Long-term debt, including current portion	225,660	194,922	194,934	194,928			363,890
Total stockholders' equity	143,865	173,553	183,940	185,065			190,653

(1)
For the period February 11, 2011 to April 1, 2011, includes $3,567 of utilization of the net increase in cost basis of inventory due to purchase accounting.

(2)
For the fiscal year ended October 1, 2010 and the six months ended April 2, 2010, represents the termination fee relating to a terminated merger agreement between Predecessor and Comtech Telecommunications Corp. and non-recurring transaction costs, such as fees for investment bankers, attorneys and other professional services rendered in conjunction with exploring strategic alternatives for the Predecessor. For the period October 2, 2010 to February 10, 2011, represents transaction expenses relating to the sale of the Predecessor. For the period February 11, 2011 to April 1, 2011, represents transaction expenses relating to the Merger.

(3)
The redemption of $10,000 of Predecessor's floating rate senior notes in fiscal year 2008 resulted in a loss on debt extinguishment of approximately $633, including non-cash write-offs of $420 of unamortized debt issue costs and issue discount costs and $213 in cash payments primarily for call premiums. The repurchase of $8,000 of CPI's 8% senior subordinated notes during fiscal year 2009 resulted in a gain on debt extinguishment of $248 which was comprised of a discount of $392, partially offset by a non-cash write-off of $144 unamortized debt issue costs. The repayment, redemption or repurchase, as applicable, of an aggregate amount of $195,000 of Predecessor's term loan facility and floating rate senior notes and CPI's 8% senior subordinated notes during the period February 11, 2011 to April 1, 2011 resulted in a loss on debt extinguishment of approximately $134, which comprised bond tender fees and other related expenses of $621, offset by $487 gain from debt repayment at less than fair value.

(4)
Net income for fiscal year 2009 includes discrete tax benefits, in the aggregate, of $7,900. Net income for fiscal year 2010 includes strategic alternative transaction expenses, after taxes, of $15,200.

(5)
For the period February 11, 2011 to April 1, 2011, includes $370,490 of cash used for the acquisition of Predecessor.

(6)
Excludes amortization of deferred debt issuance costs, which are included in interest expense, net.

(7)
EBITDA represents earnings before net interest expense, provision for income taxes and depreciation and amortization. We believe that EBITDA is useful to assess our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures. Our use of the term EBITDA may vary from others in our industry. The term EBITDA is not defined under U.S. GAAP. EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP and is subject to important limitations. For additional information regarding our use of EBITDA and limitations on its usefulness as an analytical tool, see "Use of Non-GAAP Financial Measures."

Adjusted EBITDA represents EBITDA adjusted to exclude certain non-recurring, non-cash, unusual and other items. We believe that Adjusted EBITDA is a useful financial metric to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business and to monitor compliance with certain covenants contained in our debt agreements. Our use of the term Adjusted EBITDA may vary from others in our industry. The calculation of Adjusted EBITDA is based on the definitions in our debt agreements and is not defined under U.S. GAAP. Adjusted EBITDA is not a measure of operating income, performance or liquidity presented in accordance with U.S. GAAP and is subject to important limitations. For additional information regarding our use of Adjusted EBITDA and limitations on its usefulness as an analytical tool, see "Use of Non-GAAP Financial Measures."

        The following table reconciles net income to EBITDA and Adjusted EBITDA:

	Historical							Pro Forma
	Predecessor					Parent	Combined	Parent
	Fiscal Year Ended October 3, 2008	Fiscal Year Ended October 2, 2009	Fiscal Year Ended October 1, 2010	Six Months Ended April 2, 2010	October 2, 2010 to February 10, 2011	February 11, 2011 to April 1, 2011	Six Months Ended April 1, 2011	Fiscal Year Ended October 1, 2010	Six months Ended April 1, 2011
Net income (loss)	$20,449	$23,466	$6,739	$8,333	$(4,730)	$(6,716)	$(11,446)	$(13,673)	$(6,749)
Depreciation and amortization(a)	10,963	10,794	11,072	5,485	4,117	3,558	7,675	30,800	15,400
Interest expense, net	19,055	16,979	15,213	7,736	5,788	4,138	9,926	27,185	13,587
Income tax expense (benefit)	10,804	(218)	5,622	4,362	983	(440)	543	(6,366)	3,302

EBITDA	$61,271	$51,021	$38,646	$25,916	$6,158	$540	$6,698	$37,946	$25,540
Plus adjustments:
Stock compensation expense(b)	2,135	2,679	3,040	1,518	4,555	312	4,867	3,040	1,475
Loss (gain) on debt extinguishment(c)	633	(248)	—	—	—	134	134	—	—
Strategic alternative transaction expenses(d)	—	—	19,913	211	4,668	8,785	13,453	19,913	1,518
Veritas Management management fee(e)	—	—	—	—	—	300	300	1,800	900
Utilization of net increase in cost basis of inventory(f)	—	—	—	—	—	3,567	3,567	—	—

Adjusted EBITDA	$64,039	$53,452	$61,599	$27,645	$15,381	$13,638	$29,019	$62,699	$29,433

  (a)
  Excludes amortization of deferred debt issuance costs, which are included in interest expense, net.

  (b)
  Represents a non-cash charge for stock options, restricted stock awards, restricted stock unit awards and the employee discount related to our employee stock purchase plan.

  (c)
  For the fiscal year ended October 3, 2008, represents expenses related to the $10,000 redemption of FR Notes including the write-off of unamortized deferred debt issue costs, issue discount costs, redemption premiums and other costs. For the fiscal year ended October 2, 2009, represents the discount related to the $8,000 repurchase of 8% Notes partially offset by the write-off of unamortized deferred debt issue costs. For the period February 11, 2011 to April 1, 2011, represents bond tender fees and other expenses related to the repayment, redemption or repurchase, as applicable, of an aggregate amount of $195,000 of term loan facility, FR Notes and 8% Notes partially offset by a gain from debt repayment at less than fair value.

  (d)
  For the fiscal year ended October 1, 2010 and the six months ended April 2, 2010, represents transaction expenses related to exploring strategic alternatives, including for the fiscal year ended October 1, 2010, a $15,000 termination fee relating to the terminated merger agreement between Predecessor and Comtech Telecommunications Corp. For the period October 2, 2010 to February 10, 2011, represents transaction expenses relating to the sale of the Predecessor. For the period February 11, 2011 to April 1, 2011, represents transaction expenses relating to the Merger.

  (e)
  Represents a management fee payable to Veritas Management for advisory and consulting services.

  (f)
  Represents $3,567 of utilization of the net increase in cost basis of inventory due to purchase accounting.

(8)
Long-term debt, including current portion, divided by pro forma Adjusted EBITDA.

(9)
Current assets minus current liabilities.

RISK FACTORS

        You should carefully consider the risks described below and other information in this prospectus before deciding to tender your outstanding notes and participate in the exchange offer. Some of the following factors relate principally to our business and the industry in which we operate. Other factors relate principally to the exchange notes offered hereby. The risks and uncertainties described below are not intended to be exhaustive but represent the risks that we believe are material. Additional risks and uncertainties not presently known to us, or which we currently deem immaterial, may also have a material adverse effect on our business, financial condition and operating results and could therefore affect your investment in the exchange notes.

Risks Relating To Our Business

We face competition in the markets in which we sell our products.

        The U.S. and foreign markets in which we sell our products are competitive. Our ability to compete in these markets depends on our ability to provide high-quality products with short lead times at competitive prices, as well our ability to create innovative new products. In addition, our competitors could introduce new products with greater capabilities, which could have a material adverse effect on our business. Certain of our competitors are owned by companies that have substantially greater financial resources than we do. Also, our foreign competitors may not be subject to U.S. Government export restrictions, which may make it easier in certain circumstances for them to sell to foreign customers. If we are unable to compete successfully against our current or future competitors, our business and sales will be harmed.

A significant portion of our sales is, and is expected to continue to be, from contracts with the U.S. Government, and any significant reduction in the U.S. defense budget or any disruption or decline in U.S. Government expenditures could negatively affect our results of operations and cash flows.

        Approximately 34%, 33% and 35% of our sales in our 2010, 2009 and 2008 fiscal years, respectively, were made to the U.S. Government, either directly or indirectly through prime contractors or subcontractors. Because our U.S. Government contracts are dependent on the U.S. defense budget, any significant disruption or decline in U.S. Government defense expenditures in the future, changes in U.S. Government spending priorities, other legislative changes or changes in our relationship with the U.S. Government could result in the loss of some or all of our government contracts, which, in turn, could result in a decrease in our sales and cash flow.

        In addition, U.S. Government contracts are also conditioned upon continuing Congressional approval and the appropriation of necessary funds. Congress usually appropriates funds for a given program each fiscal year even though contract periods of performance may exceed one year. Consequently, at the outset of a major program, multi-year contracts are usually funded for only the first year, and additional monies are normally committed to the contract by the procuring agency only as Congress makes appropriations for future fiscal years. We cannot ensure that any of our government contracts will continue to be funded from year to year. If such contracts are not funded, our sales may decline, which could negatively affect our results of operations and result in decreased cash flows.

We are subject to risks particular to companies supplying defense-related equipment and services to the U.S. Government. The realization of any of these risks could cause a loss of or decline in our sales to the U.S. Government.

U.S. Government contracts contain termination provisions and are subject to audit and modification.

        The U.S. Government has the ability to:

  •
  terminate existing contracts, including for the convenience of the government or because of a default in our performance of the contract;

  •
  reduce the value of existing contracts;

  •
  change the terms of performance of existing contracts;

  •
  cancel multi-year contracts or programs;

  •
  audit our contract-related costs and fees, including allocated indirect costs;

  •
  suspend or debar us from receiving new contracts pending resolution of alleged violations of procurement laws or regulations or other laws that apply to the performance of government contracts; and

  •
  control and potentially prohibit the export of our products, services, technology or other data.

        Each of our U.S. Government contracts can be terminated by the U.S. Government either for its convenience or if we default by failing to perform under the contract. If such contracts are terminated or reduced in scope, our sales may decline, which would negatively affect our results of operations and result in decreased cash flow. Termination-for-convenience provisions provide only for our recovery of costs incurred or committed, settlement expenses and profit on the work completed prior to termination. Termination-for-default provisions may provide for the contractor to be liable for excess costs incurred by the U.S. Government in procuring undelivered items from another source. Our contracts with foreign governments generally contain similar provisions relating to termination at the convenience of the customer.

        The U.S. Government may review or audit our direct and indirect costs and performance on certain contracts, as well as our accounting and general business practices, for compliance with complex statutes and regulations, including the Truth in Negotiations Act, Federal Acquisition Regulations, Cost Accounting Standards and other administrative regulations. The U.S. Government audits our costs and performance on a continual basis, and we have outstanding audits like most government contractors. Based on the results of these audits, the U.S. Government may reduce our contract-related costs and fees, including allocated indirect costs. In addition, under U.S. Government regulations, some of our costs, including certain financing costs, research and development costs and marketing expenses, may not be reimbursable under U.S. Government contracts.

We are subject to laws and regulations related to our U.S. Government contracts business which may impose additional costs on our business.

        As a U.S. Government contractor, we must comply with, and are affected by, laws and regulations related to our performance of our government contracts and our business. These laws and regulations may impose additional costs on our business. In addition, we are subject to audits, reviews and investigations of our compliance with these laws and regulations. In the event that we are found to have failed to comply with these laws and regulations, we may be fined, we may not be reimbursed for costs incurred in performing the contracts, our contracts may be terminated and we may be unable to obtain new contracts. If a government review, audit or investigation uncovers improper or illegal activities, we may be subject to civil or criminal penalties and administrative sanctions, including forfeiture of claims and profits, suspension of payments, statutory penalties, damages related to the illegal activity, fines and suspension or debarment from government contracts.

        In addition, many of our U.S. Government contracts require our employees to maintain various levels of security clearances, and we are required to maintain certain facility clearances. Complex regulations and requirements apply to obtaining and maintaining personnel and facility security clearances, and obtaining such clearances can be a lengthy process. To the extent we are not able to obtain or maintain personnel or facility security clearances, we also may not be able to seek or perform future classified contracts. If we are unable to do any of the foregoing, we will not be able to maintain or grow our business, and our revenue may decline.

As a result of our U.S. Government business, we may be subject to false claim suits, and a judgment against us in any of these suits could cause us to be liable for substantial damages.

        Our business with the U.S. Government, subjects us to "qui tam," or "whistleblower," suits brought by private plaintiffs in the name of the U.S. Government upon the allegation that we submitted a false claim to the U.S. Government, as well as to false claim suits brought by the U.S. Government. A judgment against us in a qui tam or false claim suit could cause us to be liable for substantial damages (including treble damages and monetary penalties) and could carry penalties of suspension or debarment, which would make us ineligible to receive any U.S. Government contracts for a period of up to three years. Any material judgment, or any suspension or debarment, could result in increased costs and a loss of revenue, which could negatively affect our results of operations. In addition, any of the foregoing could cause a loss of customer confidence and could negatively harm our business and our future prospects.

Some of our sole-provider business from the U.S. Government in the future may be subject to competitive bidding.

        Some of the business that we will seek from the U.S. Government in the future may be awarded through a competitive bidding process. The competitive bidding process may reduce the price at which we sell our products to the U.S. Government and reduce our net income. Competitive bidding on government contracts presents risks such as:

  •
  the need to bid on programs in advance of contract performance, which may result in unforeseen performance issues and costs; and

  •
  the expense and delay that may arise if our competitors protest or challenge the award made to us, which could result in a reprocurement, modified contract, or reduced work.

        If we fail to win competitively bid contracts or fail to perform under these contracts in a profitable manner, our sales and results of operations could suffer.

We have experienced and expect to experience fluctuations in our operating results.

        We have experienced, and in the future expect to experience, fluctuations in our operating results, including net orders and sales. The timing of customers' order placement and customers' willingness to commit to purchase products at any particular time are inherently difficult to predict or forecast. Once orders are received, factors that may affect whether these orders become sales and translate into revenues in a particular quarter include:

  •
  delay in shipments due to various factors, including cancellations by a customer, delays in a customer's own production schedules, natural disasters or manufacturing difficulties;

  •
  delay in a customer's acceptance of a product; or

  •
  a change in a customer's financial condition or ability to obtain financing.

  •
  Our operating results may also be affected by a number of other factors, including:

  •
  general economic conditions in the geographical markets that we serve;

  •
  sensitivity to rapid technological innovation and obsolescence of existing products;

  •
  changes or anticipated changes in third-party reimbursement amounts or policies applicable to treatments using our products;

  •
  revenues becoming affected by seasonal influences;

  •
  changes in foreign currency exchange rates;

  •
  changes in the relative portion of our revenues represented by our various products;

  •
  timing of the announcement, introduction and delivery of new products or product enhancements by us and by our competitors;

  •
  disruptions in the supply or changes in the costs of raw materials, labor, product components or transportation services;

  •
  the impact of changing levels of sales to sole purchasers of certain of our products; and

  •
  the unfavorable outcome of any litigation.

Our business and operating results could be adversely affected by losses under fixed-price contracts.

        Most of our governmental and commercial contracts are fixed-price contracts. Fixed-price contracts require us to perform all work under the contract for a specified lump-sum price. Fixed-price contracts expose us to a number of risks, including underestimation of costs, ambiguities in specifications, unforeseen costs or difficulties, problems with new technologies, delays beyond our control, failure of subcontractors to perform and economic or other changes that may occur during the contract period. In addition, some of our fixed-price contracts contain termination provisions that permit our customer to terminate the contract if we are unsuccessful in fulfilling our obligations under the contract. In that event, we could be liable for the excess costs incurred by our customer in completing the contract.

The end markets in which we operate are subject to technological change, and changes in technology could adversely affect our sales.

        Our defense and commercial end markets are subject to technological change. Advances in existing technology, or the development of new technology, could adversely affect our business and results of operations. Historically, we have relied on a combination of internal research and development and customer-funded research and development activities. To succeed in the future, we must continually engage in effective and timely research and development efforts in order to introduce innovative new products for technologically sophisticated customers and end markets and to benefit from the activities of our customers. If we fail to adapt successfully to technological changes or fail to obtain access to important technologies, our sales could suffer.

We may not be successful in implementing part of our growth strategy if we are unable to identify and acquire suitable acquisition targets or integrate acquired companies successfully.

        Finding and consummating acquisitions is one of the components of our growth strategy. Our ability to grow by acquisition depends on the availability of acquisition candidates at reasonable prices and our ability to obtain additional acquisition financing on acceptable terms. In making acquisitions, we may experience competition from larger companies with significantly greater resources. We are likely to use significant amounts of cash and/or incur additional debt in connection with future acquisitions, each of which could have a material adverse effect on our business. There can be no assurance that we will be able to obtain the necessary funds to carry out acquisitions on commercially reasonable terms, or at all.

        In addition, acquisitions could place demands on our management and/or our operational and financial resources and could cause or result in the following:

  •
  difficulties in assimilating and integrating the operations, technologies and products acquired;

  •
  the diversion of our management's attention from other business concerns;

  •
  our operating and financial systems and controls being inadequate to deal with our growth; and

  •
  the potential loss of key employees.

        Future acquisitions of companies may also provide us with challenges in implementing the required processes, procedures and controls in our acquired operations. Acquired companies may not have disclosure controls and procedures or internal control over financial reporting that are as thorough or effective as those required by securities laws in the United States.

Goodwill and other intangibles resulting from our acquisitions could become impaired.

        As of April 1, 2011, our goodwill, developed and core technology and other intangibles amounted to $454.1 million, net of accumulated amortization. We expect to amortize approximately $7.3 million in the last two quarters of fiscal year 2011, $15.4 million, $9.8 million and $8.3 million in fiscal years 2012, 2013 and 2014, respectively, and $192.2 million thereafter. To the extent we do not generate sufficient cash flows to recover the net amount of any investment in goodwill and other intangibles recorded, the investment could be considered impaired and subject to a non-cash write off. We expect to record further goodwill and other intangible assets as a result of any future acquisitions. Future amortization of such other intangible assets or impairments, if any, of goodwill would adversely affect our results of operations in any given period.

Laws and regulations governing the export of our products could adversely impact our business.

        Licenses or other authorizations are required from U.S. Government agencies for the export of many of our products in accordance with various regulations, including the United States Export Administration Regulations (for commercial products, including "dual use" products with military applications) administered by the Bureau of Industry and Security ("BIS") of the U.S. Department of Commerce and the International Traffic in Arms Regulations (for defense articles and defense services) administered by the Directorate of Defense Trade Controls of the U.S. Department of State. Under these regulations, a license or other authorization may be required before transferring certain export-controlled articles or technical data, or providing defense services, to foreign persons, whether in the United States or abroad; before exporting certain of our products, services, and technical data outside the United States; before engaging in brokering activities involving export-controlled defense articles; and for the temporary import of certain defense articles and technical data. In addition, regulations administered by the Office of Foreign Assets Control ("OFAC") of the U.S. Department of the Treasury govern transactions with countries and persons subject to U.S. trade sanctions, including import as well as export transactions. We are also subject to U.S. Government restrictions on transactions with specific entities and individuals, including, without limitation, those set forth on the Entity List, the Specially Designated Nationals List, the Denied Persons List, the Unverified List, and the U.S. State Department's lists of debarred parties. We are also subject to U.S. customs laws and regulations, including customs duties, when applicable. Additionally, we are subject to the Anti-Boycott Regulations administered by the U.S. Department of Commerce, Office of Antiboycott Compliance ("OAC") and the Boycott Provisions of the Internal Revenue Code (Section 999) administered by the

Internal Revenue Service. These laws and regulations could materially adversely impact our sales and business in the following scenarios:

  •
  In order to obtain the license for the sale of such a product, we are required to obtain information from the potential customer and provide it to the U.S. Government. If the U.S. Government determines that the sale presents national security risks or is otherwise contrary to U.S. policy, it may not approve the sale.

  •
  Delays caused by the requirement to obtain a required license or other authorization may cause delays in our production, sales and export activities, and may cause us to lose potential sales.

  •
  If we violate these laws and regulations, we could be subject to fines or penalties, including debarment as an exporter and/or debarment or suspension as a government contractor.

        Our internal compliance program has identified, and we have made voluntary self-disclosures regarding potential compliance issues to (i) OFAC regarding assistance provided by the Swiss branch office of one of our U.S. subsidiaries (the "Swiss Branch") with respect to sales of medical x-ray equipment by our Canadian subsidiary to distributors for resale to end-users in Iran; (ii) to OFAC and BIS regarding the repair of a U.S.-origin power supply for a customer in Syria and the re-export to Syria of a U.S.-origin part that was used in such repair, by the Netherlands branch office of one of our European subsidiaries; and (iii) OAC regarding the acceptance by the Swiss Branch of purchase orders that contained boycott language with respect to sales of power tetrodes to Saudi Arabia. Each of Iran and Syria is a country that is subject to U.S. trade sanctions. On July 14, 2011, the Company received a warning letter from BIS, closing the matter without any imposition of penalties on the Company. While it is not possible to predict the response of the U.S. authorities, the Company could be assessed substantial fines or other penalties as a result of these matters still pending before OFAC and OAC.

        In addition to U.S. laws and regulations, foreign countries may also have laws and regulations governing imports and exports.

We generate sales from contracts with foreign governments, and significant changes in government policies or to appropriations of those governments could have an adverse effect on our business, results of operations and financial condition.

        We estimate that approximately 13%, 15% and 12% of our sales in fiscal years 2010, 2009 and 2008, respectively, were made directly or indirectly to foreign governments. Significant changes to appropriations or national defense policies, disruptions of our relationships with foreign governments or terminations of our foreign government contracts could have an adverse effect on our business, results of operations and financial condition. Our contracts with foreign governments also subject us to U.S. and international anti-corruption laws, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act (which also reaches commercial bribery). A judgment or settlement under the provisions of these acts could subject us to substantial monetary penalties and damages, as well as suspension and/or debarment. Suspension or debarment could deny us the ability to retain or obtain U.S. government contracts or restrict our exporting activity. In addition, any material judgment in this area could result in increased costs, which could negatively affect our results of operations, and could cause a loss of customer confidence, thus adversely affecting our business and future prospects.

Our international operations subject us to the social, political and economic risks of doing business in foreign countries.

        We conduct a substantial portion of our business, employ a substantial number of employees and use external sales organizations in Canada and in other countries outside of the United States. As a result, we are subject to certain risks of doing business internationally. Direct sales to customers located outside the United States were approximately 36%, 37% and 36% in fiscal years 2010, 2009 and 2008, respectively. Circumstances and developments related to international operations that could negatively affect our business, results of operations and financial condition include the following:

  •
  changes in currency rates with respect to the U.S. dollar;

  •
  changes in regulatory requirements;

  •
  potentially adverse tax consequences;

  •
  U.S. and foreign government policies;

  •
  currency restrictions, which may prevent the transfer of capital and profits to the United States;

  •
  restrictions imposed by the U.S. Government on the export of certain products and technology;

  •
  the responsibility of complying with multiple and potentially conflicting laws;

  •
  difficulties and costs of staffing and managing international operations;

  •
  the impact of regional or country specific business cycles and economic instability; and

  •
  geopolitical developments and conditions, including international hostilities, acts of terrorism and governmental reactions, trade relationships and military and political alliances.

        Limitations on imports, currency exchange control regulations, transfer pricing regulations and tax laws and regulations could adversely affect our international operations, including the ability of our non-U.S. subsidiaries to declare dividends or otherwise transfer cash among our subsidiaries to pay interest and principal on our debt.

We are subject to risks of currency fluctuations and related hedging operations.

        A portion of our business is conducted in currencies other than the U.S. dollar. In particular, we incur significant expenses in Canadian dollars in connection with our Canadian operations, but do not receive significant revenues in Canadian dollars. Changes in exchange rates among certain currencies, such as the Canadian dollar and the U.S. dollar, will affect our cost of sales, operating margins and revenues. Specifically, if the Canadian dollar strengthens relative to the U.S. dollar, our expenses will increase, and our results of operations will suffer. We use financial instruments, primarily Canadian dollar forward contracts, to hedge a portion of the Canadian dollar-denominated costs for our manufacturing operation in Canada. If these hedging activities are not successful or we change or reduce these hedging activities in the future, we may experience significant unexpected expenses from fluctuations in exchange rates.

Environmental and zoning laws and regulations and other obligations relating to environmental matters could subject us to liability for fines, clean-ups and other damages, require us to incur significant costs to modify our operations and/or increase our manufacturing costs.

Environmental and zoning laws and regulations could limit our ability to operate as we are currently operating and could result in additional costs.

        We are subject to a variety of U.S. federal, state and local, as well as foreign, environmental and zoning laws and regulations relating, among other things, to wastewater discharge, air emissions, storage and handling of hazardous materials, disposal of hazardous and other wastes and remediation of soil and groundwater contamination. We use a number of chemicals or similar substances and generate wastes that are classified as hazardous. We require permits to conduct many of our operations. Violations of environmental and zoning laws and regulations could result in substantial fines, penalties and other sanctions. Changes in environmental and zoning laws or regulations (or in their enforcement) affecting or limiting, for example, our chemical uses, certain of our manufacturing processes or our disposal practices, could restrict our ability to operate as we are currently operating or could impose additional costs. In addition, we may experience releases of regulated materials or discover existing contamination, which could cause us to incur material cleanup costs or other damages. Some environmental laws impose strict, and in certain circumstances joint and several, liability for costs of investigation and remediation of contaminated sites on current and former owners and operators of those sites, and also impose liability for related damages to natural resources. In addition, owners and operators of contaminated sites may be subject to claims for damage to property or personal injury alleged to result from the contamination.

We could be subject to significant environmental liabilities related to our electron devices business.

        When we purchased our electron devices business in 1995, Varian Medical Systems generally agreed to indemnify us for various environmental liabilities relating to the business prior to the purchase, with certain exceptions and limitations. Varian Medical Systems is undertaking the environmental investigation and remedial work at the manufacturing facilities that are known to require environmental remediation. In addition, Varian Medical Systems has been sued or threatened with suit with respect to environmental obligations related to these manufacturing facilities. If Varian Medical Systems does not comply fully with its indemnification obligations to us or does not continue to have the financial resources to comply fully with those obligations, we could be subject to significant liabilities.

        In connection with our sale of the former Varian facility in San Carlos, California, the buyer of the facility obtained insurance to cover the expected environmental remediation costs and other potential environmental liabilities at that facility, and we released Varian Medical Systems from certain of its indemnification obligations with respect to that facility. If the proceeds of the environmental insurance are insufficient to cover the required remediation costs and potential other environmental liabilities at that facility, we could be required to bear a portion of those liabilities which would be significant.

We have only a limited ability to protect our intellectual property rights, which are important to our success.

        Our success depends, in part, upon our ability to protect our proprietary technology and other intellectual property. We rely on a combination of trade secrets, confidentiality policies, nondisclosure and other contractual arrangements and patent, copyright and trademark laws to protect our intellectual property rights. The steps we take to protect our intellectual property may not be adequate to prevent or deter infringement or other violations of our intellectual property, and we may not be able to detect unauthorized use or to take appropriate and timely steps to enforce our intellectual property rights. In addition, we cannot be certain that our processes and products do not or will not infringe or otherwise violate the intellectual property rights of others. Infringement or other violations of intellectual property rights could cause us to incur significant costs, prevent us from selling our products and have a material adverse effect on our business, results of operations and financial condition.

Our inability to obtain certain necessary raw materials and key components could disrupt the manufacture of our products and cause our sales and results of operations to suffer.

        We obtain certain raw materials and key components necessary for the manufacture of our products, such as molybdenum, cupronickel, oxygen-free high conductivity (OFHC) copper and some cathodes, from a limited group of, or occasionally sole, suppliers. We have long-standing business relationships with our key suppliers and many of our critical commodities are covered by long-term blanket agreements. If any of our suppliers fails to meet our needs, we may not have readily available alternatives. Delays in component deliveries could cause delays in product shipments and require the redesign of certain products. If we are unable to obtain necessary raw materials and key components from our suppliers under favorable purchase terms and/or on a timely basis or to develop alternative sources, our ability to manufacture products could be disrupted or delayed, and our sales and results of operations could suffer.

If we are unable to retain key management and other personnel, our business and results of operations could be adversely affected.

        Our business and future performance depends on the continued contributions of key management personnel. Our current management team has an average of more than 25 years experience with us (and our predecessors) in various capacities. Since assuming their current leadership roles in 2002, this team has increased our sales, reduced our costs and grown our business. The unanticipated departure of any key member of our management team could have an adverse effect on our business and our results of operations. In addition, some of our technical personnel, such as our key engineers, could be difficult to replace.

Our backlog is subject to modifications and terminations of orders, which could negatively impact our sales.

        Backlog represents firm orders for which goods and services are yet to be provided, including with respect to government contracts that are cancelable at will. As of April 1, 2011, we had an order backlog of $269.2 million. Although historically the amount of modifications and terminations of our orders has not been material compared to our total contract volume, customers can, and sometimes do, terminate or modify these orders. Cancellations of purchase orders or reductions of product quantities in existing contracts could substantially and materially reduce our backlog and, consequently, our future sales. Our failure to replace canceled or reduced backlog could negatively impact our sales and results of operations.

Changes in our effective tax rate may have an adverse effect on our results of operations.

        Our future effective tax rates may be adversely affected by a number of factors including:

  •
  the jurisdictions in which profits are determined to be earned and taxed;

  •
  the resolution of issues arising from tax audits with various tax authorities;

  •
  changes in the valuation of our deferred tax assets and liabilities;

  •
  adjustments to estimated taxes upon finalization of various tax returns;

  •
  increases in expenses not deductible for tax purposes;

  •
  changes in available tax credits;

  •
  changes in share-based compensation expense;

  •
  changes in tax laws, or the interpretation of such tax laws, and changes in generally accepted accounting principles; and/or

  •
  the repatriation of non-U.S. earnings for which we have not previously provided for U.S. taxes.

        Any significant increase in our future effective tax rates could adversely impact net income for future periods.

Our Sponsor controls us and may have conflicts of interest with us or you in the future.

        Veritas Capital indirectly beneficially owns substantially all of our outstanding voting shares. As a result of this ownership, our Sponsor will be entitled to elect all or substantially all of our directors, to appoint new management and to approve actions requiring the approval of our stockholder, including approving or rejecting proposed mergers or sales of all or substantially all of our assets, regardless of whether noteholders believe that any such transactions are in their own best interests.

        The interests of our Sponsor may differ from yours in material respects. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of the equity holders might conflict with your interests as a noteholder. Our Sponsor also may have an interest in pursuing acquisitions, divestitures, financings (including financings that are secured) or other transactions that, in their judgment, could enhance their equity investments, even though such transactions might involve risks to you as a noteholder. Additionally, the indenture governing the notes will permit us to pay advisory fees, dividends or make other restricted payments under certain circumstances, and our Sponsor or their affiliates may have an interest in our doing so.

        Our Sponsor or its affiliates are in the business of making investments in companies, and own, or may from time to time in the future acquire, interests in businesses or provide advice that directly or indirectly compete with certain portions of our business or are suppliers or customers of ours. They may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. You should consider that the interests of these holders may differ from yours in material respects. See "Security Ownership of Certain Beneficial Owners and Management," "Certain Relationships and Related Party Transactions," "Description of the Senior Secured Credit Facilities" and "Description of the Exchange Notes."

Litigation related to the Merger could adversely affect our financial results.

        A putative stockholder class action complaint was filed against Predecessor, the members of the Predecessor board of directors, and Comtech Telecommunications Corp. in the California Superior Court for the County of Santa Clara in connection with the previously proposed merger between us and Comtech Telecommunications Corp. The complaint, as amended, alleges claims against Predecessor, the members of the Predecessor board of directors, Cypress Associates II LLC, and our Sponsor and its affiliates. On January 10, 2011, Predecessor and the other defendants entered into a Memorandum of Understanding with Continuum Capital, whereby the plaintiff will dismiss its third amended complaint with prejudice in exchange for, among other agreements, an agreement by Predecessor to make certain additional disclosures concerning the currently proposed Merger, which disclosures were included in a definitive proxy statement filed by Predecessor on January 11, 2011. In addition, the Memorandum of Understanding also provides that, upon court approval and dismissal of the action, Predecessor, its insurers or its successor in interest will cause to be paid to the plaintiff's counsel $575,000 in full settlement of any claim for attorneys' fees and all expenses. We expect the majority of this payment to be borne by our insurers. It is possible that additional lawsuits will be filed against us and our directors in connection with the Merger. The cost of defending such lawsuits and paying any judgment or settlement in connection therewith could have an adverse impact on our financial results. See "Business—Legal Proceedings" for more information.

Risks Related To the Exchange Offer and Holding of the Notes

Our substantial leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations under the notes.

        We are highly leveraged. As of April 1, 2011, our total indebtedness was $364.6 million (excluding approximately $4.5 million of letters of credit and $0.7 million of original issue discount), including the notes. We also had an additional $25.5 million available for borrowing under the new revolving credit facility included in the Senior Secured Credit Facilities.

        Our high degree of leverage could have important consequences for you, including:

  •
  increasing our vulnerability to adverse economic, industry or competitive developments;

  •
  requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

  •
  exposing us to the risk of increased interest rates because certain of our borrowings, including borrowings under our Senior Secured Credit Facilities, will be at variable rates of interest;

  •
  making it more difficult for us to satisfy our obligations with respect to our indebtedness, including the notes, and any failure to comply with the obligations of any of our debt instruments, including restrictive covenants and borrowing conditions, could result in an event of default under the indenture governing the notes and the agreements governing such other indebtedness;

  •
  restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;

  •
  limiting our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes; and

  •
  limiting our flexibility in planning for, or reacting to, changes in our business or market conditions and placing us at a competitive disadvantage compared to our competitors who are less highly leveraged and who therefore, may be able to take advantage of opportunities that our leverage prevents us from exploiting.

        Our pro forma cash interest expense for the fiscal year ended October 1, 2010 and the six months ended April 1, 2011 would have been $27.2 million and $13.6 million, respectively. At April 1, 2011, we had $149.6 million aggregate principal amount of variable interest rate indebtedness under our Senior Secured Credit Facilities.

Despite our high indebtedness level, we and our subsidiaries will still be able to incur significant additional amounts of debt, which could further exacerbate the risks associated with our substantial indebtedness.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the indenture governing the notes and the Senior Secured Credit Facilities contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of significant qualifications and exceptions, and under certain circumstances, the amount of indebtedness that could be incurred in compliance with these restrictions could be substantial. See "Description of the Exchange Notes—Certain Covenants—Limitations on Additional Indebtedness" for additional information about these qualifications and exceptions. In addition to the $25.5 million that was available to us as of April 1, 2011 for borrowing under the new revolving credit facility included in the Senior Secured Credit Facilities, we have the option to increase the amount available under the Senior Secured Credit Facilities by up to an aggregate of $50.0 million on an uncommitted basis. If new debt is added to our and our subsidiaries' existing debt levels, the related risks that we now face would increase. In addition, the indenture governing the notes will not prevent us from incurring obligations that do not constitute indebtedness under those agreements.

We will require a significant amount of cash to service our indebtedness. Our ability to service our indebtedness depends on many factors.

        Our ability to pay principal and interest on and to refinance our debt, including the notes, depends upon the operating performance of our subsidiaries, which will be affected by, among other things, general economic, financial, competitive, legislative, regulatory and other factors, some of which are beyond our control. Based on our current level of operations, we believe our cash flow from operations, available cash and available borrowings under the Senior Secured Credit Facilities, will be adequate to meet our future liquidity needs for at least the next twelve months, barring any unforeseen circumstances that are beyond our control. We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under the Senior Secured Credit Facilities or otherwise in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. In addition, the indenture governing the notes allows us to make significant restricted payments and other dividends. The making of such restricted payments or other dividend payments could affect our ability to pay principal and interest on our debt. We may need to refinance all or a portion of our indebtedness, including the notes, on or before the stated maturity of such indebtedness. We cannot assure you that we will be able to refinance any of our indebtedness, including the Senior Secured Credit Facilities and the notes, on commercially reasonable terms, on terms acceptable to us or at all.

The notes and the guarantees will be unsecured and effectively subordinated to our and each guarantor's existing and future secured indebtedness.

        The notes and guarantees will not be secured by any of our or the guarantors' assets. The indenture governing the notes permits us and the guarantors to incur secured debt, including pursuant to the Senior Secured Credit Facilities and other forms of secured debt. As a result, the notes and the guarantees will be effectively subordinated to all of our and each guarantor's secured obligations to the extent of the value of the assets securing such obligations.

        If we or the guarantors were to become insolvent or otherwise fail to make payment on the notes or the guarantees, holders of any of our and each guarantor's secured obligations would be paid first and would receive payments from the assets securing such obligations before the holders of the notes would receive any payments. You may therefore not be fully repaid if we or the guarantors become insolvent or otherwise fail to make payment on the notes.

Claims of noteholders will be structurally subordinated to claims of creditors of our subsidiaries that do not guarantee the notes.

        Claims of holders of the notes will be structurally subordinated to the claims of creditors of our subsidiaries that do not guarantee the notes, including trade creditors. All obligations of these subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or creditors of us, including the holders of the notes.

        Our non-guarantor subsidiaries accounted for approximately $26.5 million, or 44%, of our net sales for the period February 11, 2011 to April 1, 2011, and approximately $251.4 million, or 35%, of our total assets (net of cash and cash equivalents) as of April 1, 2011. Amounts are presented after giving effect to intercompany eliminations.

The agreements and instruments governing our debt impose restrictions that may limit our operating and financial flexibility.

        The Senior Secured Credit Facilities and the indenture governing the notes contain a number of significant restrictions and covenants that limit our ability to:

  •
  incur additional indebtedness;

  •
  sell assets or consolidate or merge with or into other companies;

  •
  pay dividends or repurchase or redeem capital stock;

  •
  make certain investments;

  •
  issue capital stock of our subsidiaries;

  •
  incur liens;

  •
  prepay, redeem or repurchase subordinated debt; and

  •
  enter into certain types of transactions with our affiliates.

        These covenants could have the effect of limiting our flexibility in planning for or reacting to changes in our business and the markets in which we compete.

        In addition, the Senior Secured Credit Facilities require us to comply with financial maintenance covenants. Operating results below current levels or other adverse factors, including a significant increase in interest rates, could result in our being unable to comply with our financial covenants contained in the Senior Secured Credit Facilities. If we violate these covenants and are unable to obtain waivers from our lenders, our debt under these agreements would be in default and could be accelerated by our lenders. Because of cross-default provisions in the agreements and instruments governing our indebtedness, a default under one agreement or instrument could result in a default under, and the acceleration of, our other indebtedness. In addition, the lenders under the Senior Secured Credit Facilities could proceed against the collateral securing that indebtedness.

        If our indebtedness is accelerated, we may not be able to repay our debt or borrow sufficient funds to refinance it. Even if we are able to obtain new financing, it may not be on commercially reasonable terms, on terms that are acceptable to us or at all. If our debt is in default for any reason, our business, financial condition and results of operations could be materially and adversely affected. In addition, complying with these covenants may also cause us to take actions that are not favorable to holders of the notes and may make it more difficult for us to successfully execute our business strategy and compete against companies who are not subject to such restrictions.

The lenders under the Senior Secured Credit Facilities have the discretion to release any subsidiary guarantor under the Senior Secured Credit Facilities in a variety of circumstances, which will cause those subsidiary guarantors to be released from their guarantees of the notes.

        While any obligations under the Senior Secured Credit Facilities remain outstanding, any subsidiary guarantee of the notes may be released without action by, or consent of, any holder of the notes or the trustee under the indenture governing the notes, at the discretion of lenders under the Senior Secured Credit Facilities, if the related subsidiary guarantor is no longer a guarantor of obligations under the Senior Secured Credit Facilities or any other indebtedness. See "Description of the Exchange Notes." The lenders under the Senior Secured Credit Facilities will have the discretion to release the subsidiary guarantees under the Senior Secured Credit Facilities in a variety of circumstances. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to claims of noteholders.

The Parent's guarantee of the notes may not provide any additional credit support for the notes.

        Since the Parent has no significant operations or assets, its guarantee of the notes provides little, if any, additional credit support for the notes and investors should not rely on this guarantee in evaluating an investment in the notes. The indenture permits the Parent to be released from its guarantee of the notes at any time without the consent of any holder of notes.

Federal and state statutes may allow courts, under specific circumstances, to void the guarantees and require noteholders to return payments received from guarantors.

        Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be deemed a fraudulent transfer if the guarantor received less than a reasonably equivalent value in exchange for giving the guarantee and

  •
  was insolvent on the date that it gave the guarantee or became insolvent as a result of giving the guarantee, or

  •
  was engaged in business or a transaction, or was about to engage in business or a transaction, for which property remaining with the guarantor was an unreasonably small capital, or

  •
  intended to incur, or believed that it would incur, debts that would be beyond the guarantor's ability to pay as those debts matured.

        A guarantee could also be deemed a fraudulent transfer if it was given with actual intent to hinder, delay or defraud any entity to which the guarantor was or became, on or after the date the guarantee was given, indebted.

        The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, is greater than all its assets, at a fair valuation, or

  •
  the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature, or

  •
  it could not pay its debts as they become due.

        The indenture will contain a "savings" provision intended to limit each subsidiary guarantor's liability under its guarantee to the maximum amount that it could incur without causing the guarantee to be a fraudulent transfer. This provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law. There can be no assurance that this provision will be upheld as intended. In a recent case, the U.S. Bankruptcy Court in the Southern District of Florida found the "savings" provision in that case to be ineffective, and held the subsidiary guarantees to be fraudulent transfers and voided them in their entirety.

        If a guarantee is deemed to be a fraudulent transfer, it could be voided altogether, or it could be subordinated to all other debts of the guarantor. In such case, any payment by the guarantor pursuant to its guarantee could be required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor. If a guarantee is voided or held unenforceable for any other reason, holders of the notes would cease to have a claim against the subsidiary based on the guarantee and would be creditors only of CPII and any guarantor whose guarantee was not similarly voided or otherwise held unenforceable.

We may not have the ability to raise funds necessary to finance any change of control offer required under the indenture.

        If a change of control (as defined in the indenture) occurs, we will be required to offer to purchase your notes at 101% of their principal amount plus accrued and unpaid interest. If a purchase offer obligation arises under the indenture governing the notes, a change of control could also have occurred under the new Senior Secured Credit Facilities, which could result in the acceleration of the indebtedness outstanding thereunder. Any of our future debt agreements may contain similar restrictions and provisions. If a purchase offer were required under the indenture for our debt, we may not have sufficient funds to pay the purchase price of all debt, including your notes, that we are required to purchase or repay.

Our ability to repay our indebtedness, including the notes, is dependent on the cash flow generated by our operating subsidiaries.

        Our operating subsidiaries own substantially all of our assets and conduct all of our operations. Accordingly, repayment of our indebtedness, including the notes, will be dependent on the generation of cash flow by the operating subsidiaries and their ability to make such cash available to CPII, directly or indirectly, by dividend, debt repayment or otherwise. The operating subsidiaries may not be able to or may not be permitted to, make distributions to enable the CPII to make payments in respect of its indebtedness, including the notes. Each operating subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit the CPII's ability to obtain cash from the operating subsidiaries. While the indenture governing the notes limits the ability of the operating subsidiaries to incur consensual encumbrances or restrictions on their ability to pay dividends or make other intercompany payments, those limitations are subject to waiver and certain qualifications and exceptions.

Holders who fail to exchange their outstanding notes will continue to be subject to restrictions on transfer.

        If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your outstanding notes described in the legend on the certificates for your outstanding notes. The restrictions on transfer of your outstanding notes arise because we issued the outstanding notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the outstanding notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the outstanding notes under the Securities Act. In addition, if a large number of outstanding notes are exchanged for exchange notes and there is only small amount of outstanding notes outstanding, there may not be an active market in the outstanding notes, which may adversely affect the market price and liquidity of the outstanding notes. For further information regarding the consequences of tendering your outstanding notes in the exchange offer, see the discussions below under the captions "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Outstanding Notes" and "Certain United States Federal Income Tax Considerations."

You must comply with the exchange offer procedures in order to receive freely tradable exchange notes.

        Delivery of exchange notes in exchange for outstanding notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

  •
  certificates for outstanding notes or a book-entry confirmation of a book-entry transfer of outstanding notes into the exchange agent's account at DTC, New York, New York as depository;

  •
  a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or an agent's message in lieu of the letter of transmittal; and

  •
  any other documents required by the letter of transmittal.

        Therefore, holders of outstanding notes who would like to tender outstanding notes in exchange for exchange notes should be sure to allow enough time for the outstanding notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of outstanding notes for exchange. Outstanding notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See "The Exchange Offer—Procedures for Tendering Outstanding Notes" and "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Outstanding Notes."

An active trading market may not develop for the notes.

        The notes are a new issue of securities. There is no active public trading market for the notes. We do not intend to apply for listing of the notes on a security exchange or to include the notes in any automated quotation system. The initial purchasers of the notes have informed us that they intend to make a market in the notes. However, the initial purchasers may cease their market-making at any time. Therefore, we cannot assure you that an active trading market for the notes will develop or, if developed, that it will continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that any such disruptions may not adversely affect the prices at which you sell your notes. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance, our ability to effect the exchange offer and other factors.

USE OF PROCEEDS

        The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into in connection with the private placement of the outstanding notes. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. As consideration for issuing the exchange notes as contemplated in this prospectus we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The outstanding notes that are surrendered in exchange for the exchange notes will be returned and cancelled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any increase or decrease in our capitalization.

 CAPITALIZATION

        The following table sets forth Parent's capitalization as of April 1, 2011. You should read the data set forth in the table below in conjunction with "Selected Historical Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and our historical financial statements and related notes thereto included elsewhere in this prospectus.

As of April 1, 2011
(dollars in millions)
Debt:
Senior Secured Credit Facilities
Revolving credit facility	—
Term loan facility	149.6
8.00% Senior Notes due 2018	215.0

Total debt	364.6

Total stockholders' equity	190.7

Total capitalization	$555.3

 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        The following unaudited pro forma condensed consolidated statements of operations have been derived from our historical audited annual consolidated financial statements for the year ended October 1, 2010 and our unaudited condensed consolidated financial statements for the periods October 2, 2010 to February 10, 2011 and February 11, 2011 to April 1, 2011, included elsewhere in this prospectus, as adjusted to give effect to the Transactions. Periods prior to and including February 10, 2011 reflect the results of operations of Predecessor prior to the Merger. Periods after February 10, 2011 reflect the results of operations of Parent and its consolidated subsidiaries after the Merger.

        The unaudited pro forma condensed consolidated statements of operations for the six months ended April 1, 2011 and the year ended October 1, 2010 give effect to the Transactions as if they had occurred on October 2, 2010 and October 3, 2009, respectively.

        We based the unaudited pro forma adjustments upon available information and certain assumptions that we believe are reasonable under the circumstances. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial information. The unaudited pro forma condensed consolidated financial information is presented for informational purposes only. The unaudited pro forma condensed consolidated financial information does not purport to represent what our results of operations or financial condition would have been had the Transactions actually occurred on the dates indicated, and they do not purport to project our results of operations or financial condition for any future period or as of any future date. Further, the unaudited pro forma condensed consolidated statements of operations do not reflect the impact of non-recurring charges that resulted from or in connection with the Transactions, including: (i) the amortization of inventory, (ii) settlement of unvested stock awards and (iii) expenses in connection with the Transactions.

        The unaudited pro forma condensed consolidated financial information should be read in conjunction with the sections of this prospectus entitled "Information Included in this Prospectus," "Capitalization," "Selected Historical Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations," our historical consolidated financial statements and related notes thereto included elsewhere in this prospectus.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the six months ended April 1, 2011
(in thousands)

	Historical					Pro Forma
	October 2, 2010 to February 10, 2011 (Predecessor)	February 11, 2011 to April 1, 2011 (Parent)	Six Months Ended April 1, 2011 (Combined)	Pro Forma Adjustments		Six Months Ended April 1, 2011 (Parent)
Sales	$124,223	$60,094	$184,317	$—		$184,317
Cost of sales	91,404	43,883	135,287	(3,257)	(A,E)	132,030

Gross profit	32,819	16,211	49,030	3,257		52,287

Operating costs and expenses:
Research and development	4,994	2,163	7,157	(243)	(E)	6,914
Selling and marketing	8,264	2,706	10,970	(385)	(E)	10,585
General and administrative	11,853	3,125	14,978	(2,198)	(B,C,E)	12,780
Amortization of acquisition-related intangible assets	999	2,316	3,315	7,035	(A)	10,350
Strategic alternative transaction expenses	4,668	8,785	13,453	(11,935)	(E)	1,518

Total operating costs and expenses	30,778	19,095	49,873	(7,726)		42,147

Operating income (loss)	2,041	(2,884)	(843)	10,983		10,140
Interest expense, net	5,788	4,138	9,926	3,661	(D)	13,587
Loss on debt extinguishment	—	134	134	(134)	(E)	—

Loss before income taxes	(3,747)	(7,156)	(10,903)	7,456		(3,447)
Income tax (benefit) expense	983	(440)	543	2,759	(F)	3,302

Net loss	$(4,730)	$(6,716)	$(11,446)	$4,697		$(6,749)

See notes to unaudited pro forma condensed consolidated financial statements.

 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended October 1, 2010
(in thousands)

	Historical Predecessor	Pro Forma Adjustments		Pro Forma Parent
Sales	$360,434	$—		$360,434
Cost of sales	251,987	1,776	(A)	253,763

Gross profit	108,447	(1,776)		106,671

Operating costs and expenses:
Research and development	12,429	—		12,429
Selling and marketing	20,794	—		20,794
General and administrative	24,988	700	(B,C)	25,688
Amortization of acquisition-related intangible assets	2,749	17,952	(A)	20,701
Strategic alternative transaction expenses	19,913	—		19,913

Total operating costs and expenses	80,873	18,652		99,525

Operating income	27,574	(20,428)		7,146
Interest expense, net	15,213	11,972	(D)	27,185

Income (loss) before income taxes	12,361	(32,400)		(20,039)
Income tax expense (benefit)	5,622	(11,988)	(F)	(6,366)

Net income (loss)	$6,739	(20,412)		(13,673)

See notes to unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands except shares)

1.    Basis of pro forma presentation

        The unaudited pro forma condensed consolidated statements of operations for the six months ended April 1, 2011 and the year ended October 1, 2010 give effect to the merger (the "Merger") of Catalyst Acquisition, Inc., a wholly owned subsidiary of CPI International, Inc. (formerly CPI International Acquisition, Inc., "CPII") and an indirect wholly owned subsidiary of CPI International Holding Corp. ("Parent" or "Successor"), with and into CPI International LLC (formerly CPI International, Inc., "Predecessor") and the related transactions described herein (collectively, the "Transactions") as if the Transactions had been completed on October 2, 2010 and October 3, 2009, respectively. Immediately following the consummation of the Transactions, Predecessor was converted into a limited liability company and liquidated. The unaudited pro forma condensed consolidated statements of operations were derived by adjusting Predecessor's historical financial statements for the Transactions.

        The Merger constitutes a "transaction or event in which an acquirer obtains control of one or more "businesses" or a "business combination" and, accordingly, is accounted for under the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification ("ASC") 805, "Business Combinations," in which Parent is deemed to be the accounting acquirer. Under this method of accounting, all assets acquired and liabilities assumed are recorded at their respective fair values at the date of the completion of the Merger. Any excess of the purchase price over those fair values is recorded as goodwill.

        The pro forma information presented herein, including allocations of purchase price, is based on preliminary estimates of the fair values of assets acquired and liabilities assumed, which, upon further evaluation, may require modification. The final purchase price allocation is dependent on, among other things, the finalization of asset and liability valuations. As of the date of this prospectus, we have not completed all aspects of the valuation process necessary to estimate the fair values of the assets we have acquired and liabilities we have assumed and the related allocation of purchase price. We have allocated the total purchase price, calculated as described in Note 3, to the assets acquired and liabilities assumed based on preliminary estimates of their fair values. A final determination of these fair values will reflect our consideration of a final valuation prepared by a third-party appraiser. This final valuation will be based on the actual net tangible and identifiable intangible assets that existed as of the closing date of the Merger. Any final adjustment will change the allocations of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed consolidated financial data.

2.    Preliminary purchase price

        Pursuant to the terms of the Merger Agreement, each outstanding share of common stock of Predecessor was converted into the right to receive $19.50 in cash in the Merger. Subject to certain exceptions, each option to purchase shares of Predecessor's common stock that was granted under its equity compensation plans and outstanding immediately prior to the closing became vested and was canceled at (or shortly following) the closing in exchange for cash equal to the excess, if any, of (i) $19.50 reduced by (ii) the per-share exercise price of such option. Subject to certain exceptions, each restricted stock award and restricted stock unit granted under Predecessor's equity compensation plans outstanding immediately prior to the closing was canceled at the closing in exchange for a payment, in cash, equal to $19.50.

        The consideration transferred by the acquirer was $19.50 per share of common stock of Predecessor, as set forth in the Merger Agreement. No portion of share-based payment awards of Predecessor were exchanged for awards of the acquirer. As the consideration was payable solely in cash, we determined that the per share purchase price for the common stock of Predecessor was $19.50.

        The following table presents the total preliminary purchase price based on the number of outstanding shares of common stock, restricted stock awards and units, and stock options of Predecessor as of February 10, 2011:

	Predecessor shares	Preliminary purchase price
Common stock	16,742,279	$326,474
Restricted stock awards	112,316	930
Restricted stock units	208,925	1,194
Stock options	3,354,222	41,892

Total		$370,490

        The preliminary purchase price for restricted stock awards and units and stock options is net of $5.2 million cash paid for the unvested portion of the stock awards for which vesting was accelerated as of the closing date in accordance with the terms of the Merger Agreement. Cash payments made by the acquirer in a business combination to settle unvested stock awards are immediately expensed after the acquisition date in the post combination financial statements in accordance with ASC 805, "Business Combinations."

        The following table reflects the preliminary allocation of the total purchase price as of the date of the Merger to the assets acquired and the liabilities assumed and the resulting goodwill based on the preliminary estimates of fair value:

Preliminary purchase price	$370,490
Less: Estimated fair value of assets acquired:
Net current assets	(111,484)
Property, plant and equipment	(82,879)
Identifiable intangible assets	(274,580)
Other long-term assets	(5,438)

(474,381)

Add: Estimated fair value of liabilities assumed:
Deferred tax liabilities	85,744
Long-term debt	195,487
Other long-term liabilities	4,641

285,872

Goodwill	$181,981

        The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. For purposes of measuring the estimated fair value of the assets acquired and liabilities assumed, we used the guidance in ASC 820, "Fair Value Measurement and Disclosure," which established a framework for measuring fair values. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Market participants are assumed to be buyers and sellers in the principal (most advantageous) market for the asset or liability. Additionally, under ASC 820, fair value measurements for an asset assume the highest and best use of that asset by market participants. As a result, we may have been required to value the acquired assets at fair value measures that do not reflect our intended use of those assets. Use of different estimates and judgments could yield different results.

        Identified intangible assets acquired include core and developed technology, trade names, backlog, in-process research and development ("IPR&D") and leasehold interests. We use variations of the income approach method to value the intangible assets. Under these methods, fair value is estimated based upon the present value of cash flows that the applicable asset is expected to generate. The valuation of core technology and trade names were based on the relief-from-royalty method; developed technology, backlog and IPR&D are valued using the excess earnings method; and leasehold interests are valued using discounted cash flows method. The royalty rates used in the relief-from-royalty method were based on both a return-on-asset method and market comparable rates.

        The preliminary allocation of the purchase price was based upon valuation information and estimates and assumptions available at the date of the Merger. The areas of the purchase price allocation that are not yet finalized and are subject to change within the measurement period (up to one year from the Merger date) relate to the completion of identifiable intangible assets, tax related items, working capital adjustments and the resulting goodwill adjustment.

3.    Pro forma financial statement adjustments

        The following adjustments are included in the unaudited pro forma condensed consolidated financial statements:

(A)
Represents the adjustment to historical depreciation and amortization expense as a result of the fair market value adjustments to intangibles and property, plant and equipment acquired. The adjustment to fair value of property, plant and equipment and intangible assets was $29.4 million and $203.2 million, respectively. In addition, the useful lives of the assets were updated to reflect their estimated remaining useful lives. The estimated fair value of the assets acquired is amortized on a straight-line basis over their respective estimated useful lives.

	For the Six Months Ended April 1, 2011			For the Year Ended October 1, 2010
	Historical	New	Adjustment	Historical	New	Adjustment
Reported in cost of sales:
Property, plant and equipment depreciation	$4,147	$4,560	$413	$8,076	$9,121	$1,045
Leasehold interest amortization	214	489	275	247	978	731

			$688			$1,776

Reported in amortization of acquisition-related intangible assets:
Identifiable intangibles, other than leasehold interest	$3,315	$10,350	$7,035	$2,749	$20,701	$17,952

			$7,035			$17,952

  The unaudited pro forma condensed consolidated statements of operations presented herein do not include the amortization of inventory as this item is a nonrecurring charge and is included in the statement of operations only during the first year after the Merger.

(B)
Reflects the adjustment to certain estimated cost savings and operating synergies totaling $412 and $1,100 for the six months ended April 1, 2011 and the year ended October 1, 2010, respectively, projected to result from the Merger through elimination of redundant public company and other general and administrative expenses.

(C)
Reflects estimated advisory fee of $600 and $1,800 for the six months ended April 1, 2011 and the year ended October 1, 2010, respectively, pursuant to the Advisory Agreement entered into in connection with the Merger.

(D)
In connection with the Merger, CPI issued $215.0 million aggregate principal amount of 8.00% senior notes due 2018 and entered into the Senior Secured Credit Facilities, comprised of a $150.0 million six-year term loan facility and a $30.0 million five-year revolving credit facility that includes sub-limits for letters of credit and swingline loans. CPI borrowed the full amount of the term loan, and the revolver was undrawn (other than for approximately $4.5 million of outstanding letters of credit) at the closing of the Transactions. In addition, shortly after the date of the Merger, we purchased or redeemed all of Predecessor's then existing outstanding senior subordinated notes of $117.0 million and floating rate senior notes of $12.0 million and repaid outstanding indebtedness of $66.0 million under Predecessor's then existing senior credit facilities. We incurred a total of $15.6 million of debt issuance costs and issue discount associated with the Senior Secured Credit Facilities and 8.00% senior notes. Debt issuance costs and issue discount are capitalized and amortized and recognized as interest expense under the effective interest method over the expected term of the related debt. See Note 6 to the unaudited condensed consolidated financial statements contained elsewhere in the prospectus,

  The elimination of Predecessor's prior long-term debt and the issuance of the outstanding notes and term loan described above resulted in an adjustment to interest expense, assuming the three-month LIBOR rate remains below 1.0%, as follows:

	For the Six Months Ended April 1, 2011	For the Year Ended October 1, 2010
Historical interest expense, net	$(9,926)	$(15,213)
Pro forma cash interest expense	12,548	25,078
Pro forma amortization of debt issuance costs	1,039	2,107

Pro forma adjustment	$3,661	$11,972

  The pro forma cash interest expense above reflects a blended interest rate of 6.4% for the new notes and term loan, including fees associated with letters of credit and the undrawn revolving credit facility.

(E)
Represents elimination of nonrecurring charges that are directly related to the Merger and included in the statement of operations only during the first year after the Merger.

For the Six Months Ended April 1, 2011
Loss on debt extinguishment	$134
Utilization of the net increase in cost basis of inventory due to purchase accounting (cost of sales)	3,567
Strategic alternative transaction expenses	11,935
Settlement of unvested stock awards:
Cost of sales	378
Research and development	243
Selling and marketing	385
General and administrative	2,386

3,392

Total pro forma adjustment	$19,028

(F)
Records the estimated net provision for income taxes associated with the unaudited pro forma adjustments recorded in the unaudited pro forma condensed consolidated statements of operations for the six months ended April 1, 2011 and the year ended October 1, 2010. Unaudited pro forma adjustments for the periods presented were taxed at the estimated incremental rate of 37.0%.

Parent's effective tax rate for the period February 11, 2011 to April 1, 2011 differs from the federal statutory rate of 35% primarily due to non-deductible Merger expenses, and U.S. inclusion of foreign income and foreign tax rate differences that increased income tax expense by $1.3 million and $0.8 million, respectively, which on a combined basis decreased the effective tax rate benefit by approximately 30%. Predecessor's effective tax rate for the period October 2, 2010 to February 10, 2011 differs from the federal statutory rate of 35% primarily due to non-deductible Merger expenses, and U.S. inclusion of foreign income and foreign tax rate differences that increased income tax expense by $1.1 million and $1.4 million, respectively, which on a combined basis decreased the effective tax rate benefit by approximately 67%.

Predecessor's effective tax rate for the year ended October 1, 2010 was 45.5% and diverged from the federal and state statutory rate primarily due to a discrete tax expense of $2.2 million, net of discrete tax benefits, which comprises the following: (1) $3.1 million tax expense related to the uncertainty of obtaining a tax deduction for strategic alternative transaction expenses incurred during the year, (2) $0.3 million tax benefit true-up related to the filing of fiscal year 2009 income tax returns, (3) $0.3 million tax benefit to adjust deferred tax accounts for a reduction to future Canadian income tax rates, and (4) $0.3 million for research and development tax credit benefits claimed on prior year income tax returns.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

        The following table presents Predecessor's selected historical consolidated financial information as of and for the periods presented. The selected historical financial information as of October 2, 2009 and October 1, 2010 and for the fiscal years ended 2008, 2009 and 2010 has been derived from Predecessor's audited financial statements included elsewhere in this prospectus. The selected historical financial information as of September 29, 2006, September 28, 2007 and October 3, 2008 and for the fiscal years ended 2006 and 2007 presented below has been derived from Predecessor's audited financial statements that are not included in this prospectus. The selected financial information of Predecessor for the six months ended April 2, 2010 and the period October 2, 2010 to February 10, 2011 has been derived from Parent's unaudited financial statements included elsewhere in this prospectus. The selected balance sheet data as of April 2, 2010 has been derived from Predecessor's unaudited financial statements that are not included in this prospectus. The selected financial information for the period February 11, 2011 to April 1, 2011 and the selected balance sheet data as of April 1, 2011 have been derived from Parent's unaudited financial statements included elsewhere in this prospectus. Results for the periods October 2, 2010 to February 10, 2011 and February 11, 2011 to April 1, 2011 are not necessarily indicative of the results that may be expected for the year ended September 30, 2011 or for any future period. The combined results for the six-months ended April 1, 2011 represent the addition of the results of Predecessor for the period from October 2, 2010 to February 10, 2011 and the results of Parent and its consolidated subsidiaries for the period from February 11, 2011 to April 1, 2011. This combination does not comply with generally accepted accounting principles in the United States or with the rules for pro forma presentation but is presented because we believe it facilitates the ability of investors to more meaningfully compare our operating results. Immediately following the consummation of the Transactions, Predecessor was converted into a limited liability company and liquidated.

        Each of Parent and CPII was incorporated solely for the purpose of effectuating the Merger and related transactions. Neither Parent nor CPII conducted any other activities prior to consummation of the Merger.

        You should read this information together with the information included under the headings "Information Included in this Prospectus," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical consolidated financial statements and related notes included elsewhere in this prospectus.

	Predecessor
								Parent	Combined
	Fiscal year ended
							October 2, 2010 to February 10, 2011	February 11, 2011 to April 1, 2011	Six Months Ended April 1, 2011
	September 29, 2006	September 28, 2007	October 3, 2008	October 2, 2009	October 1, 2010	Six months ended April 2, 2010
	(dollars in thousands)
Statement of Income Data:
Sales	$339,717	$351,090	$370,014	$332,876	$360,434	$171,119	$124,223	$60,094	$184,317
Cost of sales(1)	236,063	237,789	261,086	239,385	251,987	120,957	91,404	43,883	135,287

Gross profit	103,654	113,301	108,928	93,491	108,447	50,162	32,819	16,211	49,030

Research and development	8,550	8,558	10,789	10,520	12,429	5,745	4,994	2,163	7,157
Selling and marketing	19,827	19,258	21,144	19,466	20,794	10,214	8,264	2,706	10,970
General and administrative	23,004	21,648	22,951	20,757	24,988	12,187	11,853	3,125	14,978
Amortization of acquisition-related intangible assets	2,190	2,316	3,103	2,769	2,749	1,374	999	2,316	3,315
Strategic alternative transaction expenses(2)	—	—	—	—	19,913	211	4,668	8,785	13,453

Total operating costs and expenses	53,571	51,780	57,987	53,512	80,873	29,731	30,778	19,095	49,873

Operating income (loss)	50,083	61,521	50,941	39,979	27,574	20,431	2,041	(2,884)	(843)
Interest expense, net	23,806	20,939	19,055	16,979	15,213	7,736	5,788	4,138	9,926
Loss (gain) on debt extinguishment(3)	—	6,331	633	(248)	—	—	—	134	134
Income tax expense (benefit)	9,058	11,748	10,804	(218)	5,622	4,362	983	(440)	543

Net income (loss)(4)	$17,219	$22,503	$20,449	$23,466	$6,739	$8,333	$(4,730)	$(6,716)	$(11,446)

Other Financial Data:
Net cash provided by (used in) operating activities	$10,897	$21,659	$33,881	$30,114	$19,808	$11,548	$4,277	$(4,885)	$(608)
Net cash used in investing activities(5)(6)	(156)	(30,343)	(2,794)	(3,365)	(4,533)	(1,868)	(2,440)	(371,447)	(373,887)
Net cash (used in) provided by financing activities	(7,099)	(995)	(22,891)	(29,267)	1,402	697	2,203	351,154	353,357
Capital expenditures(5)	10,913	8,169	4,262	3,365	4,492	1,835	2,434	957	3,391
Depreciation and amortization(7)	9,013	9,098	10,963	10,794	11,072	5,485	4,117	3,558	7,675
EBITDA(8)	59,096	64,288	61,271	51,021	38,646	25,916	6,158	540	6,698
Adjusted EBITDA(8)	67,202	71,287	64,039	53,452	61,599	27,645	15,381	13,638	29,019
Ratio of earnings to fixed charges(9)	2.08x	2.59x	2.57x	2.30x	1.77x	2.56x
Operating Data (at period end):
Backlog	$187,405	$196,363	$201,277	$225,957	$241,943	$240,697		$269,239	$269,239
Balance Sheet Data (at period end):
Working capital(10)	$77,113	$81,547	$88,103	$92,380	$44,753	$107,814		$84,743	$84,743
Total assets	441,759	476,222	466,948	458,254	478,276	470,575		727,713	727,713
Long-term debt, including current portion	246,781	246,567	225,660	194,922	194,934	194,928		363,890	363,890
Total stockholders' equity	99,673	125,906	143,865	173,553	183,940	185,065		190,653	190,653

(1)
For the period February 11, 2011 to April 1, 2011, includes $3,567 of utilization of the net increase in cost basis of inventory due to purchase accounting.

(2)
For the fiscal year ended October 1, 2010 and the six months ended April 2, 2010, represents the termination fee relating to a terminated merger agreement between Predecessor and Comtech Telecommunications Corp and non-recurring transaction costs, such as fees for investment bankers, attorneys and other professional services rendered in conjunction with exploring strategic alternatives for the Predecessor. For the period October 2, 2010 to February 10, 2011, represents transaction expenses relating to the sale of the Predecessor. For the period February 11, 2011 to April 1, 2011, represents transaction expenses relating to the Merger.

(3)
The debt refinancing during fiscal year 2007 resulted in a loss on debt extinguishment of approximately $6,331, including non-cash write-offs of $4,659 of unamortized debt issue costs and issue discount costs and $1,953 in cash payments for call premiums, partially offset by $281 of cash proceeds from the early termination of the related interest rate swap agreement. The redemption of $10,000 of Predecessor's floating rate senior notes in fiscal year 2008 resulted in a loss on debt extinguishment of approximately $633, including non-cash write-offs of $420 of unamortized debt issue costs and issue discount costs and $213 in cash payments primarily for call premiums. The repurchase of $8,000 of our 8% Notes during fiscal year 2009 resulted in a gain on debt extinguishment of $248 which was comprised of a discount of $392, partially offset by a non-cash write-off of $144 unamortized debt issue costs. The repayment, redemption or repurchase, as applicable, of an aggregate amount of $195,000 of Predecessor's term loan facility and floating rate senior notes and CPI's 8% senior subordinated notes during the period February 11, 2011 to April 1, 2011 resulted in a loss on debt extinguishment of approximately $134, which comprised bond tender fees and other related expenses of $621, offset by $487 gain from debt repayment at less than fair value.

(4)
Net income for fiscal year 2009 includes discrete tax benefits, in aggregate, of $7,900. Net income for fiscal year 2010 includes strategic alternative transaction expenses, after taxes, of $15,200.

(5)
Fiscal year 2006 includes capital expenditures of approximately $4,700 resulting from the relocation of our former San Carlos, California facility to Palo Alto, California and Mountain View, California. Fiscal years 2006 and 2007 include approximately $2,300 and $4,100, respectively, of capital expenditures for the expansion of our building in Georgetown, Ontario, Canada.

(6)
Fiscal year 2007 includes approximately $22,200 of cash outflow for the acquisition of Malibu Research Associates, Inc., as a result of which the Malibu Division was formed. For the period February 11, 2011 to April 1, 2011, includes $370,490 of cash used for the acquisition of Predecessor.

(7)
Excludes amortization of deferred debt issuance costs, which are included in interest expense, net.

(8)
EBITDA represents earnings before net interest expense, provision for income taxes and depreciation and amortization. We believe that EBITDA is useful to assess our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures. Our use of the term EBITDA may vary from others in our industry. The term EBITDA is not defined under U.S. GAAP. EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP and is subject to important limitations. For additional information regarding our use of EBITDA and limitations on its usefulness as an analytical tool, see "Use of non-GAAP financial measures."

Adjusted EBITDA represents EBITDA adjusted to exclude certain non-recurring, non-cash, unusual and other items. We believe that Adjusted EBITDA is a useful financial metric to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business and to monitor compliance with certain covenants contained in our debt agreements. Our use of the term Adjusted EBITDA may vary from others in our industry. The calculation of Adjusted EBITDA is based on the definitions in our debt agreements and is not defined under U.S. GAAP. Adjusted EBITDA is not a measure of operating income, performance or liquidity presented in accordance with U.S. GAAP and is subject to important limitations. For additional information regarding our use of Adjusted EBITDA and limitations on its usefulness as an analytical tool, see "Use of Non-GAAP Financial Measures."

The following table reconciles net income to EBITDA and Adjusted EBITDA:

	Predecessor
								Parent
	Fiscal year ended								Combined
						Six months ended April 2, 2010	October 2, 2010 to February 10, 2011	February 11, 2011 to April 1, 2011	Six Months Ended April 1, 2011
	September 29, 2006	September 28, 2007	October 3, 2008	October 2, 2009	October 1, 2010
Net income (loss)	$17,219	$22,503	$20,449	$23,466	$6,739	$8,333	$(4,730)	$(6,716)	$(11,446)
Depreciation and amortization(a)	9,013	9,098	10,963	10,794	11,072	5,485	4,117	3,558	7,675
Interest expense, net	23,806	20,939	19,055	16,979	15,213	7,736	5,788	4,138	9,926
Income tax expense (benefit)	9,058	11,748	10,804	(218)	5,622	4,362	983	(440)	543

EBITDA	$59,096	$64,288	$61,271	$51,021	$38,646	$25,916	$6,158	$540	$6,698
Plus adjustments:
Stock compensation expense(b)	274	1,239	2,135	2,679	3,040	1,518	4,555	312	4,867
Loss (gain) on debt extinguishment(c)	—	6,331	633	(248)	—	—	—	134	134
Consolidation costs(d)	4,582	—	—	—	—	—	—	—	—
Special bonuses(e)	3,250	—	—	—	—	—	—	—	—
Repair inventory correction(f)	—	(571)	—	—	—	—	—	—	—
Strategic alternative transaction expenses(g)	—	—	—	—	19,913	211	4,668	8,785	13,453
Veritas Management management fee(h)	—	—	—	—	—	—	—	300	300
Utilization of net increase in cost basis of inventory(i)	—	—	—	—	—	—	—	3,567	3,567

Adjusted EBITDA	$67,202	$71,287	$64,039	$53,452	$61,599	$27,645	$15,381	$13,638	$29,019

  (a)
  Excludes amortization of deferred debt issuance costs, which are included in interest expense, net.
  (b)
  Represents a non-cash charge for stock options, restricted stock awards, restricted stock unit awards and the employee discount related to our employee stock purchase plan.

  (c)
  For the fiscal year ended September 28, 2007, represents expenses related to the $58,000 redemption of FR Notes including the write-off of unamortized deferred debt issue costs, redemption premiums and other costs, partially offset by cash proceeds from the early termination of an interest rate swap on the FR Notes. For the fiscal year ended October 3, 2008, represents expenses related to the $10,000 redemption of FR Notes including the write-off of unamortized deferred debt issue costs, issue discount costs, redemption premiums and other costs. For the fiscal year ended October 2, 2009, represents the discount related to the $8,000 repurchase of 8% Notes partially offset by the write-off of unamortized deferred debt issue costs. For the period February 11, 2011 to April 1, 2011, represents bond tender fees and other expenses related to the repayment, redemption or repurchase, as applicable, of an aggregate amount of $195,000 of term loan facility, FR Notes and 8% Notes partially offset by a gain from debt repayment at less than fair value.

  (d)
  Represents direct costs related to the relocation of the power grid product line from our former San Carlos, California facility to our Palo Alto, California and Mountain View, California facilities.

  (e)
  Represents a one-time special bonus to employees and directors (other than directors who were employees or affiliates of The Cypress Group) to reward them for the increase in company value.

  (f)
  Represents a one-time, non-cash reduction to cost of sales to correct inventory that was expensed in prior periods.

  (g)
  For the fiscal year ended October 1, 2010 and the six months ended April 2, 2010, represents transaction expenses related to exploring strategic alternatives including, for the fiscal year ended October 1, 2010, a $15,000 termination fee relating to the terminated merger agreement between Predecessor and Comtech Telecommunications Corp. For the period October 2, 2010 to February 10, 2011, represents transaction expenses relating to the sale of the Predecessor. For the period February 11, 2011 to April 1, 2011, represents transaction expenses relating to the Merger.

  (h)
  Represents a management fee payable to Veritas Management for advisory and consulting services.

  (i)
  Represents $3,567 of utilization of the net increase in cost basis of inventory due to purchase accounting.

(9)
For purposes of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and fixed charges less capitalized interest. Fixed charges consist of interest expense, including amortization of debt issuance costs and that portion of rental expenses that management considers to be a reasonable approximation of interest.

  For the periods October 2, 2010 to February 10, 2011 and February 11, 2011 to April 1, 2011, earnings were not sufficient to cover fixed charges by $3.7 million and $7.2 million, respectively.

(10)
Current assets minus current liabilities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        The following discussion and analysis of our results of operations and financial condition contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the "Risk Factors" section of this prospectus. Actual results may differ materially from those contained in any forward-looking statements.

        Each of Parent and CPII was incorporated solely for the purpose of effectuating the Merger and related transactions. Neither Parent nor CPII conducted any other activities prior to consummation of the Merger. Accordingly, financial information for each such entity and a discussion and analysis of its results of operations and financial condition for its respective period of operations prior to the Transactions would not be meaningful and has not been presented.

        Our fiscal years are the 52- or 53-week periods that end on the Friday nearest September 30. Fiscal years 2010 and 2009 comprised the 52-week period ending October 1, 2010 and October 2, 2009, respectively. Fiscal year 2008 comprised the 53-week period ended October 3, 2008. The six months ended April 1, 2011 and April 2, 2010 each included 26 weeks. The discussion and analysis of results of operations and financial condition for the six months ended April 1, 2011 included herein is based on combined results of Parent for the period February 11, 2011 through April 1, 2011 and Predecessor for the period October 2, 2010 through February 10, 2011. This presentation of the combined results of operations for the six months ended April 1, 2011 does not comply with generally accepted accounting principles in the United States or with the rules for pro forma presentation but is presented because we believe it facilitates the ability of investors to more meaningfully compare our operating results. We have also presented below a separate discussion of the results of operations for Parent for the period from February 11, 2011 through April 1, 2011.

        You should read the following discussion of our results of operations and financial condition together with "Information Included in this Prospectus," "Unaudited Pro Forma Condensed Consolidated Financial Information," "Selected Historical Consolidated Financial Information," the audited financial statements and the unaudited financial statements included elsewhere in this prospectus.

Overview

        CPI International Holding Corp., or Parent, headquartered in Palo Alto, California, is the parent company of CPI International, Inc. or CPII, which is in turn the parent company of Communications & Power Industries LLC, or CPI, a provider of microwave, radio frequency, power and control solutions for defense, communications, medical, scientific and other applications. CPI develops, manufactures and distributes products used to generate, amplify, transmit and receive high-power/high-frequency microwave and radio frequency signals and/or provide power and control for various applications. End-use applications of these systems include the transmission of radar signals for navigation and location; transmission of deception signals for electronic countermeasures; transmission and amplification of voice, data and video signals for broadcasting, Internet and other types of commercial and military communications; providing power and control for medical diagnostic imaging; and generating microwave energy for radiation therapy in the treatment of cancer and for various industrial and scientific applications.

The Merger And Related Transactions

        On November 24, 2010, CPII, Predecessor and Merger Sub entered into the Merger Agreement pursuant to which CPII acquired Predecessor through the Merger of Merger Sub with and into Predecessor. On February 11, 2011, contemporaneously with the consummation of the Merger, the separate corporate existence of Merger Sub ceased, and Predecessor became the surviving corporation. Predecessor's common stock is no longer publicly traded as a result of the Merger. Immediately following the consummation of the Merger and related transactions, Predecessor was converted into a limited liability company and liquidated, and we changed our name to CPI International, Inc. from CPI International Acquisition, Inc.

        In connection with the Merger, Veritas Capital invested $200.0 million solely for the purpose of purchasing equity securities of Holding LLC in order to provide a portion of the financing required for the Merger and the transactions contemplated by the Merger Agreement. Certain officers of Predecessor also invested in equity securities of Holdings LLC in an aggregate amount of $11.1 million. In addition, we issued the $215 million aggregate principal amount of 8.00% outstanding notes due 2018 and entered into the Senior Secured Credit Facilities, comprised of a $150.0 million six-year term loan facility and a $30.0 million five-year revolving credit facility, to finance a portion of the Merger and related transactions. See "The Transactions," and "Unaudited Pro Forma Condensed Consolidated Financial Information."

        As a result of the Transactions, our assets and liabilities were adjusted to their fair market value at the closing date of the Transactions. We have made a preliminary allocation of the purchase price in the accompanying condensed consolidated pro forma financial statements. This preliminary allocation will be subject to change upon finalization of our fair value assessment and any adjustments could be material. After giving effect to the Transactions, our outstanding indebtedness and our annual interest expense will increase substantially. In addition, in connection with the Transactions, we will record a number of one-time charges relating to the Transactions, including the amortization of backlog and fair value adjustment of inventory, the settlement of unvested stock awards and certain Transaction-related costs. See "Unaudited Pro Forma Condensed Consolidated Financial Information—Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements—Notes 5(D), 5(H) and 5(K)" for further information regarding these one-time charges.

Orders

        We sell our products into five end markets: defense (radar and electronic warfare), medical, communications, industrial and scientific.

        Our customer sales contracts are recorded as orders when we accept written customer purchase orders or contracts. Customer purchase orders with an undefined delivery schedule, or blanket purchase orders, are not reported as orders until the delivery date is determined. Our government sales contracts are not reported as orders until we have been notified that the contract has been funded. Total orders for a fiscal period represent the total dollar amount of customer orders recorded by us during the fiscal period, reduced by the dollar amount of any order cancellations or terminations during the fiscal period.

        Incoming order levels can fluctuate significantly on a quarterly or annual basis, and a particular quarter's or year's order rate may not be indicative of future order levels. In addition, our sales are highly dependent upon manufacturing scheduling and performance and, accordingly, it is not possible to accurately predict when orders will be recognized as sales.

  Comparison of Orders for the Six Months Ended April 1, 2011 and April 2, 2010

        Our orders by market for the six months ended April 1, 2011 and April 2, 2010 are summarized as follows (dollars in millions):

	Six Months Ended
	April 1, 2011		April 2, 2010		Increase (Decrease)
		% of Orders		% of Orders
	Amount		Amount		Amount	Percent
Radar and Electronic Warfare	$88.9	43%	$65.7	35%	$23.2	35%
Medical	38.9	19	41.8	23	(2.9)	(7)
Communications	62.4	30	59.0	32	3.4	6
Industrial	11.7	5	10.4	6	1.3	13
Scientific	5.9	3	8.2	4	(2.3)	(28)

Total	$207.8	100%	$185.1	100%	$22.7	12%

        Orders of $207.8 million for the six months ended April 1, 2011 were $22.7 million, or approximately 12%, higher than orders of $185.1 million for the six months ended April 2, 2010. Explanations for the order increase or decrease by market for the first six months of fiscal year 2011 compared to the first six months of fiscal year 2010 are as follows:

  •
  Radar and Electronic Warfare:  The majority of our products in the radar and electronic warfare markets are for domestic and international defense and government end uses. Orders in these markets are primarily comprised of many orders of less than $3.0 million, and the timing of these orders may vary from year to year. On a combined basis, orders for the radar and electronic warfare markets increased approximately 35% from an aggregate of $65.7 million in the first six months of fiscal year 2010 to an aggregate of $88.9 million in the first six months of fiscal year 2011. The increase in orders for these combined markets resulted primarily from a significant increase in demand for products to support a counter-improvised explosive device ("counter-IED") program. In addition, demand for products to support the Aegis weapons system increased.

  •
  Medical:  Orders for our medical products consist of orders for medical imaging applications, such as x-ray imaging, magnetic resonance imaging ("MRI") and other applications, and for radiation therapy applications for the treatment of cancer. The 7% decrease in medical orders resulted primarily from a decrease in demand for products to support MRI applications, largely due to the typically irregular timing and size of orders to support those applications. This decrease was partially offset by an increase in demand for products to support x-ray imaging applications due to improving international economic conditions.

  •
  Communications:  Orders for our communications products consist of orders for commercial communications applications and military communications applications. The 6% increase in communications orders was primarily due to increases in orders to support satellite broadcast applications for commercial communications. These increases were partially offset by a decrease in orders for military communications applications as a result of the timing of various programs.

  •
  Industrial:  Orders in the industrial market are cyclical and are generally tied to the state of the economy. The $1.3 million increase in industrial orders was primarily due to the receipt of a development order for a nuclear magnetic resonance program and an overall increase in demand for products to support various other industrial activities.

  •
  Scientific:  Orders in the scientific market are historically one-time projects and can fluctuate significantly from period to period. The $2.3 million decrease in scientific orders was primarily the result of the receipt of orders for products to support various domestic and foreign projects in the first six months of fiscal year 2010 that were not expected to, and did not, repeat in the first six months of fiscal year 2011.

  Comparison of Orders for the Years Ended October 1, 2010 and October 2, 2009

        Our orders by market for fiscal years 2010 and 2009 are summarized as follows (dollars in millions):

	Fiscal year ended
	October 1, 2010		October 2, 2009
					(Decrease) increase
		% of orders		% of orders
	Amount		Amount		Amount	Percent
Radar and Electronic Warfare	$129.7	34%	$142.2	40%	$(12.5)	(9)%
Medical	70.1	19	66.9	19	3.2	5
Communications	131.0	35	119.2	33	11.8	10
Industrial	26.1	7	21.2	6	4.9	23
Scientific	18.0	5	6.5	2	11.5	177

Total	$374.9	100%	$356.0	100%	$18.9	5%

        Orders of $374.9 million for fiscal year 2010 were $18.9 million, or 5%, higher than orders of $356.0 million for fiscal year 2009. Explanations for the order increase or decrease by market for fiscal year 2010 compared to fiscal year 2009 are as follows:

  •
  Radar and Electronic Warfare:  The majority of our products in the radar and electronic warfare markets are for domestic and international defense and government end uses. Orders in these markets are characterized by many smaller orders (under $3.0 million) by product or program, and the timing of these orders may vary from year to year. On a combined basis, orders for the radar and electronic warfare markets decreased approximately 9% from $142.2 million in fiscal year 2009 to $129.7 million in fiscal year 2010. In fiscal year 2010, the decrease in orders for these combined markets was primarily due to the timing of orders to support certain radar and electronic warfare systems, including a foreign radar program, several airborne electronic countermeasure systems and the HAWK missile system. In fiscal year 2009, we received a $4.1 million order for a foreign radar program; this large order was not expected to, and did not, repeat in fiscal year 2010.

  •
  Medical:  Orders for our medical products consist of orders for medical imaging applications, such as x-ray imaging, MRI and PET applications, and for radiation therapy applications for the treatment of cancer. The 5% increase in medical orders was due primarily to an increase in demand for products to support x-ray imaging and MRI applications.

  •
  Communications:  Orders for our communications products consist of orders for commercial communications applications and military communications applications. The 10% increase in communications orders was primarily due to increases in orders to support commercial communications applications, such as fixed satellite broadcast and terrestrial broadcast applications.

    Excluding the Warfighter Information Network—Tactical ("WIN-T") program, demand for products to support military communications programs also increased during fiscal year 2010. Military communications is a relatively new sector of the overall communications market for us, and over the long term, we expect our participation in military communications programs to continue to grow. With the exception of the WIN-T program, military communications is characterized by numerous programs that are relatively modest in size and for which the timing may vary from year to year. Because of the atypically large size and frequency of the orders we received to support the WIN-T program in fiscal year 2009, orders for this program decreased approximately $21 million in fiscal year 2010. As expected, the size and frequency of those large WIN-T orders were not repeated in fiscal year 2010.

  •
  Industrial:  Orders in the industrial market are cyclical and are generally tied to the state of the economy. The $4.9 million increase in industrial orders was primarily due to an increase in demand for products used in semiconductor and liquid crystal display ("LCD") screen manufacturing applications, new advanced nuclear magnetic resonance applications and industrial heating applications.

  •
  Scientific:  Orders in the scientific market are historically one-time projects and can fluctuate significantly from period to period. The $11.5 million increase in scientific orders was primarily the result of the receipt of orders for products to support fusion research and other "Big Science" programs at domestic and European laboratories.

Backlog

        As of April 1, 2011, we had an order backlog of $269.2 million compared to an order backlog of $240.7 million as of April 2, 2010. We had an order backlog of $241.9 million as of October 1, 2010 compared to an order backlog of $226.0 million as of October 2, 2009. Because our orders for government end-use products generally have much longer delivery terms than our orders for commercial business (which require quicker turn-around), our backlog is primarily composed of government end-use orders.

        Backlog represents the cumulative balance, at a given point in time, of recorded customer sales orders that have not yet been shipped or recognized as sales. Backlog is increased when an order is received, and backlog is decreased when we recognize sales. We believe that backlog and orders information is helpful to investors because this information may be indicative of future sales results. Although backlog consists of firm orders for which goods and services are yet to be provided, customers can, and sometimes do, terminate or modify these orders. However, historically the amount of modifications and terminations has not been material compared to total contract volume.

Results Of Operations

        We derive our revenue primarily from the sale of microwave and radio frequency products, including high-power microwave amplifiers, satellite communications amplifiers, medical x-ray imaging subsystems and other related products.

        Cost of goods sold generally includes costs for raw materials, manufacturing costs, including allocation of overhead and other indirect costs, charges for reserves for excess and obsolete inventory, warranty claims and losses on fixed price contracts. Operating expenses generally consist of research and development, selling and marketing and general and administrative expenses.

        We believe that the Merger will result in certain benefits, including certain cost savings and operational efficiencies through elimination of redundant public company and other general and administrative expenses. However, the Merger will also increase certain of our expenses (on a pretax basis), such as (1) estimated $16.0 million over the four fiscal quarters following the date of the Merger for the amortization of backlog and utilization of the net increase in cost basis of inventory, (2) estimated $8.3 million annual increase in depreciation and amortization expense as a result of the fair market value adjustments to all other intangibles and property, plant and equipment, (3) estimated $13.2 million annual increase in interest expense and amortization of the new debt issue costs and discount and (4) at least $1.8 million for the annual advisory fee in connection with our advisory agreement with Veritas Management.

        The accompanying condensed consolidated statements of operations are presented for two periods, Predecessor and Successor (or Parent), which relate to the accounting periods preceding and succeeding the consummation of the Merger. The Predecessor and Parent periods have been separated by a vertical line on the face of the condensed consolidated statements of operations to highlight the fact that the financial information for such periods has been prepared under two different historical-cost bases of accounting. We prepared our discussion of the results of operations by combining the results of operations of Parent for the period February 11, 2011 to April 1, 2011 and of the Predecessor for the period October 2, 2010 to February 10, 2011 and comparing the resulting combined results of operations for the six months ended April 1, 2011 to the Predecessor's results of operations for the six months ended April 2, 2010. This combination of results of operations does not comply with generally accepted accounting principles in the United States or with the rules for pro forma presentation but is presented because we believe it facilitates the ability of investors to more meaningfully compare our operating results. We have also prepared a separate discussion of the results of operations for Parent for the period from February 11, 2011 through April 1, 2011.

        The following table sets forth our historical results of operations for each of the periods indicated (dollars in millions):

					Six Months Ended					Fiscal Year Ended (Predecessor)
	February 11, 2011 to April 1, 2011 (Parent)		October 2, 2010 to February 10, 2011 (Predecessor)
					April 1, 2011 (Combined)		April 2, 2010 (Predecessor)		Increase (Decrease)
										October 1, 2010		October 2, 2009		October 3, 2008
	Amount	% of sales	Amount	% of sales	Amount	% of sales	Amount	% of sales	Amount	Amount	% of sales	Amount	% of sales	Amount	% of sales
Sales	$60.1	100.0%	$124.2	100.0%	$184.3	100.0%	$171.1	100.0%	$13.2	$360.4	100.0%	$332.9	100.0%	$370.0	100.0%
Cost of sales(a)	43.9	73.0	91.4	73.6	135.3	73.4	121.0	70.7	14.3	252.0	69.9	239.4	71.9	261.1	70.6

Gross profit	$16.2	27.0%	$32.8	26.4%	$49.0	26.6%	$50.2	29.3%	$(1.2)	$108.4	30.1%	$93.5	28.1%	$108.9	29.4%
Research and development	2.2	3.7	5.0	4.0	7.2	3.9	5.7	3.3	1.5	12.4	3.4	10.5	3.2	10.8	2.9
Selling and marketing	2.7	4.5	8.3	6.7	11.0	6.0	10.2	6.0	0.8	20.8	5.8	19.5	5.9	21.1	5.7
General and administrative	3.1	5.2	11.9	9.6	15.0	8.1	12.2	7.1	2.8	25.0	6.9	20.8	6.2	22.9	6.2
Amortization of acquisition-related intangibles	2.3	3.8	1.0	0.8	3.3	1.8	1.4	0.8	1.9	2.7	0.7	2.8	0.8	3.1	0.8
Strategic alternative transaction expenses	8.8	14.6	4.7	3.8	13.5	7.3	0.2	0.1	13.3	19.9	5.5	—	—	—	—

Operating (loss) income	$(2.9)	(4.8)%	$2.0	1.6%	$(0.8)	(0.4)%	$20.4	11.9%	$(21.2)	$27.6	7.7%	$40.0	12.0%	$50.9	13.8%
Interest expense, net	4.1	6.8	5.8	4.7	9.9	5.4	7.7	4.5	2.2	15.2	4.2	17.0	5.1	19.1	5.2
Loss on debt extinguishment	0.1	0.2	—	0.0	0.1	0.1	—	—	0.1	—	—	(0.2)	(0.1)	0.6	0.2

(Loss) income before taxes	(7.2)	(12.0)	(3.7)	(3.0)	(10.9)	(5.9)	12.7	7.4	(23.6)	$12.4	3.4%	$23.2	7.0%	$31.3	8.5%
Income tax expense	(0.4)	(0.7)	1.0	0.8	0.5	0.3	4.4	2.6	(3.9)	5.6	1.6	(0.2)	(0.1)	10.8	2.9

Net (loss) income	$(6.7)	(11.1)%	$(4.7)	(3.8)%	$(11.4)	(6.2)%	$8.3	4.9%	$(19.7)	6.7	1.9%	$23.5	7.1%	$20.4	5.5%

Other Data:
EBITDA(b)	$0.5	0.8%	$6.2	5.0%	$6.7	3.6%	$25.9	15.1%	$(19.2)	$38.6	10.7%	$51.0	15.3%	$61.3	16.6%

Note: Totals may not equal the sum of the components due to independent rounding. Percentages are calculated based on rounded dollar amounts presented.

(a)
Cost of sales for the periods February 11, 2011 to April 1, 2011 and six months ended April 1, 2011 includes $3.6 of utilization of the net increase in cost basis of inventory due to purchase accounting in connection with the Merger.

(b)
EBITDA represents earnings before net interest expense, provision for income taxes and depreciation and amortization. For the reasons listed below, we believe that U.S. generally accepted accounting principles ("GAAP") based financial information for leveraged businesses such as ours should be supplemented by EBITDA so that investors better understand our financial performance in connection with their analysis of our business:

•
EBITDA is a component of the measures used by our board of directors and management team to evaluate our operating performance;

•
our senior credit facilities contain a covenant that requires us to maintain a senior secured leverage ratio that contains EBITDA as a component, and our management team uses EBITDA to monitor compliance with this covenant;

•
EBITDA is a component of the measures used by our management team to make day-to-day operating decisions;

  •
  EBITDA facilitates comparisons between our operating results and those of competitors with different capital structures and, therefore, is a component of the measures used by the management to facilitate internal comparisons to competitors' results and our industry in general; and

  •
  the payment of management bonuses is contingent upon, among other things, the satisfaction by us of certain targets that contain EBITDA as a component.

    Other companies may define EBITDA differently and, as a result, our measure of EBITDA may not be directly comparable to EBITDA of other companies. Although we use EBITDA as a financial measure to assess the performance of our business, the use of EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate our business. When analyzing our performance, EBITDA should be considered in addition to, and not as a substitute for or superior to, net income, cash flows from operating activities or other statements of income or statements of cash flows data prepared in accordance with GAAP.

    For a reconciliation of Net Income to EBITDA, see Note 12 of the accompanying unaudited condensed consolidated financial statements.

Parent results for the period February 11, 2011 to April 1, 2011

        Because our fundamental operations did not change as a result of the Merger, there were no significant changes in the underlying trends affecting our results of operations during the Parent period of February 11, 2011 to April 1, 2011. The separate results of Parent reflect the impacts of the Merger and related transactions as follows:

        Gross Profit.    Gross profit was $16.2 million, or 27.0% of sales. Gross profit reflects the $3.6 million of utilization of the net increase in cost basis of the inventory and an increase of $0.2 million in amortization of land lease and depreciation of property, plant and equipment due to purchase accounting in connection with the Merger.

        General and Administrative.    General and administrative expenses were $3.1 million, or 5.2% of sales, which reflects a management fee of $0.3 million payable to Veritas Management for advisory and consulting services in connection with the Merger.

        Amortization of Acquisition-related Intangibles.    Amortization of acquisition-related intangibles of $2.3 million consists of purchase accounting charges for technology and other intangible assets and reflects a $2.0 million increase in amortization as a result of the revaluation of intangible assets in connection with the Merger.

        Strategic Alternative Transaction Expenses.    Merger expenses of $8.8 million for the period February 11, 2011 to April 1, 2011 comprised Predecessor stock compensation expense and non-recurring transaction costs, such as fees for investment bankers, attorneys and other professional services, rendered in connection with the sale of Predecessor. Predecessor stock compensation expense of $5.2 million represents the amount of cash payments for the unvested portion of the stock awards for which vesting was accelerated as of the closing date of the Merger in accordance with the terms of the Merger Agreement. Cash payments made by the acquirer in a business combination to settle unvested stock awards are immediately expensed after the acquisition date in the post combination financial statements in accordance with ASC 805, "Business Combinations."

        Interest Expense, Net.    Interest expense, net was $4.1 million, or 6.8% of sales, which reflects the effect of the $170 million increase in debt obligations in connection with the Merger.

        Loss on Debt Extinguishment, Net.    Loss on debt extinguishment, net of $0.1 million resulted from the retirement of debt obligations in connection with the Merger and reflects $0.6 million of bond tender fees and other related expenses, net of $0.5 million gain from debt repayment at less than fair value.

Our results for the six months ended April 1, 2011 compared to our results for the six months ended April 2, 2010

        Sales.    Our sales by market for the six months ended April 1, 2011 and April 2, 2010 are summarized as follows (dollars in millions):

	Six Months Ended
	April 1, 2011		April 2, 2010		Increase (Decrease)
		% of Sales		% of Sales
	Amount		Amount		Amount	Percent
Radar and Electronic Warfare	$67.6	37%	$61.5	36%	$6.1	10%
Medical	33.3	18	36.8	21	(3.5)	(10)
Communications	65.6	36	57.8	34	7.8	13
Industrial	11.4	6	10.4	6	1.0	9
Scientific	6.4	3	4.6	3	1.8	39

Total	$184.3	100%	$171.1	100%	$13.2	8%

        Sales of $184.3 million for the six months ended April 1, 2011 were $13.2 million, or 8%, higher than sales of $171.1 million for the six months ended April 2, 2010. Explanations for the sales increase or decrease by market are as follows:

  •
  Radar and Electronic Warfare:  The majority of our sales in the radar and electronic warfare markets are for products for domestic and international defense and government end uses. The timing of the receipt of orders and subsequent shipments in these markets may vary from year to year. On a combined basis, sales for these markets increased approximately 10% from an aggregate of $61.5 million in the six months ended April 2, 2010 to an aggregate of $67.6 million in the six months ended April 1, 2011. The increase was primarily due to increased sales of products to support the Aegis weapons system, climate research radar systems and airborne electronic countermeasure programs.

  •
  Medical:  Sales of our medical products consist of sales for medical imaging applications, such as x-ray imaging, MRI and other applications, and for radiation therapy applications for the treatment of cancer. The 10% decrease in sales of our medical products was primarily due to a decrease in sales of products to support MRI applications, largely because of the typically irregular timing and size of orders to support those applications.

  •
  Communications:  Sales of our communications products consist of sales for commercial communications applications and military communications applications. The 13% increase in sales in the communications market was primarily attributable to increases in sales to support military communications applications, primarily TCDL products for ISR applications. In commercial communications, sales of products to support satellite and terrestrial broadcast applications also increased.

  •
  Industrial:  Sales in the industrial market are cyclical and are generally tied to the state of the economy. The $1.0 million increase in sales of industrial products was primarily due to increased sales to support industrial heating and fabrication applications.

  •
  Scientific:  Sales in the scientific market are historically one-time projects and can fluctuate significantly from period to period. The $1.8 million increase in scientific sales was primarily the result of increased sales for a foreign fusion research program and various other scientific development programs.

        Gross Profit.    Gross profit was $49.0 million, or 26.6% of sales, for the six months ended April 1, 2011, a $1.2 million decrease from $50.2 million, or 29.3% of sales, in the six months ended April 2,

2010. The decrease in gross profit for the six months ended April 1, 2011 as compared to the six months ended April 2, 2010 was primarily due to the $3.6 million of utilization of the net increase in cost basis of the inventory due to purchase accounting in connection with Merger and the unfavorable impact of the strong Canadian dollar, relative to the U.S. dollar, partially offset by higher shipment volume and the related improvement in operating efficiencies in the six months ended April 1, 2011.

        Research and Development.    Research and development expenses were $7.2 million, or 3.9% of sales, for the six months ended April 1, 2011, a $1.5 million increase from $5.7 million, or 3.3% of sales, for the six months ended April 2, 2010. The increase in research and development for the six months ended April 1, 2011 is primarily due to increased investment for the development of communication amplifiers for commercial and military applications and the solid state and vacuum electron devices used in these amplifiers, and development efforts on medical x-ray generator and linear accelerator products.

        Total spending on research and development, including customer-sponsored research and development, was as follows (in millions):

	Six Months Ended
	April 1, 2011	April 2, 2010
Company sponsored	$7.2	$5.7
Customer sponsored, charged to cost of sales	9.1	7.7

	$16.3	$13.4

        Selling and Marketing.    Selling and marketing expenses were $11.0 million, or 6.0% of sales, for the six months ended April 1, 2011, a $0.8 million increase from the $10.2 million, or 6.0% of sales, for the six months ended April 2, 2010. Selling and marketing expenses in the six months ended April 1, 2011 includes $0.4 million of Predecessor stock compensation expense due to accelerated vesting of stock options in connection with the Merger.

        General and Administrative.    General and administrative expenses were $15.0 million, or 8.1% of sales, for the six months ended April 1, 2011, a $2.8 million increase from the $12.2 million, or 7.1% of sales, for the six months ended April 2, 2010. The increase in general and administrative expenses in the six months ended April 1, 2011 was due to $2.4 million of Predecessor stock compensation expense due to accelerated vesting of stock options in connection with the Merger, and a $0.5 million loss contingency expense accrual for a customer contract termination.

        Amortization of Acquisition-related Intangibles.    Amortization of acquisition-related intangibles consists of purchase accounting charges for technology and other intangible assets. The $1.9 million increase in amortization of acquisition-related intangibles for the six months ended April 1, 2011 compared to the six months ended April 2, 2010 was due to the revaluation of intangible assets in connection with Merger.

        Strategic Alternative Transaction Expenses.    Merger expenses of $13.5 million for the six months ended April 1, 2011 comprised Predecessor stock compensation expense and non-recurring transaction costs, such as fees for investment bankers, attorneys and other professional services, rendered in connection with the sale of Predecessor. Predecessor stock compensation expense of $5.2 million represents the amount of cash payments for the unvested portion of the stock awards for which vesting was accelerated as of the closing date of the Merger in accordance with the terms of the Merger Agreement. Cash payments made by the acquirer in a business combination to settle unvested stock awards are immediately expensed after the acquisition date in the post combination financial statements in accordance with ASC 805, "Business Combinations."

        Interest Expense, Net ("Interest Expense").    Interest Expense of $9.9 million for the six months ended April 1, 2011 was $2.2 million higher than interest expense of $7.7 million for the six months ended April 2, 2010. The increase in interest expense for the six months ended April 1, 2011 was primarily due to the $170 million increase in debt obligations in connection with the Merger.

        Loss on Debt Extinguishment, Net ("Loss on Debt Extinguishment").    The Loss on Debt Extinguishment of $0.1 million in the six months ended April 1, 2011 resulted from the retirement of debt obligations in connection with the Merger. The Loss on Debt Extinguishment comprises bond tender fees and other related expenses, net of $0.5 million gain from debt repayment at less than fair value.

        Income Tax Expense.    We recorded an income tax expense of $0.5 million for the six months ended April 1, 2011 and an income tax expense of $4.4 million for the six months ended April 2, 2010. The negative 5% effective income tax rate for the six months ended April 1, 2011 included non-deductible Merger expenses, and U.S. inclusion of foreign income and foreign tax rate differences, which on a combined basis decreased the tax rate benefit by approximately 43%. The effective income tax rate for the six months ended April 2, 2010 was 34%.

        Net (Loss) Income.    Net loss was $11.4 million, or negative 6.2% of sales, in the six months ended April 1, 2011 as compared to net income of $8.3 million, or 4.9% of sales, in the six months ended April 2, 2010. The decrease in net income in the six months ended April 1, 2011 as compared to the six months ended April 2, 2010 was primarily due to Merger-related expenses in the six months ended April 1, 2011, including strategic alternative transaction expenses, utilization of the net increase in cost basis of inventory, higher intangible amortization, accelerated stock compensation expense, net loss on debt extinguishment and higher interest expense; the unfavorable impact of the strong Canadian dollar, relative to the U.S. dollar, on gross profit; and higher research and development spending; partially offset by higher shipment volume and the related improvement in operating efficiencies, and a lower income tax provision.

        EBITDA.    EBITDA was $6.7 million, or 3.6% of sales, for the six months ended April 1, 2011 as compared to $25.9 million, or 15.1% of sales, for the six months ended April 2, 2010. The $19.2 million decrease in EBITDA for the six months ended April 1, 2011 as compared to the corresponding period of fiscal year 2010 was due primarily to Merger-related expenses in the six months ended April 1, 2011, including strategic alternative transaction expenses, utilization of the net increase in cost basis of inventory, accelerated stock compensation expense and net loss on debt extinguishment; the unfavorable impact of the strong Canadian dollar, relative to the U.S. dollar, on gross profit; and higher research and development spending; partially offset by higher shipment volume and the related improvement in operating efficiencies.

Our results for fiscal year 2010 compared to our results for fiscal year 2009

        Sales.    Our sales by market for fiscal years 2010 and 2009 are summarized as follows (dollars in millions):

	Fiscal year ended
	October 1, 2010		October 2, 2009		Increase (decrease)
	Amount	% of sales	Amount	% of sales	Amount	% of sales
Radar and Electronic Warfare	$131.6	37%	$135.9	41%	$(4.3)	(3)%
Medical	70.2	19	61.2	18	9.0	15
Communications	124.0	34	106.4	32	17.6	17
Industrial	23.6	7	20.2	6	3.4	17
Scientific	11.0	3	9.2	3	1.8	20

Total	$360.4	100%	$332.9	100%	$27.5	8%

        Sales of $360.4 million for fiscal year 2010 were $27.5 million, or approximately 8%, higher than sales of $332.9 million for fiscal year 2009. Explanations for the sales increase or decrease by market are as follows:

  •
  Radar and Electronic Warfare:  The majority of our products in the radar and electronic warfare markets are for domestic and international defense and government end uses. The timing of order receipts and subsequent shipments in these markets may vary from year to year. On a combined basis, sales for these two markets decreased approximately 3% from $135.9 million in fiscal year 2009 to $131.6 million in fiscal year 2010. This decrease was primarily due to a decrease in sales to support the HAWK missile system and foreign radar systems, and was partially offset by an increase in sales to support electronic warfare systems and the Aegis weapons system.

  •
  Medical:  Sales of our medical products consist of sales for medical imaging applications, such as x-ray imaging, MRI and PET applications, and for radiation therapy applications for the treatment of cancer. The 15% increase in sales of our medical products was primarily due to increased sales to support MRI and x-ray imaging applications.

  •
  Communications:  Sales of our communications products consist of sales for commercial communications applications and military communications applications. The 17% increase in sales in the communications market was primarily due to increases in sales to support commercial communications applications, particularly fixed satellite broadcast applications. Sales of products to support military communications applications, including the WIN-T program, also increased. Military communications is a relatively new sector of the overall communications market for us, and, with the exception of the WIN-T program, is characterized by numerous programs that are relatively modest in size and for which the timing may vary from year to year. Over the long term, we expect our participation in military communications programs to continue to grow.

  •
  Industrial:  Sales in the industrial market are cyclical and are generally tied to the state of the economy. The $3.4 million increase in industrial sales was due to an increase in sales of products used in semiconductor and LCD screen manufacturing applications and in cargo screening.

  •
  Scientific:  Sales in the scientific market are historically one-time projects and can fluctuate significantly from period to period. The $1.8 million increase in scientific sales was primarily the result of increased sales for a fusion research program.

        Gross Profit.    Gross profit was $108.4 million, or 30.1% of sales, for fiscal year 2010 as compared to $93.5 million, or 28.1% of sales, for fiscal year 2009. Gross profit is influenced by numerous factors including sales volume and mix, pricing, raw material and manufacturing costs, and warranty costs. The primary reason for the increase in gross profit in fiscal year 2010 as compared to fiscal year 2009 was higher shipments and improved operating efficiencies from the higher shipment volume and the favorable impact from translation of Canadian costs, net of currency hedge contracts, partially offset by lower margins due to manufacturing start-up costs for new advanced antenna products and on a foreign telemetry program.

        Research and Development.    Company-sponsored research and development expenses were $12.4 million, or 3.4% of sales, for fiscal year 2010 and $10.5 million, or 3.2% of sales for fiscal year 2009. The $1.9 million increase in research and development was primarily due to development efforts on broadband communication products and solid state devices for commercial and military applications.

        Total spending on research and development, including customer-sponsored research and development, was as follows (dollars in millions):

	Fiscal year ended
	October 1, 2010	October 2, 2009
Company sponsored	$12.4	$10.5

Customer sponsored, charged to cost of sales	16.1	17.5

	$28.5	$28.0

        The reduction to customer-sponsored research and development to $16.1 million for fiscal year 2010 from $17.5 million for fiscal year 2009 is primarily due to the reduction of development programs for advanced antenna and telemetry products at the Malibu Division as these products are transitioning to production.

        Selling and Marketing.    Selling and marketing expenses were $20.8 million, or 5.8% of sales, for fiscal year 2010, a $1.3 million increase from the $19.5 million, or 5.9% of sales, for fiscal year 2009. The increase in selling and marketing expenses in fiscal year 2010 as compared to fiscal year 2009 was primarily due to higher sales incentive expenses from improved operating performance and additional expenses to support growth in the commercial communications market.

        General and Administrative.    General and administrative expenses were $25.0 million, or 6.9% of sales, for fiscal year 2010, a $4.2 million increase from the $20.8 million, or 6.2% of sales, for fiscal year 2009. The increase in general and administrative expenses in fiscal year 2010 as compared to fiscal year 2009 was primarily due to the elimination of certain cost reduction measures and higher management bonuses as a result of improved operating performance, unfavorable currency translation expense and an increase in expenses for income tax planning services.

        Amortization of Acquisition-related Intangibles.    Amortization of acquisition-related intangibles consists of purchase accounting charges for technology and other intangible assets. Amortization of acquisition-related intangibles was $2.7 million for fiscal year 2010 and $2.8 million for fiscal year 2009. Amortizable acquisition-related intangible assets are amortized over periods of up to 50 years.

        Strategic Transaction Expenses.    On September 7, 2010, the Company and Comtech entered into a Termination and Release Agreement, by which the Company and Comtech terminated a previously announced merger agreement, dated May 8, 2010. The termination was by mutual agreement of the companies and was unanimously approved by the Company's board of directors and the board of directors of Comtech. As part of the termination, the Company paid Comtech a termination fee of $15.0 million. In addition, the Company incurred during fiscal year 2010 transaction expenses relating to the proposed merger in the amount of $4.9 million. Such transaction expenses comprised fees for investment bankers, attorneys and other professional services rendered in connection with the proposed merger, as well as with the related stockholder class lawsuit under "Business—Legal Proceedings". The total expenses of $19.9 million are presented as "strategic alternative transaction expenses" in the consolidated statement of income for fiscal year 2010.

        Interest Expense, net ("Interest Expense").    Interest Expense of $15.2 million for fiscal year 2010 was $1.8 million lower than interest expense of $17.0 million for fiscal year 2009. The reduction in interest expense in fiscal year 2010 as compared to fiscal year 2009 was primarily due to repayments of debt in fiscal year 2009.

        (Gain) Loss on Debt Extinguishment.    The gain on debt extinguishment of $0.2 million in fiscal year 2009 resulted from the repurchase of $8.0 million of our 8% Notes at a discount of $0.4 million, partially offset by a $0.2 million non-cash write-off of deferred debt issue costs.

        Income Tax Expense (Benefit).    We recorded an income tax expense of $5.6 million for fiscal year 2010 and an income tax benefit of $0.2 million for fiscal year 2009. Our effective tax rates were 45% for fiscal year 2010 and a negative 0.9% for fiscal year 2009.

        Income tax expense for fiscal year 2010 includes discrete tax expense of $2.2 million, net of discrete tax benefits, which comprises the following: (1) $3.1 million tax expense related to the uncertainty of obtaining a tax deduction for all of the expenses incurred in connection with the terminated merger with Comtech Telecommunications Corp. ("Comtech"), (2) $0.3 million tax benefit true-up related to the filing of fiscal year 2009 income tax returns, (3) $0.3 million tax benefit to adjust deferred tax accounts for a reduction to future Canadian income tax rates, and (4) $0.3 million for research and development tax credit benefits claimed on prior year income tax returns.

        The following illustrates the impact the strategic alternative transaction expenses had on our income taxes in fiscal year 2010 (dollars in millions):

	Total	Strategic alternative transaction expenses	All other
Income (loss) before taxes	$12.4	$(19.9)	$32.3
Income tax expense (benefit), excluding discrete items	3.4	(7.8)	11.2
% of income before taxes	27%	39%	35%
Discrete tax expense (benefit):
Reserve for uncertainty of tax deduction for the terminated Comtech merger	3.1	3.1
True-up related to fiscal year 2009 tax filings	(0.3)		(0.3)
Adjust deferred tax accounts for reduction to future Canadian income tax rates	(0.3)		(0.3)
R&D tax benefit credits claimed on prior year income tax returns	(0.3)	—	(0.3)

Total discrete tax expense (benefit)	$2.2	$3.1	$(0.9)

Total income tax expense (benefit)	$5.6	$(4.7)	$10.3

% of income before taxes	45%	24%	32%

        The income tax benefit for fiscal year 2009 included several significant discrete tax benefits: (1) $4.9 million relating to our position with regard to an outstanding audit by the Canada Revenue Agency ("CRA"), (2) $1.7 million for the correction of immaterial errors to tax accounts that should have been recorded in prior year's financial statements, (3) $0.7 million related to certain provisions of the California Budget Act of 2008 signed on February 20, 2009, which will allow a taxpayer to elect an alternative method to apportion taxable income to California for tax years beginning on or after January 1, 2011, and (4) $0.6 million for refunds claimed on prior year income tax returns based on the results of a foreign nexus study. In fiscal year 2009, we also recorded a $0.4 million U.S. research and development tax credit.

        In December 2008, a new tax treaty protocol between Canada and the U.S. became effective. The new treaty requires mandatory arbitration for the resolution of double taxation disputes not settled through the competent authority process. As a result of this new treaty, our tax position on an outstanding audit by the CRA became more favorable, and we reduced our tax contingency reserve in Canada by $2.8 million, and established an income tax receivable and recognized an income tax benefit in the U.S for $2.8 million; this tax benefit was partially offset by a related increase in deferred tax liabilities of $0.7 million.

        The $1.7 million correction to prior year's financial statements in fiscal year 2009 comprises $0.9 million for changes in foreign income tax rates that were not updated in a timely manner and $0.8 million recorded in the fourth quarter of fiscal year 2009 to true-up the 2008 income tax provision. We believe that the impact of this correction was not material to our consolidated financial statements in fiscal year 2009 or in any of the prior year consolidated financial statements.

        Net Income.    Net income was $6.7 million, or 1.9% of sales, for fiscal year 2010 as compared to $23.5 million, or 7.1% of sales, for fiscal year 2009. Net income for both fiscal years 2009 and 2010 was greatly impacted by (1) for fiscal year 2009, the discrete tax benefits discussed above under the heading "Income Tax Expense (Benefit)," aggregating to a $7.9 million benefit, (2) for fiscal year 2010, the $0.9 million of discrete tax benefits in the "All other" column of the table above under the heading "Income Tax Expense (Benefit)," and (3) for fiscal year 2010, the after-tax expense from strategic alternative transaction expenses of $15.2 million. Excluding these items, fiscal year 2010 net income was approximately $5.4 million higher than fiscal year 2009 primarily due to higher shipment volume and improved operating efficiency from the higher shipment volume, and lower interest expense, in fiscal year 2010, partially offset by higher operating expense in fiscal year 2010. The higher operating expense in fiscal year 2010 is primarily due to higher management bonuses and sales incentive expenses because of improved operating performance and from the elimination of certain cost reduction initiatives in fiscal year 2010.

        EBITDA.    EBITDA was $38.6 million, or 10.7% of sales, for fiscal year 2010 as compared to $51.0 million, or 15.3% of sales, in fiscal year 2009. The $12.4 million decrease in EBITDA in fiscal year 2010 as compared to fiscal year 2009 was due primarily to strategic alternative transaction expenses of $19.9 million and higher operating expense in fiscal year 2010, partially offset by higher shipment volume and improved operating efficiency from the higher shipment volume in fiscal year 2010.

        Calculation of Management Bonuses.    Management bonuses were $3.3 million in fiscal year 2010 compared to $1.2 million in fiscal year 2009. Management bonuses for fiscal years 2010 and 2009 were calculated pursuant to our Management Incentive Plan ("MIP") and were based on three factors: (1) EBITDA as adjusted for purposes of calculating management bonuses; (2) a measure of cash generated by operations; and (3) individual goals that were customized for certain participating members of management. The weight given to each of these factors varied for each person. Generally, for our officers, equal weight was given to the first two factors, and the third factor was not applicable. For our other members of management, equal weight was given to each of the three factors described above. Management bonuses are paid in cash approximately three months after the end of the fiscal year. EBITDA as adjusted for purposes of calculating management bonuses is equal to EBITDA for the fiscal year adjusted to exclude the impact of certain non-recurring or non-cash charges as pre-determined in our MIP for the fiscal year. EBITDA for purposes of calculating management bonuses for fiscal year 2010 was $61.6 million compared to $53.5 million in fiscal year 2009. The non-recurring and non-cash charges that were excluded from EBITDA in calculating management bonuses were (a) for fiscal year 2010, strategic alternative transaction expenses of $19.9 million and stock-based compensation expense of $3.0 million, and (b) for fiscal year 2009, gain on debt extinguishment of $0.2 million and stock-based compensation expense of $2.7 million. We are presenting EBITDA as adjusted for purposes of calculating management bonuses here to help investors understand how our management bonuses were calculated, and not as a measure to be used by investors to evaluate our operating results or liquidity.

Our results for fiscal year 2009 compared to our results for fiscal year 2008

        Sales.    Our sales by market for fiscal years 2009 and 2008 are summarized as follows (dollars in millions):

	Fiscal year ended
	October 2, 2009		October 3, 2008		Decrease
	Amount	% of sales	Amount	% of sales	Amount	% of sales
Radar and Electronic Warfare	$135.9	41%	$151.8	40%	$(15.9)	(10)%
Medical	61.2	18	65.8	18	(4.6)	(7)
Communications	106.4	32	117.8	32	(11.4)	(10)
Industrial	20.2	6	25.1	7	(4.9)	(20)
Scientific	9.2	3	9.5	3	(0.3)	(3)

Total	$332.9	100%	$370.0	100%	$(37.1)	(10)%

        In the first six months of fiscal year 2009, product shipments in our defense markets, which include our radar and electronic warfare markets, were delayed due to delays in the receipt of orders, having a negative effect on our defense sales. In the last six months of fiscal year 2009, the order levels in our defense markets stabilized, but certain defense programs experienced delays in orders and subsequent sales.

        Our commercial markets, which include our medical, commercial communications, industrial and scientific markets, were negatively impacted in fiscal year 2009 by the weakening of the U.S. and foreign economy. Many of the commercial programs in which we participate depend on customers upgrading their current equipment or expanding their infrastructures. With the softening of global economy, many of our customers delayed, reduced or cancelled their upgrade or expansion plans. We believe that the weak global economy resulted in a decrease in demand for our products to support commercial programs in fiscal year 2009.

        Sales of $332.9 million for fiscal year 2009 were $37.1 million, or approximately 10%, lower than sales of $370.0 million for fiscal year 2008. Explanations for the sales decrease by market are as follows:

  •
  Radar and Electronic Warfare:  The majority of our sales in the radar and electronic warfare markets are products for domestic and international defense and government end uses. The timing of the receipt of orders and subsequent shipments in these markets may vary from year to year. On a combined basis, sales for these two markets decreased approximately 10% from $151.8 million in fiscal year 2008 to $135.9 million in fiscal year 2009, primarily due to an expected $8.7 million decrease in shipments of products to support the Aegis weapons system and decreases in sales for several other radar and electronic warfare programs due to the timing of order receipts for those programs. These decreases were partially offset by the shipment of products from development programs to support radar applications.

  •
  Medical:  Sales of our medical products consist of sales for medical imaging applications, such as x-ray imaging, MRI and PET applications, and for radiation therapy applications for the treatment of cancer. The 7% decrease in medical product sales was due to decreased sales of x-ray imaging products to international customers as a result of the weakness of global economies. Our sales of products to support MRI and radiation therapy applications remained stable in fiscal year 2009.

  •
  Communications:  Sales of our communications products consist of sales for commercial communications applications and military communications applications. The 10% decrease in sales in the communications market was primarily attributable to decreases in sales to support certain commercial communications applications, including satellite news gathering and direct-to-home broadcast applications. We believe that the decreases were largely due to the weakness of global economies. These decreases were partially offset by an increase in sales of products for military communications programs, which was a relatively new sector of the overall communications market for us.

  •
  Industrial:  Sales in the industrial market are cyclical and are generally tied to the state of the economy. The $4.9 million decrease in industrial sales was attributable to decreases in sales of products used in a wide variety of industrial applications.

  •
  Scientific:  Sales in the scientific market are historically one-time projects and can fluctuate significantly from period to period. The $0.3 million decrease in scientific sales was primarily the result of the timing of certain scientific programs.

        Cost-reduction Initiatives in Fiscal Year 2009.    In fiscal year 2009, we implemented a number of temporary and permanent cost-saving measures to counter the impact of lower sales due to the worldwide economic slowdown, including reducing our worldwide workforce by approximately 7%, or 120 people. In addition, we implemented a salary freeze and salary reductions, temporary shutdowns of facilities, increased employees' mandatory time off, initiated work-share programs and reduced our contributions to certain employee retirement plans.

        Gross Profit.    Gross profit was $93.5 million, or 28.1% of sales, for fiscal year 2009 as compared to $108.9 million, or 29.4% of sales, for fiscal year 2008. The primary reason for the reduction in gross profit in fiscal year 2009 as compared to fiscal year 2008 was lower sales volume and, therefore, lower manufacturing cost absorption due to the reduction in sales volume. This decrease was partially offset by improved gross margins at our Malibu Division and lower expenses from cost-reduction initiatives in fiscal year 2009.

        Research and Development.    Company-sponsored research and development expenses were $10.5 million, or 3.2% of sales, for fiscal year 2009 and $10.8 million, or 2.9% of sales for fiscal year 2008. Customer-sponsored research and development expenses were $17.5 million in fiscal year 2009, an increase of $5.5 million as compared to fiscal year 2008, representing an increase of approximately 46%. This increase was primarily in advanced antenna system products used for telemetry and tactical common data link ("TCDL") applications.

        Total spending on research and development, including customer-sponsored research and development, was as follows (dollars in millions):

	Fiscal year ended
	October 2, 2009	October 3, 2008
Company sponsored	$10.5	$10.8
Customer sponsored, charged to cost of sales	17.5	12.0

	$28.0	$22.8

        Selling and Marketing.    Selling and marketing expenses were $19.5 million, or 5.9% of sales, for fiscal year 2009, a $1.6 million decrease from the $21.1 million in fiscal year 2008. The reduction in selling and marketing expenses in fiscal year 2009 as compared to fiscal year 2008 was primarily due to lower expenses from cost-reduction initiatives and the favorable impact from currency translation of our foreign-based expenses in fiscal year 2009.

        General and Administrative.    General and administrative expenses were $20.8 million, or 6.2% of sales, for fiscal year 2009, a $2.1 million decrease from the $22.9 million, or 6.2% of sales, for fiscal year 2008. The decrease in general and administrative expenses in fiscal year 2009 as compared to fiscal year 2008 was primarily due to lower expenses related to the implementation of cost-reduction initiatives during fiscal year 2009.

        Amortization of Acquisition-related Intangibles.    Amortization of acquisition-related intangibles consists of purchase accounting charges for technology and other intangible assets. Amortization of acquisition-related intangibles was $2.8 million for fiscal year 2009 and $3.1 million for fiscal year 2008. The $0.3 million decrease in amortization of acquisition- related intangibles in fiscal year 2009 was primarily due to completed amortization of customer backlog in fiscal year 2008 for our Malibu Division, which was acquired in August 2007. Amortizable acquisition-related intangible assets are amortized over periods of up to 50 years.

        Interest Expense, net ("Interest Expense").    Interest Expense of $17.0 million for fiscal year 2009 was $2.1 million lower than interest expense of $19.1 million for fiscal year 2008. The reduction in interest expense in fiscal year 2009 as compared to fiscal year 2008 was primarily due to repayments of debt.

        (Gain) Loss on Debt Extinguishment.    The gain on debt extinguishment of $0.2 million in fiscal year 2009 resulted from the repurchase of $8.0 million of our 8% Notes at a discount of $0.4 million, partially offset by a $0.2 million non-cash write-off of deferred debt issue costs. The loss on debt extinguishment of $0.6 million in fiscal year 2008 resulted from the early redemption of $10.0 million of our floating rate senior notes, consisting of $0.4 million in non-cash write-off of deferred debt issue costs and issue discount costs and $0.2 million in cash payments for call premiums.

        Income Tax (Benefit) Expense.    We recorded an income tax benefit of $0.2 million for fiscal year 2009 and an income tax expense of $10.8 million for fiscal year 2008. Our effective tax rates were a negative 0.9% for fiscal year 2009 and 34.6% for fiscal year 2008.

        The income tax benefit for fiscal year 2009 included several significant discrete tax benefits: (1) $4.9 million relating to our position with regard to an outstanding audit by the CRA, (2) $1.7 million for the correction of immaterial errors to tax accounts that should have been recorded in prior year's financial statements, (3) $0.7 million related to certain provisions of the California Budget Act of 2008 signed on February 20, 2009, which will allow a taxpayer to elect an alternative method to apportion taxable income to California for tax years beginning on or after January 1, 2011, and (4) $0.6 million for refunds claimed on prior year income tax returns based on the results of a foreign nexus study. In fiscal year 2009, we also recorded a $0.4 million U.S. research and development tax credit.
        In December 2008, a new tax treaty protocol between Canada and the U.S. became effective. The new treaty requires mandatory arbitration for the resolution of double taxation disputes not settled through the competent authority process. As a result of this new treaty, our tax position on an outstanding audit by the CRA became more favorable, and we reduced our tax contingency reserve in Canada by $2.8 million, and established an income tax receivable and recognized an income tax benefit in the U.S for $2.8 million; this tax benefit was partially offset by a related increase in deferred tax liabilities of $0.7 million.

        The $1.7 million correction to prior year's financial statements in fiscal year 2009 comprises $0.9 million for changes in foreign income tax rates that were not updated in a timely manner and $0.8 million recorded in the fourth quarter to true-up the 2008 income tax provision. Fiscal year 2008 included a discrete tax benefit of $0.4 million that is attributable to fiscal year 2007 related to the correction of an immaterial error in the computation of the deferred taxes for warranty expenses in a foreign tax jurisdiction. We believe that the impact of these corrections was not material to our fiscal year 2009 consolidated financial statements or in any of the prior year consolidated financial statements.

        Net Income.    Net income was $23.5 million, or 7.1% of sales, for fiscal year 2009 as compared to $20.4 million, or 5.5% of sales, for fiscal year 2008. The $3.1 million increase in net income in fiscal year 2009 as compared to fiscal year 2008 was primarily due to discrete income tax benefits, lower expenses from the implementation of cost-reduction initiatives and lower interest expense in fiscal year 2009, partially offset by lower gross profit from the reduction in sales volume in fiscal year 2009.

        EBITDA.    EBITDA was $51.0 million, or 15.3% of sales, for fiscal year 2009 as compared to $61.3 million, or 16.6% of sales, in fiscal year 2008. The $10.3 million decrease in EBITDA in fiscal year 2009 as compared to fiscal year 2008 was due primarily to lower gross profit from the reduction in sales volume, partially offset by lower expenses from the implementation of cost-reduction initiatives in fiscal year 2009.

        Calculation of Management Bonuses.    Management bonuses were $1.2 million in fiscal year 2009 compared to $1.9 million in fiscal year 2008. Management bonuses for fiscal years 2009 and 2008 were calculated pursuant to our MIP and were based on three factors: (1) EBITDA as adjusted for purposes of calculating management bonuses; (2) a measure of cash generated by operations; and (3) individual goals that were customized for certain participating members of management. The weight given to each of these factors varied for each person. Generally, for our officers, equal weight was given to the first two factors, and the third factor was not applicable. For our other members of management, equal weight was given to each of the three factors described above. Management bonuses are paid in cash approximately three months after the end of the fiscal year. EBITDA as adjusted for purposes of calculating management bonuses is equal to EBITDA for the fiscal year adjusted to exclude the impact of certain non-recurring or non-cash charges as pre-determined in our MIP for the fiscal year. EBITDA for purposes of calculating management bonuses for fiscal year 2009 was $53.5 million compared to $64.0 million in fiscal year 2008. The non-recurring and non-cash charges that were excluded from EBITDA in calculating management bonuses were (a) for fiscal year 2009, gain on debt extinguishment of $0.2 million and stock-based compensation expense of $2.7 million, and (b) for fiscal year 2008, loss on debt extinguishment of $0.6 million and stock-based compensation expense of $2.1 million. We are presenting EBITDA as adjusted for purposes of calculating management bonuses here to help investors understand how our management bonuses were calculated, and not as a measure to be used by investors to evaluate our operating results or liquidity.

Liquidity And Capital Resources

Overview

        Our liquidity is affected by many factors, some of which are based on normal ongoing operations of our business and others that are related to uncertainties in the markets in which we compete and other global economic factors. We have historically financed, and intend to continue to finance, our capital and working capital requirements including debt service and internal growth, through a combination of cash flows from our operations and borrowings under our Senior Secured Credit Facilities. Our primary uses of cash are cost of sales, operating expenses, debt service and capital expenditures.

        In connection with the Merger, in February 2011, we received funding through an equity contribution from the Veritas Fund and certain of its affiliates and net proceeds from the offering of the outstanding notes and borrowings under the Senior Secured Credit Facilities. We used a portion of the financial resources from the Transactions to pay our old long-term debt and related costs. We believe that cash flows from operations and availability under our new revolving credit facility included in the Senior Secured Credit Facilities will be sufficient to fund our working capital needs, capital expenditures and other business requirements for at least the next twelve months. We may need to incur additional financings to make strategic acquisitions or investments or if our cash flows from operations are less than we expect. We cannot assure you that financing will be available to us on acceptable terms or that financing will be available at all.

        Our ability to make payments to fund working capital, capital expenditures, debt service, strategic acquisitions, joint ventures and investments will depend on our ability to generate cash in the future, which is subject to general economic, financial, competitive, regulatory and other factors that are beyond our control. Future indebtedness may impose various restrictions and covenants on us which could limit our ability to respond to market conditions, to provide for unanticipated capital investments or to take advantage of business opportunities.

Cash and Working Capital

        The following summarizes our cash and cash equivalents and working capital (dollars in millions):

	Parent	Predecessor
	April 1, 2011	April 2, 2010	October 1, 2010	October 2, 2009	October 3, 2008
Cash and cash equivalents	$21.7	$36.5	$42.8	$26.2	$28.7
Working capital	$84.7	$107.8	$44.8	$92.4	$88.1

        We invest cash balances in excess of operating requirements in overnight U.S. Government securities and money market accounts. In addition to the above cash and cash equivalents, we had restricted cash of $2.0 million and $1.8 million as of April 1, 2011 and October 1, 2010, respectively, consisting of bank guarantees from customer advance payments to our international subsidiaries and cash collateral for certain performance bonds. The bank guarantees become unrestricted cash when performance under the sales contract is complete. The cash collateral for the performance bonds will become unrestricted cash when the performance bonds expire.

        We are highly leveraged. As of April 1, 2011, our total outstanding indebtedness was $364.6 million (excluding approximately $4.5 million of outstanding letters of credit) compared to 195.0 million at October 1, 2010. At April 1, 2011 we also had an additional $25.5 million available for borrowing under our new revolving credit facility. Our liquidity requirements will be significant, primarily due to debt service requirements. Our cash interest paid for the periods February 11, 2011 to April 1, 2011, and October 2, 2010 to February 10, 2011 was $1.4 million and $6.4 million, respectively.

        In December 2010, our European subsidiary entered into a $2.0 million bank guarantee facility to be used for issuance of bank guarantees for advanced payments from customers and for securing certain of our obligations in projects under customer contracts. No guarantees were outstanding under such facility at April 1, 2011.

        Our current most significant debt covenant compliance requirements are maintaining a maximum leverage ratio of 7.0:1 and a minimum cash interest ratio of 1.65:1. Our current leverage ratio is approximately 5.4:1 and our cash interest ratio is approximately 2.5:1.

Historical Operating, Investing and Financing Activities

Our operating, investing and financing activities for six months ended April 1, 2011 and six months ended April 2, 2010

        In summary, our cash flows were as follows (in millions):

	Fiscal Year
	2011		2010
	February 11, 2011 to April 1, 2011 (Parent)	October 2, 2010 to February 10, 2011 (Predecessor)	26-Week Period Ended April 2, 2010 (Predecessor)
Net cash (used in) provided by operating activities	$(4.9)	$4.3	$11.5
Net cash used in investing activities	$(371.5)	$(2.5)	$(1.8)
Net cash provided by financing activities	$351.2	$2.2	$0.7

Net (decrease) increase in cash and cash equivalents	$(25.2)	$4.0	$10.4

Operating Activities

        During the periods presented above, we funded our operating activities through cash generated internally. Cash provided by operating activities is net income adjusted for certain non-cash items and changes to working capital items.

        Net cash used in operating activities of $4.9 million for the period February 11, 2011 to April 1, 2011 was attributable to (1) net loss of $6.7 million, slightly offset by depreciation, amortization and other non-cash charges of $2.5 million, and (2) net cash used to fund working capital of $0.7 million. The primary use of cash for working capital in the period February 11, 2011 to April 1, 2011 was an increase in accounts receivable resulting from increased sales volume, partially offset by an increase in accounts payable and an increase in income tax payable, net. The increase in accounts payable was due to timing of payments of vendor invoices, and the increase in income tax payable reflects the effect of the increase in current taxable income.

        Net cash provided by operating activities of $4.3 million for the period October 2, 2010 to February 10, 2011 was attributable to net loss of $4.7 million, more than offset by depreciation, amortization and other non-cash charges of $5.6 million and net cash provided by working capital of $3.4 million. The primary working capital sources of cash in the period October 2, 2010 to February 10, 2011 were a decrease in accounts receivable and an increase in advanced payments from customers. Accounts receivable decreased due to lower sales volume during the first month of a fiscal quarter as compared to during the end of a fiscal year. Advanced payments from customers increased due to an increase in certain sales orders, which allow for billings at the beginning of the contract term. The aforementioned working capital sources of cash were partially offset by an increase in inventories, a decrease in income tax payable, net, and a decrease in accounts payable. The increase in inventories resulted from increased inventory purchases to support increased orders and the sales level anticipated for the remaining quarters of fiscal year 2011. The decrease in income tax payable, net, primarily reflects lower taxable income and tax payments made during the period. Accounts payable decreased mainly due to timing of payments to trade vendors.

        Net cash provided by operating activities of $11.5 million in the six months ended April 2, 2010 was attributable to net income of $8.3 million, depreciation, amortization and other non-cash charges of $8.4 million, partially offset by net cash used in working capital of $5.2 million. The primary working capital uses of cash in the first two quarters of fiscal year 2010 were an increase in inventories and a decrease in income tax payable. The increase in inventories resulted primarily from increased inventory purchases to support increased orders and the higher sales level for the remaining quarters of fiscal year 2010. The decrease in income tax payable was primarily due to payments and lower taxable income for the second quarter of fiscal year 2010 as compared to that for the fourth quarter of fiscal year 2009. The aforementioned uses of working capital were partially offset by a decrease in accounts receivable due to the timing of billings and improved cash collections, an increase in accrued liabilities due to increased payroll and paid-time off accruals and an increase in accounts payable due to timing of payments of vendor invoices and the increase in inventory purchases.

Investing Activities

        Investing activities for the period February 11, 2011 to April 1, 2011 comprised payment made for the acquisition of Predecessor for $370.5 million and capital expenditures of $1.0 million. Investing activities for the period October 2, 2010 to February 10, 2011 comprised capital expenditures of $2.4 million.

        Investing activities for the six months ended April 2, 2010 comprised mainly $1.8 million of capital expenditures.

Financing Activities

        Net cash provided by financing activities for the period February 11, 2011 to April 1, 2011 consisted of (1) $208.6 million proceeds, net of debt issue costs, from issuance of $215.0 million aggregate principal amount of 8.00% senior notes due 2018; (2) $197.1 million net capital contributions from Holding LLC; and (3) $143.8 million proceeds, net of debt issue costs and issue discount, from borrowings under a $150.0 million six-year term loan facility. The term loan is part of our Senior Secured Credit Facilities, which also includes a $30.0 million five-year revolving credit facility that includes sub-limits for letters of credit and swingline loans. The revolver was undrawn (other than for approximately $4.5 million of outstanding letters of credit) at April 1, 2011. Net cash provided by financing activities was partially offset by our purchase or redemption of all of our then existing outstanding senior subordinated notes of $117.0 million and floating rate senior notes of $12.0 million and repayment of our outstanding indebtedness of $66.0 million under the then existing senior credit facilities. Net cash provided by financing activities was further offset by $2.9 million cash paid for additional new debt issue costs and $0.4 million repayment on the new term loan. See Note 6, Long-term Debt, to the accompanying unaudited condensed consolidated financial statements for details on the new debt.

        Net cash provided by financing activities for the period October 2, 2010 to February 10, 2011 consisted of proceeds of $0.4 million and tax benefits of $2.2 million from employee stock purchases and exercise of stock options, including those of which vesting was accelerated pursuant to the Merger, offset by the payment of fees and expenses for an amendment to our senior credit facilities of $0.4 million.

        Net cash provided by financing activities for the six months ended April 2, 2010 was attributable to $0.4 million in proceeds from employee stock purchases and $0.3 million in proceeds and tax benefit from employee stock option exercises.

Our operating, investing and financing activities for fiscal year 2010, 2009 and 2008

        In summary, our cash flows were as follows (dollars in millions):

	Fiscal year ended
	October 1, 2010	October 2, 2009	October 3, 2008
Net cash provided by operating activities	$19.8	$30.1	$33.9
Net cash used in investing activities	(4.5)	(3.3)	(2.8)
Net cash provided by (used) in financing activities	1.4	(29.3)	(22.9)

Net increase (decrease) in cash and cash equivalents	$16.7	$(2.5)	$8.2

Operating Activities

        In fiscal years 2010, 2009 and 2008, we funded our operating activities through cash generated internally. Cash provided by operating activities is net income adjusted for certain non-cash items and changes to working capital items.

        Net cash provided by operating activities of $19.8 million in fiscal year 2010 was attributable to net income of $6.7 million, depreciation, amortization and other non-cash charges of $11.1 million, and net cash provided by working capital of $2.0 million. The primary working capital sources of cash in fiscal year 2010 were an increase in accrued liabilities, income tax payable, net, and accounts payable, partially offset by an increase in inventories. The increase in accrued liabilities reflects increased payroll and paid-time off accruals, as well as incentive compensation as a result of improved operating results. The expenses incurred in connection with the terminated Comtech merger agreement that remained unpaid as of October 1, 2010 also contributed to the increase in accrued liabilities. The increase in income tax payable, net, primarily reflects tax expense accruals related to the uncertainty of obtaining a tax deduction for all of the expenses incurred in connection with the Comtech merger agreement. The increase in accounts payable was primarily due to higher inventory levels, which resulted primarily from increased inventory purchases to support increased orders and the sales level anticipated for the first half of fiscal year 2011.

        Net cash provided by operating activities of $30.1 million in fiscal year 2009 was attributable to net income of $23.5 million, depreciation, amortization and other non-cash charges of $14.2 million, partially offset by $7.6 million net cash used for working capital. The primary working capital uses of cash in fiscal year 2009 were the change in income tax payable primarily attributable to discrete tax benefits related to an outstanding audit by the CRA, a decrease in accrued expenses and an increase in inventories. The decrease in accrued expenses related primarily to the timing of payroll and employee vacations and to lower incentive compensation accruals. The increase in inventories was due mainly to more work in process for fiscal year 2010 sales. These uses of cash were slightly offset by decreases in receivables and an increase in accounts payable. Accounts receivables decreased as a result primarily by decreased sales. The increase in accounts payable was attributable primarily to the timing of vendor payments.

        Net cash provided by operating activities of $33.9 million in fiscal year 2008 was attributable to net income of $20.4 million, depreciation, amortization and other non-cash charges of $12.9 million and net cash provided by working capital of $0.6. The primary working capital sources of cash in fiscal year 2008 were decreases in receivables and inventories and release of restricted cash. Accounts receivables decreased due to timing and improved collection of trade receivables. Inventories decreased due to an effort to reduce inventory carrying levels. These sources of cash were significantly offset by decreases in accrued expenses, product warranty and income taxes payable. The decrease in accrued expenses related primarily to the timing of payroll and employee vacations, combined with lower incentive compensation and a decrease in consulting and professional costs.

Investing Activities

        Investing activities for fiscal years 2010 and 2009 consisted of $4.5 million and $3.3 million capital expenditures, respectively.

        Investing activities for fiscal year 2008 consisted primarily of $4.3 million capital expenditures and $0.1 million payment of patent application fees. The amount of cash used in investing activities was partially offset by a $1.6 million escrow refund related to the August 2007 acquisition of Malibu Research, Inc.

Financing Activities

        Net cash provided by financing activities for fiscal year 2010 consisted of proceeds and tax benefits of $1.4 million from employee stock purchases and exercise of stock options.

        Net cash used in financing activities for fiscal year 2009 consisted primarily of repayment of $22.7 million of our prior term loan credit facility and repurchase of $7.6 million of our 8% Notes, net of $0.4 million discount, partially offset by $1.0 million in proceeds from employee stock purchases and stock option exercises.

        Net cash used in financing activities for fiscal year 2008 consisted primarily of $2.8 million of treasury stock purchases under the stock repurchase program discussed below, redemption of $10.0 million in principal amount of the FR Notes and repayments aggregating $11.0 million under our prior term loan credit facility. The cash used in financing activities for fiscal year 2008 was partially offset by $0.9 million in proceeds from employee stock purchases.

Contractual Obligations

        The following table summarizes our significant contractual obligations as of April 1, 2011 and the effect that such obligations are expected to have on our liquidity and cash flows in future periods (dollars in thousands):

		Fiscal Year
	Total	2011 (remaining six months)	2012-2013	2014-2015	Thereafter
Operating leases	$5,916	$668	$2,021	$852	$2,375
Purchase commitments	34,580	27,920	6,660	—	—
Debt obligations	364,625	750	3,000	3,000	357,875
Interest on debt obligations	171,051	12,535	50,142	49,838	58,536
Uncertain tax positions	7,397	3,656	3,741	—	—

Total cash obligations	$583,569	$45,529	$65,564	$53,690	$418,786

Standby letters of credit	$4,531	$4,531

        The amounts for debt obligations and interest on debt obligations in the above table assume (1) that the respective debt instruments will be outstanding until their scheduled maturity dates, (2) that interest rates in effect on April 1, 2011 remain constant for future periods, and (3) a debt level based on mandatory repayments according to the contractual amortization schedule.

        The expected timing of payment amounts of the obligations in the above table is estimated based on current information; timing of payments and actual amounts paid may be different.

        Leases:    We are committed to minimum rentals under non-cancelable operating lease agreements, primarily for land and facility space, that expire on various dates through 2050. Certain of our leases provide for escalating lease payments. Assets subject to capital leases as of April 1, 2011 were not material.

        Purchase Commitments:    As of April 1, 2011, we had known purchase commitments of $34.6 million, which include primarily future purchases for inventory-related items under various purchase arrangements as well as other obligations in the ordinary course of business that we cannot cancel or for which we would be required to pay a termination fee in the event of cancellation.

        Debt Obligations:    As of April 1, 2011, our long-term debt consisted of the following (dollars in millions):

April 1, 2011
Senior Secured Credit Facilities
Revolving credit facility	$—
Term loan facility	149.6
8.00% Senior Notes due 2018	215.0

364.6
Less: Current portion	1.5

Long-term portion	$363.1

Standby letters of credit	$4.5

        Senior Secured Credit Facilities.    In connection with the Transactions, on February 11, 2011 we entered into the Senior Secured Credit Facilities consisting of (i) a $150.0 million six-year term loan facility; and (ii) a $30.0 million five-year revolving credit facility. We borrowed the full amount of the term loan facility thereunder in connection with the Merger, and the revolving credit facility was undrawn at April 1, 2011 (other than for approximately $4.5 million of outstanding letters of credit). We have the option to increase the amount available under the Senior Secured Credit Facilities by up to an aggregate of $50.0 million on an uncommitted basis.

        The revolving credit facility includes borrowing capacity available for letters of credit and for short-term borrowings referred to as the swingline borrowings. Our obligations under the Senior Secured Credit Facilities are fully and unconditionally guaranteed by the Parent and, subject to certain exceptions, each of the Parent's existing and future domestic restricted subsidiaries (other than CPII). In addition, our obligations under the Senior Secured Credit Facilities and the guarantees of those obligations, are secured by (a) pledges of all of the equity interests held by us and each guarantor and (b) liens on substantially all of our assets and the assets of each guarantor, in each case subject to certain exceptions.

        Borrowings under the term loan facility and the revolving credit facility bear interest, at our option, at a rate equal to a margin over either (a) a base rate or (b) a LIBOR rate. The Senior Secured Credit Facilities are subject to amortization and prepayment requirements and contain customary representations and warranties, covenants, events of default and other provisions described under "Description of the Senior Secured Credit Facilities."

        8.00% Senior Notes due 2018.    On February 11, 2011, we issued an aggregate of $215 million in a private placement of 8.00% Senior Notes due 2018. The outstanding notes are our senior unsecured obligations. The Parent and each of our existing and future restricted subsidiaries (other than any "Excluded Subsidiary" as defined under "Description of the Exchange Notes—Certain Definitions") guarantee the outstanding notes on a senior unsecured basis. The outstanding notes bear interest at the rate of 8.00% per year. Interest is payable in cash.

        The indenture governing the outstanding notes limits our and our restricted subsidiaries' ability to incur additional indebtedness or issue certain preferred stock; pay dividends and make other restricted payments; make certain investments; sell assets; create liens; consolidate, merge or sell all or substantially of our assets; enter into transactions with affiliates and designate subsidiaries as unrestricted subsidiaries. These covenants are subject to important exceptions as described under "Description of the Exchange Notes—Certain covenants."

Contingent Income Tax Obligations

        As of April 1, 2011 and October 1, 2010, our total unrecognized tax benefits, including any related interest accrual, were reported as income taxes payable (current liability) of $3.7 million and $3.8 million, respectively, and other long-term liabilities of $3.7 million and $3.9 million, respectively, in our consolidated balance sheet. See Note 11 to the accompanying audited consolidated financial statements and Note 11 to the accompanying unaudited consolidated financial statements for more information, included elsewhere in this prospectus.

Capital Expenditures

        Our continuing operations typically do not have large recurring capital expenditure requirements. Capital expenditures are generally made to replace existing assets, increase productivity, facilitate cost reductions or meet regulatory requirements. Total capital expenditures for the six months ended April 1, 2011 were $3.4 million. Total capital expenditures for fiscal year 2011 are expected to be approximately $7.0 to $8.0 million and include approximately $2.0 million to be funded by a customer sales contract.

Recent Accounting Pronouncements

        See Note 2 to the accompanying audited consolidated financial statements and the accompanying unaudited consolidated financial statements for information regarding the effect of new accounting pronouncements on our financial statements, included elsewhere in this prospectus.

Critical Accounting Policies And Estimates

        Our consolidated financial statements are prepared in accordance with generally accepted accounting principles, or GAAP, in the United States of America, which require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon various factors and information available to us at the time that these estimates, judgments and assumptions are made. These factors and information may include, but are not limited to, history and prior experience, experience of other enterprises in the same industry, new related events, current economic conditions and information from third-party professionals. The estimates, judgments and assumptions we make can affect the reported amounts of assets and liabilities as of the date of the financial statements, as well as the reported amounts of revenues and expenses during the periods presented. To the extent there are material differences between these estimates, judgments or assumptions and actual results, our financial statements will be affected.

        We believe that the following critical accounting policies are the most significant to the presentation of our financial statements and require the most subjective and complex judgments. These matters, and the judgments and uncertainties affecting them, are also essential to understanding our reported and future operating results. See Note 1 to our audited consolidated financial statements for a more comprehensive discussion of our significant accounting policies, included elsewhere in this prospectus.

Revenue recognition

        We generally recognize revenue upon shipment of product, following receipt of written purchase orders, when the price is fixed or determinable, title has transferred and collectability is reasonably assured. Revenue recognized under the percentage-of-completion method of accounting is determined on the basis of costs incurred and estimates of costs at completion, which require management estimates of future costs. Changes in estimated costs at completion over time could have a material impact on our operating results.

        Revenue arrangements that include multiple deliverables are divided into separate units of accounting if the deliverables meet certain criteria. We allocate the consideration among the separate units of accounting based on their relative selling prices, and consider the applicable revenue recognition criteria separately for each of the separate units of accounting. We adopted ASU No. 2009-13 and ASU 2009-14 in the first quarter of fiscal year 2011. This new revenue guidance establishes a selling price hierarchy for determining the selling price of a deliverable in a sale arrangement. The selling price for each deliverable is based on vendor-specific objective evidence ("VSOE") if available, third-party evidence ("TPE") if VSOE is not available, or estimated selling price if neither VSOE or TPE is available. The amendments in this ASU eliminate the residual method of allocation and require that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method. The relative selling price method allocates any discount in the arrangement proportionately to each deliverable on the basis of the deliverable's selling price. The amount of our product revenue is affected by our judgments as to whether an arrangement includes multiple elements and if so, the selling price hierarchy for those elements. Changes to the elements in an arrangement and the measurement of the selling price for those elements could affect the timing of revenue recognition. These conditions are sometimes subjective and actual results could vary from the estimated outcome, requiring future adjustments to revenue. The adoption of ASU No. 2009-13 and ASU 2009-14 did not have a material impact on our consolidated results of operations, financial position or cash flows.

Inventory valuation

        We assess the valuation of inventory and periodically write down the value for estimated excess and obsolete inventory based upon actual usage and estimates about future demand. The excess balance determined by this analysis becomes the basis for our excess inventory charge. Management personnel play a key role in our excess inventory review process by providing updated sales forecasts, managing product rollovers and working with manufacturing to maximize recovery of excess inventory. If our estimates regarding demand are inaccurate or changes in technology affect demand for certain products in an unforeseen manner, we may incur losses or gains in excess of our established markdown amounts that could be material.

        Management also reviews the carrying value of inventory for lower of cost or market on an individual product or contract basis. A loss is charged to cost of sales if the estimated product cost or the contract cost at completion is in excess of net realizable value (selling price less estimated cost of disposal). If the actual contract cost at completion is different than originally estimated, then a loss or gain provision adjustment would be recorded that could have a material impact on our operating results.

Recoverability of long-lived assets

        We account for goodwill and other intangible assets in accordance with the FASB Accounting Standards Codification ("ASC") Topic 350, "Intangibles—Goodwill and Other." ASC 350 requires that goodwill and identifiable intangible assets with indefinite useful lives be tested for impairment at least annually. ASC 350 and ASC 360, "Property, Plant and Equipment," also require that intangible assets subject to amortization be amortized over their respective estimated useful lives and reviewed for impairment. We amortize identifiable intangible assets on a straight-line basis over their useful lives of up to 50 years.

        We assess the recoverability of the carrying value of goodwill and other intangible assets with indefinite useful lives at least annually or whenever events or changes in circumstances indicate that the carrying amount of any of these assets may not be fully recoverable. Recoverability of goodwill is measured at the reporting unit level (our six divisions) based on a two-step approach. First, the carrying amount of the reporting unit is compared to the fair value as estimated by the future net discounted cash flows expected to be generated by the reporting unit. To the extent that the carrying value of the reporting unit exceeds the fair value of the reporting unit, a second step is performed, wherein the reporting unit's assets and liabilities are valued. The implied fair value of goodwill is calculated as the fair value of the reporting unit in excess of the fair value of all non-goodwill assets and liabilities allocated to the reporting unit. To the extent the reporting unit's carrying value of goodwill exceeds its implied fair value, impairment exists and must be recognized. This process requires the use of discounted cash flow models that utilize estimates of future revenue and expenses as well as the selection of appropriate discount rates. There is inherent uncertainty in these estimates, and changes in these factors over time could result in an impairment charge.

        At April 1, 2011 and October 1, 2010, the carrying amount of goodwill and other intangible assets with indefinite useful lives was $221.1 million and $165.5 million, respectively. Based on our test for impairment performed in the fourth quarter of fiscal year 2010, goodwill and other intangible assets with indefinite useful lives were determined not to be impaired. We will continue to evaluate the need for impairment at least annually in the fourth quarter or in other fiscal quarters if changes in circumstances or available information indicate that impairment may have occurred.

        At April 1, 2011 and October 1, 2010, the carrying amount of property, plant and equipment and finite-lived intangible assets was $315.7 million and $123.5 million, respectively. In accordance with ASC 360 and ASC 350, we review the carrying values of long-lived assets and finite-lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of any of these assets may not be recoverable. We assess the recoverability of property, plant and equipment to be held and used and finite-lived intangible assets by a comparison of the carrying amount of an asset or group of assets to the future net undiscounted cash flows expected to be generated by the asset or group of assets. If such assets are considered impaired, then the impairment recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. This process requires the use of cash flow models that utilize estimates of future revenue and expenses. There is inherent uncertainty in these estimates, and changes in these factors over time could result in an impairment charge.

        A prolonged general economic downturn and, specifically, a prolonged downturn in the defense, communications or medical markets, or technological changes, as well as other market factors, could intensify competitive pricing pressure, create an imbalance of industry supply and demand, or otherwise diminish volumes or profits. Such events, combined with changes in interest rates, could adversely affect our estimates of future net cash flows to be generated by our long-lived assets. Consequently, it is possible that our future operating results could be materially and adversely affected by any impairment charges related to the recoverability of our long-lived assets.

        Malibu's Goodwill Impairment Analysis.    As mentioned above, the impairment analysis performed in the fourth quarter of fiscal year 2010 indicated no impairment existed as of July 2, 2010. The Malibu Division ("Malibu"), one of our reporting units, passed the goodwill impairment test with a fair value that exceeded its carrying value by approximately 7%. Goodwill allocated to Malibu as of July 2, 2010 was $15.9 million. We utilize a discounted cash flow approach in estimating the fair value of Malibu, where the discount reflects a weighted average cost of capital rate. The key assumptions driving the fair value of Malibu are principally future sales growth and the discount rate. Malibu's future sales growth assumptions were based on current product performance, customer input and long-term industry expectations. However, actual performance in the near and longer-term could be materially different from these expectations. This could be caused by events such as strategic decisions made in response to economic and competitive conditions, the impact of the economic environment on Malibu's customer base, or a material negative change in Malibu's relationships with its significant customers. If Malibu does not meet its projected sales growth, or its sales growth expectations are reduced in the future, then Malibu's goodwill could become impaired and a non-cash impairment charge to earnings would be recorded.

Income taxes

        We must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of tax credits, tax benefits and deductions and in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes. Significant changes to these estimates may result in an increase or decrease to our tax provision in a subsequent period.

        We must assess the likelihood that we will be able to recover our deferred tax assets. If recovery is not more likely than not, we must increase our provision for taxes by recording a valuation allowance against the deferred tax assets that we estimate will not ultimately be recoverable. We believe that all of the deferred tax assets recorded on our consolidated balance sheets will ultimately be recovered. However, should there be a change in our ability to recover our deferred tax assets, our tax provision would increase in the period in which we determined that the recovery was not more likely than not.

        In addition, the calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations. In accordance with FASB ASC 740, "Income Taxes," we recognize liabilities for uncertain tax positions based on the two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step requires us to estimate and measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement. It is inherently difficult and subjective to estimate such amounts, as this requires us to determine the probability of various possible outcomes. We reevaluate these uncertain tax positions on a quarterly basis. This evaluation is based on factors including, but not limited to, changes in facts or circumstances, changes in tax law, effectively settled issues under audit and new audit activity. Such a change in recognition or measurement would result in the recognition of a tax benefit or an additional charge to the tax provision.

Business Combinations

        We account for business combinations, such as the Merger, in accordance with FASB ASC 805, "Business Combinations," and accordingly, apply the acquisition method of accounting and recognize the assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date. Determining the fair value of assets acquired and liabilities assumed requires management's judgment and often involves the use of significant estimates and assumptions, including assumptions with respect to future cash inflows and outflows, discount rates, intangibles and other asset lives, among other items.

Interest Rate Risk

        Our exposure to market risk for changes in interest rates relates primarily to our long-term debt. As of April 1, 2011, we had fixed rate senior notes of $215.0 million due in 2018, bearing interest at 8% per year and a $148.9 million (net of $0.7 million unamortized original issue discount) term loan under our Senior Secured Credit Facilities due in 2017. Our variable rate debt is subject to changes in the LIBOR rate. As of April 1, 2011, the variable interest rate on the term loan under the Senior Secured Credit Facilities was 5.0%.

        Prior to the date of the Merger, we used derivative instruments in order to manage interest costs and risk associated with our long-term debt. Under the provisions of FASB ASC 815, "Derivatives and Hedging," the interest rate swap contract with an original effective date of June 2011 was originally designated and qualified as a cash flow hedge of interest rate risk. In connection with the repayment of our prior term loan, the interest rate swap was settled in February 2011 whereby we paid $0.5 million. Consequently, we recorded $0.4 million loss in "interest expense, net" in the condensed consolidated statements of operations and comprehensive income for the six months ended April 1, 2011 to reflect the termination of the hedge.

        We performed a sensitivity analysis to assess the potential loss in future earnings that a 10% increase in the variable portion of interest rates over a one-year period would have on our term loan under our Senior Secured Credit Facilities. The impact was determined based on the hypothetical change from the end of period market rates over a period of one year and would result in no change in future interest expense as a 10% increase in the current variable interest rate would not increase the rate above the "LIBOR floor" in the Senior Secured Credit Facilities.

Foreign Currency Exchange Risk

        Although the majority of our revenue and expense activities are transacted in U.S. dollars, we do transact business in foreign countries. Our primary foreign currency cash flows are in Canada and several European countries. In an effort to reduce our foreign currency exposure to Canadian dollar denominated expenses, we enter into Canadian dollar forward contracts to hedge the Canadian dollar denominated costs for our manufacturing operation in Canada. Our Canadian dollar forward contracts are designated as a cash flow hedge and are considered highly effective, as defined by FASB ASC 815, "Derivatives and Hedging." The unrealized gains and losses from foreign exchange forward contracts are included in accumulated other comprehensive income in the condensed consolidated balance sheets. If the transaction being hedged fails to occur, or if a portion of any derivative is ineffective, then we promptly recognize the gain or loss on the associated financial instrument in general and administrative in the condensed consolidated statements of operations. No ineffective amounts were recognized due to hedge ineffectiveness in the six months ended April 1, 2011. The gain recognized in general and administrative due to hedge ineffectiveness was insignificant for the six months ended April 2, 2010. The gain recognized in general and administrative due to hedge ineffectiveness for fiscal year 2010 was $0.1 million.

        As of April 1, 2011, we had entered into Canadian dollar forward contracts for approximately $9.7 million (Canadian dollars), or approximately 40% of our estimated Canadian dollar denominated expenses for April 2011 through September 2011, at an average rate of approximately $0.95 U.S. dollar to Canadian dollar. We estimate the impact of a 1 cent change in the U.S. dollar to Canadian dollar exchange rate (without giving effect to our Canadian dollar forward contracts) to be approximately $0.3 million annually to our net income.

        At April 1, 2011, the fair value of foreign currency forward contracts was a short-term asset of $0.7 million (prepaid and other current assets).

BUSINESS

Business

Our Company

        We are a leading provider of microwave, RF, power and control products for applications in the defense, communications, medical and scientific industries. We develop, manufacture and distribute products used to generate, amplify, transmit and receive high-power/high-frequency microwave and RF signals and/or provide power and control for various defense and commercial applications. Our products are used for transmitting radar signals for threat tracking and navigation; transmitting decoy and jamming signals for electronic warfare; transmitting and amplifying voice, data and video signals for broadcasting, data links, the Internet, flight testing and other types of communications; providing power and control for medical diagnostic imaging; generating microwave energy for radiation therapy in the treatment of cancer; and for various industrial and scientific applications.

        We have an extensive portfolio of more than 4,500 products that includes a wide range of VEDs, satellite communications amplifiers, medical x-ray generators, advanced antenna technology, solid state devices, and various electronic power supply and control equipment.

        We estimate that our products are currently installed on more than 125 U.S. defense systems and more than 180 commercial systems. Both defense and commercial applications require the generation, control and transmission of high-power and high-frequency microwave and RF signals for which VED products are the most efficient technology. Our products are elements of U.S. and foreign military programs and platforms, including numerous airborne, ship-bourne and ground-based platforms. In addition to our strong presence in defense applications, we have successfully applied our key technologies to commercial end markets, including communications, medical, industrial and scientific applications, which provide us with a diversified base of sales. Revenues during fiscal year 2010 were split approximately evenly between defense and commercial applications.

        We believe that the majority of our VED products are consumable with an average life of between three and seven years, and once they are installed in original equipment, they generate recurring sales of spares and repairs. We regularly work with our customers, often utilizing customer-funded R&D programs to create and upgrade customized products with enhanced bandwidth, power and reliability. We estimate that approximately 36% of our total sales for fiscal year 2010 were generated from sales of spares and repairs, including upgraded replacements for existing products, providing us with a relatively stable business that is less vulnerable to dramatic shifts in market conditions. In addition, in fiscal year 2010 we generated approximately 58% of our total sales from products for which we believe, based on information we collect during the ordering process, that we were the only supplier solicited by the applicable customers to provide such products.

        We are organized into six divisions operating five manufacturing facilities in North America. We sell and service our products to customers globally through our internal sales, marketing and service force of approximately 145 professionals and 64 external sales organizations. Products are sold directly to the DoD, foreign military services and commercial customers, as well as to OEMs and systems integrators for ultimate sales to those customers. The U.S. Government is our only customer that accounted for more than 10% of our sales in fiscal year 2010. Approximately 34%, 33% and 35% of our sales in our 2010, 2009 and 2008 fiscal years, respectively, were made to the U.S. Government, either directly or indirectly through prime contractors or subcontractors.

        In fiscal year 2010 and the six months ended April 1, 2011, we generated total sales of $360.4 million and $184.3 million, respectively, net income (loss) of $6.7 million and $(11.4) million, respectively, and Adjusted EBITDA of $61.6 million and $29.0 million, respectively. See note 7 under "Summary Historical and Pro Forma Financial Information" for additional information regarding Adjusted EBITDA.

Our End Markets

        Approximately half of our product sales for fiscal year 2010 were for U.S. and foreign government and military end use. We are one of three companies in the United States that have the facilities and expertise to produce a broad range of high-power microwave products customized to the demanding specifications required for advanced military applications. Defense applications of our products include transmitting and receiving radar signals for locating and tracking threats, weapons guidance and navigation, as well as transmitting decoy and jamming signals for electronic warfare. Key defense platforms on which we provide components include the Aegis Combat System; Phalanx and Hawk radar systems; ALE-50 airborne and MK-53 NULKA shipboard decoy systems; SIRFC on-board jamming system; and many of the U.S. military radar and electronic warfare systems in service. In recent years, we have expanded our focus in the communications market to include military communications applications, as we believe that there is a significant and growing market for our products for these applications. Military communications applications now make up a growing portion of our total communications business, and approximately one-third of our total communications sales in fiscal year 2010 were for military communications purposes. We believe satellite communication will be a critical element for supplying real time, high data-rate communications, intelligence and battlefield information to the front-line soldier. We currently provide satellite communication amplifiers for military platforms such as the WIN-T and NMT systems. In addition, military data link communications systems use our products to transmit and receive real-time command and control, intelligence, surveillance and reconnaissance data between airborne platforms (including UAVs) and their associated ground-based and ship-based terminals. We currently provide the data links for several major UAV platforms and the Apache attack helicopter. As a provider of products for U.S. Government and military end use, we are subject to certain risks particular to such activities. For example, the U.S. Government has the ability to terminate or modify our contracts and to audit our contract-related costs and fees. In addition, we are subject to additional laws and regulations as a U.S. Government contractor as well as possible false claim suits and "qui tam" or "whistleblower" suits. We also are a sole provider of some business to the U.S. Government that may be subject to competitive bidding in the future. For additional information regarding these risks, see "Risk Factors—Risks Relating To Our Business—We are subject to risks particular to companies supplying defense-related equipment and services to the U.S. Government. The realization of any of these risks could cause a loss of or decline in our sales to the U.S. Government."

        In addition to our strong presence in defense applications, we have successfully applied our key technologies to commercial end markets, including communications, medical, industrial and scientific applications, which provide us with a diversified base of sales. Within the commercial communications end market, we offer one of the industry's most comprehensive lines of satellite communications amplifiers, with offerings for virtually every currently applicable frequency and power requirement. We estimate that we have a worldwide installed base of more than 25,000 satcom amplifiers. Furthermore, we are participating in the growing area of Ka-band for commercial satcom applications including conventional and high-definition television for direct-to-home satellite broadcast as well as satellite communications for broadband data communications. Key programs are ViaSat's Ka-band satellite-delivered broadband services and DirecTV direct-to-home broadcast applications.

        Within the medical end market, we supply VEDs for high-end radiation therapy machines and x-ray generators. Radiotherapy treatment sales have grown in the last several years as major suppliers of therapy equipment have introduced a number of key technological advances that enable their equipment to treat a greater number of oncology-related problems. We believe this trend will drive continued growth in demand for our products. In addition, we believe that we are one of the leading independent suppliers of x-ray generators in the world, and we believe that this market provides long-term growth opportunities for us.

        The industrial market includes applications for a wide range of systems used for material processing, instrumentation and voltage generation, and we offer a number of specialized product lines to address this diverse market. We produce fully integrated amplifiers that include the associated high-power microwave devices used in instrumentation applications for electromagnetic interference and compatibility testing. Our products are also installed in the power supply modules of industrial equipment using RF energy to perform pipe and plastic welding, textile drying and semiconductor wafer fabrication. In addition, we have a line of industrial RF generators that use high-power microwave technology for various industrial heating and material processing applications.

        Our scientific market consists primarily of equipment used in reactor fusion programs and accelerators for the study of high-energy particle physics, referred to as "Big Science." Generally, in scientific applications, our products are used to generate high levels of microwave or RF energy to accelerate a beam of electrons in order to study the atom and its elementary particles. Our products are also used in research related to the generation of electricity from fusion reactions.

Our Competitive Strengths

        We believe we are well positioned in our end markets and that our key competitive strengths are:

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  Leadership in Microwave and RF Technology.  Since 1948, we have been a leader in microwave technology. More than 60 years ago, the founders of the Company pioneered a breakthrough technology that led to the commercialization of radar. Since then, we have improved our solutions, enabling technological advances in radar, electronic warfare and communications systems, which have required higher-power and higher-frequency solutions, and we have been designing and producing cutting-edge products that specifically address the evolving needs of our customers. In response to our customers' needs, we have designed and developed microwave systems that provide what we believe is a market-leading combination of power, frequency, bandwidth, control and reliability for our commercial and military customers. We have maintained our technological and production expertise through our experienced team of scientists and engineers, our recurring investment in research and development, over half of which is customer-funded, and our focus on continuous process improvement. Our leadership in design and quality is demonstrated by what we believe are sole-source relationships with customers from whom we generated a majority of our sales in fiscal year 2010.

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  Leading Market Positions in Attractive End Markets.  We have developed leading market positions across the end markets we serve by offering customers superior design expertise, product quality and customer service. We believe we are a market leader in the sale of high-power, high-frequency microwave devices and related products for the defense, communications, medical, industrial and scientific end markets.

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  Substantial Sole Provider Position.  Our market leading technology, customer focus, and long history as a reliable supplier to our government and commercial customers, have resulted in our products being designed into and installed on a large number of platforms and systems. We believe that in many cases we are the sole provider of high-power microwave equipment on these systems. In fiscal year 2010, we generated approximately 58% of our sales from products for which we believe, based on information we collect during the ordering process, that we were the only supplier solicited by the applicable customers to provide such products.

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  Large Installed Product Base with Recurring Spares and Repairs Sales.  We provide products embedded within a large and growing installed base of defense systems and commercial systems. We estimate that our products are currently installed on more than 125 U.S. defense systems and more than 180 commercial systems. Furthermore, once our products have been designed and installed into a customer's system, high costs would have to be incurred by the customer in order to requalify a new supplier's component and redesign the customer's end product, which creates significant disincentives to switch to a competitor. This large installed base, high switching costs and our sole provider position enable us to capture a long-term stream of replacements, spares and repairs sales. We estimate that approximately 36% of our total sales for fiscal year 2010 were generated from recurring sales of replacements, spares and repairs.

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  Diversified Sales Base.  Our sales are diversified by customer, by end market, by product and by geography. Our top 15 customers comprised less than 50% of total sales in fiscal year 2010, with only the U.S. Government accounting for more than 10% of our sales during such period. We sell our products to customers in five end markets: the radar and electronic warfare (defense), communications, medical, industrial and scientific markets. No end market represented more than 37% of total sales in fiscal year 2010. Within each of our markets, we also sell a variety of products. These products may be sold as stand-alone products or as part of a fully integrated subsystem. For example, we supply each U.S. Navy DDG-51 destroyer with many different products, ranging from coupled-cavity traveling wave tubes for the early warning radar system to power-grid replacement products and services. Our product diversification reduces our dependence on any one part of any market for our overall success and profitability. Finally, our leadership in our markets allows us to penetrate other important geographic markets, as evidenced by the fact that 36% of our total sales in fiscal year 2010 came from customers outside the United States. These international customers provide us with further diversification, as they span all of our end markets.

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  Strong Cash Flow Generation and Low Capital Expenditures.  We generate substantial operating cash flow and have relatively low capital expenditures. For the three years ended October 1, 2010, our average annual net cash provided by continuing operating activities before cash interest expense, cash income tax and strategic alternative transaction expenses was $55.1 million, while average annual capital expenditures were $4.0 million. We expect capital expenditures to remain low as a percentage of total sales as we continue to actively manage our capital expenditure needs. For fiscal year 2010, capital expenditures equaled 1.2% of total sales.

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  Strong and Experienced Management Team with a Successful Track Record.  Our management team averages more than 25 years experience with the Company and its predecessor, Varian Associates, Inc. Since assuming its leadership responsibilities in 2002, our management team has instilled a culture that places a heavy emphasis on cost consciousness, profitable growth, meeting goals and targets, and cash generation through efficient management of inventories, receivables, accounts payable and customer advances. In addition, management has consolidated several facilities, reduced labor costs, overhead and general and administrative expenses, and renewed the Company's commitment to operational excellence principles in its factories. During the tenure of our management team, our total sales increased from $251.2 million in fiscal year 2002 to $360.4 in fiscal year 2010, while our Adjusted EBITDA and net income (loss) increased from $30.1 million and $(6.7) million, respectively, in fiscal year 2002 to $61.6 million and $6.7 million, respectively, in fiscal year 2010.

Our Business Strategy

        Our goal is to continually improve our position as a leading supplier of products and systems into our core defense, medical, commercial and scientific markets. Our strategies to achieve this objective include:

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  Expanding Our Business in the Emerging Military Communications Market.  We believe that real-time network communications between intelligence agencies, military commands and soldiers on the front lines will play an increasingly critical role in the U.S. military and that the procurement of new military communications systems will be a critical component of this trend. Microwave technology is well suited to provide the significant bandwidth required to enable the rapid and seamless transfer of large quantities of voice, video and other forms of information that are critical to military communications. We believe we are well positioned to continue to be a key supplier of microwave technology for the growing military satellite communications market, having made significant investments over the past several years to bring to market internally developed, proprietary microwave solutions tailored for military satellite communications use.

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  Supporting Other Emerging Military Initiatives.  We believe the DoD is increasingly exploring high-power microwave solutions for a growing number of threat countermeasures and non-lethal weapons applications. We offer many products and are working with the military on new products for many of these applications, including next-generation electronic warfare systems that transmit decoy and jamming signals to deceive an enemy threat. In addition, the recent proliferation of non-traditional weapons has led to the exploration of technologies that can disable or destroy these devices. High-power microwave technology has shown a significant promise as a countermeasure against IEDs, and we expect that the DoD will actively pursue high-power technology solutions in this area.

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  Developing and Expanding Technologies.  Through a combination of customer-funded research and development and our own internal research and development efforts, we intend to continue our focus on the development of our key technologies in core programs to increase market share and in adjacent, high-growth areas with significant long-term potential, including UAV technology, advanced radar applications, solid-state satcom amplifiers, next-generation x-ray machines and other complementary markets. We continue to analyze emerging technologies and aggressively pursue related market opportunities. For example, we have greatly increased our investment in solid- state technology for power amplifiers to address new mobile satcom applications. In addition, in the medical market we have recently introduced new x-ray generators with image processing systems to assist customers in their migration from film-based radiology systems to digital radiology systems. In fiscal year 2010, our total research and development spending was approximately $28.5 million, of which $12.4 million was internally funded and $16.1 million was customer-funded.

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  Pursuing Attractive Commercial Opportunities.  We intend to develop new products to pursue growth areas in the commercial markets we serve. Recent examples of our product innovation include the introduction of a line of SuperLinear® high-powered, satellite communications amplifiers, which are more efficient, use less prime power and generate less heat, making them smaller and lighter and, therefore, better suited for modern, compact communications systems, as well as being more environmentally friendly, than comparable amplifiers. In addition, we provide high-powered Ka-band amplifiers for the growing area of commercial communications services via satellite, including the latest broadband (Internet) and HDTV applications. In the medical market, we have recently introduced new products, including x-ray generators with image processing systems as mentioned earlier.

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  Leveraging Incumbent Relationships.  We intend to leverage our relationships with the U.S. Government, prime defense contractors and key commercial customers by continuing to deliver high levels of performance on our existing contracts, which will help to preserve our access to a valuable stream of spares and repairs business and enhance our ability to win new, upgrade and follow-on business.

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  Exploring Strategic Acquisitions.  We intend to selectively explore strategic acquisitions in the rapidly consolidating defense and microwave components industries. Strategic acquisitions could permit us to acquire complementary technologies and products, achieve higher levels of system integration, grow our existing product base, and/or increase our geographic coverage by leveraging our extensive corporate sales and marketing organization.

Markets

        We develop, manufacture and distribute products used to generate, amplify, transmit and receive high-power/high-frequency microwave and RF signals and/or provide power and control for various applications in defense and commercial markets. We serve five end markets: the radar and electronic warfare (or defense), communications, medical, industrial and scientific markets. Certain of our products are sold in more than one end market depending on the specific power and frequency requirements of the application and the physical operating conditions of the end product. End-use applications of these systems include:

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  the transmission of radar signals for navigation and location;

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  the transmission of deception signals for electronic countermeasures;

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  the transmission, reception and amplification of voice, data and video signals for broadcasting, data links, Internet, flight testing and other types of commercial and military communications;

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  providing power and control for medical diagnostic imaging;

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  generating microwave energy for radiation therapy in the treatment of cancer; and

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  generating microwave energy for various industrial and scientific applications.

Our end markets are described below.

Radar and Electronic Warfare Market (Defense)

        We supply products used in various types of military radar systems, including search, fire control, tracking and weather radar systems. In radar systems, our products are used to generate or amplify electromagnetic energy pulses, which are transmitted via the radar system's antenna through the air until they strike a target. The return "echo" is read and analyzed by the receiving portion of the radar system, which then enables the user to locate and identify the target. Our products have been an integral element of radar systems for more than five decades.

        We supply microwave power amplifiers for electronic warfare programs. Electronic warfare systems provide protection for ships, aircraft and high-value land targets against radar-guided weapons by interfering with, deceiving or disabling the threats. Electronic warfare systems include onboard electronic equipment, pods that attach under aircraft wings and expendable decoys. Within an electronic warfare system, our components amplify low-level incoming signals received from enemy radar or enemy communications systems and amplify or modify those signals to enable the electronic warfare system either to jam or deceive the threat. We believe that we are a leading provider of microwave power sources for electronic warfare systems, having sold thousands of devices for those systems and having a sole provider position in products for certain high-power phased array systems and expendable decoys. Electronic warfare programs also include devices and subsystems being developed or supplied for high-power microwave applications, such as systems to disable and destroy IEDs and Active Denial (a system that uses microwave energy to deter unfriendly personnel). Many of the electronic warfare programs on which we are a qualified supplier are well-entrenched current programs for which we believe that there is ongoing demand.

        Our radar and electronic warfare products include microwave and power grid sources, microwave amplifiers, receiver protectors and multifunction integrated microwave assemblies, as well as complete transmitter subsystems consisting of the microwave amplifier, power supply and control system. Our product offering in the radar and electronic warfare market also includes advanced antenna systems for radar and radar simulators. Our products are used in airborne, UAVs, ground and shipboard radar systems. We believe that we are a leading provider of power grid and microwave power sources for government radar and electronic warfare applications, with an installed base of products on more than 125 systems and a sole provider position in numerous landmark programs.

        Our sales in the radar and electronic warfare market, which we also call our defense market, were $131.6 million, $135.9 million and $151.8 million in fiscal years 2010, 2009 and 2008, respectively, and $67.6 million and $61.5 million for the six months ended April 1, 2011 and April 2, 2010, respectively.

On average, approximately 56% of our sales in the radar and electronic warfare market are generated from recurring sales of replacements, spares and repairs, including upgraded replacements for existing products.

Medical Market

        Within the medical market, we focus on diagnostic and treatment applications. For diagnostic applications, we provide products for medical imaging applications, such as x-ray imaging, magnetic resonance imaging ("MRI") and positron emission tomography ("PET"). For these applications, we provide x-ray generators, subsystems, software and user interfaces, including state-of-the-art, high-efficiency, compact power supplies and modern microprocessor-based controls and operator consoles for diagnostic imaging. We also provide power grid devices for PET Isotope production systems. These systems are linac-based proton accelerators used in the detection of cancer and other diseases.

        X-ray generators are used to generate and control the electrical energy being supplied to an x-ray VED and, therefore, control the dose of radiation delivered to the patient during an x-ray imaging procedure. In addition, these x-ray generators include a user interface to control the operation of the equipment, including exposure times and the selection of the anatomic region of the body to be examined. These generators are interfaced with, and often power and control, auxiliary devices, such as patient positioners, cameras and automatic exposure controls, to synchronize the x-ray examination with this other equipment.

        For treatment applications, we provide klystron VEDs and electron guns for high-end radiation therapy machines. Klystrons provide the microwave energy to accelerate a beam of energy toward a cancerous tumor.

        Sales in the medical market were $70.2 million, $61.2 million and $65.8 million in fiscal years 2010, 2009 and 2008, respectively, and $33.3 million and $36.8 million for the six months ended April 1, 2011 and April 2, 2010, respectively.

        For many years, we have been the sole provider of klystron high-power microwave devices to Varian Medical Systems Inc.'s oncology systems division for use in its High Energy Clinac® radiation therapy machines for the treatment of cancer, and we expect this relationship to continue. We also provide x-ray generators for use on the On-Board Imager accessory for the Clinac and Trilogy™ medical linear accelerators. This automated system for image-guided radiation therapy uses high-resolution x-ray images to pinpoint tumor sites. Recently, we have also begun providing x-ray generators for use on the TrueBeam™ radiotherapy systems for the treatment of cancer. More than 5,900 of Varian Medical Systems' medical linear accelerators for cancer radiotherapy are in service around the world, delivering more than 30 million cancer treatments each year.

        The market for our x-ray generators and associated products is broad, ranging from dealers who buy only a few generators per year, up to large OEMs who buy hundreds per year. We sell our x-ray generators and associated equipment worldwide and have been growing both our geographic presence and our product portfolio. We have introduced new products, including x-ray generators with image processing systems, to assist customers in their migration from film-based radiology systems to digital radiology systems. We believe that we are one of the leading independent supplier of x-ray generators in the world, and we believe that this market provides continued long-term growth opportunities for us.

        We have traditionally focused on hospital, or "mid- to high-end," applications, and we believe that we have become a premier supplier to this part of the market. There also exists substantial demand for "lower-end" applications, and, in recent years, we have introduced families of products that allow us to participate more fully in this part of the market.

Communications Market

        In the communications market, we provide microwave and millimeter-wave amplifiers for commercial and military communications links for broadcast, video, voice and data transmission. Our sales in the communications market were $124.0 million, $106.4 million and $117.8 million in fiscal years 2010, 2009 and 2008, respectively, and $65.6 million and $57.8 million for the six months ended April 1, 2011 and April 2, 2010, respectively. The communications market is the most dynamic of our end markets, and sales can vary significantly from quarter to quarter due, in part, to the timing and size of our shipments for specific programs during a particular quarter, including, for example, infrastructure programs for commercial direct-to-home or broadband satellite communications applications and military satellite communications programs. Historically, we have focused primarily on commercial communications applications, but in recent years, we have expanded our focus to include military communications applications, as we believe that there is a significant and growing market for our products for these applications. Military communications applications now make up a growing portion of our total communications business, and approximately one-third of our total communications sales in fiscal year 2010 were for military communications applications.

        Our commercial communications programs include satellite, terrestrial broadcast and over-the-horizon applications. Our military communications programs include satellite, data link and over-the-horizon communications applications. For satellite, terrestrial broadcast, data link and over-the-horizon communications applications, our products amplify and transmit signals within an overall communications system:

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  Ground-based satellite communications transmission systems use our products to enable the transmission of microwave signals, carrying either analog or digital information, from a ground-based station to the transponders on an orbiting satellite by boosting the power of the low-level original signal to desired power levels for transmission over hundreds or thousands of miles to the satellite. The signal is received by the satellite transponder, converted to the downlink frequency and retransmitted to a ground-based receiving station.

        The majority of our communications products are sold into the satellite communications market. We estimate that we have a worldwide installed base of more than 27,000 amplifiers. We believe that we are a leading producer of power amplifiers, amplifier subsystems and high-power microwave devices for satellite uplinks, and that we offer one of the industry's most comprehensive lines of satellite communications amplifiers, with offerings for virtually every currently applicable frequency and power requirement for both fixed and mobile satellite communications applications in the military and commercial arena. We believe our technological expertise, our well-established worldwide service network and our ability to design and manufacture both the fully integrated amplifier and either the associated high-power microwave device or the solid-state RF device allow us to provide a superior overall service to our customers.

        We are participating in satellite communications growth areas, including: amplifiers for the 30 gigahertz (GHz) band (Ka-band), which is one of the major satellite communications growth areas for both commercial and military applications; the growing application worldwide of conventional and high-definition television for direct-to-home satellite broadcast; the use of satellite communications for broadband data communications; and specialized amplifiers for the military communications market.

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  Terrestrial broadcast systems use our products to amplify and transmit signals, including television and radio signals at very high ("VHF") and ultra high ("UHF") frequencies, or other signals at a variety of frequencies. Through the years, we have established a customer base of several thousand customers in the broadcast market, providing us with opportunities for replacement, spares, upgrade and rebuilding business.

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  Data link communications systems use our products to transmit and receive real-time command and control, intelligence, surveillance and reconnaissance ("ISR") data between airborne platforms, including UAVs and manned airborne platforms, and their associated ground-based and ship-based terminals via high-bandwidth digital data links. Our products are on the airborne and ground nodes of the tactical common data link ("TCDL") network for various platforms.

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  Over-the-horizon (also referred to as "troposcatter") systems use our high-power amplifiers and traveling wave tubes to send a signal through the atmosphere, bouncing the signal off the troposphere, the lowest atmospheric layer, and enabling receipt of the signal tens of miles to hundreds of miles away. These systems transmit voice, video and data signals without requiring the use of a satellite, providing an easy-to-install, relocatable and cost-efficient alternative to satellite-based communications.

Industrial Market

        The industrial market includes applications for a wide range of systems used for material processing, instrumentation and voltage generation. We offer a number of specialized product lines to address this diverse market. We produce fully integrated amplifiers that include the associated high-power microwave devices used in instrumentation applications for electromagnetic interference and compatibility testing. Our products are also installed in the power supply modules of industrial equipment using RF energy to perform pipe and plastic welding, textile drying and semiconductor wafer fabrication. We have a line of industrial RF generators that use high-power microwave technology for various industrial heating and material processing applications. Our sales in the industrial market were $23.6 million, $20.2 million and $25.1 million in fiscal years 2010, 2009 and 2008, respectively, and $11.4 million and $10.4 million for the six months ended April 1, 2011 and April 2, 2010, respectively.

Scientific Market

        The scientific market consists primarily of equipment used in reactor fusion programs and accelerators for the study of high-energy particle physics, referred to as "Big Science." Generally, in scientific applications, our products are used to generate high levels of microwave or RF energy to accelerate a beam of electrons in order to study the atom and its elementary particles. Our products are also used in research related to the generation of electricity from fusion reactions. Our sales in the scientific market were $11.0 million, $9.2 million and $9.5 million in fiscal years 2010, 2009 and 2008, respectively, and $6.4 million and $4.6 million for the six months ended April 1, 2011 and April 2, 2010, respectively.

Geographic Markets

        We sell our products in approximately 90 countries. In fiscal year 2010, sales to customers in the U.S., Europe and Asia accounted for approximately 64%, 16% and 16% of our total sales, respectively. No country other than the U.S. accounted for more than 10% of our sales in fiscal year 2010. See "Sales, Marketing and Service." For financial information about geographic areas, see Note 13 to the accompanying audited consolidated financial statements, included elsewhere in this prospectus.

Products

        We have an extensive portfolio of over 4,500 products that includes a wide range of microwave and power grid VEDs, in addition to products such as:

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  satellite communications amplifier subsystems;

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  radar and electronic warfare subsystems;

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  specialized antenna subsystems;

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  solid-state integrated microwave assemblies;

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  medical x-ray generators and control systems;

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  modulators and transmitters; and

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  various electronic power supply and control equipment and devices.

        Additionally, we have developed complementary, more highly integrated, subsystems that contain additional integrated components for medical imaging and for satellite communications applications. These integrated subsystems generally sell for higher prices.

        Generally, our products are used to:

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  generate or amplify (multiply) various forms of electromagnetic energy (these products are generally referred to as VEDs, vacuum electron devices, or simply as devices);

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  transmit, direct, measure and control electromagnetic energy;

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  provide the voltages and currents to power and control devices that generate electromagnetic energy; or

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  provide some combination of the above functions.

        VEDs were initially developed for defense applications but have since been applied to many commercial markets. We use tailored variations of this key technology to address the different frequency and power requirements in each of our target markets. Generally our VED products derive from, or are enhancements to, the original VED technology on which our company was founded. Most of our other products were natural offshoots of the original VED technology and were developed in response to the opportunities and requirements in the market for more fully integrated products and services. The type of device selected for a specific application is based on the operating parameters required by the system.

        We sell several categories of VEDs, including:

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  Klystrons and gyrotrons: Klystrons are typically high-power VEDs that operate over a narrow range of frequencies, with power output ranges from hundreds of watts to megawatts and frequencies from 500 kilohertz (KHz) to over 30 GHz. We produce and manufacture klystrons for a variety of radar, communications, medical, industrial and scientific applications. Gyrotron oscillators and amplifiers operate at very high power and very high frequencies. Power output of one megawatt has been achieved at frequencies greater than 100 GHz. These devices are used in areas such as fusion research, electronic warfare and high-resolution radar.

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  Helix traveling wave tubes: Helix traveling wave tubes are VEDs that operate over a wide range of frequencies at moderate output power levels (tens of watts to thousands of watts). These devices are ideal for terrestrial and satellite communications and electronic warfare applications.

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  Coupled cavity traveling wave tubes: Coupled cavity traveling wave tubes are VEDs that combine some of the power generating capability of a klystron with some of the increased bandwidth (wider frequency range) properties of a helix traveling wave tube. These amplifiers are medium bandwidth, high-power devices, with power output levels that can be as high as one megawatt. These devices are used primarily for high-power and multi-function radars, including frontline radar systems.

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  Magnetrons: Magnetron oscillators are VEDs capable of generating high-power output at relatively low cost. Magnetrons generate power levels as high as 20 megawatts and cover frequencies up to the 40 GHz range. We design and manufacture magnetrons for radar, electronic warfare and missile programs within the defense market. Shipboard platforms include search and air traffic control radar on most aircraft carriers, cruisers and destroyers of NATO-country naval fleets. Ground-based installations include various military and civil search and air traffic control radar systems. We are also a supplier of magnetrons for use in commercial weather radar. Potential new uses for magnetrons include high-power microwave systems for disruption of enemy electronic equipment and the disabling or destruction of roadside bombs and other IEDs.

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  Cross-field amplifiers: Cross-field amplifiers are VEDs used for high-power radar applications because they have power output capability as high as 10 megawatts. Our cross-field amplifiers are primarily used to support radar systems on the Aegis weapons used by the U.S. Navy and select foreign naval vessels. We supply units both for new ships and for replacements.

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  Power grid devices: Power grid devices are lower frequency VEDs that are used to generate, amplify and control electromagnetic energy. These devices are used in commercial and military communications systems and radio and television broadcasting. We also supply power grid devices for the shortwave broadcast market and for MRI and PET applications for the medical market. Our products are also widely used in equipment that serves the industrial markets such as textile drying, pipe welding and semiconductor wafer fabrication.

        In addition to VEDs, we also sell:

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  Microwave transmitter subsystems: Our microwave transmitter subsystems are integrated assemblies generally built around our VED products. These subsystems incorporate specialized high-voltage power supplies to power the VED, plus cooling and control systems that are uniquely designed to work in conjunction with our devices to maximize life, performance and reliability. Microwave transmitter subsystems are used in a variety of defense and commercial applications. Our transmitter subsystems are available at frequencies ranging from one GHz all the way up to 100 GHz and beyond.

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  Satellite communications amplifiers: Satellite communications amplifiers provide integrated power amplification for the transmission of voice, broadcast, data, Internet and other communications signals from ground stations to satellites in all frequency bands. We provide a broad line of complete, integrated satellite communications amplifiers that consist of a VED or solid- state microwave amplifier, a power supply to power the device, radio frequency conditioning circuitry, cooling equipment, electronics to control the amplifier and enable it to interface with the satellite ground station, and a cabinet. These amplifiers are often combined in sub-system configurations with other components to meet specific customer requirements. We offer amplifiers both for defense and for commercial applications. Our products include amplifiers based on helix and coupled cavity traveling wave tubes, klystrons, solid-state devices and millimeter-wave devices.

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  Receiver protectors and control components: Receiver protectors are used in the defense market in radar systems to protect sensitive receivers from extraneous high-power signals, thereby preventing damage to the receiver. We have been designing and manufacturing receiver protector products for more than 50 years and offer a wide range of available technologies, as well as a wide range of other components used to control the RF energy in the customer's system. Our receiver protectors and control components are integrated into prominent fielded military programs. As radar systems have evolved to improve performance and reduce size and weight, we have invested in solid-state technology to develop the microwave control components to allow us to offer more fully integrated products, referred to as multifunction assemblies, as required by modern radar systems.

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  Medical x-ray imaging systems: We design and manufacture x-ray generators for medical imaging applications. These consist of power supplies, cooling, control and display subsystems that drive the x-ray equipment used by healthcare providers for medical imaging. The energy in an x-ray imaging system is generated by an x-ray tube which is another version of a VED operating in a different region of the electromagnetic spectrum. These generators use the high-voltage and control systems expertise originally developed by us while designing power systems to drive our other VEDs. We also provide the electronics and software subsystems that control and tie together much of the other ancillary equipment in a typical x-ray imaging system. We have recently introduced x-ray generators with imaging processing systems to assist our customers in their migration from film-based radiology systems to digital radiology systems.

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  Antenna systems: We design and manufacture antenna systems for a variety of applications, including, radar, electronic warfare, communications and telemetry. Along with a variety of antenna types, including phased array, edge and tilt scanning antennas, conformal electronic scanning antennas, stabilized shipboard tracking antennas and our trademark FLAPS ("Flat Parabolic Surface") antennas, the antenna systems also include the highly efficient harmonic drive pedestals used to support them. The antenna systems used on airborne, shipboard and ground-based platforms are designed to enable high performance, high data rate transmission at frequencies ranging from one GHz to 100GHz.

Backlog

        As of April 1, 2011, we had an order backlog of $269.2 million compared to an order backlog of $240.7 million as of April 2, 2010. We had an order backlog of $241.9 million as of October 1, 2010 compared to an order backlog of $226.0 million as of October 2, 2009. Backlog represents the cumulative balance, at a given point in time, of recorded customer sales orders that have not yet been shipped or recognized as sales. Backlog is increased when an order is received, and backlog is reduced when we recognize sales. We believe that backlog and orders information is helpful to investors because this information may be indicative of future sales results. Although backlog consists of firm orders for which goods and services are yet to be provided, customers can, and sometimes do, terminate or modify these orders. Historically, however, the amount of modifications and terminations has not been material compared to total contract volume. Approximately 85% of our backlog as of October 1, 2010 is expected to be filled within fiscal year 2011.

Sales, Marketing And Service

        Our global distribution system provides us with the capability to introduce, sell and service our products worldwide. Our distribution system primarily uses our direct sales professionals throughout the world. We have direct sales offices throughout North America and Europe, as well as in India, Singapore, China and Australia. As of October 1, 2010, we had 145 direct sales, marketing and technical support individuals on staff. Our wide-ranging distribution capabilities enable us to serve our growing international markets, which accounted for approximately 36% of our sales in fiscal year 2010.

        Our sales professionals receive extensive technical training and focus exclusively on our products. As a result, they are able to provide knowledgeable assistance to our customers regarding product applications and the introduction and implementation of new technology, and, at the same time, provide local technical support.

        In addition to our direct sales force, we use approximately 64 external sales organizations and one significant stocking distributor, Richardson Electronics, Ltd., to service the needs of customers in certain markets. The majority of the third-party sales organizations that we use are located outside the U.S. and Europe and focus primarily on customers in South America, Southeast Asia, the Middle East, Africa and Eastern Europe. Through the use of third-party sales organizations, we are better able to meet the needs of our foreign customers by establishing a local presence in lower volume markets. Using both our direct sales force and our largest distributor, Richardson Electronics, we are able to market our products to both end users and system integrators around the world and to deliver our products with short turn-around times. We have maintained an exclusive distributorship agreement with Richardson Electronics for our Eimac brand product since August 1995, which we expect will remain in effect for the foreseeable future. Because our relationship with Richardson Electronics is primarily with respect to a single brand, we do not believe the loss of this relationship would have a material adverse impact on our business.

        Given the complexity of our products, their function in customers' systems and the unacceptably high costs to our customers of system failure and downtime, we believe that our customers view our product breadth, reliability and superior responsive service as key points of differentiation. We offer comprehensive customer support, with direct technical support provided by 21 strategically located service centers, primarily serving satellite communications customers. These service centers are located in the U.S. (California and Massachusetts), Canada (Georgetown, Ontario), Brazil, China (five), India (two), Japan, Korea, Peru, Russia, Singapore, South Africa, Australia, Taiwan (two) and The Netherlands. The service centers enable us to provide extensive technical support and rapid response to customers' critical spare parts and service requirements throughout the world. In addition, we offer on-site installation assistance, on-site service contracts, a 24-hour technical support hotline and complete product training at our facilities, our service centers or customer sites. We believe that many of our customers specify our products in competitive bids due to our responsive global support and product quality.

Competition

        The industries and markets in which we operate are competitive. We encounter competition in most of our business areas from numerous other companies, including units of L-3 Communications Corporation, Thales Electron Devices SA, e2v technologies plc, Teledyne Technologies, Inc. and Comtech Xicom Technology, Inc., a subsidiary of Comtech Telecommunications Corporation ("Comtech"). Some of our competitors have parent entities that have resources substantially greater than ours. In certain markets, some of these competitors are also our customers and/or our suppliers, particularly for products for satellite communications applications. Our ability to compete in our markets depends to a significant extent on our ability to provide high-quality products with shorter lead times at competitive prices and our readiness in facilities, equipment and personnel.

        We also continually engage in research and development efforts in order to introduce innovative new products for technologically sophisticated customers and markets. There is an inherent risk that advances in existing technology, or the development of new technology, could adversely affect our market position and financial condition. We provide both VED and solid-state alternatives to our customers, and invest in research and development efforts across a wide range of power and frequency levels in both VED and solid-state technologies. We believe that for the foreseeable future, solid-state devices are well suited for specific lower-power applications but will be unable to compete on a cost-effective basis in the high-power/high-frequency markets that represent the majority of our business. We believe that VED and solid-state technologies currently serve their own specialized markets without significant overlap in most applications. See "Risk Factors—Risks relating to our business—We face competition in the markets in which we sell our products."

Research And Development

        Total research and development spending was $28.5 million, $28.0 million and $22.8 million during fiscal years 2010, 2009 and 2008, respectively, and $16.3 million and $13.4 million during the six months ended April 1, 2011 and April 2, 2010, respectively. Total research and development spending consisted of company-sponsored research and development expense of $12.4 million, $10.5 million and $10.8 million during fiscal years 2010, 2009 and 2008, respectively, and customer-sponsored research and development of $16.1 million, $17.5 million and $12.0 million during fiscal years 2010, 2009 and 2008, respectively. Total research and development spending consisted of company-sponsored research and development expense of $7.2 million and $5.7 million during the six months ended April 1, 2011 and April 2, 2010, respectively, and customer-sponsored research and development of $9.1 million and $7.7 million during the six months ended April 1, 2011 and April 2, 2010, respectively.

Customer-sponsored research and development costs are charged to cost of sales to correspond with revenue recognized.

Manufacturing

        We manufacture our products at six manufacturing facilities in five locations in North America. We have implemented modern manufacturing methodologies based upon a continuous improvement philosophy, including just-in-time materials handling, demand flow technology, statistical process control and value-managed relationships with suppliers and customers. Five of our facilities have achieved the ISO 9001 international certification standard. We obtain certain materials necessary for the manufacture of our products, such as molybdenum, cupronickel, oxygen-free high conductivity ("OFHC") copper and some cathodes, from a limited group of, or occasionally sole, suppliers. We have long-standing relationships with our key suppliers and many of our critical commodities are covered by long-term blanket agreements. In addition, we continually pursue alternative sources, and we have established a contingency plan designed to ensure a minimal recovery period if a key supplier is lost. We also monitor our key suppliers through ongoing surveillance, using assessments as well as ongoing reviews of supplier performance.

        Generally, each of our manufacturing divisions uses similar manufacturing processes consisting of product development, procurement of components and/or sub-assemblies, high-level assembly and testing. For satellite communications equipment, the process is primarily one of integration, and we use contract manufacturers to provide sub-assemblies whenever possible. Satellite communications equipment uses both VED and solid-state technology, and the Satcom Division procures certain of the critical components that it incorporates into its subsystems from our other manufacturing divisions.

Intellectual Property

        Our business is dependent, in part, on our intellectual property rights, including trade secrets, patents and trademarks. We rely on a combination of nondisclosure and other contractual arrangements as well as trade secret, patent, trademark and copyright laws to protect our intellectual property rights. We do not believe that any single patent or other intellectual property right or license is material to our success as a whole.

        On occasion, we have entered into agreements pursuant to which we license intellectual property from third parties for use in our business, and we also license intellectual property to third parties. As a result of contracts with the U.S. Government, some of which contain patent and/or data rights clauses, the U.S. Government has acquired royalty-free licenses or other rights in inventions and technology resulting from certain work done by us on behalf of the U.S. Government. See "Risk Factors—Risks relating to our business—We have only a limited ability to protect our intellectual property rights, which are important to our success."

U.S. Government Contracts And Regulations

        We deal with numerous U.S. Government agencies and entities, including the Department of Defense, and, accordingly, we must comply with and are affected by laws and regulations relating to the formation, administration and performance of U.S. Government contracts. We are affected by government, regulatory and industry approvals/oversight. We are affected by similar government authorities and approvals/oversight with respect to our international business.

        U.S. Government contracts are conditioned upon the continuing availability of Congressional appropriations. Congress usually appropriates funds on a fiscal-year basis even though contract performance may extend over many years. Therefore, long-term government contracts and related orders are subject to cancellation if appropriations for subsequent performance periods are not approved. See "Risk Factors—Risks relating to our business—A significant portion of our sales is, and is expected to continue to be, from contracts with the U.S. Government, and any significant reduction in the U.S. defense budget or any disruption or decline in U.S. Government expenditures could negatively affect our results of operations and cash flows."

        In addition, our U.S. Government contracts may span one or more base years and multiple option years. The U.S. Government generally has the right not to exercise option periods and may not exercise an option period if the applicable U.S. Government agency does not receive funding or is not satisfied with our performance of the contract. All of our government contracts and most of our government subcontracts can be terminated by the U.S. Government, or another relevant government, either for its convenience or if we default by failing to perform under the contract. Upon termination for convenience of a fixed-price contract, we normally are entitled to receive the purchase price for delivered items, reimbursement for allowable costs for work-in-process and an allowance for profit on the work performed. Upon termination for convenience of a cost-reimbursement contract, we normally are entitled to reimbursement of allowable costs plus a portion of the fee. The amount of the fee recovered, if any, is related to the portion of the work accomplished prior to termination. See "Risk Factors—Risks relating to our business—We are subject to risks particular to companies supplying defense-related equipment and services to the U.S. Government. The realization of any of these risks could cause a loss of or decline in our sales to the U.S. Government."

        Licenses or other authorizations are required from U.S. Government agencies for the export of many of our products in accordance with various regulations, including the United States Export Administration Regulations (for commercial products, including "dual use" products with military applications) and the International Traffic in Arms Regulations (for defense articles and defense services). In addition, regulations administered by OFAC of the U.S. Department of the Treasury govern transactions with countries and persons subject to U.S. trade sanctions, including import as well as export transactions. We are also subject to U.S. Government restrictions on transactions with specific entities and individuals, including, without limitation, those set forth on the Entity List, the Specially Designated Nationals List, the Denied Persons List, the Unverified List, and the U.S. State Department's lists of debarred parties. We are also subject to U.S. customs laws and regulations, including customs duties, when applicable. Additionally, we are subject to the Anti-Boycott Regulations administered by the U.S. Department of Commerce and the Boycott Provisions of the Internal Revenue Code (Section 999) administered by the Internal Revenue Service.

        Our internal compliance program has identified, and we have made voluntary self-disclosures regarding potential compliance issues to (i) OFAC regarding assistance provided by the Swiss branch office of one of our U.S. subsidiaries (the "Swiss Branch") with respect to sales of medical x-ray equipment by our Canadian subsidiary to distributors for resale to end-users in Iran; (ii) to OFAC and BIS regarding the repair of a U.S.-origin power supply for a customer in Syria and the re-export to Syria of a U.S.-origin part that was used in such repair, by the Netherlands branch office of one of our European subsidiaries; and (iii) OAC regarding the acceptance by the Swiss Branch of purchase orders that contained boycott language with respect to sales of power tetrodes to Saudi Arabia. Each of Iran and Syria is a country that is subject to U.S. trade sanctions. On July 14, 2011, the Company received a warning letter from BIS, closing the matter without any imposition of penalties on the Company. While it is not possible to predict the response of the U.S. authorities, the Company could be assessed substantial fines or other penalties as a result of these matters still pending before OFAC and OAC.

        In addition to U.S. laws and regulations, foreign countries may also have laws and regulations governing imports and exports. See "Risk Factors—Risks Relating to our Business—Laws and regulations governing the export of our products could adversely impact our business."

Legal Proceedings

        On July 1, 2010, a putative stockholder class action complaint was filed against Predecessor, the members of the Predecessor's board of directors, and Comtech in the California Superior Court for the County of Santa Clara, entitled Continuum Capital v. Michael Targoff, et al. (Case No. 110CV175940). The lawsuit concerned the proposed merger between us and Comtech, and generally asserted claims alleging, among other things, that each member of Predecessor's board of directors breached his fiduciary duties by agreeing to the terms of the previously proposed merger and by failing to provide stockholders with allegedly material information related to the proposed merger, and that Comtech aided and abetted the breaches of fiduciary duty allegedly committed by the members of our board of directors. The lawsuit sought, among other things, class action certification and monetary relief. On July 28, 2010, the plaintiff filed an amended complaint, making generally the same claims against the same defendants, and seeking the same relief. In addition, the amended complaint generally alleged that the consideration that would have been paid to Predecessor's stockholders under the terms of the proposed merger was inadequate. On September 7, 2010, Predecessor terminated the Comtech sale agreement. On November 24, 2010, Predecessor entered in an agreement and plan of merger with CPII and Merger Sub, which are affiliates of the Veritas Fund. On December 15, 2010, the plaintiff filed a second amended complaint, which removed Comtech as a defendant, added allegations related to the Merger and to Veritas Capital, and added a claim for attorneys' fees. On December 23, 2010, after Predecessor filed its preliminary proxy statement relating to a special meeting in connection with the approval of the Merger, the plaintiff filed a third amended complaint, adding allegations related to the disclosures in the preliminary proxy statement. The third amended complaint seeks, among other things, class action certification and monetary relief.

        We believe the action is without merit; however, to avoid the cost and uncertainty of litigation and to complete the proposed Transactions without delay, the defendants have entered into a Memorandum of Understanding concerning settlement. The settlement and any attorneys' fees award are subject to Court approval. Pursuant to the Memorandum of Understanding, among other things, the defendants will receive a release of claims and the plaintiff will dismiss the third amended complaint with prejudice in exchange for, among other agreements, an agreement by Predecessor to make certain additional disclosures concerning the Merger, which disclosures were included in a definitive proxy statement filed by Predecessor on January 11, 2011. The Memorandum of Understanding also provides that, upon Court approval and dismissal of the action, Predecessor, its insurers or its successor in interest will cause to be paid to the plaintiff's counsel $575,000 in full settlement of any claim for attorneys' fees and all expenses. We expect the majority of this payment to be borne by our insurers.

        During fiscal year 2009, we received a notice from a customer purporting to terminate a sales contract due to alleged nonperformance. In fiscal year 2010, we received further notices from the customer claiming additional cost incurred due to the alleged nonperformance. In April 2011, we reached a settlement with the customer, whereby we will pay the customer $1.3 million, of which $0.5 million was previously accrued and $0.8 million has been recorded as a liability in the purchase price allocation in connection with the Transactions.

Environmental Matters

        We are subject to a variety of U.S. federal, state and local, as well as foreign, environmental laws and regulations relating to, among other things, wastewater discharge, air emissions, storage and handling of hazardous materials, disposal of hazardous and other wastes and remediation of soil and groundwater contamination. We use a number of chemicals or similar substances and generate wastes that are classified as hazardous, and we require environmental permits to conduct certain of our operations. Violation of such laws and regulations can result in fines, penalties and other sanctions.

        We were formerly the electron device business of Varian Associates, Inc. In connection with the sale of that business to us in 1995, Varian Medical Systems, Inc. (as successor to Varian Associates, Inc.) generally agreed to indemnify us for various environmental liabilities relating to Varian Associates' electron devices business prior to August 1995. We are generally not indemnified by Varian Medical Systems with respect to liabilities resulting from our operations after August 1995. Pursuant to this agreement, Varian Medical Systems is undertaking environmental investigation and remedial work at our manufacturing facilities in Palo Alto, California and Beverly, Massachusetts, that are known to require remediation.

        To date, Varian Medical Systems has, generally at its expense, conducted required investigation and remediation work at its former facilities and responded to environmental claims arising from Varian Medical Systems' (or its predecessor's) prior operations of the electron device business.

        In connection with our sale of the former Varian facility located in San Carlos, California in September 2006, the buyer of the facility obtained insurance to cover the expected environmental remediation costs and other potential environmental liabilities at that facility. In addition, in connection with the sale, we released Varian Medical Systems from certain of its indemnification obligations with respect to that facility. If the proceeds of the environmental insurance are insufficient to cover the required remediation costs and potential other environmental liabilities at that facility, we could be required to bear a portion of those liabilities.

        We believe that we have been and are in substantial compliance with applicable environmental laws and regulations, and we do not expect to incur material costs relating to environmental compliance. However, new or changes in enforcement of existing environmental requirements, or discovery of previously unknown conditions, could result in additional costs that may be significant.

Employees

        As of April 1, 2011, we had approximately 1,580 employees, of which 460 are located outside the United States (including approximately 430 in Canada). None of our employees is subject to a collective bargaining agreement, although a limited number of our sales force members located in Europe are members of work councils or unions. We have not experienced any work stoppages, and we believe that we have good relations with our employees.

 MANAGEMENT

Management

        The following table sets forth certain information regarding the board of directors of CPII, the board of directors of Parent and our named executive officers as of June 10, 2011.

Name	Age	Office and Position
O. Joe Caldarelli	60	Chief Executive Officer and Director
Robert A. Fickett	50	President, Chief Operating Officer and Director
Joel A. Littman	59	Chief Financial Officer, Treasurer and Secretary
John R. Beighley	58	Vice President and Assistant Secretary of CPII
Don C. Coleman	56	Vice President of CPII
Andrew E. Tafler	56	Vice President of CPII
Robert B. McKeon	56	Chairman of our boards of directors, Director
Hugh Evans	42	Director
Ramzi M. Musallam	42	Director
Jeffrey P. Kelly	36	Director
Michael J. Meehan	70	Director
Admiral Leighton W. Smith, Jr.	71	Director

        O. Joe Caldarelli serves as our Chief Executive Officer and a member of our boards of directors. Mr. Caldarelli became Chief Executive Officer and a Director of CPII in March 2002. Prior to this, Mr. Caldarelli was a Co-Chief Operating Officer of CPII since October 2000 and Vice President of CPII since August 1995. Mr. Caldarelli is also the Division President of CPII's Communications & Medical Products Division. Mr. Caldarelli was Vice President and General Manager for the Communications & Medical Products Division under the Electron Device Business of Varian Associates, Inc. from 1985 until August 1995 and was President and a Director of Varian Canada, Inc. from 1992 until August 1995. From 1982 until 1985, Mr. Caldarelli was Marketing Manager of the Communications & Medical Products Division of Varian Associates, Inc. and served as its Equipment Operations Manager from 1979 until 1982. Prior to joining Varian Associates, Mr. Caldarelli served as Manufacturing Engineering Manager for Medtronic Canada, Inc. Mr. Caldarelli holds a B.S. degree in mechanical engineering from the University of Toronto. Mr. Caldarelli was chosen to serve on our boards of directors because of his extensive industry and CPII experience, his experience in multiple senior management roles, and his prior exposure to mergers and acquisitions and refinancing transactions.

        Robert A. Fickett serves as our President, Chief Operating Officer and a member of our boards of directors. Mr. Fickett became President and Chief Operating Officer of CPII in March 2002. Prior to this, Mr. Fickett was a Co-Chief Operating Officer of CPII since October 2000 and Vice President of CPII since April 1998. Mr. Fickett has also been the Division President of CPII's Microwave Power Products Division since April 1998. From January 1996 to April 1998, Mr. Fickett was Vice President of Operations for CPII's Microwave Power Products Division. From 1993 until January 1996, he was President and Chief Executive Officer of Altair Technologies, Inc., a contract manufacturer. From 1982 until 1993, Mr. Fickett held a number of positions with Varian Associates, Inc., including Engineering Manager of the Microwave Power Products Division's Klystron Engineering Group, to which he was promoted in 1989. Mr. Fickett received a B.S. degree in mechanical engineering from the University of California, Berkeley. Mr. Fickett was chosen to serve on our boards of directors because of his extensive industry and CPII experience, his experience in multiple senior management roles, and his experience in engineering and operations.

        Joel A. Littman serves as our Chief Financial Officer. Mr. Littman became Chief Financial Officer of CPII in September 2001. Mr. Littman was Corporate Controller for CPII from November 1996 to September 2001. From September 1989 to November 1996, Mr. Littman served as Controller of the Microwave Power Products Division of Varian Associates, Inc. and CPII. Prior to that, Mr. Littman held various finance positions with Varian Associates, Inc. and TRW Inc. Mr. Littman received a B.A. degree in economics and an M.B.A. degree, both from the University of California at Los Angeles.

        John R. Beighley serves as one of CPII's Vice Presidents. Mr. Beighley became a Vice President of CPII in March 1997. Mr. Beighley currently heads CPII's worldwide field sales organization. From May 1992 to March 1997, Mr. Beighley was CPII's Western Hemisphere Sales Manager responsible for sales in the Americas, the Far East and Australia. From June 1989 to May 1992, Mr. Beighley was CPII's North American Sales Manager. From March 1981 to June 1989, Mr. Beighley held a number of product marketing and field sales positions with Varian Associates, Inc. Mr. Beighley received a B.S. degree in marketing from San Francisco State University and an M.B.A. degree from Santa Clara University.

        Don C. Coleman serves as one of CPII's Vice Presidents. Mr. Coleman became a Vice President and Division President of CPII's Beverly Microwave Division in February 1999. Mr. Coleman was Vice President of Manufacturing for CPII's Beverly Microwave Division from February 1996 until accepting his current position. From 1990 until 1996, Mr. Coleman held the position of Engineering Manager for Receiver Protector Products at the Company's Beverly Microwave Division. Prior to 1990, Mr. Coleman held a variety of manufacturing and development engineering positions at Varian Associates, Inc. Mr. Coleman received a B.S. degree in engineering from the University of Massachusetts.

        Andrew E. Tafler serves as one of CPII's Vice Presidents. Mr. Tafler became a Vice President of CPII in December 2005. Mr. Tafler became Division President of CPII's Satcom Division in May 2004. Mr. Tafler was previously Vice President of Operations for the Satcom Division from 2000 to 2004. From 1989 to 2000, Mr. Tafler held the Business Development Manager and then the Operations Manager positions at the Communications & Medical Products Division of the Electron Device Group of Varian Associates, Inc. Mr. Tafler held a number of manufacturing and marketing positions at Varian Associates from 1984 to 1989. Prior to joining Varian Associates, Mr. Tafler served in engineering and management positions with Bell Canada Inc. Mr. Tafler holds a B.A.Sc. degree in electrical engineering from the University of Toronto.

        Robert B. McKeon serves as the Chairman of our boards of directors. Mr. McKeon is the Founder, Chairman, and Managing Partner of Veritas Capital, a New York-based private equity investment firm he formed in 1992. Prior to forming Veritas in 1992, Mr. McKeon served as the Chairman of Wasserstein Perella Management Partners and was a founding partner of Wasserstein Perella & Co. in 1988. Mr. McKeon currently serves as Chairman of the Board of Vangent, Inc., and Global Tel*Link Corporation, and he served as the Chairman of the Board of DynCorp International Inc. from March 2005 to July 2010. Mr. McKeon is a member of the Council on Foreign Relations, The Bretton Woods Committee, and the Center for Strategic & International Studies. Mr. McKeon holds a B.S. from Fordham University and an M.B.A. from Harvard Business School. Mr. McKeon was chosen to serve on our boards of directors because of his position as Founder, Chairman, and Managing Partner of Veritas Capital, his experience on other public and private company boards and his extensive experience in finance and private equity investment.

        Hugh Evans serves as a member of our boards of directors. Mr. Evans is a Partner at Veritas Capital. Prior to joining Veritas in 2005, Mr. Evans was a Partner at Falconhead Capital, a middle market private equity firm. While at Falconhead, Mr. Evans was a member of the firm's investment committee. Prior to Falconhead, Mr. Evans was a Principal at Stonington Partners. Mr. Evans began his private equity career in 1992 at Merrill Lynch Capital Partners, the predecessor firm of Stonington, which was a wholly owned subsidiary of Merrill Lynch. Mr. Evans holds an A.B. from Harvard University and an M.B.A. from the University of Chicago Graduate School of Business. Mr. Evans was

chosen to serve on our boards of directors because of his position as a Partner of Veritas Capital, his experience on other public and private company boards and his extensive experience in finance and private equity investment.

        Ramzi M. Musallam serves as a member of our boards of directors. Mr. Musallam is a Partner at Veritas Capital, which he has been associated with since 1997. He is a member of the boards of directors of Vangent, Inc., and several private companies and was a member of the board of directors of DynCorp International Inc. from February 2005 to July 2010. Mr. Musallam holds a B.A. from Colgate University with a major in Economics and Mathematics and an M.B.A. from the University of Chicago Booth School of Business. Mr. Musallam was chosen to serve on our boards of directors because of his position as a Partner of Veritas Capital, his experience on other public and private company boards and his extensive experience in finance and private equity investment.

        Jeffrey P. Kelly serves as a member of our boards of directors. Mr. Kelly is a Vice President at Veritas Capital. Prior to joining Veritas in 2008, Mr. Kelly was a Vice President in the Leveraged Finance Group at Goldman Sachs & Co., where he structured and executed loan and high yield bond financings for leveraged buyouts and strategic acquisitions across a variety of industries. Prior to Goldman Sachs & Co. in 2006, Mr. Kelly worked at Morgan Stanley, raising non-investment grade debt capital for corporate clients in the loan and bond markets. Mr. Kelly currently serves as a Director of Excelitas Technologies Corp. Mr. Kelly holds a B.S. in Finance from Washington University and an M.B.A. from the Kellogg School of Management at Northwestern University. Mr. Kelly was chosen to serve on our boards of directors because of his experience and familiarity with the Company and his extensive experience in finance, capital markets and private equity investment.

        Michael J. Meehan, II joined our boards of directors in June of 2011. Mr. Meehan is a senior advisor to several business organizations, including Dimension Capital Management, a wealth management firm. Prior to that, Mr. Meehan was a Managing Director at Steinberg Asset Management, LLC from 2007 to 2010 and, before that, a Senior Managing Director at Kellogg Capital Markets, LLC from 2005 to 2007. Before joining Kellogg, he was a Specialist and a Member of Fleet Meehan Specialist, Inc., a member of the New York Stock Exchange, from 2000 to 2005. Prior to that, Mr. Meehan was General Partner of M.J. Meehan & Co. from 1992 through 2000. From 1971 through 1992, he was a Partner at Salomon Brothers, where he ran their floor operations. Before that, he was a General Partner at M.J. Meehan & Co from 1964 through 1970. Mr. Meehan holds a B.A. degree from the University of Pennsylvania. Mr. Meehan was chosen to serve on our boards of directors because of his extensive experience in and knowledge of the equity securities markets.

        Admiral Leighton W. Smith, Jr. (USN Ret.) joined our boards of directors in June of 2011. Admiral Smith was appointed to four-star rank in April 1994, became Commander-in-Chief, U.S. Naval Forces Europe and Commander-in-Chief, Allied Forces Southern Europe and concurrently assumed the command of the NATO-led Implementation Force in Bosnia in December 1995. Admiral Smith retired from the U.S. Navy in 1996 after 34 years of service. Admiral Smith has served as a Distinguished Fellow at the Center for Naval Analysis and as a Senior Advisor to the Institute for Defense Analysis. Admiral Smith is a director of CAE USA Inc., a public company that provides simulation and modelling technologies and integrated training services primarily to the civil aviation industry and defense forces globally and is also a member of the board of Billing Services Group, a provider of clearing, settlement, payment and financial risk management solutions to the telecommunications industry. He is also President of Leighton Smith Associates engaged in consulting to major defense contractors. Prior to 2010, Admiral Smith served as a member of the board of directors of DynCorp International, Inc. Admiral Smith holds a B.A. in Naval Science from the U.S. Naval Academy and a Master's degree in Personnel Counseling from Troy State University. Admiral Smith was chosen to serve on our boards of directors because of his extensive experience in and knowledge of the U.S. Department of Defense, which allows him to bring additional perspective and invaluable insight to our boards of directors.

Board of Directors

        Our board consists of eight members: our chief executive officer, our president and chief operating officer, four members affiliated with our Sponsor and two independent members. We pay our independent directors an annual retainer of $25,000. In addition, we expect to make a one-time grant of Class B membership interests in Holding LLC to an independent director joining the board for the first time, in an amount to be determined by the full board of directors at such time. We may also make additional grants of Class B membership interests in Holdings LLC to our independent directors from time to time, as and when determined by the full board. On June 6, 2011, we granted to each of Mr. Meehan and Admiral Smith Class B membership interests equal to approximately 0.01% of the aggregate amount of all outstanding Class A and Class B membership interests upon their appointment to the board for the first time. We do not pay any compensation to our non-independent board members in their capacity as such. See "Security Ownership of Certain Beneficial Owners and Management" for additional information regarding the Class B membership interests in Holding LLC.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        On February 11, 2011, the date of the Merger, the Predecessor ceased being a public company subject to the rules of the SEC and the Nasdaq Stock Market. Prior to that date, the Predecessor had a compensation committee of the board of directors composed solely of independent directors that was responsible for the decisions regarding executive compensation. Following the Merger, the board of directors is responsible for establishing our compensation philosophy and programs and determining appropriate payments and awards to our executive officers. The compensation practices and policies described in this Compensation Discussion and Analysis relate to the fiscal year ended October 1, 2010 of the Predecessor, unless otherwise noted or the context so requires, and are not necessarily indicative of how we will compensate our officers in the future. As used in this "Executive Compensation" section only, unless the context indicates or otherwise requires, the terms "we," "us," "our," and "Company" refer to the Predecessor.

Compensation Philosophy and Objectives

        Attracting, retaining and motivating well-qualified executives are essential to the success of any company. The business and product lines of the Company are specialized and require executives with specialized knowledge and unique experience. Accordingly, we have assembled a team of executive officers having deep, specialized knowledge of our particular business and product lines. The goals of our compensation program are to provide significant rewards for successful performance, to encourage stability of our management team and retention of top executives who may have attractive opportunities at other companies and to align the executive officers' interest with those of our stockholders. We seek to achieve these goals by placing a major portion of each executive officer's total compensation at risk, in the form of Management Incentive Plan ("MIP") awards and stock option, restricted stock and restricted stock unit awards, while providing each executive officer an opportunity to profit if we achieve or exceed the objective targets set forth in the MIP or if our stock price increases. We also intend for the level of total compensation available to an executive officer who successfully enhances stockholder value to be fair as compared to the total compensation available to our other executive officers, as well as competitive in the marketplace. We believe that our executive compensation policy has been successful in encouraging stability and retention because our executive officers have an average tenure of more than 25 years with us and our predecessor companies.

        Our compensation decisions are made by the Compensation Committee, which is composed entirely of non-executive members of our Board of Directors. The Compensation Committee retained an independent compensation consultant, Frederic W. Cook & Co., Inc., in designing our 2006 Equity and Performance Incentive Plan and in evaluating our compensation program immediately before our initial public offering. The Compensation Committee has subsequently used the same consultant to provide updates. In connection with making compensation determinations for the 2010 fiscal year, the Compensation Committee consulted with the consultant regarding major changes and trends in pay levels and program design. The Compensation Committee also receives recommendations from our chief executive officer and from time to time considers publicly available information on the executive compensation of peer group companies. At the end of fiscal year 2010, the Compensation Committee's consultant prepared a peer group compensation comparison, which was based on a peer group of 14 publicly traded specialty electronic and communication companies. Those companies include Aero-Vironment, Inc.; American Science & Engineering, Inc.; Analogic Corporation; Anaren, Inc.; Comtech Telecommunications Corp.; EMS Technologies, Inc.; Kratos Defense & Security Solutions , Inc.; Mercury Computer Systems, Inc.; Newport Corporation; OSI Systems, Inc.; Rogers Corporation; Spectrum Control, Inc.; Teledyne Technologies, Inc.; and ViaSat, Inc. The analysis was based on a comparison of the Company's compensation for fiscal year 2010 to adjusted calculations of the publicly disclosed compensation figures for peer group executives for 2009. Because only two of the companies in the peer group had chief operating officers, compensation information for our chief operating officer were based on comparisons to the second highest paid executive for the peer group.

        Internal Revenue Code Section 162(m) generally disallows a tax deduction to reporting companies for compensation over $1,000,000 paid to each of the Company's chief executive officer and the four other most highly compensated officers, except for compensation that is "performance-based." Our general intent is to design compensation awards to our named executive officers so that the awards will be deductible without limitation. However, we may make compensation awards that are not deductible if our best interests so require.

Elements and Brief Description of Components of Compensation

        The table below lists the elements of our current compensation program for named executive officers and briefly explains the purpose of each element:

Element of Our Compensation Program	Brief Description	How This Element Promotes Our Objectives
Annual Compensation:
—Salary	Fixed annual compensation	Intended to be generally at or below market, so that a larger proportion of total compensation will be at risk
—Management Incentive Plan	Opportunity to earn "performance-based" compensation for achieving or exceeding pre-set financial and performance goals	Motivate and reward achievement of annual operating goals and other pre-set performance goals that enhance stockholder value
Long-term Compensation:
—Stock Options	Stock options, generally granted on an annual basis with vesting terms	Highly leveraged risk and reward aligned with creation of stockholder value; vesting terms promote retention
—Restricted Stock and Restricted Stock Units	Grants of restricted stock and restricted stock units, subject to vesting terms	Unleveraged risk and reward aligned with creation of stockholder value; vesting terms promote retention
Retirement Savings and Pension:
—401(k) Plan	Qualified 401(k) plan, including employer contributions, intended to encourage savings for retirement	Program available to all employees
—Non-qualified Deferred Compensation Plan	Deferral opportunities and employer contributions under a fixed formula provided to executive officers in excess of legal maximums under 401(k) plan	Competitive compensation intended to help retain executive officers
—Retirement Plan for Chief Executive Officer	Defined benefit pension plan for chief executive officer under Canadian law	Retirement pension accruing over years of service; common practice for Canadian executives in lieu of participation in broad-based defined contribution plan

Element of Our Compensation Program	Brief Description	How This Element Promotes Our Objectives
Severance Payments and Benefits:
—Severance Payments and Benefits in General	Payments and benefits provided to certain executive officers upon termination of employment and in specified circumstances	Competitive employment agreement terms intended to retain certain executive officers
—Severance Payments and Benefits after a Change in Control	Payments and benefits upon termination of an executive officer's employment and in specified circumstances following a change in control
Intended to provide financial security to attract and retain executive officers under disruptive circumstances of a change in control and to encourage management to identify, consider and pursue transactions that would benefit stockholders, but that might lead to termination of employment
Other Compensation Elements:
—Benefits	Health, life and disability benefits	Standard benefits for all employees
—Perquisites	Personal benefits, such as automobile allowance	Intended to provide competitive compensation

        The elements of our compensation program are further described as follows:

Salary

        In view of our desire to reward performance and loyalty and to place a significant portion of each executive officer's compensation at risk, we regard salary as only one component of the compensation of our named executive officers. We originally determined the base salaries of our named executive officers so that they would be somewhat below the market for salaries that peer group companies pay to similar officers. The salaries of our named executive officers were originally determined in the course of negotiations over their employment agreements. In preparing those employment agreements, we were assisted by legal counsel and, where appropriate, qualified compensation consultants.

        Our Compensation Committee generally reviews the base salaries of our named executive officers annually, after receiving recommendations from our chief executive officer and, when appropriate, independent compensation consultants. Through the end of the 2010 fiscal year, our chief executive officer has not had an increase in his base salary (as denominated in Canadian dollars) since October 2004. Based on peer group data for calendar years 2009 and 2010, we believe that the base salaries for our chief executive officer and our chief financial officer are near the median for our peer group and that the base salary for our chief operating officer is between the 50th and 75th percentile for our peer group. Salaries for our other named executive officers are not determined based on comparisons with the above peer group companies but are instead determined based on a number of factors, including: informal data regarding salaries for comparable positions at other companies; geographic location/cost of living; the scope of the officer's responsibilities and the size and importance of the officer's business unit; and considerations of internal pay parity.

Management Incentive Plan

        Under our Management Incentive Plan, our Compensation Committee sets objective financial and performance goals near the beginning of each fiscal year. Each executive officer receives an award determined by the Compensation Committee under which he will receive a bonus equal to a percentage of his base salary; the applicable percentage depends on whether, and the extent to which, the objective performance goals are achieved for the fiscal year. For each fiscal year, the Compensation Committee determines a minimum level of objective performance goals that must be achieved before the executive officers will receive any bonuses under the MIP. Our policy is to set these thresholds relatively high, so that there is a meaningful chance that the executive officers will not be rewarded if our performance falls short of the predetermined, objective performance goals. On the other hand, the parameters of our MIP are designed with the goal that if the predetermined, objective performance goals are met or exceeded, the executive officers will receive bonuses which as a percentage of salary are at or above the bonuses paid by our peer companies. The intended result is that our executive officers will have a higher percentage of their total compensation at risk than comparable officers at our peer companies. If our actual performance exceeds the predetermined, objective performance goals by a sufficient amount, the intended result is that the bonuses that our executive officers receive under the MIP will be large enough to compensate for the fact that their base salaries may be below market, so that their total cash compensation can exceed the median cash compensation paid by our peer companies to their executive officers. The goals and calculations underlying the MIP for fiscal year 2010 are discussed in greater detail under "—Management Incentive Plan Awards for Fiscal Year 2010."

        In setting the pre-determined, objective performance goals and the awards for individual executives for a fiscal year under the MIP, our Compensation Committee receives recommendations from our chief executive officer and, where appropriate, independent compensation consultants. Our Compensation Committee consulted with the independent compensation consultant when setting objective performance goals and awards for fiscal year 2010 to ensure that such goals were generally in line with the then-current compensation trends. Based on data collected at the end of the 2010 fiscal year, we believe that the target payouts under the MIP as a percentage of base salary for our chief executive officer and our chief financial officer for fiscal year 2010 were at or near the median for our peer group, and the target payout under the MIP for our chief operating officer was between the 50th and 75th percentile for our peer group percentile for our peer group. The target payout for each other named executive officer for fiscal 2010 was not determined based on comparisons with the above peer group companies but was instead determined based on a number of factors, including: informal data regarding salaries and bonus for comparable positions at other companies; geographic location/cost of living; the scope of the officer's responsibilities and the size and importance of the officer's business unit; and considerations of internal pay parity.

Stock Options; Restricted Stock and Restricted Stock Units

        We believe that awards of stock options, restricted stock and restricted stock units to named executive officers provide a valuable long-term incentive for them and aligns their interests with those of our stockholders. We believe that stock options are a vital component of our philosophy of compensating named executive officers for successful results, as they can realize value on their stock options only if the stock price increases.

        We also believe that unvested options are a significant tool to encourage retention. Our stock options typically vest over a four-year period, which encourages our named executive officers to think about our long-term success and also creates greater likelihood of in-the-money, unvested options that will encourage a named executive officer to remain with us rather than exploring other promising opportunities.

        Our Compensation Committee determines the size of each grant, after receiving advice from our chief executive officer and, when appropriate, independent compensation consultants. Stock option grants are awarded annually as of the date of the Compensation Committee's annual meeting in December. We may also grant options to a newly hired executive officer on his date of hire. The exercise price of each stock option is the closing price of our stock on the day of the Compensation Committee's meeting or, in the case of options we may grant to newly hired executive officers, on the date of hire. The Compensation Committee does not delegate to management or others its decisions regarding stock options granted to named executive officers. We do not intend to grant options while in possession of material non-public information, except pursuant to a pre-existing policy under which options are granted on the fixed dates of our annual Compensation Committee meetings in December or on the date of hire to newly hired executive officers.

        In addition, we want our named executive officers to have a meaningful equity ownership in the Company even if the value of our stock does not increase and their stock options therefore are not valuable. Accordingly, the Company has minimum share ownership guidelines for our executive officers. In fiscal year 2008, we began making grants of either restricted stock or restricted stock units to the named executive officers, and we continued to do so in fiscal years 2009 and 2010. To encourage our named executive officers to remain with us, the restricted stock and the restricted stock units are typically subject to a four-year vesting schedule.

        The determination of the amount of stock option, restricted stock and restricted stock unit grants is determined through a "shareholder value transfer" analysis, which represents the present fair market value of aggregate long-term equity grants (restricted stock, restricted stock units and stock option awards) as a percentage of market capitalization. When determining the aggregate amount of option and stock awards (including those made to non-executive officers), the Compensation Committee based its determinations primarily on a comparative analysis of the shareholder value transfer associated with historical peer group grants. Absent other compelling factors, the Company aims to make grants such that the aggregate resulting "shareholder value transfer" is comparable to the companies in our peer group. For fiscal year 2010, the total shareholder value transfer associated with the Company's total equity grants on a gross basis (e.g., before taking into account cancellations and forfeitures) was below the median and average for our peer group. Calculated net of cancellations and forfeitures, the Company's shareholder value transfer for fiscal year 2010 was above the median and below the average for the peer group. In addition, based on data presented by the independent compensation consultant, the Company believes that the proportion of the total equity grants allocated to our Chief Executive Officer was slightly above the median and below the average figure for the peer group and above the median and average figures for the peer group for our Chief Operating Officer and Chief Financial Officer.

        When allocating equity grants to the named executive officers, the Compensation Committee takes a number of factors into account, including the proportion of total equity awards issued to all named executive officers by our peer group. For fiscal year 2010, the proportion of the annual equity incentive awards allocated to our chief executive officer, as measured by shareholder value transfer amounts, was near the median for the chief executive officers of our peer companies, while the proportion allocated to our chief operating officer and chief financial officer, as measured by shareholder value transfer amounts, was above the 75th percentile for the comparable officers of the peer companies.

        The amount of equity grants for each other named executive officer for fiscal 2010 was not determined based on comparisons with the above peer group companies but was instead determined based on a number of factors, including the scope of the officer's responsibilities and the size and importance of the officer's business unit and considerations of internal pay parity.

        In addition, the equity grants for each named executive officer are divided between options and restricted stock or restricted stock units based on a general review of existing practice and custom for publicly traded companies, without relying on any particular peer group.

Equity Treatment in Connection with and Following the Merger

        Pursuant to the terms of the Merger Agreement, except as provided below, (i) each option to purchase common stock of the Company granted under the Company's equity compensation plans outstanding immediately prior to the effective time of the Merger vested and was canceled at the effective time of the Merger (or, in certain cases, immediately following the effective time of the Merger) in exchange for a cash payment equal to the excess, if any, of $19.50 over the per-share exercise price of such option and (ii) each restricted stock award and restricted stock unit award granted under the Company's equity compensation plans that was outstanding immediately prior to the effective time of the Merger was canceled at the effective time of the Merger in exchange for a payment, in cash, equal to $19.50 (less, in each case, applicable withholding amounts).

        With respect to options to purchase common stock of the Company, restricted stock awards and restricted stock unit awards granted after the date of the Merger Agreement, only 25% of such options, restricted stock and restricted stock units were treated as described above and the remaining 75% of such options, restricted stock and restricted stock units were cancelled without consideration.

        In connection with the Merger, certain members of management were invited to invest in Holding LLC, which owns all of the common stock of Parent, which in turn owns all of the common stock of CPII. Accordingly, certain members of the Company's management invested in Class A Membership Interests of Holding LLC in an aggregate amount of $11.1 million. This permits such executives to share in any increase in the value of CPII and is intended to focus their efforts on CPII's long-term results. The primary equity interest in Holding LLC is the Class A membership interests, of which a substantial controlling interest is owned by affiliates of the Sponsor. As a group, management owns 5.26% of the Class A membership interests.

        Certain members of management may be granted Class B membership interests in Holding LLC. Pursuant to the terms of the limited liability company operating agreement governing Holding LLC, holders of Class B membership interests are entitled to receive a percentage of all distributions, if any, made by Holding LLC after the holders of the Class A membership interests, including affiliates of our Sponsor, have received a return of their invested capital plus an 8% per annum internal rate of return (compounded quarterly and accruing daily) on their unreturned invested capital. Holders of Class B membership interests are not entitled to any voting rights. The aggregate amount of outstanding Class B membership interests shall not exceed 7.5% of the aggregate amount of all outstanding Class A and Class B membership interests. The Class B membership interests are intended to provide incentives to management to focus on the long-term value of CPII. The Class B membership interests will be non-transferable and will vest ratably over five years, beginning on the first anniversary of the date of grant, which is intended to provide a retention incentive.

Deferred Compensation

        We offer a non-qualified deferred compensation plan for our executive officers and other employees who are part of a select group of highly compensated or management employees. This deferred compensation plan provides participants with an opportunity to defer payments of a specified percentage of their base salary and Management Incentive Plan bonus. In addition, we make employer contributions to the deferred compensation plan under a formula. We believe that this deferred compensation plan is desirable to make the overall compensation package of our executive officers competitive with those of our peer companies. Although the employer contributions to the deferred compensation plan for our executive officers are fully vested, they are in relatively small annual amounts as compared to the executive officers' base salaries.

Canadian Defined Benefit Pension Plan for Chief Executive Officer

        We provide a defined benefit pension plan governed by Canadian law to our chief executive officer. The purpose of this plan is to provide retirement income to our chief executive officer after he has completed many years of service to us. The plan is a retention device, as our chief executive officer's benefits under the plan will depend on the number of years of his service to us. The plan is in lieu of our chief executive officer's participation in our Canadian defined contribution plan (analogous to a 401(k) plan) that is generally available to our Canadian employees. Benefits under this defined benefit pension plan are subject to the same statutory limits that are applicable to broad-based plans in

Canada. Similar plans are common in similarly sized Canadian companies, and this plan is therefore a competitive compensation practice.

Severance Payments, Change-in-control Payments and Related Tax Gross-ups

        Our employment agreements with our named executive officers provide that they will receive certain severance benefits if we terminate their employment without "cause," or, in the case of our (a) chief executive officer, (b) chief operating officer and president, and (c) chief financial officer, treasurer and secretary, if they terminate their employment with "good reason" (e.g., because they are demoted). If their termination of employment follows a change in control of the Company, our chief executive officer, chief operating officer and president, and chief financial officer, treasurer and secretary will receive an enhanced level of severance benefits. Furthermore, if a golden parachute excise tax is imposed on our chief executive officer, chief operating officer and president or chief financial officer, treasurer and secretary in connection with his termination of employment following a change in control, the affected executive will receive "gross-up" payments to make him whole for the golden parachute excise tax. However, if a 10% or less reduction in severance would eliminate the golden parachute tax, then the severance will be reduced to eliminate the tax and no reimbursement will be provided. The details of such arrangements are discussed in the section entitled "—Narrative Disclosure to Summary Compensation Table and Grants of Plan-based Awards Table—Employment Agreements" below.

        The change-in-control provisions contained in the employment agreements of our named executive officers are "double trigger" provisions: i.e., the named executive officer does not receive his change-in-control payments automatically on the occurrence of a change in control, but must either be discharged by the Company (or the applicable subsidiary) without "cause" or (in the case of our chief executive officer, chief operating officer and president, and chief financial officer, treasurer and secretary) terminate his employment with the Company (or the applicable subsidiary) for "good reason" within a stated period after the occurrence of the change in control. Thus, the change-in-control payments are essentially compensation for being fired or forced out of a job in connection with the change in control.

        We believe that the severance provisions in the employment agreements of our executive officers are necessary to retain our executive officers by protecting them against involuntary termination of their employment or being forced out of the Company. The applicable severance provisions following a change in control are intended to encourage our executive officers to consider or pursue potential changes in control that would benefit stockholders, without needing to worry about the potentially negative consequences of the transactions to them personally. The provisions are desirable after a change in control in order to retain the executive officers under disruptive circumstances when their services might be especially necessary. Based on a survey of our peer companies conducted by an independent compensation consultant when we negotiated the employment agreements with our executive officers, we believe that the change-in-control provisions of the employment agreements of our executive officers are well within the range of similar provisions in the employment agreements between our peer companies and their executive officers.

        We believe that the gross-up provisions in the employment agreements of our chief executive officer, chief operating officer and president, and chief financial officer, treasurer and secretary are necessary to enable them to enjoy the full benefit of their change-in-control payments. These provisions will also enable them to assist the Board of Directors in analyzing any offers that might be made for acquisition of control of the Company without the distraction of worrying about the negative tax consequences that they might otherwise incur. Based on a survey of our peer companies conducted by an independent compensation consultant when we negotiated the employment agreements with our executive officers in 2006, we believe several of the companies in our peer group provide such gross-up payments to their named executive officers.

        The employment agreements remained in effect following the consummation of the Merger and, in connection with the Merger, each named executive officer waived his right to terminate his employment for "good reason" as a result of (i) any change or diminution in his position, authority, duties or responsibilities that may occur because neither the Company, nor any of its affiliates, are publicly-traded companies following the Merger or (ii) the failure of the Company to appoint, or to cause to be appointed, such named executive officer, following the Merger, to any position other than the position agreed upon by the Company and the named executive officer prior to the consummation of the Merger.

All Other Compensation

        All other compensation for our named executive officers includes, among other things, Company contributions under our 401(k) plan, payment of certain legal fees, car allowances and, in the case of our chief executive officer, a tax gross-up on his car allowance. These items are commonly provided by public companies to their executive officers.

        In addition, our named executive officers are permitted to participate in the Company's 2006 Employee Stock Purchase Plan on the same terms and conditions as the Company's other employees.

Risks Associated with the Company's Compensation Policies and Practices

        The Company believes that its compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report of Executive Compensation

        The Compensation Committee has reviewed the Compensation Discussion and Analysis for fiscal year 2010 and discussed its contents with the Company's management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the annual report on Form 10-K.

Compensation Committee
Michael F. Finley, Chairperson
Jeffrey P. Hughes

Compensation Committee Interlocks and Insider Participation

        Michael F. Finley and Jeffrey Hughes served on the Company's Compensation Committee during fiscal year 2010. None of the members of the Compensation Committee was an officer or employee or former officer or employee of the Company or its subsidiaries, and no such member has any interlocking relationships with the Company that are subject to disclosure under the Securities and Exchange Commission rules relating to compensation committees.

Summary Compensation Table

        The table below summarizes the total compensation paid to or earned for the fiscal year ended October 1, 2010 by:

  •
  the chief executive officer;

  •
  the chief financial officer; and

  •
  the three other most highly compensated individuals who were serving as executive officers of the Company at the end of the fiscal year.

        These individuals are referred to in this prospectus as the "named executive officers."

Name and Principal Position	Fiscal Year	Salary(c)	Stock Awards(d)	Option Awards(d)	Non-equity Incentive Plan Compensation(e)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(f)	All Other Compensation(g)	Total
O. Joe Caldarelli(a)(b)	2010	$494,382	$115,920	$225,014	$1,002,980	$312,052	$82,844	$2,233,192
Chief Executive	2009	418,607	108,840	202,003	258,841	97,621	77,465	1,163,377
Officer	2008	565,460	201,480	234,900	540,195	24,394	88,798	1,655,227
Joel A. Littman	2010	287,077	57,960	112,507	310,500	—	45,477	813,521
Chief Financial	2009	267,077	54,420	101,002	113,860	—	39,570	575,929
Officer, Treasurer & Secretary	2008	283,846	100,740	117,450	129,561	—	41,548	673,145
Robert A. Fickett	2010	336,942	77,280	150,010	554,531	—	49,853	1,168,616
Chief Operating	2009	319,539	72,560	134,669	219,709	—	45,026	791,503
Officer & President	2008	342,692	134,320	156,600	227,635	—	45,549	906,796
Andrew E. Tafler(a)	2010	183,022	38,640	75,005	202,864	—	37,097	536,628
Vice President	2009	158,631	36,280	67,334	94,608	—	32,515	389,368
	2008	192,907	67,160	78,300	92,307	—	39,149	469,823
Don C. Coleman	2010	196,561	38,640	75,005	87,113	—	36,231	433,550
Vice President	2009	190,523	36,280	67,334	46,652	—	34,355	375,144
	2008	200,077	67,160	78,300	86,210	—	33,182	464,929

(a)
For Mr. Caldarelli and Mr. Tafler, salary, non-equity incentive plan compensation and all other compensation amounts are denominated in Canadian Dollars. Salary and all other compensation amounts were converted to U.S. Dollars using the average exchange rate during fiscal year 2010 of approximately US$0.95 for C$1.00, during fiscal year 2009 of approximately US$0.85 for C$1.00 and during fiscal year 2008 of approximately US$0.99 for C$1.00. Non-equity incentive plan compensation amounts were converted to U.S. Dollars for fiscal year 2010 using an exchange rate as of October 1, 2010 of approximately US$0.97 for C$1.00, for fiscal year 2009 using an exchange rate as of October 2, 2009 of approximately US$0.93 for C$1.00 and for fiscal year 2008 using an exchange rate as of October 3, 2008 of approximately US$0.94 for C$1.00.

(b)
Mr. Caldarelli's base salary had remained constant at C$550,000 since October 2004. During the second half of fiscal year 2009, Mr. Caldarelli agreed to take a voluntary and temporary 20% reduction to his base salary. Excluding this temporary reduction, any changes to his reported base salary in fiscal years 2010, 2009 and 2008 were a result of the changing U.S. Dollar to Canadian Dollar exchange rate.

(c)
Midway through fiscal year 2009, each of the named executive officers agreed to a voluntary reduction in base salary as a contribution to the Company-wide cost reduction plan. The reduction for each officer was 10% of base salary, except for Mr. Caldarelli, who agreed to a 20% reduction. Additionally, there were 26 pay periods in fiscal years 2010 and 2009 as compared to 27 pay periods in fiscal year 2008, which resulted in higher salary numbers in fiscal year 2008.

(d)
The columns represent the grant date fair value calculated in accordance with Financial Accounting Standards Board's Accounting Standards Codification Topic 718, "Compensation—Stock Compensation," for all restricted stocks, restricted stock units, and stock options granted during fiscal year 2010, 2009 and 2008. The amounts represent the grant date estimate of compensation costs to be recognized over the service period, excluding the effect of forfeiture For additional information regarding the assumptions used for the valuation, see Note 9 to the Audited Consolidated Financial Statements included in the Company's Form 10-K filed for the fiscal year ended October 1, 2010, Note 10 to the Audited Consolidated Financial Statements included in the Company's Form 10-K filed for the fiscal year ended October 2, 2009 and Note 9 to the Audited Financial Consolidated Financial Statements included in the Company's Form 10-K filed for the fiscal year ended October 3, 2008. Additional information about the awards and options reflected in the columns is set forth in the notes to the Fiscal Year 2010 Grants of Plan-Based Awards and Outstanding Equity Awards at Fiscal Year-End tables. The amounts also represent the maximum value assuming the highest level of performance conditions is probable.

(e)
Includes amounts earned under the Company's Management Incentive Plan under the Company's 2006 Equity and Performance Incentive Plan for all of the named executive officers. As noted above, for Mr. Caldarelli and Mr. Tafler, the payments are denominated in Canadian Dollars, and fiscal year 2010 amounts were converted to U.S. Dollars using an exchange rate as of October 1, 2010 of approximately US$0.97 for C$1.00, while fiscal year 2009 amounts were converted to U.S. Dollars using an exchange rate as of October 2, 2009 of approximately US$0.93 for C$1.00 and fiscal year 2008 amounts were converted to U.S. Dollars using an exchange rate as of October 3, 2008 of approximately US$0.94 for C$1.00.

(f)
Mr. Caldarelli's pension plan is denominated in Canadian Dollars. The aggregate change in the actuarial present value of the pension benefit obligation during fiscal years 2008, 2009 and 2010 consists of the following:

	Fiscal Year 2008	Fiscal Year 2009	Fiscal Year 2010
U.S. Dollar changes in Canadian pension benefit obligation	$68,366	$107,071	$263,362
Increases (Decreases) in pension benefit obligation as a result of the changing U.S. Dollar to Canadian Dollar exchange rate	(43,972)	(9,450)	48,689

Total changes in pension benefit obligation in U.S. Dollars	$24,394	$97,621	$312,052

  The amounts above were calculated using an exchange rate at the beginning of fiscal year 2008 of approximately US$1.00 for $C$1.00, at the end of 2008 of approximately US$0.94 for C$1.00, at the end of fiscal year 2009 of approximately US$0.93 for C$1.00, and at the end of fiscal year 2010 of approximately US$0.97 for C$1.00.

(g)
Details regarding the various amounts included in this column are provided in the following table entitled "All Other Compensation Table for Fiscal 2010."

All Other Compensation Table for Fiscal 2010

        The components of the amounts shown in the "All Other Compensation" column of the Summary Compensation Table are displayed in detail in the following table.

Name of Executive	Company 401(k) Contribution	Car Allowance (a)	Tax Gross- ups(b)	Payments to Non-qualified Deferred Compensation Plan(c)	Cash in Lieu of Pension (d)	Payments to Defined Contribution Plan(e)	Other Compensation	Total(f)
O. Joe Caldarelli	$—	$51,805	$17,685	$—	$13,354	$—	$—	$82,844
Joel A. Littman	9,554	25,200	—	10,723	—	—	—	45,477
Robert A. Fickett	9,153	25,200	—	15,500	—	—	—	49,853
Andrew E. Tafler	—	23,959	—	—	2,548	10,590	—	37,097
Don C. Coleman	6,709	25,200	—	4,322	—	—	—	36,231

(a)
Represents the total cost to the Company for use by the named executive officer of a company car during fiscal year 2010. For Mr. Caldarelli, this amount includes a car allowance in the amount of C$21,840, with the balance consisting of amounts paid by the Company for lease costs, reimbursement of gas, maintenance costs and car insurance. For Mr. Caldarelli and Mr. Tafler, the amounts were converted to U.S. Dollars using the average exchange rate during fiscal year 2010 of approximately US$0.95 for C$1.00.

(b)
Represents tax gross-ups paid to Mr. Caldarelli related to the use of a company car. The amounts were converted to U.S. Dollars using the average exchange rate during fiscal year 2010 of approximately US$0.95 for C$1.00.

(c)
Represents amount to be contributed by the Company to the non-qualified deferred compensation plan for fiscal year 2010.

(d)
The Company's Canadian subsidiary makes contributions to a defined benefit plan (discussed under "—Pension Benefits" below) for the benefit of Mr. Caldarelli and to a defined contribution plan for the benefit of other Canadian employees, including Mr. Tafler. The amounts in this column represent the excess of the amount the Company is obligated to contribute over the governmentally imposed limitation on contributions. For Mr. Caldarelli, this amount was paid to an investment advisor managing investments in the defined benefit plan. For Mr. Tafler this amount was paid to him in cash. The amounts shown are denominated in Canadian Dollars and were converted to U.S. Dollars using the average exchange rate during fiscal year 2010 of approximately US$0.95 for C$1.00.

(e)
Represents C$11,148 contributed by the Company to the defined contribution plan for fiscal year 2010. The amount is denominated in Canadian Dollars and was converted to U.S. Dollars using the average exchange rate during fiscal year 2010 of approximately US$0.95 for C$1.00.

(f)
The total amounts do not include approximately $59,000 of legal fees paid by the Company in connection with legal advice provided by separate legal counsel relating to employment matters for the named executive officers in connection with the potential transaction with Comtech Telecommunications Corp.

Grants of Plan-based Awards For Fiscal Year 2010

        The following table provides information concerning grants of plan-based awards to each of the named executive officers for the fiscal year ended October 1, 2010.

							All Other Stock Awards: Number of Shares of Stock or Stock Units(3) (#)
			Estimated Future Payments Under Non-equity Incentive Plan Awards(1)					All Other Option Awards: Number of Securities Underlying Options(4) (#)		Grant Date Fair Value of Stock and Option Awards ($)
						Actual Payouts Under Non-equity Incentive Plan Awards(2) ($)			Exercise or Base Price of Option Awards ($/Sh)
		Date of Approval by Compensation Committee
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)
O. Joe Caldarelli(5)	—	—	$156,750	$522,500	$1,097,250	$1,002,980	—	—	—	—
	12/8/09	12/8/09	—	—	—	—	12,000	36,000	$9.66	$340,934
Joel A. Littman	—	—	54,000	180,000	360,000	310,500	—	—	—	—
	12/8/09	12/8/09	—	—	—	—	6,000	18,000	9.66	170,467
Robert A. Fickett	—	—	78,750	262,500	590,625	554,531	—	—	—	—
	12/8/09	12/8/09	—	—	—	—	8,000	24,000	9.66	227,290
Andrew E. Tafler(5)	—	—	28,215	94,050	211,613	202,864	—	—	—	—
	12/8/09	12/8/09	—	—	—	—	4,000	12,000	9.66	113,645
Don C. Coleman	—	—	30,300	101,000	227,250	87,113	—	—	—	—
	12/8/09	12/8/09	—	—	—	—	4,000	12,000	9.66	113,645

(1)
Amounts represent possible payouts under the Company's Management Incentive Plan under the Company's 2006 Equity and Performance Incentive Plan for fiscal year 2010 for all of the named executive officers.

(2)
The amounts in this column represent the actual payouts under the Management Incentive Plan under the Company's 2006 Equity and Performance Incentive Plan for fiscal year 2010 for all of the named executive officers. The amounts in this column are also included in the Non-equity Incentive Plan Compensation column of the Summary Compensation Table.

(3)
Represents restricted stock units granted under the Company's 2006 Equity and Performance Incentive Plan on December 8, 2009. The restricted stock units are subject to time-vesting and performance-vesting conditions. All of such shares are broken up into four tranches (each a "Tranche"), each consisting of one-fourth of the unvested shares. The unvested shares in each Tranche become fully vested only if both the time-vesting conditions (described below) and the performance conditions (described below) are satisfied with respect to such unvested shares. The time-vesting conditions are satisfied at a rate of 25% per year based on continued employment over a four-year period. The performance conditions are based on the achievement of specified EBITDA levels:

  a)
  Year 1, the first Tranche will vest at 100% if Adjusted EBITDA at or over $60 million; at 50% if Adjusted EBITDA at $50 million; zero if Adjusted EBITDA below $50 million; and straight-line between points.

  b)
  Year 2, the second Tranche will vest at 100% if Adjusted EBITDA at or over $63 million; at 50% if Adjusted EBITDA at $52.5 million; zero if Adjusted EBITDA below $52.5 million; and straight-line between points;

  c)
  Year 3, the second Tranche will vest at 100% if Adjusted EBITDA at or over $66.2 million; at 50% if Adjusted EBITDA at $55.1 million; zero if Adjusted EBITDA below $55.1 million; and straight-line between points;

  d)
  Year 4, the second Tranche will vest at 100% if Adjusted EBITDA at or over $69.5 million; at 50% if Adjusted EBITDA at $57.9 million; zero if Adjusted EBITDA below $57.9 million; and straight-line between points;

  Under the terms of the Merger Agreement, these restricted stock units vested upon the consummation of the Merger.

(4)
Represents stock options granted under the Company's 2006 Equity and Performance Incentive Plan on December 8, 2009. The options vest at a rate of 25% on each of the first four anniversaries of the grant date. Under the terms of the Merger Agreement, these shares of stock options vested upon the consummation of the Merger.

(5)
For Mr. Caldarelli and Mr. Tafler, estimated future payments under non-equity incentive plan awards and actual payouts under non-equity incentive plan awards are denominated in Canadian Dollars. Estimated future payments under non-equity incentive plan awards were converted using the average exchange rate during fiscal year 2010 of approximately US$0.95 for C$1.00. Actual payouts under non-equity incentive plan awards were converted to U.S. Dollars using an exchange rate as of October 1, 2010 of approximately US$0.97 for C$1.00.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-based Awards Table

Employment Agreements

  Messrs. Caldarelli, Fickett and Littman

        Communications & Power Industries Canada Inc., a subsidiary of the Company, is a party to an employment agreement with Mr. Caldarelli, and Communications & Power Industries, Inc., also a subsidiary of the Company, is party to an employment agreement with each of Messrs. Fickett and Littman. The term of each employment agreement commenced on April 27, 2006 and continued for a three-year period thereafter. Each agreement is automatically extended for additional one-year periods thereafter, unless the employer or the executive officer gives notice of non-renewal at least six months prior to the end of the term. No notices of non-renewal have been provided with respect to these agreements.

        Each agreement provides for the following initial base salary, subject to upward adjustment by the Board of Directors of the Company in its sole discretion: Mr. Caldarelli—C$550,000; Mr. Fickett—US$300,000; and Mr. Littman—US$230,000.

        Each of these executive officers is eligible to receive an annual cash bonus through participation in the Company's Management Incentive Plan, as in effect from time to time, and awards through the Company's 2006 Equity and Performance Incentive Plan. For the 2010 fiscal year, the target bonuses for Messrs. Caldarelli, Fickett and Littman under the Company's MIP were 1.0, 0.75 and 0.60, respectively, times their respective base salaries. Each of these executive officers is eligible to participate in other benefit plans, policies and programs.

        If the employment of any of these executive officers is terminated by the employer for cause, is terminated as a result of the death or disability of the executive officer or is terminated by the executive officer other than for good reason, then the employment agreement will terminate immediately, and the executive officer will be entitled to receive only (a) accrued but unpaid salary through the date of termination and vacation pay and other cash compensation or cash entitlements as of the date of termination and (b) in the case of any termination other than by the employer for cause and by the executive officer without good reason, if the executive officer has been employed for at least six months during the fiscal year, a partial bonus for the fiscal year of termination equal to the full bonus payable multiplied by a fraction equal to the fraction of the fiscal year preceding the executive officer's termination.

        If the employment of any of these executive officers is terminated by the employer without cause or by the executive officer for good reason, as applicable, then the executive officer will be entitled to receive severance payments equal to a multiple of the sum of the executive officer's base salary and the average value of the MIP and other performance bonuses received by the executive officer for the three fiscal years preceding the termination date. The applicable multiples for Messrs. Caldarelli, Fickett and Littman are 2.0, 1.5 and 1.5, respectively. In addition, all unvested options and other equity awards will immediately become vested. If the termination occurs more than six months after the beginning of a fiscal year, then the executive officer will be eligible to receive a prorated bonus for the year of termination.

        In addition, in the case of a termination without cause or a resignation for good reason within the two-year period following a change of control, the severance payments will be equal to a specified multiple of the sum of the executive officer's base salary and the highest MIP or other performance bonus received by the executive officer during the three fiscal years preceding the termination date. The applicable multiples for Messrs. Caldarelli, Fickett and Littman in this case are 2.5, 2.0 and 2.0, respectively.

        In the case of a termination without cause or a resignation for good reason, Messrs. Caldarelli, Fickett and Littman will be eligible to continue receiving certain benefits for 24 months, 18 months and 18 months, respectively, following termination. If the termination occurs within the two-year period following a change of control, the applicable benefit continuation periods for Messrs. Caldarelli, Fickett and Littman will be 30 months, 24 months and 24 months, respectively.

        If any compensation payable to an executive officer upon termination is deemed to be "deferred compensation" within the meaning of Section 409A of the Internal Revenue Code, if the stock of the Company (or one of its affiliates) is publicly traded on an established securities market or otherwise and if the executive officer is determined to be a "specified employee" as defined in Section 409A(a)(2)(B)(i) of the Internal Revenue Code, then payment of such compensation will be delayed as required pursuant to Section 409A of the Internal Revenue Code. Such delay will last six months from the date of the executive officer's termination except in the event of the executive officer's death. This provision should not apply to Mr. Caldarelli, as he receives no U.S.-source income from the Company.

        As a condition to receiving the benefits and payments described above in connection with a termination by the employer without cause or termination by the executive officer for good reason, the executive officer will be required to execute a release of any claims and potential claims against the employer and its affiliates and directors relating to the executive officer's employment, and the executive officer and the employer will also enter into reasonable mutual non-disparagement covenants.

        Following the termination of employment of any of the executive officers without cause or a resignation for good reason, the executive officer will be subject to a post-termination non-compete covenant and a post-termination covenant not to solicit any of the Company's current or potential customers. The duration of these covenants will be equal to the duration of the post-termination period during which the Company is obligated to provide benefits as described above. In addition, if their employment is terminated for any reason, Messrs. Caldarelli, Fickett and Littman will be prohibited from soliciting for employment any of the Company's employees for a 24-month, 18-month and 18-month period, respectively, following termination (or, if longer, the period during which they are subject to the non-compete covenant).

        For each of the executive officers, good reason generally means any of the following (i) assignment to the executive officer of any duties inconsistent with the executive officer's positions with the Company and Communications & Power Industries, Inc. (and, in Mr. Caldarelli's case, also Communications & Power Industries Canada Inc.) as set forth in the employment agreement (including status, offices, titles and reporting requirements), authorities, duties or responsibilities as contemplated in the employment agreement or any action by the Company (in the case of all three executive officers), Communications & Power Industries, Inc. (in the case of Messrs. Fickett or Littman) or Communications & Power Industries Canada Inc. (in Mr. Caldarelli's case) that results in diminution in such positions, authority, duties or responsibilities; (ii) failure by the employer to comply with the provisions of the employment agreement; (iii) relocation of the office where the executive officer is required to report to a location that is 50 or more miles from the executive officer's current location; (iv) failure to appoint the executive officer as chief executive officer (in Mr. Caldarelli's case), chief financial officer (in Mr. Littman's case) and president and chief operating officer (in Mr. Fickett's case) of the combined or acquiring entity in the case of a change of control, reporting to the new entity's board of directors; (v) notice to the executive officer that the term of the employment agreement will not be extended; or (vi) in Mr. Caldarelli's case, failure by the stockholders of the Company to re-elect him as a member of the Board of Directors, with full voting rights.

        As described above in "—Severance Payments, Change-in-control Payments and Related Tax Gross-ups," in connection with the Merger, each named executive officer waived his right to terminate his employment for "good reason" in certain circumstances following the Merger.

        For each of the executive officers, cause generally means any of the following: (a) acts or omissions by the executive officer that constitute intentional material misconduct or a knowing violation of a material policy of the Company or any of its subsidiaries, (b) the executive officer personally receiving a benefit in money, property or services from the Company or any of its subsidiaries or from another person dealing with the Company or any of its subsidiaries, in material violation of applicable law or policy of the Company or any of its subsidiaries, (c) an act of fraud, conversion, misappropriation or embezzlement by the Company or his conviction of, or entering a guilty plea or plea of no contest with respect to a felony or the equivalent thereof (other than DUI) or (d) any deliberate and material misuse or deliberate and material improper disclosure of confidential or proprietary information of the Company or any of its subsidiaries. No act or omission by the executive officer constitutes cause unless the employer has given detailed written notice thereof to the executive officer, and the executive officer has failed to remedy such act or omission within a reasonable time after receiving such notice.

        If any payments made by the employer to Mr. Caldarelli, Fickett or Littman would result in the imposition of the golden parachute excise tax under Section 280G of the Internal Revenue Code of 1986, then the employer will reimburse the affected executive officer for the amount of the tax, on a grossed-up basis to cover any taxes on the reimbursement payment. However, if a 10% or less reduction in severance would eliminate the golden parachute tax, then the severance will be reduced to eliminate the tax and no reimbursement will be provided. We do not believe any Section 280G excise tax will apply to Mr. Caldarelli, as he receives no U.S.-source income from the Company.

  Mr. Coleman

        Communications & Power Industries, Inc. has an employment letter, dated November 2, 2002, with Mr. Coleman that provides for an annual base salary of $159,000. The current practice is for the base salary to be reviewed and adjusted as appropriate. The letter provides that Mr. Coleman is entitled to participate in the Company's Management Incentive Plan. If Mr. Coleman is terminated without cause, he will be entitled to continued payment of his base salary for 12 months. If Mr. Coleman is terminated without cause at any time during the two-year period following a change-in-control event, he will be entitled to continued payment of base salary for 12 months. In addition, upon a termination without cause, including in connection with such termination within two years after a change-in-control event, Mr. Coleman will be entitled to the continuation of employee benefits for the severance period, 100% of the management incentive award that otherwise would have been earned by him, continued use of his company car and full outplacement services. In order to receive the foregoing severance benefits, Mr. Coleman will be required to execute a general release in favor of the employer.

  Mr. Tafler

        Communications & Power Industries Canada Inc., a subsidiary of the Company, is a party to an employment letter agreement, dated June 21, 2004, with Mr. Tafler that provides for an annual base salary of $165,000. The Company's current practice is for the base salary to be reviewed and adjusted as appropriate. The letter provides that Mr. Tafler is entitled to participate in the Company's Management Incentive Plan. Mr. Tafler is also entitled to participate in the executive car program and the defined contribution plan, if Mr. Tafler is terminated without cause, he will be entitled to continued payment of base salary for 12 months. If Mr. Tafler is terminated without cause at any time during the two-year period following a change-in-control event, he will be entitled to continued payment of base salary for 12 months, the continuation of employee benefits for the severance period, 100% of the management incentive award that otherwise would have been earned by him, continued use of his company car and full outplacement services. In order to receive the foregoing severance benefits, Mr. Tafler will be required to execute a general release in favor of the employer.

2006 Equity and Performance Incentive Plan

        The Company adopted its 2006 Equity and Performance Incentive Plan (as amended, the "2006 Plan") in April 2006. The 2006 Plan was approved by stockholders of the Company at the time of adoption. In 2009, the Company's stockholders approved amendments to the 2006 Plan at the 2009 annual stockholders meeting on February 24, 2009, including increasing the number of shares subject to the 2006 Plan by 1,400,000. The 2006 Plan is administered by a Committee of the Board designated by the Board in accordance with the provisions of the 2006 Plan, which is currently the Company's Compensation Committee. All of the Company's employees (including officers), directors and consultants are eligible for awards under the 2006 Plan.

        Awards under the 2006 Plan may consist of options, stock appreciation rights, restricted stock, other stock unit awards, performance awards, dividend equivalents or any combination of the foregoing. The 2006 Plan provides for an aggregate of up to 2,800,000 shares of the Company's common stock to be available for awards, plus the number of shares subject to awards granted under the Company's 2004 Stock Incentive Plan and 2000 Stock Option Plan (the "Prior Plans") that are forfeited, expire or otherwise terminate without issuance of shares, or are settled for cash or otherwise do not result in the issuance of shares, on or after the effective date of the 2006 Plan. Grants of share-based awards (other than options or stock appreciation right awards) made under the 2006 Plan on or after February 24, 2009 will count as two shares for purposes of determining whether the cap on the total number of shares issuable under the 2006 Plan has been exceeded.

        In addition, if any shares subject to an award under the 2006 Plan or to an award under the Prior Plans are forfeited, expire or are terminated without the issuance of such shares, or are settled for cash or otherwise do not result in the issuance of such shares, or are received or withheld by the Company to satisfy tax liabilities arising from the grant of an award or as a result of shares to pay the option price, then such shares will again be available for award under the 2006 Plan. Any shares that again become available for grant will be added back as one share except that share-based awards (other than options or stock appreciation rights) issued on or after February 24, 2009 will count as two shares. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (excluding any cash divided or distribution), stock split, reverse stock split or similar transaction affecting the shares, the Compensation Committee will make equitable, proportionate and appropriate adjustments to the 2006 Plan and the awards (including making such adjustments to the number of shares available under the Plan and the number of shares subject to outstanding awards).

        No participant may be granted restricted stock, performance awards and/or other stock unit awards that are denominated in shares totaling more than 460,000 shares in any 12-month period. In addition, the maximum dollar value payable to any participant during any 12-month period with respect to performance awards and/or other stock unit awards that are valued with reference to cash or property other than shares is $3,000,000. Under the 2006 Plan, the purchase price for shares covered by an award cannot be less than 100% of the fair market value of the underlying shares on the grant date. The Compensation Committee has no authority to reprice any option, to reduce the base price of any stock appreciation right or to cancel any option when the fair market value of the shares is less than the option's exercise price.

        As of January 20, 2011, 899,283 shares remained available for awards under the 2006 Plan.

        The 2006 Plan is intended to comply with Section 162(m) of the Code and the regulations promulgated thereunder, resulting in the tax deductibility of amounts payable under the 2006 Plan to the chief executive officer or other named executive officers whose compensation is reported in this 10-K/A as "performance-based" compensation.

        Performance awards under the 2006 Plan are awards that provide payments determined by the achievement of performance goals over a performance period. The Compensation Committee, in its discretion, may issue performance awards to participants, and upon the grant of a performance award, determines the relevant performance goals and the performance period. The performance goals are based on the attainment of specified levels of or growth of one or any combination of the following factors, or an objective formula determined at the time of the award that is based on modified or unmodified calculations of one or any combination of the following factors: net sales; pretax income before or after allocation of corporate overhead and bonus; earnings per share; net income; division, group or corporate financial goals; return on stockholders' equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the shares or any of the Company's other publicly traded securities; market share; gross profits; earnings before taxes; earnings before interest and taxes; EBITDA; an adjusted formula of EBITDA determined by the Compensation Committee; economic value-added models; comparisons with various stock market indices; reductions in costs; and/or return on invested capital of the Company or any affiliate, division or business unit of the Company for or within which the participant is primarily employed. Such performance goals also may be based solely by reference to the Company's performance or the performance of an affiliate, division or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Company's annual Management Incentive Plan bonuses (discussed below under "Management Incentive Plan Awards for Fiscal Year 2010") are paid to executives and employees under the 2006 Plan. Unless the Compensation Committee specifies otherwise when it sets performance goals for an award, the Compensation Committee will make objective adjustments to any of the foregoing measures for items that will not properly reflect the Company's financial performance for these purposes, such as the write-off of debt issuance costs, pre-opening and development costs, gain or loss from asset dispositions, asset or other impairment charges, litigation settlement costs, and other non-routine items that may occur during the Performance Period. Also, unless the Compensation Committee determines otherwise in setting the performance goals for an award, such performance goals will be applied by excluding the impact of (a) restructurings, discontinued operations and charges for extraordinary items, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management or (c) a change in accounting standards required or recommended by generally accepted accounting principles.

        As discussed in "—Equity Treatment in Connection with the Merger" all outstanding equity awards under the 2006 Plan were cancelled in connection with the Merger.

Management Incentive Plan Awards for Fiscal Year 2010

        For fiscal year 2010, the Compensation Committee established goals under the Management Incentive Plan based on earnings before interest, taxes, depreciation and amortization, further adjusted to exclude certain non-cash and non-recurring items ("Adjusted EBITDA"), and cash flows from operating activities before taxes, interest and non-recurring expenses, less recurring cash flow from investing activities ("Adjusted Operating Cash Flow"). Minimum and maximum Adjusted EBITDA and Adjusted Operating Cash Flow goals were established at the corporate level and at each division. No bonus is payable with respect to a performance factor if the performance is below the minimum goal. Performance above the maximum level would not result in any increase in bonus.

        The following table sets forth for fiscal year 2010, the minimum threshold goals (below which no bonuses based on the corresponding factor would be paid) and the maximum goals (above which no bonuses based on the corresponding factor would be paid), for Company Adjusted EBITDA and

Adjusted Operating Cash Flow as well as the Company's actual performance for the year (dollars in millions).

Performance Factor	Minimum Threshold	Maximum Threshold	Actual Performance
Corporate Adjusted EBITDA	$54.0	$66.0	$61.6
Corporate Adjusted Op. Cash Flow	43.0	53.0	55.4

        In calculating Adjusted EBITDA for fiscal year 2010, the Company excluded the following non-recurring and non-cash items: $19.9 million of strategic alternative transaction expenses and $3.0 million of stock-based compensation expense. The base salary used for each executive was: Mr. Caldarelli C$550,000 Canadian, Mr. Littman $300,000, Mr. Fickett $350,000, Mr. Tafler C$198,000 Canadian, and Mr. Coleman $202,000.

        The award for Mr. Caldarelli, our chief executive officer, provided that his bonus would be weighted as follows: 40% on Adjusted EBITDA for the Company as a whole, 40% on Adjusted Operating Cash Flow for the Company as a whole, 10% on Adjusted EBITDA for the Communications & Medical Products ("CMP") Division (of which he is the president) and 10% on Adjusted Operating Cash Flow for the CMP Division. His bonus would be 30% of his base salary (as of the end of the fiscal year) on achievement of the minimum thresholds and 210% of his base salary on achievement of the maximum levels of Adjusted EBITDA and Adjusted Operating Cash Flow, with percentages interpolated for other levels of Adjusted EBITDA or Adjusted Operating Cash Flow.

        For fiscal year 2010, the CMP Division's actual Adjusted EBITDA and actual Adjusted Operating Cash Flow were above the maximum thresholds. As a result the maximum bonus was payable with respect to the operating results of the CMP Division.

        The award for Mr. Fickett, our chief operating officer and president, provided that his bonus would be weighted as follows: 25% on Adjusted EBITDA for the Company as a whole, 25% on Adjusted Operating Cash Flow for the Company as a whole, 25% on Adjusted EBITDA for the Microwave Power Products ("MPP") Division (of which he is the president) and 25% on Adjusted Operating Cash Flow for the MPP Division. His bonus would be 22.5% of his base salary (as of the end of the fiscal year) on achievement of the minimum thresholds and 168.75% of his base salary on achievement of the maximum levels of Adjusted EBITDA or Adjusted Operating Cash Flow, with percentages interpolated for other levels of Adjusted EBITDA or Adjusted Operating Cash Flow.

        For fiscal year 2010, the MPP Division's actual Adjusted EBITDA and actual Adjusted Operating Cash Flow exceeded the maximum thresholds. As a result the maximum bonus was payable with respect to the operating results of the MPP Division.

        The award for Mr. Littman, our chief financial officer, treasurer and secretary, provided that his bonus would be weighted as follows: 50% on Adjusted EBITDA for the Company as a whole and 50% on Adjusted Operating Cash Flow for the Company as a whole. His bonus would be 15% of his base salary (as of the end of the fiscal year) on achievement of the minimum thresholds and 120% of his base salary on achievement of the maximum levels of Adjusted EBITDA or Adjusted Operating Cash Flow, with percentages interpolated for other levels of Adjusted EBITDA or Adjusted Operating Cash Flow.

        The award for Mr. Coleman, vice president, provided that his bonus would be weighted as follows: 25% on Adjusted EBITDA for the Company as a whole, 25% on Adjusted Operating Cash Flow for the Company as a whole, 25% on Adjusted EBITDA for the Beverly Microwave Division ("BMD Division") (of which he is the president) and 25% on Adjusted Operating Cash Flow for the BMD Division. His bonus would be 15.0% of his base salary (as in effect as of the end of the fiscal year) on achievement of the minimum thresholds and 112.5% of his base salary on achievement of the maximum levels of Adjusted EBITDA or Adjusted Operating Cash Flow, with percentages interpolated for other levels of Adjusted EBITDA or Adjusted Operating Cash Flow.

        For fiscal year 2010, the BMD Division's actual Adjusted EBITDA and Adjusted Operating Cash Flow were below the respective thresholds. As a result, no bonus was payable with respect to the operating results of the BMD Division.

        The award for Mr. Tafler, vice president, provided that his bonus would be weighted as follows: 25% on Adjusted EBITDA for the Company as a whole, 25% on Adjusted Operating Cash Flow for the Company as a whole, 25% on Adjusted EBITDA for the Satcom Division (of which he is the president) and 25% on Adjusted Operating Cash Flow for the Satcom Division. His bonus would be 15.0% of his base salary (as of the end of the fiscal year) on achievement of the minimum thresholds and 112.5% of his base salary on achievement of the maximum levels of Adjusted EBITDA or Adjusted Operating Cash Flow, with percentages interpolated for other levels of Adjusted EBITDA or Adjusted Operating Cash Flow.

        For fiscal year 2010, the Satcom Division's actual Adjusted EBITDA and Adjusted Operating Cash Flow were above the respective maximum thresholds. As a result the maximum bonus was payable with respect to the operating results of the Satcom Division.

        The Management Incentive Plan provided that total aggregate bonus payments under the MIP for fiscal year 2010 would not exceed 8% of Adjusted EBITDA. For fiscal year 2010, the bonuses actually paid under the MIP did not approach this limit.

        Except in the case of scheduled retirement, death or disability or as otherwise provided in an employee's employment agreement, to be eligible for a bonus award, an executive officer must be on the payroll in good standing at the end of the fiscal year and at the time of payment. Payments were distributed on January 14, 2011 for U.S. executive officers, and on January 13, 2011 for Canadian executive officers. In the event of scheduled retirement, death or disability, a pro rata payment will be made to the executive officer or the executive officer's estate.

Outstanding Equity Awards at October 1, 2010

        The following table provides information concerning unexercised options for each named executive officer outstanding as of the end of the fiscal year 2010. Under the terms of the Merger Agreement, all outstanding stock options and stock awards (other than certain stock awards and stock options granted during the 2011 fiscal year) vested upon the consummation of the Merger.

		Option Award(1)					Stock Award(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options: Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That have Not Vested (#)		Market Value of Shares or Units of Stock That Have not Vested ($)
O. Joe Caldarelli	12/8/09		36,000	(3)	$9.66	12/8/19	12,000	(4)	$169,440
	12/5/08	4,500	31,500	(5)	10.00	12/5/18	10,500	(6)	148,260
	12/10/07						6,000	(7)	84,720
	11/30/07	15,000	15,000	(8)	16.79	11/30/17
	12/08/06	33,750	11,250	(9)	14.22	12/8/16
	4/27/06	33,750	11,250	(10)	18.00	4/27/16
	9/29/04	43,584			4.32	9/29/14
	9/29/04	10,896			6.61	9/29/14
	3/01/04	517,566			4.32	3/01/14
	2/03/04	7,411			1.08	2/03/14
	3/10/03	272,403			0.20	3/10/13

		Option Award(1)					Stock Award(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options: Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That have Not Vested (#)		Market Value of Shares or Units of Stock That Have not Vested ($)
Joel A. Littman	12/8/09		18,000	(3)	$9.66	12/8/19	6,000	(4)	$84,720
	12/5/08	2,250	15,750	(5)	10.00	12/5/18	5,250	(6)	74,130
	11/30/07	7,500	7,500	(8)	16.79	11/30/17	3,000	(7)	42,360
	12/08/06	16,500	5,500	(9)	14.22	12/8/16
	4/27/06	16,500	5,500	(10)	18.00	4/27/16
	9/29/04	34,866			4.32	9/29/14
	9/29/04	8,718			6.61	9/29/14
	3/01/04	163,442			4.32	3/01/14
	3/10/03	81,721			0.20	3/10/13
	7/02/01	12,257			0.74	7/02/11
Robert A. Fickett	12/8/09		24,000	(3)	$9.66	12/8/19	8,000	(4)	$112,960
	12/5/08	3,000	21,000	(5)	10.00	12/5/18	7,000	(6)	98,840
	11/30/07	10,000	10,000	(8)	16.79	11/30/17	4,000	(7)	56,480
	12/08/06	22,500	7,500	(9)	14.22	12/8/16
	4/27/06	22,500	7,500	(10)	18.00	4/27/16
	9/29/04	43,584			4.32	9/29/14
	9/29/04	10,896			6.61	9/29/14
	3/01/04	299,644			4.32	3/01/14
	3/10/03	163,442			0.20	3/10/13
Andrew E. Tafler	12/8/09		12,000	(3)	$9.66	12/8/19	4,000	(4)	$56,480
	12/5/08	1,500	10,500	(5)	10.00	12/5/18	3,500	(6)	49,420
	12/10/07						2,000	(7)	28,240
	11/30/07	5,000	5,000	(8)	16.79	11/30/17
	12/08/06	11,250	3,750	(9)	14.22	12/8/16
	4/27/06	11,250	3,750	(10)	18.00	4/27/16
	9/29/04	21,792			4.32	9/29/14
	9/29/04	5,448			6.61	9/29/14
	6/01/04	54,480			4.32	6/01/14
	3/01/04	17,976			4.32	3/01/14
Don C. Coleman	12/8/09		12,000	(3)	$9.66	12/8/19	4,000	(4)	$56,480
	12/5/08	1,500	10,500	(5)	10.00	12/5/18	3,500	(6)	49,420
	11/30/07	5,000	5,000	(8)	16.79	11/30/17	2,000	(7)	28,240
	12/08/06	11,250	3,750	(9)	14.22	12/8/16
	4/27/06	11,250	3,750	(10)	18.00	4/27/16
	9/29/04	21,792			4.32	9/29/14
	9/29/04	5,448			6.61	9/29/14
	3/01/04	81,720			4.32	3/01/14
	3/10/03	38,681			0.20	3/10/13

(1)
An aggregate of 1,160,180 options, or 47.1% of the options included in the table, were issued prior to the Company's initial public offering. They were issued either through grants of options made prior to the January 2004 acquisition of the Company by affiliates of The Cypress Group that were not cashed out in connection with that acquisition and were "rolled over" as an investment into the acquired company or through grants made as an adjustment to compensate option holders for not participating in a 2005 $75.8 million special distribution to stockholders.

(2)
The market value of shares or units of stock that have not yet vested is based on $14.12, which was the Company's closing stock price on October 1, 2010.

(3)
One-fourth of the shares subject to this option award vest on December 8 of each of 2010, 2011, 2012 and 2013.

(4)
Shares in this stock award are subject to both time-vesting and performance-vesting conditions. All of such options are broken up into four tranches (each a "Tranche"), each consisting of one-fourth of the unvested options. The unvested options in each Tranche become fully vested only if both the time-vesting conditions (described below) and the performance-vesting conditions (described below) are satisfied with respect to such unvested options. The time-vesting conditions are satisfied at a rate of 25% per year based on continued employment over a four-year period. The performance-vesting conditions are based on the achievement of specified Adjusted EBITDA levels achieved by the Company:

    a)
    Year 1, the first Tranche will vest at 100% if Adjusted EBITDA at or over $60 million; at 50% if Adjusted EBITDA at $50 million; zero if Adjusted EBITDA below $50 million; and straight-line between points.

    b)
    Year 2, the second Tranche will vest at 100% if Adjusted EBITDA at or over $63 million; at 50% if Adjusted EBITDA at $52.5 million; zero if Adjusted EBITDA below $52.5 million; and straight-line between points;

    c)
    Year 3, the second Tranche will vest at 100% if Adjusted EBITDA at or over $66.2 million; at 50% if Adjusted EBITDA at $55.1 million; zero if Adjusted EBITDA below $55.1 million; and straight-line between points;

    d)
    Year 4, the second Tranche will vest at 100% if Adjusted EBITDA at or over $69.5 million; at 50% if Adjusted EBITDA at $57.9 million; zero if Adjusted EBITDA below $57.9 million; and straight-line between points;

(5)
Shares in this option award are subject to both time-vesting and performance-vesting conditions. All of such options are broken up into two tranches (each a "Tranche"). Tranche One and Tranche Two each consist of one-half of the unvested options. The unvested options in each Tranche become fully vested only if both the time-vesting conditions (described below) and the performance-vesting conditions (described below) are satisfied with respect to such unvested options. The time-vesting conditions are satisfied at a rate of 25% per year based on continued employment over a four-year period. The performance-vesting conditions are based on the achievement of specified average price thresholds by the Company's common stock, with a $13.50 stock price threshold for Tranche One and a $16.00 stock price threshold for Tranche Two. As of October 1, 2010, the $13.50 stock price threshold has been met.

(6)
Shares in this stock award are subject to both time-vesting and performance-vesting conditions. All of such shares are broken up into two tranches (each a "Tranche"). Tranche One and Tranche Two each consist of one-half of the unvested shares. The unvested shares in each Tranche become fully vested only if both the time-vesting conditions (described below) and the performance-vesting conditions (described below) are satisfied with respect to such unvested shares. The time-vesting conditions are satisfied at a rate of 25% per year based on continued employment over a four-year period. The performance-vesting conditions are based on the achievement of specified average price thresholds by the Company's common stock, with a $13.50 stock price threshold for Tranche One and a $16.00 stock price threshold for Tranche Two. As of October 1, 2010, the $13.50 stock price threshold has been met.

(7)
Half of the unvested shares subject to this stock award vest on November 30 of each of 2010 and 2011.

(8)
Half of the unvested shares subject to this option award vest on November 30 of each of 2010 and 2011.

(9)
The unvested shares subject to this option award vested on December 8, 2010.

(10)
The unvested shares subject to this option award vest on April 27, 2011.

Option Exercises and Stock Vested for Fiscal Year 2010

	Option Award		Stock Awards
Name of Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
O. Joe Caldarelli	—	—	4,500	$51,990
Joel A. Littman	—	—	2,250	25,995
Robert A. Fickett(1)	27,583	$354,530	3,000	34,660
Andrew E. Tafler	—	—	1,500	17,330
Don C. Coleman(1)	27,240	$354,897	1,500	17,330

(1)
Options involved were scheduled to expire before the end of July 2010. The shares acquired upon exercise were sold by Mr. Fickett and Mr. Coleman under Rule 10b5-1 trading plans.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
O. Joe Caldarelli	Pension Plan for Executive Employees of Communications & Power Industries Canada Inc. (as applicable to O. Joe Caldarelli)	31	$1,140,469	—

(1)
Amounts are denominated in Canadian Dollars and were converted to U.S. Dollars using an exchange rate as of October 1, 2010 of approximately US$0.97 for C$1.00.

Narrative Disclosure to Pension Benefits Table

        In December 2002, Communications & Power Industries Canada Inc., a subsidiary of the Company, adopted a defined benefit pension plan for its chief executive officer, O. Joe Caldarelli. Communications & Power Industries Canada Inc., Mr. Caldarelli's employer, is the administrator of the plan. The amount of annual pension payable to Mr. Caldarelli at age 65, which is the normal retirement age as defined in the plan, is equal to: (i) 2% of the average of Mr. Caldarelli's highest average indexed earnings for each year of pensionable service before December 31, 1990 plus (ii) the aggregate of 2% of Mr. Caldarelli's indexed earnings for each year of pensionable service on or after January 1, 1991. In effect, under current Canadian regulations, as of the end of December 2010 the annual pension amount would be limited to C$2,494.44 per year of pensionable service. As used above and defined in the plan, "earnings" refers to salary, commissions, bonus and profit sharing; "pensionable service" (subject to exceptions for certain temporary absences) refers to the number of years and completed months of continuous service in Canada with the employer and all pensionable service recognized under The Retirement Plan of Communications & Power Industries Canada Inc. (the predecessor plan), "indexed earnings" means, for any given calendar year, the earnings adjusted to the date of calculation (which is the earliest date of retirement, termination of employment, date of death or termination of the plan) to reflect increases after the year in the average weekly wages and salaries of the Industrial Aggregate as published by Statistics Canada, and "highest average indexed earnings" means the average of the highest three years of indexed earnings preceding any date of calculation. Amounts payable to Mr. Caldarelli under the plan cannot exceed the maximum pension limits under the Canadian Income Tax Act. Under current Canadian regulations, Mr. Caldarelli would have been entitled to a maximum pension of C$77,328 per year if he had retired at the end of December 2010.

        The pension paid under the plan will be increased annually on January 1 of each year, beginning the January 1 after the date of commencement of payment of the pension, based on the average rate of increase in the Canada all-items Consumer Price Index as published by Statistics Canada, during the previous calendar year (or part of the year) in respect of which payments were made, less 1%. If the annual pension benefit payable at normal retirement age is less than 2% of the yearly maximum pensionable earnings, as defined in the plan, for the calendar year in which Mr. Caldarelli retires, dies or his employment terminates, then a lump sum of the commuted value (as described in the plan) will be paid instead.

        Pension payments will generally begin on the date that Mr. Caldarelli actually retires and will be paid in equal monthly installments of one-twelfth of the annual amount. If Mr. Caldarelli does not have a spouse at the time that the pension commences to be paid, then the pension payments will cease with the last payment due before his death or after 180 monthly payments have been made, whichever is later. If Mr. Caldarelli were to die before said 180 monthly payments had been made, then the commuted value (as described in the plan) of the remaining payments would be paid to his beneficiary, in one lump sum. If Mr. Caldarelli has a spouse at the time that the pension commences to be paid, then pension payments will be made throughout Mr. Caldarelli's lifetime for a minimum of 60 monthly payments, with the provision that after his death, or after 60 monthly payments have been made (whichever is later), pension payments will continue to his spouse throughout his spouse's lifetime at the rate of 66.67% of his pension. If he were to die before the minimum of 60 monthly payments had been made, then such payments will continue in full to the surviving spouse until the balance of the 60 monthly payments has been made and will then be reduced to 66.67%. If his spouse were also to die before the minimum of 60 monthly payments had been made, then the commuted value (as described in the plan) of the remaining payments would be paid to Mr. Caldarelli's estate, in one lump sum. Notwithstanding the foregoing, Mr. Caldarelli's spouse is entitled to waive her entitlement to receive payment of the pension under the plan, and in such event, Mr. Caldarelli will be deemed to not have a spouse for purposes of the plan at the time that the pension commences. Because Mr. Caldarelli is married, he has the option of electing a reduced amount of pension payment during his lifetime, with the provision that after his death, payment will continue as follows during the lifetime of his spouse if his spouse is then living: (i) in full without a guaranteed period or with a guaranteed period from commencement date of the pension of 60, 120 or 180 monthly payments or (ii) reduced to 66.67% with a guaranteed period from the commencement of the pension of 120 or 180 monthly payments.

        Under the plan, Mr. Caldarelli is permitted to retire early, on the first of any month within 10 years of his normal retirement date, and Mr. Caldarelli is therefore currently eligible for early retirement under the plan. The amount payable at early retirement is the lesser of (i) the actuarial equivalent (determined on the basis of mortality tables, rates of interest and rules adopted from time to time by the employer for this purpose on recommendation of the actuary) of the pension accrued to the date of early retirement and otherwise payable from the normal retirement date and (ii) the pension accrued to the date of early retirement and otherwise payable from the normal retirement date, reduced by the early retirement reduction factor prescribed by Income Tax Regulation 8503(3)(c) under the Canadian Income Tax Act.

        Under the plan, if Mr. Caldarelli remains in service after his normal retirement age, he may delay receipt of his pension to the earlier of (i) the first day of the month coinciding with or following his actual retirement date and (ii) the first day of the month before the calendar year of his 69th birthday. The amount of pension payable at late retirement will be the sum of (a) the actuarial equivalent (determined as described above) of the pension accrued to his normal retirement date plus (b) the pension accrued (as calculated pursuant to the first paragraph) to the date of late retirement for each year, or part of a year, of pensionable service after his normal retirement date.

        Upon termination of employment prior to normal retirement age, Mr. Caldarelli will receive a deferred pension payable from the normal retirement age in the normal form described in the plan. The amount of deferred pension will equal the amount of pension otherwise accrued under the plan to the date of termination. In addition, upon termination of employment (or wind-up of the plan), he is entitled to receive an early retirement pension, as described above. If Mr. Caldarelli dies while employed prior to commencement of the deferred pension payments to which he would have been entitled had his employment terminated immediately before his death, his surviving spouse may elect a lump sum payment equal to the commuted value (as described in the plan) of the deferred pension or an immediate or deferred pension payable in equal monthly installments, the present value of which does not exceed the present value of the deferred pension, payable throughout the spouse's lifetime without a guaranteed period or with a guaranteed period not in excess of 180 monthly payments.

        The plan may be amended or discontinued by the employer, and in such event, the benefits provided prior to the date of amendment will not be adversely affected. Replacement of the plan by another plan will be considered an amendment. If the plan is discontinued, the assets will be allocated to provide the pensions and benefits according to the plan.

        The employer will pay into the plan in monthly installments within 30 days after the month for which contributions are payable, the amounts deemed to be employer-eligible contributions. An employer-eligible contribution is a contribution made by the employer to the plan that is a prescribed contribution or complies with prescribed conditions per applicable legislation and is made pursuant to the recommendation of the actuary. The employer is required to establish a pension fund into which all contributions will be deposited. The pension fund is not part of the revenue or assets of the employer. Accordingly, payments to be made under the plan will be made from the balance in the pension fund and from the general assets of the employer.

        The method of valuation for determining the present value of the accumulated benefit is based on the following assumptions:

	From 10/2/09 to 10/01/10	From 10/3/08 to 10/02/09	From 9/28/07 to 10/03/08
Mortality table	80% GAM-1983 (50% male/50% female)	80% GAM-1983 (50% male/50% female)	80% GAM-1983 (50% male/50% female)
Expected rate of return on plan assets	7.5%	7.5%	7.5%
Discount rate of liabilities at the beginning of the year	5.75%	5.75%	5.50%
Discount rate of liabilities at the end of the year	4.75%	5.75%	5.75%
Rate of salary increase	4.00%	4.00%	4.00%
Rate of increase of monthly pension unit	3.00%	3.00%	3.00%
Average remaining service period of active employees	6.16	7.16	8.16
Age at retirement	65	65	65

Non-qualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year(1)	Aggregate Earnings in Last Fiscal Year(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
Joel A. Littman	—	$10,723	$7,617	$—	$66,061
Robert A. Fickett	$48,222	15,500	10,889	—	195,992
Don C. Coleman	15,461	4,322	6,534	—	60,254

(1)
Amounts reported in this column are also included in the Summary Compensation Table in the "All Other Compensation" column.

(2)
Amounts reported in this column are not considered as "above market or preferential earnings" under Securities and Exchange Commission Rules and are therefore not included in the Summary Compensation Table.

Narrative Disclosure to Non-qualified Deferred Compensation Table

        The Company adopted the Communications & Power Industries, Inc. Non-qualified Deferred Compensation Plan (the "Original Plan") in 1995, and in 2004 adopted the First Amendment and Restatement of the Communications & Power Industries, Inc. Non-qualified Deferred Compensation Plan (the "Restated Deferred Compensation Plan"). The Restated Deferred Compensation Plan

provides for the deferral of income on a pre-tax basis for a select group of the Company's management and highly compensated employees and is administered by the Compensation Committee of the Board of Directors of the Company. Participation in the Restated Deferred Compensation Plan is limited to employees who are (i) a select group of management or highly compensated employees, as defined by the Employee Retirement Income Security Act of 1974 (ERISA), and (ii) designated as such by the plan administrator. The Restated Deferred Compensation Plan first applied to elections made by participating employees to defer compensation earned or vested after December 31, 2004. The provisions of the Original Plan will remain in effect for deferrals of compensation that was earned and vested before January 1, 2005.

        Under the Restated Deferred Compensation Plan, generally, a participating employee may elect in December of each year to defer up to 100% of his or her salary and Management Incentive Plan bonus for the next calendar year (subject to reduction to facilitate compliance with applicable withholding requirements). The Company makes contributions during each calendar year for the benefit of each participant equal to the sum of (1) 4.75% of the participant's base salary paid in such calendar year in excess of the Social Security taxable wage base in effect for such year, up to and including the dollar limit set forth in Section 401(a)(17) of the Internal Revenue Code, plus (2) 9.5% of the participant's base salary paid in such calendar year in excess of the dollar limit in Section 401(a)(17) of the Internal Revenue Code.

        A participant's account will be credited with such participant's deferred compensation, the Company's contributions for such participant and any investment earnings, gains, losses or changes in value (from time to time, as provided in the Restated Deferred Compensation Plan). The administrator will keep a sub-account within the account of each person who was a participant before the effective date of the Restated Deferred Compensation Plan to reflect (i) the portion of the account attributable to deferred compensation amounts and Company contributions that were earned and vested before January 1, 2005 (which will continue to be governed by the provisions of the Original Plan) and (ii) the portion of the account attributable to deferred compensation amounts and Company contributions that were earned or vested after December 31, 2004 (which will be governed by the provisions of the Restated Deferred Compensation Plan). A participating employee is at all times fully vested in his or her account balance.

        Investment elections may be made from the various investment alternatives selected by a participant from those made available by the Company from time to time. A participant may elect to have his or her account deemed invested in up to 10 investment alternatives, provided that an investment alternative must be applied to at least 10% of the total balance in the account and must be in a whole percentage amount. Notwithstanding the foregoing, the Company may invest contributions in investments other than the investments selected by the participant; however the participant's return will be based on the results of his or her investment election (reduced for expenses as provided in the Restated Deferred Compensation Plan).

        In the event of a participant's disability or termination of employment for any reason, including retirement or death, the Company will pay the participant a termination benefit equal to the balance of the participant's account in one lump sum within 2.5 months after the disability or termination of employment, provided that if stock of the Company is publicly traded on an established securities market (or otherwise), no payment will be made to a key employee (as defined in Section 416(i) of the Internal Revenue Code without regard to paragraph 5 of such section) of the Company or one of its affiliates within six months after such person's separation from service (or the date of death, if earlier). In the event of a participant's death before payment of the benefits pursuant to the preceding sentence, a death benefit equal to the balance in the participant's account will be paid to the participant's beneficiary in one lump sum within 2.5 months after the participant's death. If the plan administrator, upon written request of a participant, determines in its sole discretion that the participant has suffered an unforeseeable financial emergency (as described in the Restated Deferred Compensation Plan), then the Company will pay the participant an amount necessary to meet the emergency in accordance with the provisions and subject to the limitations of the Restated Deferred Compensation Plan.

        The Board of Directors may terminate, amend or modify the Restated Deferred Compensation Plan, subject to certain limitations set forth in the Restated Deferred Compensation Plan and applicable law. If the Restated Deferred Compensation Plan is terminated, (a) the portion of the participant's account attributable to deferred compensation and Company contributions that were earned and vested before January 1, 2005 will be distributed in one lump sum and (b) the portion of the participant's account attributable to deterred compensation and Company contributions that are earned or vested after December 31, 2004 will be distributed as and when such portion of the account would have been distributed if the plan had not terminated. The Restated Deferred Compensation Plan is intended to comply with the provisions of Internal Revenue Code Section 409A as enacted by the American Jobs Creation Act of 2004.

        As with all non-qualified deferred compensation plans, a participating employee's rights against the Company to receive the deferred amounts are limited to the rights of an unsecured general creditor. The Company's obligation to pay benefits under the Original Plan and the Restated Deferred Compensation Plan is not backed by any security interest in the Company's assets to assure payment of the deferred amounts.

Potential Payments upon Termination or Change in Control

Agreements Providing for Payments upon Termination or Change in Control

  Employment Agreements

        The employment agreements with Messrs. Caldarelli, Fickett, Littman, Tafler and Coleman could require the Company (or the applicable subsidiary) to make certain payments to those executive officers in connection with certain terminations of their employment, including in connection with a termination following a change of control of the Company. These agreements are described above under "Narrative Disclosure to Summary Compensation Table and Grants of Plan-based Awards Table—Employment Agreements."

  Stock Option Agreements

  2006 Equity and Performance Incentive Plan

        Stock option agreements between the Company and Messrs. Caldarelli, Fickett and Littman for options granted to those executive officers under the 2006 Plan provide that upon termination of the executive officer's employment with the Company (or the applicable subsidiary) for cause or for any reason other than death, disability, termination by the executive officer for good reason or discharge of the executive officer without cause, all options will immediately cease vesting. Upon termination of the executive officer's employment with the Company (or the applicable subsidiary) without cause, as a result of death or disability or by the executive officer for good reason, all unvested options for the executive officer will become fully vested and exercisable as of the date of termination. In the event of termination of the executive officer's employment by death or disability, by the Company (or the applicable subsidiary) without cause or by the executive officer for good reason, the options will be exercisable for a period ending on the earlier of (a) 12 months after the termination date and (b) the date that is 10 years after the date of grant of the applicable option, and will, if unexercised after such period, be cancelled and terminated.

        In the event of termination of employment by the executive officer without good reason, unvested options will immediately be cancelled and terminated, and vested options will be exercisable for a period ending on the earlier of (a) 90 days after termination of employment or, if the executive officer reasonably determines that he is prohibited or restricted from selling the shares in the public markets for any portion of such 90-day period, then 90 days after all restrictions cease, and (b) the date that is 10 years after the date of grant of the applicable option, and will, if unexercised after such period, be cancelled and terminated. Stock option agreements between the Company and each of Messrs. Coleman and Tafler for options granted to those executive officers under the 2006 Plan provide that upon termination of the executive officer's employment with the Company (or the applicable subsidiary) other than for death or disability, the options will immediately cease vesting. Upon termination of the executive officer's employment with the Company (or the applicable subsidiary) for any reason other than cause, death or disability, unvested options will immediately be cancelled and terminated, and vested options will be exercisable for a period ending on the earlier of (a) 90 days after the termination date and (b) the date that is 10 years after the date of grant of the applicable option, and will, if unexercised after such period, be cancelled and terminated. Upon termination of the executive officer's employment as a result of death or disability, if the termination date does not fall on an anniversary of the date of grant of the options, then for purposes of determining the extent to which the options have vested, the executive officer's employment will be deemed terminated on the next occurring anniversary of the date of grant. Upon termination as a result of death or disability, unvested options will immediately be cancelled and terminated, and vested options will be exercisable for a period ending on the earlier of (a) 12 months after the termination date and (b) the date that is 10 years after the date of grant of the applicable option, and will, if unexercised after such period, be cancelled and terminated.

        Stock option agreements between the Company and all of the named executive officers under the 2006 Plan provide that if an executive officer's employment is terminated for cause, then all of his vested and unvested options will be cancelled and terminated as of the date of such termination and will no longer be exercisable as to any shares. In addition, in connection with a merger, reorganization or similar transaction in which the Company is not the surviving entity, if the obligations of the options are not assumed by the surviving entity or if the Company fails to provide the executive officer with cash or property equal to the spread value of the options (aggregate fair market value of the shares subject to the options less the aggregate exercise price of the options), then the unvested options will become fully vested and exercisable prior to the effective date of such transaction. In addition, if, in connection with a change-of-control transaction, the Company's common stock is converted into cash, securities or other property or the Company's common stock is no longer publicly traded, the performance conditions shall no longer apply to options or restricted stock subject to performance conditions based on the Company's stock price.

  2004 Stock Incentive Plan

        Stock option agreements between the Company and each of Messrs. Caldarelli, Fickett, Littman, Tafler and Coleman for options granted to those executive officers under the 2004 Stock Incentive Plan provide that, upon termination of employment with the Company (or the applicable subsidiary), any unvested options will be immediately cancelled. In the case of termination of employment as a result of death or disability, the portion of the option that was scheduled to vest on the next vesting date will become immediately vested. Upon termination as a result of death or disability, vested options will be exercisable for a period of one year after the termination date (or if earlier, the date that is 10 years after the date of grant of the applicable option), and will, if unexercised after such period, be cancelled and terminated. Upon termination of the executive officer's employment without cause or upon termination of his employment by the executive officer, vested options will be exercisable for a period of 90 days after the termination date (or if earlier, the date that is 10 years after the date of grant of the applicable option), and will, if unexercised after such period, be cancelled and terminated. If the executive officer's employment is terminated for cause, then all vested options will be cancelled and terminated as of the date of such termination and will no longer be exercisable as to any shares.

        As described in "—Equity Treatment in Connection with the Merger" all outstanding stock options and stock awards (other than certain stock options and stock awards granted during the 2011 fiscal year) vested upon the consummation of the Merger and all stock options and stock awards were cancelled in connection with the Merger.

Calculation of Potential Payments upon Termination or Change in Control

        The following table presents the Company's estimate of the benefits payable to the named executive officers under the agreements described above in connection with certain terminations of their employment with the Company or its subsidiaries, including those in connection with a change in control. In calculating the amount of any potential payments to the named executive officers, the Company has assumed that the applicable triggering event (i.e., termination of employment) occurred on October 1, 2010, and that the price per share of the Company's common stock is equal to $14.12, the closing market price per share on October 1, 2010, the last trading day in fiscal year 2010.

Name	Compensation Element(3)	Termination Other than for Cause and Resignation for Good Reason— Not in Connection with Change of Control		Termination Other than for Cause and Resignation for Good Reason— In Connection with Change of Control		Termination for Cause or Resignation Other than for Good Reason	Death or Disability
O. Joe Caldarelli(1)	Base Salary	$1,071,081	(4)	$1,338,851	(10)	—	$—
	Performance Bonus	2,227,887	(5)	3,520,020	(11)	—	1,002,980	(14)
	Acceleration of Equity Awards	692,760	(6)	692,760	(6)	—	692,760	(15)
	Continuation of Benefits	271,347	(7)	339,183	(12)	—	—

	Total	$4,263,075		$5,890,814			$1,695,740

Joel A. Littman	Base Salary	$450,000	(4)	$600,000	(10)	—	$—
	Performance Bonus	587,461	(5)	931,500	(11)	—	231,583	(14)
	Acceleration of Equity Awards	346,380	(6)	346,380	(6)	—	346,380	(15)
	Continuation of Benefits	92,910	(7)	123,880	(12)	—	—
	280G Tax Gross-Up	—		—	(13)	—	—

	Total	$1,476,751		$2,001,760			$577,963

Robert A. Fickett	Base Salary	$525,000	(4)	$700,000	(10)	—	$—
	Performance Bonus	1,055,469	(5)	1,663,593	(11)	—	219,709	(14)
	Acceleration of Equity Awards	461,840	(6)	461,840	(6)	—	187,500	(15)
	Continuation of Benefits	106,111	(7)	141,481	(12)	—	—
	280G Tax Gross-Up	—		—	(13)	—	—

	Total	$2,148,420		$2,966,914			$407,209

Andrew E. Tafler(1)(2)	Base Salary	$192,795	(4)	$192,795	(10)	—	$—
	Performance Bonus	202,864	(8)	202,864	(8)	—	—
	Acceleration of Equity Awards	—		—		—	81,340	(15)
	Continuation of Benefits	42,581	(7)	42,581	(12)	—	—
	Outplacement Services	15,000	(9)	15,000	(9)	—	—

	Total	$453,240		$453,240			$81,340

Don C. Coleman(2)	Base Salary	$202,000	(4)	$202,000	(10)	—	$—
	Performance Bonus	87,113	(8)	87,113	(8)	—	—
	Acceleration of Equity Awards	—		—		—	81,340	(15)
	Continuation of Benefits	53,363	(7)	53,363	(12)	—	—
	Outplacement Services	15,000	(9)	15,000	(9)	—	—

	Total	$357,476		$357,476			$81,340

(1)
Section 280G tax gross-up amounts should not apply to Mr. Caldarelli or Mr. Tafler, as they receive no U.S.-source income from the Company.

(2)
Mr. Coleman and Mr. Tafler are not entitled to receive the benefits described in this table in the event of a voluntary termination of employment (whether or not for good reason).

(3)
Excludes any payments to be received upon termination of employment in connection with the non-qualified deferred compensation plan described above under "—Narrative Disclosure to Non-qualified Deferred Compensation Table" and the pension plan described above under "—Narrative Disclosure to Pension Benefits Table."

(4)
The amounts shown represent two years, 1.5 years, 1.5 years, one year and one year, respectively, of Mr. Caldarelli's, Mr. Fickett's, Mr. Littman's, Mr. Tafler's and Mr. Coleman's annual base salary (as applicable) as in effect on October 1, 2010. For Mr. Caldarelli and Mr. Tafler, salary amounts are denominated in Canadian Dollars and were converted to U.S. Dollars using an exchange rate as of October 1, 2010 of approximately US$0.97 for C$1.00.

(5)
The amounts shown represent (i) the amount of the Management Incentive Plan awards that would have been payable to Mr. Caldarelli, Mr. Littman and Mr. Fickett, as applicable, for fiscal year 2010 plus (ii) the average value of the amount paid under the Company's MIP for fiscal years 2008, 2009 and 2010 (A) to Mr. Caldarelli, multiplied by two, (B) to Mr. Fickett multiplied by 1.5 and (C) to Mr. Littman multiplied by 1.5. For Mr. Caldarelli, amounts are denominated in Canadian Dollars and were converted to U.S. Dollars using an exchange rate as of October 1, 2010 of approximately US$0.97 for C$1.00.

(6)
The amounts shown represent the portion of Mr. Caldarelli's, Mr. Fickett's and Mr. Littman's unvested stock options and awards as of October 1, 2010 and are based on the intrinsic value of the stock options and awards as of such date. This was calculated by adding the product of (i) the difference between the closing market price of a share of the Company's common stock on October 1, 2010 ($14.12) and the applicable exercise price of the option by (ii) the assumed number of shares subject to stock options vesting on an accelerated basis on October 1, 2010 and the product of (i) $14.12 and (ii) the assumed number of share awards vesting on an accelerated basis on October 1, 2010.

(7)
The amounts shown represent the aggregate value of the continuation of certain employee benefits for two years, 1.5 years, 1.5 years, one year and one year, respectively, for Mr. Caldarelli, Mr. Fickett, Mr. Littman, Mr. Tafler and Mr. Coleman. For purposes of the calculation of these amounts, expected costs have not been adjusted for any actuarial assumptions related to mortality, likelihood that the executive will find other employment or discount rates for determining present value. For Mr. Caldarelli and Mr. Tafler, amounts are denominated in Canadian Dollars and were converted to U.S. Dollars using an exchange rate as of October 1, 2010 of approximately US$0.97 for C$1.00.

(8)
The amounts shown represent the amounts of the MIP award that would have been payable to Mr. Tafler and Mr. Coleman for fiscal year 2010. For Mr. Tafler, amounts are denominated in Canadian Dollars and were converted to U.S. Dollars using an exchange rate as of October 1, 2010 of approximately US$0.97 for C$1.00.

(9)
The amounts shown assume full outplacement services for a 12-month period with a firm providing transition support for executives.

(10)
The amounts shown represent 2.5 years, two years, two years, one year and one year, respectively, of Mr. Caldarelli's, Mr. Fickett's, Mr. Littman's, Mr. Tafler's and Mr. Coleman's annual base salary (as applicable) as in effect on October 1, 2010. For Mr. Caldarelli and Mr. Tafler, amounts are denominated in Canadian Dollars and were converted to U.S. Dollars using an exchange rate as of October 1, 2010 of approximately US$0.97 for C$1.00.

(11)
The amounts shown represent (i) the amount of the MIP awards that would have been payable to Mr. Caldarelli, Mr. Littman and Mr. Fickett, as applicable, for fiscal year 2010 plus (ii) the highest amount paid under the Company's MIP during fiscal years 2008, 2009 and 2010 (A) to Mr. Caldarelli, multiplied by 2.5, (B) to Mr. Fickett multiplied by two and (C) to Mr. Littman multiplied by two. For Mr. Caldarelli, amounts are denominated in Canadian Dollars and were converted to U.S. Dollars using an exchange rate as of October 1, 2010 of approximately US$0.97 for C$1.00.

(12)
The amounts shown represent the aggregate value of the continuation of certain employee benefits for 2.5 years, two years, two years, one year and one year, respectively, for Mr. Caldarelli, Mr. Fickett, Mr. Littman, Mr. Tafler and Mr. Coleman. For purposes of the calculation of these amounts, expected costs have not been adjusted for any actuarial assumptions related to mortality, likelihood that the executive will find other employment or discount rates for determining present value. For Mr. Caldarelli and Mr. Tafler, amounts are denominated in Canadian Dollars and were converted to U.S. Dollars using an exchange rate as of October 1, 2010 of approximately US$0.97 for C$1.00.

(13)
The calculation of the potential 280G tax gross-up amounts reflect the reimbursement that we are required to pay to Mr. Fickett and Mr. Littman due to (i) excise taxes that are imposed upon the executive as a result of a change in control, (ii) income and excise taxes imposed upon the executive as a result of our reimbursement of the excise tax amount and (iii) additional income and excise taxes that are imposed upon the executive as a result of our reimbursement of the executive for any excise or income taxes. The calculation of the potential 280G gross-up amounts are based upon a 280G excise tax rate of 20% on payments that exceed the "base amount" as defined in the income tax regulations under Internal Revenue Code Section 280G, a 35% federal income tax rate, a 1.45% Medicare tax rate and a 9.3% state income tax rate. For purposes of the 280G calculation, it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to the executive executing a non-competition agreement.

(14)
The amounts shown represent the amount of the MIP awards that would have been payable to Messrs. Caldarelli, Littman and Fickett, as applicable, for fiscal year 2010. For Mr. Caldarelli, amounts are denominated in Canadian Dollars and were converted to U.S. Dollars using an exchange rate as of October 1, 2010 of approximately US$0.97 for C$1.00.

(15)
The amounts shown represent the portion of Mr. Caldarelli's, Mr. Fickett's, Mr. Littman's, Mr. Tafler's and Mr. Coleman's unvested stock options and awards as of October 1, 2010 that would accelerate upon termination for death or disability, and are based on the intrinsic value of the stock options and awards as of such date. This was calculated by adding the product of (i) the difference between the closing market price of a share of the Company's common stock on October 1, 2010 ($14.12) and the applicable exercise price of the option by (ii) the assumed number of shares subject to stock options vesting on an accelerated basis on October 1, 2010 and the product of (i) $14.12 and (ii) the assumed number of share awards vesting on an accelerated basis on October 1, 2010.

Equity Compensation Plan Information

        The following table provides information as of October 1, 2010 with respect to the Company's existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(3)	Weighted Average Exercise Price of Outstanding Options Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders(1)	1,784,442	$8.08	1,761,219	(4)
Equity compensation plans not approved by security holders(2)	1,744,975	$4.40	—

(1)
Consists of the Company's 2000 Stock Option Plan and 2006 Equity and Performance Incentive Plan. Includes all nonqualified stock options and unvested restricted stock units.

(2)
Consists of the Company's 2004 Stock Incentive Plan.

(3)
An aggregate of 1,397,330 options, or 39.6% of the total outstanding options, warrants and rights, were issued prior to the Company's initial public offering. They were issued either through grants of options made prior to the January 2004 acquisition of the Company by affiliates of The Cypress Group that were not cashed out in connection with that acquisition and were "rolled over" as an investment into the acquired company or through grants made as an adjustment to compensate optionholders for not participating in a $75.8 million special distribution to stockholders in 2005.

(4)
Includes 476,536 shares available for future issuance under the Company's 2006 Employee Stock Purchase Plan.

2004 Stock Incentive Plan

        In January 2004, the Company adopted the 2004 Stock Incentive Plan (the "2004 Plan") for the purpose of recruiting and retaining key employees, directors and consultants by providing incentives through the granting of awards under the 2004 Plan. The 2004 Plan was not approved by securityholders of the Company. All awards granted under the 2004 Plan are non-qualified options to purchase common stock, and the Company has ceased making awards under the 2004 Plan. Options granted under the 2004 Plan included time-vesting options and "performance-based" vesting options. All outstanding options that were subject to "performance-based" vesting under the 2004 Plan are fully vested.

        The 2004 Plan is administered by a Committee of the Board of Directors designated by the Board (the "2004 Plan Committee"), which committee is currently the Company's Compensation Committee. The 2004 Plan Committee has discretion and power in interpreting and operating the 2004 Plan. The exercise prices of the options granted under the 2004 Plan were determined by the 2004 Plan Committee and were set forth in individual stock option agreements. No option is exercisable more than 10 years after the date of grant.

        Generally, upon termination of employment, all unvested options under the 2004 Plan will immediately cease vesting and terminate. However, in the case of termination as a result of death or disability, the portion of the option that was scheduled to vest on the next vesting date will become immediately vested, and the remainder of the holder's unvested options under the 2004 Plan will terminate.

        If a holder's employment is terminated other than for death, disability or cause, then an optionholder's vested options under the 2004 Plan generally will remain exercisable for a 90-day period following termination (or, if earlier, the scheduled termination of the options), after which time all of the holder's unexercised options under the 2004 Plan will terminate.

        In the event of the death or disability of an optionholder, the holder's vested options will only be exercisable for the one-year period following the date of death (or, if earlier, the scheduled termination of the options). The options will terminate at the end of that period. If the employment of an optionholder is terminated for cause, then all of the holder's vested options under the 2004 Plan generally will immediately terminate and will no longer be exercisable.

        Upon a merger, reorganization or sale of substantially all of the assets of the Company or other change-of-control events specified in the 2004 Plan, the 2004 Plan Committee may, but will not be obligated to: (1) accelerate, vest or cause restrictions to lapse with respect to all or any portion of the options; (2) cancel the options for fair value, as determined in the sole discretion of the 2004 Plan Committee; (3) provide for the issuance of substitute options that will substantially preserve the otherwise applicable terms of any affected options previously granted under the 2004 Plan, as determined by the 2004 Plan Committee, in its sole discretion; or (4) provide that for a period of at least 15 days prior to the change-of-control transaction, the options will be exercisable as to all shares subject to the options and that upon the occurrence of the change of control, the options will terminate.

        In the event of any change in the outstanding shares of common stock by reason of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of shares or other corporate exchange, any distribution to stockholders of shares (but excluding any cash distribution or dividend) or any transaction similar to the foregoing, the 2004 Plan Committee, will make equitable, proportionate and appropriate substitutions or adjustments as to (1) the number or kind of shares or other securities issued or reserved for issuance pursuant to the 2004 Plan or pursuant to outstanding awards under the 2004 Plan, (2) the exercise price of any stock option or any stock appreciation right and/or (3) any other affected terms of such awards under the 2004 Plan. The foregoing adjustments will be made by the 2004 Plan Committee, whose determination as to what adjustments will be made, and the extent thereof, will be final, binding and conclusive.

        Unless otherwise determined by the 2004 Plan Committee, an option will not be transferable or assignable by the participant other than by will or the laws of descent and distribution. An option exercisable after the death of a participant may be exercised by the legatees, personal representatives or distributes of the participant.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Holding LLC owns all of the outstanding common stock of Parent, which in turn owns all of the outstanding common stock of CPII. The Veritas Fund and its affiliates and certain members of our management beneficially own shares of our common stock indirectly through their holdings in Holding LLC. The Veritas Fund and its affiliates control Parent, and the Sponsor controls us and all of our subsidiaries through its control of the Veritas Fund and its affiliates.

        The following table sets forth information with respect to the beneficial ownership of the Class A membership interests in Holding LLC as of June 10, 2011 of: (1) each person or entity who beneficially owns 5% or more of the outstanding equity of Holding LLC; (2) each member of CPII's board of directors, the board of directors of the Parent and the board of managers of the Holding LLC; (3) each of our named executive officers and directors; and (4) all of our directors and named executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of SEC. To our knowledge, each of the holders of Class A membership interests in Holding LLC listed below has sole voting and investment power as to the interests owned unless otherwise noted.

Name and Address of Beneficial Owner(1)	Percent of Class A Membership Interests(2)
The Veritas Capital Fund IV, L.P.(3)(4)	42.63%
The Veritas Capital Fund III, L.P.(3)	30.79%
CICPI Holdings LLC(3)	21.32%
O. Joe Caldarelli	2.37%
Robert A. Fickett	1.42%
Joel A. Littman	*
John R. Beighley	*
Don C. Coleman	*
Andrew E. Tafler	*
Robert B. McKeon(3)(5)	94.74%
Hugh Evans(3)	—
Ramzi M. Musallam(3)	—
Jeffrey P. Kelly(3)	—
Michael J. Meehan	—
Admiral Leighton W. Smith, Jr.	—
All executive officers and directors as a group (10 persons)(6)	100.00%

*
Represents less than 1% of the outstanding shares of the applicable class or series of capital stock

(1)
Except as otherwise indicated, addresses are c/o CPI International, Inc. 811 Hansen Way, Palo Alto, California 94303-1110.

(2)
Certain directors and members of our management may be granted Class B membership interests in Holding LLC. Pursuant to the terms of the amended and restated limited liability company agreement governing Holding LLC, holders of Class B membership interests are entitled to receive a percentage of all distributions, if any, made by Holding LLC after the holders of the Class A membership interests, including affiliates of our Sponsor, have received a return of their invested capital plus an 8% per annum internal rate of return (compounded quarterly and accruing daily) on their unreturned invested capital. Holders of Class B membership interests are not entitled to any voting rights. The aggregate amount of outstanding Class B membership interests shall not exceed 7.5% of the aggregate amount of all outstanding Class A and Class B membership interests. The Class B membership interests will be non-transferable and will vest ratably over five years, beginning on the first anniversary of the grant date. Following consummation of the Merger, we granted Class B membership interests to members of our management and our independent directors in an aggregate amount equal to approximately 5.32% of the aggregate amount of all outstanding Class A and Class B membership interests. None of these Class B membership interests are currently vested.

(3)
The address for The Veritas Capital Fund IV, L.P., The Veritas Capital Fund III, L.P., CICPI Holdings LLC, and Messrs. McKeon, Evans, Musallam and Kelly is c/o Veritas Capital Fund Management, L.L.C. 590 Madison Avenue, New York, New York 10022.

(4)
Pursuant to the amended and restated limited liability company agreement governing Holding LLC, Veritas Capital controls the appointment of the board of managers of Holding LLC.

(5)
Mr. McKeon, a member of the board of managers of Holding LLC, is the sole managing member of (i) Veritas Capital Partners IV, L.L.C., which is the general partner of each of The Veritas Capital Fund IV, L.P. and The Veritas Capital Fund III, L.P., and (ii) Veritas Capital Fund Management, L.L.C., which is the non-member manager of CICPI Holdings LLC and, as such, may be deemed a beneficial owner of the Class A membership interests owned by each of The Veritas Capital Fund IV, L.P., The Veritas Capital Fund III, L.P. and CICPI Holdings LLC. Mr. McKeon disclaims this beneficial ownership except to the extent of his pecuniary interest in such entities.

(6)
Includes Class A membership interests held by The Veritas Capital Fund IV, L.P., The Veritas Capital Fund III, L.P. and CICPI Holdings LLC, beneficial ownership of which may be deemed to be held by Mr. McKeon. See footnote 5 above. Mr. McKeon disclaims this beneficial ownership except to the extent of his pecuniary interest in such entities, if any.

 THE TRANSACTIONS

        On November 24, 2010, CPII, Predecessor and Merger Sub entered into the Merger Agreement pursuant to which CPII acquired Predecessor through the merger of Merger Sub with and into Predecessor. The Merger closed on February 11, 2011. Contemporaneously with the consummation of the Merger, the separate corporate existence of Merger Sub ceased, and Predecessor became the surviving corporation. Predecessor's common stock is no longer publicly traded as a result of the Merger. Immediately following the consummation of the Merger and related transactions, Predecessor was converted into a limited liability company and liquidated, and we changed our name to CPI International, Inc. from CPI International Acquisition, Inc.

        In connection with the Merger, Veritas Capital invested $200.0 million solely for the purpose of purchasing equity securities of Holding LLC in order to provide a portion of the financing that was required for the Merger and the transactions contemplated by the Merger Agreement. Certain officers of Predecessor also invested in equity securities of Holding LLC in an aggregate amount of $11.1 million. Immediately following the Merger, the management of Predecessor became management of CPII. Employment agreements between us and certain of our executive officers may be amended or entered into as a result of the Merger.

        On February 11, 2011, we issued the $215 million aggregate principal amount of outstanding notes, and we entered into the Senior Secured Credit Facilities, comprised of a $150.0 million six-year term loan facility and a $30.0 million five-year revolving credit facility with UBS AG, Stamford Branch, as administrative agent, and the financial institutions party thereto. We borrowed the full amount of the term loan thereunder in connection with the Merger, and the revolving credit facility was undrawn at closing (other than for approximately $4.5 million of outstanding letters of credit). In addition, we have the option to increase the amount available under the Senior Secured Credit Facilities by up to an aggregate of $50.0 million on an uncommitted basis. Our obligations under the Senior Secured Credit Facilities are fully and unconditionally guaranteed by the Parent and, subject to certain exceptions, each of the Parent's existing and future domestic restricted subsidiaries (other than CPII). In addition, our obligations under the Senior Secured Credit Facilities and the guarantees of those obligations are secured by (a) pledges of all of the equity interests held by us and each guarantor and (b) liens on substantially all of our assets and the assets of each guarantor, in each case subject to certain exceptions. The Senior Secured Credit Facilities contain customary representations, warranties, covenants and other agreements. Please see "Description of the Senior Secured Credit Facilities" for a more complete description of the Senior Secured Credit Facilities.

        In connection with the Merger, on January 13, 2011 CPI offered to purchase all $117.0 million aggregate principal amount of its existing outstanding 8% Senior Subordinated Notes due 2012 (the "8% Notes"), and Predecessor offered to purchase all $12.0 million aggregate principal amount of its existing outstanding Floating Rate Senior Notes due 2015 (the "FR Notes") pursuant to tender offers and related consent solicitations. All outstanding FR Notes and a portion of the 8% Notes were tendered pursuant to such tender offers and purchased by Predecessor and CPI, respectively, on February 11, 2011. CPI redeemed all remaining outstanding 8% Notes on March 14, 2011.

        We used the equity contributions, borrowings under the term loan facility and the net proceeds from the outstanding notes to pay the Merger consideration, consummate the tender offers and redemption, repay amounts under CPI's existing senior credit facilities and pay related fees and expenses. In this prospectus, we refer to the Merger and these related transactions as the "Transactions."

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Arrangements With Veritas

Advisory Agreement

        In connection with the Transactions, on February 11, 2011 we entered into an advisory agreement with Veritas Management, an affiliate of our Sponsor, pursuant to which Veritas Management will provide us with certain management, advisory and consulting services including, without limitation, business and organizational strategy, financial and advisory services. The initial term of the advisory agreement will end December 31, 2023 and the agreement will renew automatically for additional one-year terms thereafter unless Veritas Management or we terminate the advisory agreement. Pursuant to such agreement, we will pay Veritas Management an annual fee equal to the greater of $1 million and 3.0% of our Adjusted EBITDA, a portion of which is payable in advance annually beginning on the closing date, and we will reimburse certain out-of-pocket expenses of Veritas Management. In addition, Veritas Management received a cash transaction fee of $9 million as consideration for the services provided in connection with the Transactions. If the Parent or any of its subsidiaries (including us) is involved in any transaction (including, without limitation, any acquisition, merger, disposition, debt or equity financing, recapitalization, structural reorganization or similar transaction), we will pay a transaction fee to Veritas Management equal to the greater of $500,000 and 2% of transaction value. We may terminate the advisory agreement immediately prior to a change of control or an initial public offering, upon payment to Veritas Management of an amount equal to all accrued fees and expenses plus the present value of all annual fees that would have been payable under the advisory agreement through December 31, 2023. No other related person has any interest in the advisory agreement.

Director Independence

        We are not a listed issuer whose securities are listed on a national securities exchange or in an inter-dealer quotation system which has requirements that a majority of the board of directors be independent. However, if we were a listed issuer whose securities were traded on the NYSE and subject to such requirements, we would be entitled to rely on the controlled company exception contained in Section 303A of the NYSE Listed Company Manual for exception from the independence requirements related to the majority of our board of directors. Pursuant to Section 303A of the NYSE Listed Company Manual, a company of which more than 50% of the voting power is held by an individual, a group or another company is exempt from the requirements that its board of directors consist of a majority of independent directors.

Other

        See "Executive Compensation—Compensation Discussion and Analysis—Overview" for a description of arrangements with directors, executive officers and other senior management employees.

DESCRIPTION OF THE SENIOR SECURED CREDIT FACILITIES

Description of the Senior Secured Credit Facilities

Overview

        In connection with the Transactions, on February 11, 2011, we entered into the Senior Secured Credit Facilities with UBS AG, Stamford Branch, as administrative agent, and the other financial institutions party thereto. The Senior Secured Credit Facilities is structured as (a) a $150.0 million six-year term loan facility; and (b) a $30.0 million five-year revolving credit facility that includes sub-limits for letters of credit and swingline loans. In addition, the Senior Secured Credit Facilities permits us to add one or more incremental facilities to the term loan facility and/or increase commitments under the revolving credit facility in an aggregate principal amount of up to $50.0 million, subject to receipt of commitments for such term loans or increases.

Interest Rate And Fees

        Borrowings under the term loan facility and the revolving credit facility bear interest, at our option, at either (a) a base rate equal to the highest of (i) the federal funds rate, plus 0.50%, (ii) the corporate base rate of interest established by the administrative agent and (iii) adjusted LIBOR for an interest period of one month beginning on such day plus 1%, or (b) LIBOR, in each case plus an applicable margin. For all purposes, LIBOR shall never be deemed to be less than a specified "LIBOR floor."

        We are also required to pay a commitment fee to the lenders under the revolving credit facility in respect of unutilized commitments thereunder. The commitment fee is 0.75% per annum. In addition, we are required to pay customary fees in connection with the issuance of letters of credit.

Prepayments

        The Senior Secured Credit Facilities require us to prepay outstanding loans, subject to certain exceptions, with:

  •
  100% of the net cash proceeds received from the sale or other disposition of all or any part of the assets of the Parent or any of its restricted subsidiaries in excess of an agreed upon threshold, other than sales of inventory in the ordinary course of business and other than amounts reinvested in assets to be used in our business within 12 months of such disposition (or if committed to be reinvested within such 12 months, reinvested within 18 months of such disposition) and subject to other exceptions;

  •
  100% of the net proceeds received by the Parent or any of its restricted subsidiaries from the issuance of debt or disqualified preferred stock after the Closing Date, other than debt permitted under the Senior Secured Credit Facilities;

  •
  100% of all casualty and condemnation proceeds received by the Parent or any of its restricted subsidiaries in excess of an agreed upon threshold, other than amounts reinvested in assets to be used in our business within 12 months of such receipt (or if committed to be reinvested within such 12 months, reinvested within 18 months of such receipt) and subject to other exceptions; and

  •
  50% of excess cash flow of the Parent and its restricted subsidiaries, such percentage to be reduced based on the Parent attaining certain leverage ratios.

        We may also voluntarily prepay outstanding loans under the Senior Secured Credit Facilities in whole or in part, with prior notice but without premium or penalty (except LIBOR breakage costs) and including accrued and unpaid interest, subject to limitations as to minimum amounts of prepayments.

        Mandatory prepayments will be applied first to scheduled installments of the term loan facility (and allocated to such scheduled installments in direct order to the next eight scheduled installments and thereafter to the remaining scheduled installments on a pro rata basis) until paid in full, second to the revolving credit facility and third to cash collateralize outstanding letters of credit. Voluntary prepayments of loans (including loans under the revolving credit facility to the extent accompanied by permanent reductions of the commitments thereunder), other than prepayments funded with the proceeds of indebtedness, will be credited against excess cash flow prepayment obligations on a dollar-for-dollar basis.

Amortization

        The term loan facility amortizes in equal quarterly installments in annual amounts equal to 1.0% of the original principal amount of the term loan facility, with the balance payable on the maturity date of the term loan facility. The revolving credit facility does not amortize.

Guarantees And Security

        Our obligations under the Senior Secured Credit Facilities are fully and unconditionally guaranteed by the Parent and, subject to certain exceptions, each of the Parent's existing and future domestic restricted subsidiaries (other than CPII). In addition, our obligations under the Senior Secured Credit Facilities and the guarantees of those obligations are secured by substantially all of our assets and all the assets of the guarantors, including but not limited to (a) pledges of all the equity interests held by us and each guarantor and (b) a first-priority security interest in, and mortgages on, substantially all of the present and after-acquired assets of us and each guarantor, in each case subject to certain exceptions.

Certain Covenants And Events Of Default

        The Senior Secured Credit Facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, the ability of the Parent and its restricted subsidiaries, including CPII, to:

  •
  dispose of assets and make changes in business;

  •
  incur additional indebtedness or issue preferred stock or prepay, amend or redeem certain indebtedness;

  •
  create liens on assets and make further negative pledges;

  •
  enter into sale and leaseback transactions;

  •
  engage in mergers or acquisitions;

  •
  pay dividends or distributions or repurchase or redeem capital stock or make other restricted payments;

  •
  make investments, loans or advances;

  •
  make capital expenditures;

  •
  engage in certain transactions with affiliates;

  •
  amend charter documents and material agreements in a manner adverse in any material respect to the lenders without their consent;

  •
  change accounting polices;

  •
  permit certain restrictions affecting subsidiaries; and

  •
  change the status of Parent as a holding company.

        The Senior Secured Credit Facilities also include financial covenants that will apply to the Parent and its restricted subsidiaries and will consist of a minimum cash interest coverage ratio and a maximum total leverage ratio. In addition, the Senior Secured Credit Facilities contain certain customary affirmative covenants and events of default.

 THE EXCHANGE OFFER

General

        We hereby offer to exchange a like principal amount of exchange notes for any or all outstanding notes on the terms and subject to the conditions set forth in this prospectus and accompanying letter of transmittal. We refer to the offer as the "exchange offer." You may tender some or all of your outstanding notes pursuant to the exchange offer.

        As of the date of this prospectus, $215,000,000 aggregate principal amount of 8.00% Senior Notes due 2018 is outstanding. This prospectus, together with the letter of transmittal, is first being sent to all holders of outstanding notes known to us on or about                        , 2011. Our obligation to accept outstanding notes for exchange pursuant to the exchange offer is subject to certain conditions set forth under "—Conditions to the exchange offer" below. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose and effect of the exchange offer

        We entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we agreed, under certain circumstances, to file a registration statement relating to an offer to exchange the outstanding notes for exchange notes. We also agreed to use our reasonable best efforts to cause this registration statement to be declared effective and to cause the exchange offer to be consummated within 270 days after the issue date of the outstanding notes. The exchange notes will have terms substantially identical to the terms of the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The outstanding notes were issued on February 11, 2011.

        Under the circumstances set forth below, we will use our commercially reasonable efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreement and to keep the shelf registration statement effective for at least one year or such shorter period ending when all outstanding notes or exchange notes covered by the shelf registration statement have been sold in the manner set forth and as contemplated in the shelf registration statement. These circumstances include:

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  if any changes in law or the applicable interpretations of the staff of the SEC do not permit us and the guarantors to effect this exchange offer;

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  if for any other reason the exchange offer is not consummated within 270 days of the issue date of the outstanding notes;

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  if any holder of the outstanding notes notifies us prior to the 20th day following consummation of this exchange offer that it is prohibited by law or the applicable interpretations of the staff of the SEC from participating in this exchange offer;

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  if any holder of the outstanding notes that participates in this exchange offer does not receive exchange notes that may be sold without restriction in exchange for its tendered outstanding notes (other than due solely to the status of such holder as an affiliate of us); or

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  any initial purchaser so requests with respect to outstanding notes that have, or that are reasonably likely to be determined to have, the status of unsold allotments in an initial distribution.

        If we fail to comply with certain obligations under the registration rights agreement, we will be required to pay additional interest to holders of the outstanding notes and the exchange notes required to be registered on a shelf registration statement.

        Each holder of outstanding notes that wishes to exchange its outstanding notes for exchange notes in the exchange offer will be required to make the following written representations:

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  any exchange notes to be received by such holder will be acquired in the ordinary course of its business;

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  such holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

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  such holder is not an affiliate of us, as defined by Rule 405 of the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

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  it is not engaged in, and does not intend to engage in, a distribution of exchange notes.

        Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see "Plan of Distribution."

Terms of the Exchange Offer; Period for Tendering Outstanding Notes

        On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange in the exchange offer outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in denominations of $1,000 and integral multiples of $1,000. We will issue $1,000 principal amount or an integral multiple of $1,000 of exchange notes in exchange for a corresponding principal amount of outstanding notes surrendered in the exchange offer.

        The form and terms of the exchange notes will be substantially identical to the form and terms of the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indenture under which the outstanding notes were issued, and the exchange notes and the outstanding notes will constitute a single class for all purposes under the indenture. For a description of the indenture, please see "Description of the Exchange Notes."

        The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

        This prospectus and a letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

        We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits that such holders have under the indenture relating to such holders' outstanding notes, except for any rights under the registration rights agreement that by their terms terminate upon the consummation of the exchange offer.

        We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under "—Conditions to the exchange offer".

        Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read "—Fees and expenses" below for more details regarding fees and expenses incurred in the exchange offer.

Procedures for Tendering Outstanding Notes

        The tender to us of outstanding notes by you as set forth below and our acceptance of the outstanding notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender outstanding notes for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an agent's message in lieu of such letter of transmittal, to The Bank of New York Mellon Trust Company, N.A., as exchange agent, at the address set forth below under "—Exchange Agent" on or prior to the expiration date. In addition:

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  certificates for such outstanding notes must be received by the exchange agent along with the letter of transmittal; or

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  a timely confirmation of a book-entry transfer (a "book-entry confirmation") of such outstanding notes, if such procedure is available, into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer must be received by the exchange agent, prior to the expiration date, with the letter of transmittal or an agent's message in lieu of such letter of transmittal.

        The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant. The method of delivery of outstanding notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or outstanding notes should be sent to us.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the outstanding notes surrendered for exchange are tendered by a holder of the outstanding notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or for the account of an eligible institution (as defined below).

        In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Signature Program (each such entity being hereinafter referred to as an "eligible institution"). If outstanding notes are registered in the name of a person other than the signer of the letter of transmittal, the outstanding notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an eligible institution.

        We or the exchange agent in our sole discretion will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of outstanding notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular outstanding note not properly tendered or to not accept any particular outstanding note which acceptance might, in our judgment or our counsel's, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular outstanding note either before or after the expiration date (including the right to waive the ineligibility of any holder who seeks to tender outstanding notes in the exchange offer). Our or the exchange agent's interpretation of the term and conditions of the exchange offer as to any particular outstanding note either before or after the expiration date (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of outstanding notes for exchange, and no one will be liable for failing to provide such notification.

        If the letter of transmittal is signed by a person or persons other than the registered holder or holders of outstanding notes, such outstanding notes must be endorsed or accompanied by powers of attorney, in either case signed exactly as the name(s) of the registered holder(s) that appear on the outstanding notes and the signatures must be guaranteed by an eligible institution.

        If the letter of transmittal or any outstanding notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

        By tendering outstanding notes, you represent to us, among other things, that you are not our "affiliate," as defined under Rule 405 under the Securities Act, that the exchange notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such exchange notes, whether or not such person is the holder, that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the exchange notes, and that you are not holding outstanding notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering. If you are our "affiliate," as defined under Rule 405 under the Securities Act, or are engaged in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of such exchange notes to be acquired pursuant to the exchange offer, you or any such other person:

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  cannot rely on the applicable interpretations of the staff of the SEC;

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  will not be entitled to participate in the exchange offer; and

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  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution." The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        Furthermore, any broker-dealer that acquired any of its outstanding notes directly from us:

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  may not rely on the applicable interpretation of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (Apr. 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

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  must also be named as a selling security holder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes

        Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all outstanding notes properly tendered and will issue the exchange notes promptly after acceptance of the outstanding notes. See "—Conditions to the exchange offer." For purposes of the exchange offer, we will be deemed to have accepted properly tendered outstanding notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

        The holder of each outstanding note accepted for exchange will receive an exchange note in the amount equal to the surrendered outstanding note. Holders of exchange notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the outstanding notes. Holders of exchange notes will not receive any payment in respect of accrued interest on outstanding notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the exchange offer.

        In all cases, issuance of exchange notes for outstanding notes that are accepted for exchange will be made only after timely receipt by the exchange agent of:

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  a timely book-entry confirmation of such outstanding notes into the exchange agent's account at DTC,

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  a properly completed and duly executed letter of transmittal or an agent's message in lieu thereof, and

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  all other required documents.

        If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if outstanding notes are tendered for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged outstanding notes will be returned to the holder without cost to such holder or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the procedure described above, such unaccepted or non-exchanged outstanding notes will be credited to an account maintained with DTC promptly after the expiration or termination of the exchange offer.

Book-Entry Transfers

        For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the outstanding notes at DTC within two business days after the date of this prospectus, unless the exchange agent has already established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Although delivery of outstanding notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent's message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under "—Exchange Agent" on or prior to the expiration date.

Withdrawal Rights

        You may withdraw your tender of outstanding notes at any time prior to 5:00 p.m., New York City time, on the expiration date. To be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth under "—Exchange Agent." This notice must specify:

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  the name of the person having tendered the outstanding notes to be withdrawn,

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  the outstanding notes to be withdrawn (including the principal amount of such outstanding notes),

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  where certificates for outstanding notes have been transmitted, the name in which such outstanding notes are registered, if different from that of the withdrawing holder.

        If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless such holder is an eligible institution. If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of DTC.

        We or the exchange agent will make a final and binding determination on all questions as to the validity, form and eligibility (including time of receipt) of such notices. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to such holder (or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, such outstanding notes will be credited to an account maintained with DTC for the outstanding notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described under "—Procedures for Tendering Outstanding notes" above at any time on or prior to the expiration date.

Conditions to the Exchange Offer

        Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes, and we may terminate or amend the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange, if:

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  the exchange offer, or the making of any exchange by a holder of outstanding notes, violates any applicable law or interpretation of the staff of the SEC;

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  any action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer, and any material adverse development shall have occurred in any existing action or proceeding with respect to us; or

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  all governmental approvals shall not have been obtained, which approvals we deem necessary for the consummation of the exchange offer.

        In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

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  the representations described under "—Purpose and effect of the exchange offer" and "—Procedures for tendering outstanding notes"; and

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  any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

        We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by notice by press release or other public announcement as required by Rule 14e-1(d) of the Act of such extension to their holders. During any such extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder as promptly after the expiration or termination of the exchange offer.

        We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange upon the occurrence of any of the conditions of the exchange offer specified above. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period if necessary so that at least five business days remain in the exchange offer following notice of the material change. We will give notice by press release or other public announcement as required by Rule 14e-1(d) of the Act of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

        These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them so long as such circumstances do not arise due to our action or inaction or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

Exchange Agent

        We have appointed The Bank of New York Mellon Trust Company, N.A. as the exchange agent for the exchange offer. The Bank of New York Mellon Trust Company, N.A. also acts as trustee under the indenture governing the notes. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

The Bank of New York Mellon Trust Company, N.A., Exchange Agent

By Registered or Certified Mail, Overnight Delivery:

The Bank of New York Mellon Trust Company, N.A.
c/o The Bank of New York Mellon Corporation
Corporate Trust Operations—Reorganization Unit
480 Washington Boulevard, 27th Floor
Jersey City, NJ 07310
(Attn: Ms. Diane Amoroso)

By Facsimile Transmission:
212-298-1915

To Confirm by Telephone:
212-815-2742

        DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

        The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

Accounting Treatment

        We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchanges. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will record the expenses of the exchange offer as incurred.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

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  certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

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  tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

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  a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

        If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

        Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Exchanging or Failing to Exchange Outstanding Notes

        If you do not exchange your outstanding notes for exchange notes in the exchange offer, your outstanding notes will continue to be subject to the provisions of the indenture relating to the notes regarding transfer and exchange of the outstanding notes and the restrictions on transfer of the outstanding notes described in the legend on your certificates. These transfer restrictions are required because the outstanding notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the outstanding notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the outstanding notes under the Securities Act. Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the exchange notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the exchange notes, and, to the extent described below, you will not be entitled to participate in the exchange offer, if:

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  you are our "affiliate," as defined in Rule 405 under the Securities Act,

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  you are not acquiring the exchange notes in the exchange offer in the ordinary course of your business,

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  you have an arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the exchange notes you will receive in the exchange offer,

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  you are holding outstanding notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering, or

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  you are a participating broker-dealer.

        We do not intend to request the SEC to consider, and the SEC has not considered, the exchange offer in the context of a similar no-action letter. As a result, we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in the circumstances described in the no action letters discussed above. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of exchange notes and has no arrangement or understanding to participate in a distribution of exchange notes. If you are our affiliate, are engaged in or intend to engage in a distribution of the exchange notes or have any arrangement or understanding with respect to the distribution of the exchange notes you will receive in the exchange offer, you may not rely on the applicable interpretations of the staff of the SEC, you will not be entitled to participate in the exchange offer and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transactions. If you are a participating broker-dealer, you must acknowledge that you will deliver a prospectus in connection with any resale of the exchange notes. In addition, to comply with state securities laws, you may not offer or sell the exchange notes in any state unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with. The offer and sale of the exchange notes to "qualified institutional buyers" (as defined in Rule 144A of the Securities Act) is generally exempt from registration or qualification under state securities laws. We do not plan to register or qualify the sale of the exchange notes in any state where an exemption from registration or qualification is required and not available.

DESCRIPTION OF THE EXCHANGE NOTES

        As used below in this "Description of the Exchange Notes" section, the "Issuer" means CPI International, Inc. (which was formerly known as CPI International Acquisition, Inc. and was renamed following the Merger), a Delaware corporation, and its successors, but not any of its subsidiaries. The exchange notes will be issued by the Issuer described in this prospectus under the Indenture, dated as of February 11, 2011 (the "Indenture"), among the Issuer, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Trustee"), which is the same Indenture under which the outstanding notes were issued. The exchange notes and any outstanding notes remaining outstanding after the consummation of the exchange offer will constitute a single class for all purposes under the Indenture. As used below in this Description of the Exchange Notes section, the "Notes" means the exchange notes offered hereby. The terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. A copy of the Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part.

        The following is a summary of the material terms and provisions of the Notes. The following summary does not purport to be a complete description of the Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture. You can find definitions of certain terms used in this description under the heading "—Certain Definitions."

Principal, Maturity And Interest

        The Notes will mature on February 15, 2018. The Notes bear interest at the rate shown on the cover page of this Prospectus, payable on February 15 and August 15 of each year, commencing on August 15, 2011, to Holders of record at the close of business on February 1 or August 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

        The Notes were issued in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000.

        An aggregate principal amount of Notes equal to $215.0 million is being issued in this offering. The Issuer may issue additional Notes having identical terms and conditions as the Notes being issued in this offering, except for issue date, issue price and first interest payment date, in an unlimited aggregate principal amount (the "Additional Notes"), subject to compliance with the covenant described under "—Certain Covenants—Limitations on Additional Indebtedness." Any Additional Notes will be part of the same issue as the Notes issued on the Issue Date and treated as one class with the Notes being issued in this offering, including for purposes of voting, redemptions and offers to purchase. For purposes of this "Description of the Exchange Notes," except for the covenant described under "—Certain Covenants—Limitations on Additional Indebtedness," references to the Notes include Additional Notes, if any.

Methods Of Receiving Payments On The Notes

        If a Holder of at least $5.0 million in principal amount of Notes has given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable payment date, the Issuer will make all payments on such Holder's Notes by wire transfer of immediately available funds to the account specified in those instructions. Otherwise, payments on the Notes will be made at the office or agency of the paying agent (the "Paying Agent") and registrar (the "Registrar") for the Notes within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. Notwithstanding the foregoing, all payments with respect to Notes represented by one or more global notes registered in the name of or held by The Depository Trust Company or its nominee will be made by wire transfer of immediately available funds to the account specified by the Holder. Until otherwise designated by the Issuer, the Issuer's office or agency in New York will be the office of the Trustee maintained for such purpose.

Ranking

        The Notes will be general unsecured obligations of the Issuer. The Notes will rank senior in right of payment to all future obligations of the Issuer that are, by their terms, expressly subordinated in right of payment to the Notes and pari passu in right of payment with all existing and future unsecured obligations of the Issuer that are not so subordinated. Each Note Guarantee (as defined below) will be a general unsecured obligation of the Guarantor thereof and will rank senior in right of payment to all future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such Note Guarantee and pari passu in right of payment with all existing and future unsecured obligations of such Guarantor that are not so subordinated.

        The Notes and each Note Guarantee will be effectively subordinated to secured Indebtedness of the Issuer and the applicable Guarantor to the extent of the value of the assets securing such Indebtedness. The Credit Agreement will be secured by substantially all of the assets of Parent and its Subsidiaries, including the Issuer.

        The Notes will also be structurally subordinated to all existing and future obligations, including Indebtedness, of Subsidiaries that are not Guarantors, including Unrestricted Subsidiaries and Foreign Subsidiaries. Claims of creditors of these Subsidiaries, including trade creditors, will generally have priority as to the assets of these Subsidiaries over the claims of the Issuer and the holders of the Issuer's Indebtedness, including the Notes.

        As of April 1, 2011, the Issuer had $150.0 million aggregate principal amount of secured Indebtedness (excluding $4.5 million of letters of credit), and $25.5 million of additional secured Indebtedness available to be borrowed under the Credit Agreement. Although the Indenture will contain limitations on the amount of additional secured Indebtedness that the Issuer and the Restricted Subsidiaries may incur, under certain circumstances, the amount of this Indebtedness could be substantial. See "—Certain Covenants—Limitations on Additional Indebtedness" and "—Certain Covenants—Limitations on Liens."

Note Guarantees

        The Issuer's obligations under the Notes and the Indenture will be jointly and severally guaranteed (the "Note Guarantees") by Parent and each Restricted Subsidiary (other than any Excluded Subsidiary).

        As of April 1, 2011, the Notes were structurally junior to approximately $30.8 million of indebtedness and other liabilities (including trade payables) of our non-guarantor subsidiaries.

        Our non-guarantor subsidiaries accounted for approximately $26.5 million, or 44%, of our net sales for the period February 11, 2011 to April 1, 2011, and approximately $251.4 million, or $35%, of our total assets (net of cash and cash equivalents) as of April 1, 2011. Amounts are presented after giving effect to intercompany eliminations.

        As of the date of the Indenture, all of our Subsidiaries will be "Restricted Subsidiaries." However, under the circumstances described below under the subheading "—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries," the Issuer will be permitted to designate any of its Subsidiaries as "Unrestricted Subsidiaries." The effect of designating a Subsidiary as an "Unrestricted Subsidiary" will be that:

  •
  an Unrestricted Subsidiary will not be subject to the restrictive covenants in the Indenture;

  •
  a Subsidiary that has previously been a Guarantor and that is designated an Unrestricted Subsidiary will be released from its Note Guarantee and its obligations under the Indenture and the Registration Rights Agreement; and

  •
  the assets, income, cash flow and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Issuer for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

        The obligations of each Subsidiary Guarantor under its Note Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under the Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. See "Risk Factors—Risks Related To the Exchange Offer and Holding of the Notes—Federal and state statutes may allow courts, under specific circumstances, to void the guarantees and require noteholders to return payments received from guarantors."

        Each Subsidiary Guarantor that makes a payment for distribution under its Note Guarantee is entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the adjusted net assets of each Subsidiary Guarantor.

        A Subsidiary Guarantor shall be released from its obligations under its Note Guarantee and its obligations under the Indenture and the Registration Rights Agreement:

  (1)
  in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interests of such Subsidiary Guarantor then held by the Issuer and the Restricted Subsidiaries;

  (2)
  if such Subsidiary Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of the Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively; or

  (3)
  upon the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under "—Legal Defeasance and Covenant Defeasance" or the discharge of the Issuer's obligations under the Indenture as described under "—Satisfaction and Discharge."

        The Guarantee of Parent may be released at any time without the consent of any Holder.

Optional Redemption

        At any time or from time to time on or after February 15, 2015, the Issuer, at its option, may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning February 15 of the years indicated:

Year	Optional redemption price
2015	104.00%
2016	102.00%
2017 and thereafter	100.00%

        In addition, at any time prior to February 15, 2015, the Issuer may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, plus accrued and unpaid interest, if any, to, the redemption date.

Redemption with Proceeds from Equity Offerings

        At any time, and on one or more occasions, prior to February 15, 2014, the Issuer may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 108.00% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding in such calculation Notes held by Parent and its Subsidiaries) and (2) the redemption occurs within 120 days of the date of the closing of any such Qualified Equity Offering.

        Notice of any redemption upon any Qualified Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer's discretion, be subject to the closing of the related Qualified Equity Offering.

        The Issuer may acquire Notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of the Indenture.

Selection And Notice Of Redemption

        In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part. In addition, if a partial redemption is made pursuant to the provisions described under "—Optional Redemption—Redemption with Proceeds from Equity Offerings," selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless that method is otherwise prohibited.

        Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the date of redemption to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the paying agent for the Notes funds in satisfaction of the redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.

Change Of Control

        Upon the occurrence of any Change of Control, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under "Optional Redemption," each Holder will have the right to require that the Issuer purchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes for a cash price (the "Change of

Control Purchase Price") equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

        Within 30 days following any Change of Control, the Issuer will mail, or caused to be mailed, to the Holders a notice:

  (1)
  describing the transaction or transactions that constitute the Change of Control;

  (2)
  offering to purchase, pursuant to the procedures required by the Indenture and described in the notice (a "Change of Control Offer"), on a date specified in the notice (which shall be a Business Day not earlier than 30 days nor later than 60 days from the date the notice is mailed) and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to such Change of Control Offer; and

  (3)
  describing the procedures that Holders must follow to accept the Change of Control Offer. The Change of Control Offer is required to remain open for at least 20 Business Days or for such longer period as is required by law.

        The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

        If a Change of Control Offer is made, there can be no assurance that the Issuer will have available funds sufficient to pay for all or any of the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In addition, we cannot assure you that in the event of a Change of Control the Issuer will be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding Indebtedness, including our Credit Agreement, which prohibits the consummation of such offer.

        The provisions described above that require us to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable to the transaction giving rise to the Change of Control. Except as described above with respect to a Change of Control, the Indenture will not contain provisions that permit the Holders of the Notes to require that the Issuer purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

        The Issuer's obligation to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

        Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

        With respect to any disposition of assets, the phrase "all or substantially all" as used in the Indenture (including as set forth under the definition of "Change of Control" and "—Certain Covenants—Limitations on Mergers, Consolidations, Etc." below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Issuer, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Issuer to purchase Notes.

        The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-l under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue of this compliance.

Certain Covenants

        The Indenture contains, among others, the covenants set forth below.

        During any period of time that (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Suspension Event" and the date thereof being referred to as the "Suspension Date") then, the covenants specifically listed under the following captions in this "Description of the Exchange Notes" section of this prospectus will not be applicable to the Notes (collectively, the "Suspended Covenants"):

  (1)
  "—Limitations on Additional Indebtedness";

  (2)
  "—Limitations on Layering Indebtedness";

  (3)
  "—Limitations on Restricted Payments";

  (4)
  "—Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries";

  (5)
  "—Limitations on Transactions with Affiliates";

  (6)
  "—Limitations on Asset Sales"; and

  (7)
  clause (3) of the first paragraph of "—Limitations on Mergers, Consolidations, Etc.".

        Following any Suspension Date and prior to a corresponding Reversion Date, the Issuer may not designate any Subsidiaries as Unrestricted Subsidiaries pursuant to the provisions described under "—Limitations on Designation of Unrestricted Subsidiaries."

        In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the "Reversion Date") one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the "Suspension Period". Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Net Available Proceeds shall be reset to zero.

        Notwithstanding the foregoing, in the event of any such reinstatement, no action taken or omitted to be taken by the Issuer or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under the Indenture; provided that (1) with respect to Restricted Payments made after such reinstatement, the amount of Restricted Payments made will be calculated as though the covenant described above under the caption "—Limitations on Restricted Payments" had been in effect prior to, but not during, the Suspension Period (and, for avoidance of doubt, all Consolidated Net Income and other amounts attributable to the Suspension Period that would otherwise increase the amount of the Restricted Payments Basket shall be excluded in determining the amount of the Restricted Payments Basket following the Reversion Date); and (2) all Indebtedness incurred, or Disqualified Equity Interests issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (3) of the second paragraph of "—Limitations on Additional Indebtedness."

        The Issuer shall give the Trustee and the Holders notice of each Suspension Date and each Reversion Date.

        There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitations on Additional Indebtedness

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided that the Issuer or any Guarantor may incur additional Indebtedness if, after giving effect thereto, the Consolidated Interest Coverage Ratio would be at least 2.00 to 1.00 (the "Coverage Ratio Exception").

        Notwithstanding the above, each of the following shall be permitted (the "Permitted Indebtedness"):

  (1)
  Indebtedness under Credit Facilities in an aggregate amount at any time outstanding not to exceed $230.0 million;

  (2)
  the Notes issued on the Issue Date and the Note Guarantees and the Exchange Notes and the Note Guarantees in respect thereof to be issued pursuant to the Registration Rights Agreement;

  (3)
  Indebtedness of the Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date (other than Indebtedness referred to in clauses (1) and (2) above or (5) below) after giving effect to the Transactions;

  (4)
  Indebtedness under Hedging Obligations entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation that are designed to protect against fluctuations in interest rates, foreign currency exchange rates and commodity prices;

  (5)
  (x) Indebtedness of the Issuer owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Issuer or any other Restricted Subsidiary and (y) guarantees by the Issuer or any Restricted Subsidiary of any Indebtedness of the Issuer or any other Restricted Subsidiary that is permitted to be incurred by another provision of this covenant and could have been incurred (in compliance with this covenant) by the Person so guaranteeing such Indebtedness; provided, however, that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Issuer or a Restricted Subsidiary, the Issuer or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (5);

  (6)
  Indebtedness in respect of bid, performance, bank guarantees or surety bonds issued for the account of the Issuer or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Issuer or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed) and reimbursement obligations with respect to letters of credit issued in the ordinary course of business in respect of workers' compensation claims or other similar obligations;

  (7)
  Purchase Money Indebtedness and Capitalized Lease Obligations incurred by the Issuer or any Restricted Subsidiary, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed at any time outstanding $25.0 million;

  (8)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within fifteen Business Days of incurrence;

  (9)
  Indebtedness arising in connection with endorsement of instruments for deposit or other commercial banking arrangements to manage cash balances, in each case, in the ordinary course of business;

  (10)
  Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or clauses (2) or (3) above, this clause (10), or clauses (11) and (13) below;

  (11)
  Indebtedness of Foreign Subsidiaries; provided that at the time of incurrence of Indebtedness under this clause (11) and after giving effect thereto, Consolidated Interest Coverage Ratio of the Foreign Subsidiaries (calculated by replacing the references to the Issuer in the relevant definitions to all Foreign Subsidiaries) is at least 2.00 to 1.00;

  (12)
  Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate amount not to exceed $25.0 million at any time outstanding;

  (13)
  (i) Acquired Indebtedness or (ii) Indebtedness the proceeds of which are used to fund the acquisition (including related transaction fees and expenses and any related refinancing of Acquired Indebtedness) of (x) the Equity Interests of any Person that becomes a Restricted Subsidiary or merges with or into a Restricted Subsidiary or the Issuer or (y) any assets by the Issuer or any Restricted Subsidiary; provided that after giving effect thereto and the transaction giving rise to such Acquired Indebtedness or Indebtedness,

  (a)
  the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

  (b)
  the Consolidated Interest Coverage Ratio of the Issuer and the Restricted Subsidiaries is equal to or greater than immediately prior to such transaction;

  (14)
  Indebtedness constituting indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, that

  (a)
  such Indebtedness is not reflected on the balance sheet of the Issuer or any Restricted Subsidiary (excluding the footnotes thereto); and

  (b)
  the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

  (15)
  customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business; and

  (16)
  Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business.

        For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (16) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness incurred under the Credit Facilities on the Issue Date shall be deemed to have been incurred under clause (1) above, and may later reclassify any item of Indebtedness described in clauses (1) through (16) above (provided that at the time of reclassification it meets the criteria in such category or categories). In addition, for purposes of determining any particular amount of Indebtedness under this covenant, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness.

Limitations on Layering Indebtedness

        The Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated in right of payment to any other Indebtedness of the Issuer or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the Notes or the Note Guarantee of such Guarantor, to the same extent and in the same manner as such Indebtedness is subordinated in right of payment to such other Indebtedness of the Issuer or such Guarantor, as the case may be.

        For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Issuer or any Guarantor solely by virtue of being unsecured or secured by a junior priority lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them, including intercreditor agreements that contain customary provisions requiring turnover by holders of junior prior liens of proceeds of collateral in the event that the security interests in favor of the holders of the senior priority in such intended collateral are not perfected or invalidated and similar customary provisions protecting the holders of senior priority liens.

Limitations on Restricted Payments

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

  (1)
  a Default shall have occurred and be continuing or shall occur as a consequence thereof;

  (2)
  the Issuer cannot incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

  (3)
  the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clause (2), (3), (4), (5), (6), (7), (8) or (9) of the next paragraph), exceeds the sum (the "Restricted Payments Basket") of (without duplication):

  (a)
  50% of Consolidated Net Income for the period (taken as one accounting period) commencing on the first day of the fiscal quarter in which the Issue Date occurs to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

  (b)
  100% of the aggregate net proceeds, including cash and the Fair Market Value of property other than cash, received by the Issuer either (x) as contributions to the common equity of the Issuer after the Issue Date or (y) from the issuance and sale of Qualified Equity Interests after the Issue Date, other than any such proceeds which are used to redeem Notes in accordance with "—Optional Redemption—Redemption with Proceeds from Equity Offerings," plus

    (c)
    the aggregate amount by which Indebtedness (other than any Subordinated Indebtedness) incurred by the Issuer or any Restricted Subsidiary subsequent to the Issue Date is reduced on the Issuer's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange), plus

    (d)
    in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to 100% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash or other property (valued at the Fair Market Value thereof) as the return of capital with respect to such Investment, less the cost of the disposition of such Investment and net of taxes, plus

    (e)
    upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary the Fair Market Value of the Issuer's proportionate interest in such Subsidiary immediately following such Redesignation to the extent such Investments reduced the Restricted Payments Basket or constituted a Permitted Investment and were not previously repaid or otherwise reduced.

        The foregoing provisions will not prohibit:

  (1)
  the payment by the Issuer or any Restricted Subsidiary of any dividend within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of the Indenture;

  (2)
  the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests or from the substantially concurrent contribution to the common equity capital of the Issuer;

  (3)
  the redemption of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests or from the substantially concurrent contribution to the common equity capital of the Issuer; (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under the "Limitations on Additional Indebtedness" covenant and the other terms of the Indenture or (c) upon a Change of Control or in connection with an Asset Sale to the extent required by the agreement governing such Subordinated Indebtedness but only if the Issuer shall have complied with the covenants described under "Change of Control" and "Limitations on Asset Sales" and purchased all Notes validly tendered pursuant to the relevant offer prior to purchasing or repaying such Subordinated Indebtedness;

  (4)
  Restricted Payments which are used to redeem Equity Interests of the Issuer or Parent held by officers, directors, consultants or employees or former officers, directors, consultants or employees (or their transferees, estates or beneficiaries under their estates) of Parent or any of its Subsidiaries upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions shall not exceed $3.0 million during any calendar year (with unused amounts in any calendar year being usable, without duplication, in subsequent calendar years, provided that not more than $5.0 million of unused amounts from previous calendar years may be utilized in any single calendar year);

  (5)
  payments, distributions or Investments permitted pursuant to clauses (2), (3), (4) and (9) of the second paragraph of the covenant described under "—Limitations on Transactions with Affiliates";

  (6)
  repurchases of Equity Interests deemed to occur upon the exercise of stock options or warrants if the Equity Interests represent a portion of the exercise price thereof;

  (7)
  any payments made in connection with the consummation of the Transactions as described in this Prospectus, including any loans or distributions to Parent to make such payments;

  (8)
  other Restricted Payments in an aggregate amount not to exceed $15.0 million;

  (9)
  the declaration and payment of dividends or other distributions to holders of any class or series of Disqualified Equity Interests or any Preferred Stock of any Restricted Subsidiary issued in accordance with the covenant described under "—Limitation on Additional Indebtedness" to the extent such dividends or distributions are included in Consolidated Interest Expense in calculating the Consolidated Interest Coverage Ratio; or

  (10)
  the declaration and payment of dividends on the Issuer's common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity's common stock), following the first public offering of the Issuer's common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6.0% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer's common stock registered on Form S-4 or Form S-8;

provided that (a) in the case of any Restricted Payment pursuant to clauses (3), (8), (9) or (10) above, no Default shall have occurred and be continuing or occur as a consequence thereof and (b) to the extent the issuance and sale of Qualified Equity Interests or contributions to the common equity capital of the Issuer are used to make a payment pursuant to clause (2) or (3) above, such issuance and sale or contribution shall not increase the Restricted Payments Basket.

Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

  (a)
  pay dividends or make any other distributions on or in respect of its Equity Interests;

  (b)
  make loans or advances or pay any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary; or

  (c)
  transfer any of its assets to the Issuer or any other Restricted Subsidiary;

        except for:

    (1)
    encumbrances or restrictions existing under or by reason of applicable law;

    (2)
    encumbrances or restrictions existing under the Indenture, the Notes and the Note Guarantees;

    (3)
    non-assignment provisions of any contract or any lease or license entered into in the ordinary course of business;

    (4)
    encumbrances or restrictions existing under agreements existing on the date of the Indenture (including, without limitation, the Credit Facilities) as in effect on that date;

    (5)
    restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

    (6)
    restrictions on the transfer of assets imposed under any agreement to sell such assets permitted under the Indenture to any Person pending the closing of such sale;

    (7)
    any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

    (8)
    any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that are no more materially restrictive taken as a whole than those in effect on the Issue Date pursuant to agreements in effect on the Issue Date;

    (9)
    customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

    (10)
    Purchase Money Indebtedness and Capitalized Lease Obligations incurred in compliance with the covenant described under "—Limitations on Additional Indebtedness" that impose restrictions of the nature described in clause (c) above on the assets acquired;

    (11)
    encumbrances or restrictions contained in Indebtedness of Foreign Subsidiaries permitted to be incurred under the Indenture; and

    (12)
    any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (10) above; provided that such amendments or refinancings are, in the good faith judgment of the Issuer's Board of Directors, no more materially restrictive taken as a whole with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

Limitations on Transactions with Affiliates

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate involving aggregate payments or consideration in excess of $2.5 million (an "Affiliate Transaction"), unless:

  (1)
  such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's- length basis by the Issuer or that Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or that Restricted Subsidiary; and

  (2)
  the Issuer delivers to the Trustee:

  (a)
  with respect to any Affiliate Transaction involving aggregate value in excess of $10.0 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and a Secretary's Certificate which sets forth and authenticates a resolution that has been adopted by the Board of Directors approving such Affiliate Transaction; and

  (b)
  with respect to any Affiliate Transaction involving aggregate value of $35.0 million or more, the certificates described in the preceding clause (a) and a written opinion as to the fairness of such Affiliate Transaction to the Issuer or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor.

        The foregoing restrictions shall not apply to:

  (1)
  transactions exclusively between or among (a) the Issuer and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided, in each case, that no Affiliate of the Issuer (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary;

  (2)
  reasonable director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification and employment arrangements, in each case approved by the Board of Directors and payments to Parent or on behalf of Parent to pay such amounts incurred by Parent;

  (3)
  payments by the Issuer and/or one or more Subsidiaries to any other Person with which the Issuer or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Issuer or such Subsidiaries are part of a consolidated group for tax purposes, to be used by such Person to pay taxes, and which payments by the Issuer and such Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis;

  (4)
  payments by the Issuer to or on behalf of Parent in an amount sufficient to pay out-of-pocket legal, accounting and filing costs, franchise taxes, general operating and overhead expenses and other fees required to maintain the corporate existence of Parent or that are otherwise attributable to the ownership or operation of the Issuer and fees and expenses related to any unsuccessful securities offering of Parent actually incurred by Parent;

  (5)
  any agreement described in this Prospectus as in effect as of the Issue Date or as thereafter amended in a manner not materially adverse to the Holders when taken as a whole;

  (6)
  any Restricted Payments which are made in accordance with the covenant described under "—Limitations on Restricted Payments" and Permitted Investments;

  (7)
  any transaction with an Affiliate where the only consideration paid by the Issuer or any Restricted Subsidiary is Equity Interests of Parent or Qualified Equity Interests;

  (8)
  the Transactions and the payment of fees and other expenses to be paid in connection with the consummation of the Transactions as described in this Prospectus; or

  (9)
  so long as no Default exists, payments by the Issuer or on behalf of Parent to Sponsor and its Affiliates pursuant to the Advisory Agreement as in effect on the Issue Date or as thereafter amended in a manner not materially adverse to the Holders when taken as a whole.

Limitations on Liens

        The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any nature whatsoever (other than Permitted Liens) against any assets of the Issuer or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), securing any Indebtedness whether owned at the Issue Date or thereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, unless contemporaneously therewith:

  (1)
  in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same assets of the Issuer or such Restricted Subsidiary, as the case may be; and

  (2)
  in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, with a Lien on the same assets of the Issuer or such Restricted Subsidiary, as the case may be, that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

Limitations on Asset Sales

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

  (1)
  the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and

  (2)
  at least 75% of the total consideration received in such Asset Sale consists of cash or Cash Equivalents.

        For purposes of clause (2), the following shall be deemed to be cash:

    (a)
    the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Issuer or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Issuer or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness,

    (b)
    the amount of any securities received from such transferee that are within 365 days converted by the Issuer or such Restricted Subsidiary to cash (to the extent of the cash actually so received), and

    (c)
    the Fair Market Value of (i) any assets (other than securities) received by the Issuer or any Restricted Subsidiary to be used by it in a Permitted Business, (ii) Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person by the Issuer or (iii) a combination of (i) and (ii).

        If at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary of the Issuer, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

        If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary shall, no later than 365 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to:

  (1)
  repay obligations under the Credit Agreement, and in the case of any such repayment under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility;

  (2)
  repay any Indebtedness which was secured by the assets sold in such Asset Sale;

  (3)
  repay any Pari Passu Indebtedness that is secured by a Lien (to the extent of the value of the assets (excluding any assets also pledged to secure the Notes or any Note Guarantee pursuant to clause (1) of the covenant described under "—Limitations on Liens) secured by such Lien), which Lien is permitted by the Indenture;

  (4)
  repay any Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary; and/or

  (5)
  (A) invest all or any part of the Net Available Proceeds thereof in the purchase of assets (other than securities) to be used by the Issuer or any Restricted Subsidiary in a Permitted Business, (B) acquire Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition, (C) make capital expenditures or (D) a combination of (A), (B) and/or (C);

provided that the Issuer and its Restricted Subsidiaries will be deemed to have complied with the provisions described in clause (5) of this paragraph if and to the extent that, within 365 days after the Asset Sale that generated the Net Available Proceeds, the Issuer or such Restricted Subsidiary has entered into and not abandoned or rejected a binding agreement to effect the provisions of clause (5) of this paragraph, and the Net Available Proceeds are applied as described in clause (5) of this paragraph within 180 days after the end of such 365-day period; provided that if any Net Available Proceeds are not so applied, then such Net Available Proceeds shall constitute Excess Proceeds (as defined below) on such 180th day.

        The amount of Net Available Proceeds not applied or invested as provided in this paragraph will constitute "Excess Proceeds."

        When the aggregate amount of Excess Proceeds equals or exceeds $25.0 million, the Issuer will be required to make within 10 Business Days thereof, an offer to purchase from all Holders and, if applicable, redeem (or make an offer to do so) any Pari Passu Indebtedness of the Issuer the provisions of which require the Issuer to redeem such Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Proceeds as follows:

  (1)
  the Issuer will (a) make an offer to purchase (a "Net Proceeds Offer") to all Holders in accordance with the procedures set forth in the Indenture, and (b) redeem (or make an offer to do so) any such other Pari Passu Indebtedness, pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be redeemed, the maximum principal amount of Notes and Pari Passu Indebtedness that may be redeemed out of the amount (the "Payment Amount") of such Excess Proceeds;

  (2)
  the offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the Indenture and the redemption price for such Pari Passu Indebtedness (the "Pari Passu Indebtedness Price") shall be as set forth in the related documentation governing such Indebtedness;

  (3)
  if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes, Notes to be purchased will be selected on a pro rata basis; and

  (4)
  upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

        To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Pari Passu Indebtedness is less than the Payment Amount relating thereto (such shortfall constituting a "Net Proceeds Deficiency"), the Issuer may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the provisions of the Indenture.

        Pending the final application of any Net Available Proceeds pursuant to this covenant, the holder of such Net Available Proceeds may apply such Net Available Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Available Proceeds in Cash Equivalents.

        The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Limitations on Asset Sales" provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the "Limitations on Asset Sales" provisions of the Indenture by virtue of this compliance.

Limitations on Designation of Unrestricted Subsidiaries

        The Issuer may designate any Subsidiary of the Issuer as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

  (1)
  no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

  (2)
  the Issuer would be permitted to make, at the time of such Designation, an Investment in an amount (the "Designation Amount") equal to the Fair Market Value of the Issuer's proportionate interest in such Subsidiary on such date.

        No Subsidiary shall be Designated as an "Unrestricted Subsidiary" unless such Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt;

  (2)
  is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Issuer or the Restricted Subsidiary taken as a whole than those that might be obtained at the time from Persons who are not Affiliates;

  (3)
  is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person's financial condition or to cause the Person to achieve any specified levels of operating results; and

  (4)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any Restricted Subsidiary, except for any guarantee given solely to support the pledge by the Issuer or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Issuer or any Restricted Subsidiary.

        If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date and, if the Indebtedness is not permitted to be incurred under the covenant described under "—Limitations on Additional

Indebtedness" or the Lien is not permitted under the covenant described under "—Limitations on Liens," the Issuer shall be in default of the applicable covenant.

        The Issuer may designate an Unrestricted Subsidiary as a Restricted Subsidiary (a "Redesignation") only if:

  (1)
  no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

  (2)
  all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

        All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Issuer, delivered to the Trustee certifying compliance with the foregoing provisions.

Limitations on Mergers, Consolidations, Etc.

        The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, consolidate or merge with or into another Person, or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or the Issuer and the Restricted Subsidiaries (taken as a whole), unless:

  (1)
  either:

  (a)
  the Issuer will be the surviving or continuing Person; or

  (b)
  the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (collectively, the "Successor") is a corporation or limited liability company organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Issuer under the Notes, the Indenture and the Registration Rights Agreement;

  (2)
  immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing;

  (3)
  immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, either (x) the Issuer or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception or (y) the Consolidated Interest Coverage Ratio of the Issuer or the Successor, as the case may be, would be at least equal to the Consolidated Interest Coverage Ratio of the Issuer immediately prior to such transaction.

        For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

        Clause (3) above shall not apply to the merger of the Issuer with a Subsidiary of Parent solely for the purpose of reincorporating the Issuer in another jurisdiction of the United States.

        Parent will not, directly or indirectly, in a single transaction or a series of related transactions, consolidate or merge with or into another Person, or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of Parent and its Subsidiaries (taken as a whole) unless, in either case:

  (1)
  either:

  (a)
  Parent will be the surviving or continuing Person; or

  (b)
  the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (collectively, the "Parent Successor") is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Parent Successor expressly assumes, by supplemental indenture in form and substance reasonably satisfactory to the Trustee, all of the obligations of Parent under the Notes, the Indenture and the Registration Rights Agreement; and

  (2)
  immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

        Except as provided in the seventh paragraph under the caption "—Note Guarantees," no Guarantor (other than Parent, as provided above) may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, unless:

  (1)
  either:

  (a)
  such Guarantor will be the surviving or continuing Person; or

  (b)
  the Person formed by or surviving any such consolidation or merger is another Guarantor or assumes, by supplemental indenture in form and substance reasonably satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, the Indenture and the Registration Rights Agreement; and

  (2)
  immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer or Parent, as the case may be.

        Upon any consolidation, combination or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer or Parent in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or the entity to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under the Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor, and, except in the case of a lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer's or such Guarantor's other obligations and covenants under the Notes, the Indenture and its Note Guarantee, if applicable.

        Notwithstanding the foregoing, any Restricted Subsidiary may consolidate with, merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to, the Issuer or another Restricted Subsidiary.

Additional Note Guarantees

        If, after the Issue Date, (a) the Issuer or any Restricted Subsidiary shall acquire or create another Subsidiary (other than an Excluded Subsidiary), (b) any Unrestricted Subsidiary is designated a Restricted Subsidiary (other than an Excluded Subsidiary) or (c) the Issuer otherwise elects to have any Restricted Subsidiary become a Guarantor, then, in each such case, the Issuer shall cause such Restricted Subsidiary to:

  (1)
  execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer's obligations under the Notes and the Indenture to the same extent as the Note Guarantees; and

  (2)
  deliver to the Trustee one or more opinions of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

Conduct of Business

        The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.

Reports

        Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer or Parent will furnish to the Holders of Notes, or file electronically with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval System (or any successor system), within 15 days of the time periods that would be applicable to the Issuer or Parent, as applicable, if it were subject to Section 13(a) or 15(d) of the Exchange Act as a non-accelerated filer:

  (1)
  all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer or Parent, as applicable, were required to file these Forms, including a "Management's discussion and analysis of financial condition and results of operations" and, with respect to the annual information only, a report on the annual financial statements by the Issuer's or Parent's, as applicable, certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer or Parent were required to file these reports.

        In addition, whether or not required by the SEC, the Issuer will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within 15 days of the time periods specified in the SEC's rules and regulations for a non-accelerated filer required to file reports under Section 13(a) or 15(d) of the Exchange Act (unless the SEC will not accept the filing) and make the information available to prospective investors upon request. The Issuer agrees that it will not take any action (including, following the Registered Exchange Offer, terminating its registration under Section 15(d) of the Exchange Act) for the purpose of causing the SEC not to accept such filings. The Issuer and the Guarantors have agreed that, for so long as any Notes remain outstanding, the Issuer will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the Registered Exchange Offer or the effectiveness of the shelf registration statement required by the Registration Rights Agreement by (1) the filing with the SEC of the exchange offer registration statement or shelf registration statement (or any other similar registration statement), and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act or (2) by posting publicly on its website, within 15 days of the time periods after the Issuer or Parent would have been required to file annual and interim reports with the SEC as a non-accelerated filer, the information (including a "Management's discussion and analysis of financial condition and results of operations" section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in this Prospectus.

        Neither the Issuer nor any Guarantor shall provide information to any Person or the public not otherwise authorized to receive such information relative to performance requirements or performance contracts when such information requires access to information classified pursuant to Executive Order 12356, April 2, 1982 (47 Federal Register 14874, April 6, 1982), or successor or predecessor orders, or the Atomic Energy Act of 1954 (as amended). Neither the Issuer nor any Guarantor shall be required to acknowledge to any Person or the public not otherwise authorized to receive such information the existence or non-existence of work under special access or compartmented programs. Notwithstanding the foregoing, should the Issuer or any Guarantor withhold information permitted pursuant to this paragraph, such entity shall nonetheless use its commercially reasonable efforts to comply with the rules and regulations of the SEC relating to the information to be provided pursuant to the first paragraph above, but shall not be obligated to make disclosures required by the rules and regulations of the SEC to the extent such disclosures would conflict with the two preceding sentences.

Events Of Default

        Each of the following is an "Event of Default":

  (1)
  failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

  (2)
  failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

  (3)
  failure by the Issuer to comply with any of its agreements or covenants described above under "—Certain Covenants—Limitations on Mergers, Consolidations, Etc.," or in respect of its obligations to make a Change of Control Offer as described above under "—Change of Control";

  (4)
  failure by the Issuer to comply with any other agreement or covenant in the Indenture and continuance of this failure for 60 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

  (5)
  default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

  (a)
  is caused by a failure to pay at final maturity, principal on such Indebtedness within the applicable express grace period and any extensions thereof,

  (b)
  results in the acceleration of such Indebtedness prior to its express final maturity, or

  (c)
  results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates $35.0 million or more;

  (6)
  one or more judgments or orders that exceed $35.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

  (7)
  the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

  (a)
  commences a voluntary case,

  (b)
  consents to the entry of an order for relief against it in an involuntary case,

  (c)
  consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

  (d)
  makes a general assignment for the benefit of its creditors;

  (8)
  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

  (a)
  is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case,

  (b)
  appoints a Custodian of the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or

  (c)
  orders the liquidation of the Issuer or any Significant Subsidiary,

        and the order or decree remains unstayed and in effect for 60 days; or

  (9)
  any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee).

        If an Event of Default (other than an Event of Default specified in clause (7) or (8) above with respect to the Issuer), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare (an "acceleration declaration") all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall become due and payable immediately; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (7) or (8) with respect to the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice.

        The Trustee shall, within 30 days after the occurrence of any Default with respect to the Notes known to it, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with "—Certain Covenants—Limitations on Mergers, Consolidations, Etc.," the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders.

        No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the Trustee:

  (1)
  has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

  (2)
  has been offered indemnity satisfactory to it in its reasonable judgment; and

  (3)
  has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

        However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor.

        The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, upon any Officer of the Issuer becoming aware of any Default, a statement specifying such Default and what action, if any, the Issuer is taking or proposes to take with respect thereto.

Legal Defeasance And Covenant Defeasance

        The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the Notes and the Note Guarantees and the Indenture shall cease to be of further effect as to all outstanding Notes and Note Guarantees, except as to:

  (1)
  rights of Holders to receive payments in respect of the principal of and interest on the Notes when such payments are due from the trust funds referred to below,

  (2)
  the Issuer's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

  (3)
  the rights, powers, trust, duties, and immunities of the Trustee, and the Issuer's obligation in connection therewith, and

  (4)
  the Legal Defeasance provisions of the Indenture.

        In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to most of the covenants under the Indenture, except as described otherwise in the Indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) also will no longer apply. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest and premium, if any, on the Notes on the stated date for payment or on the redemption date of the Notes,

  (2)
  in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

  (a)
  the Issuer has received from, or there has been published by, the Internal Revenue Service, a ruling, or

  (b)
  since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law,

        in either case to the effect that, subject to customary assumptions and qualifications, and based thereon the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

  (3)
  in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and qualifications, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

  (4)
  no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness that is concurrently being defeased and, in each case, the granting of Liens in connection therewith),

  (5)
  the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under the Indenture or a default under any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound (other than any such Default or default resulting solely from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness that is concurrently being defeased and, in each case, the granting of Liens in connection therewith),

  (6)
  the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

  (7)
  the Issuer shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and qualifications), each stating that the conditions provided for in, in the case of the Officers' Certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (2) and/or (3) and (5) of this paragraph have been complied with.

        If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then our obligations and the obligations of Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction And Discharge

        The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled) as to all outstanding Notes when either

  (1)
  all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

  (2)
  (a) all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to the provisions described under "—Optional Redemption," and, in any case, the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness (including all principal and accrued interest and premium, if any) on the Notes not theretofore delivered to the Trustee for cancellation,

  (b)
  the Issuer has paid all sums payable by it under the Indenture, and

  (c)
  the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

        In addition, the Issuer must deliver an Officers' Certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

Transfer And Exchange

        A Holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Issuer is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (3) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

        The Notes will be issued in registered form and the registered Holder will be treated as the owner of such Note for all purposes. As described under "—Book-Entry, Delivery and Form of Securities", except in limited circumstances, the Notes will only be issued in global form and deposited with a nominee of DTC.

Amendment, Supplement And Waiver

        Subject to certain exceptions, the Indenture, the Note Guarantees or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture, the Note Guarantees or the Notes may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding; provided that, without the consent of each Holder affected, no amendment or waiver may:

  (1)
  reduce, or change the maturity, of the principal of any Note;

  (2)
  reduce the rate of or extend the time for payment of interest on any Note;

  (3)
  reduce any premium payable upon optional redemption of the Notes or change the date on which any Notes are subject to redemption (other than provisions relating to the purchase of Notes described above under "—Change of Control" and "—Certain Covenants—Limitations on Asset Sales," except that if a Change of Control has occurred, no amendment or other modification of the obligation of the Issuer to make a Change of Control Offer relating to such Change of Control shall be made without the consent of each Holder of the Notes affected);

  (4)
  make any Note payable in money or currency other than that stated in the Notes;

  (5)
  modify or change any provision of the Indenture or the related definitions to affect the ranking of the Notes or any Note Guarantee in a manner that adversely affects the Holders;

  (6)
  reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

  (7)
  waive a default in the payment of principal of or premium or interest on any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration);

  (8)
  impair the rights of Holders to receive payments of principal of or interest on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes;

  (9)
  release all or substantially all the Guarantors from their obligations under their Note Guarantee or the Indenture, except as permitted by the Indenture; or

  (10)
  make any change in these amendment and waiver provisions.

        Notwithstanding the foregoing, the Issuer and the Trustee may amend the Indenture, the Note Guarantees or the Notes without the consent of any Holder, to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Issuer's or a Guarantor's obligations to the Holders in the case of a merger, consolidation or sale of all or substantially all of the assets in accordance with "—Certain Covenants—Limitations on Mergers, Consolidations, Etc."; to release any Subsidiary Guarantor from any of its obligations under its Note Guarantee and the Indenture (to the extent permitted by the Indenture); to release the Parent from any of its obligations under its Note Guarantee and the Indenture; to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor; to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee; to conform the Indenture, the Note Guarantees or the Notes to this "Description of the Exchange Notes"; to make any change that does not materially adversely affect the rights of any Holder; or in the case of the Indenture, to maintain the qualification of the Indenture under the Trust Indenture Act.

        The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. A consent to any amendment or waiver under the Indenture by any Holder given in connection with an exchange (in the case of an exchange offer) or a tender (in the case of a tender offer) of such Holder's Notes will not be rendered invalid by such tender or exchange. After an amendment, supplement or waiver under the Indenture becomes effective, the Issuer is required to mail to the Holders a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all Holders, or any defect in the notice will not impair or affect the validity of the amendment, supplement or waiver.

No Personal Liability Of Directors, Officers, Employees And Stockholders

        No director, officer, employee, member, incorporator or stockholder of the Issuer or any Guarantor will have any liability for any obligations of the Issuer under the Notes or the Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the SEC that this type of waiver is against public policy.

Concerning The Trustee

        The Bank of New York Mellon Trust Company, N.A. is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture will provide that, in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person's own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity reasonably satisfactory to the Trustee.

Governing Law

        The Indenture, the Notes and the Note Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

        "8% Senior Subordinated Notes" means Communications & Power Industries, Inc.'s 8% Senior Subordinated Notes due 2011 outstanding on the date of this Prospectus.

        "Acquired Indebtedness" means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

        "Additional Interest" has the meaning set forth in the Registration Rights Agreement.

        "Advisory Agreement" means that certain Advisory Agreement, dated as of the Issue Date, between the Issuer and the Sponsor.

        "Affiliate" of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of this definition, "control" of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

        "amend" means to amend, supplement, restate, amend and restate or otherwise modify including successively; and "amendment" shall have a correlative meaning.

        "Applicable Premium" means, with respect to a Note at any Redemption Date, the greater of: (i) 1.0% of the principal amount of such Note; and (ii) the excess, if any, of: (A) the present value at such Redemption Date of (1) the redemption price of such Note on February 15, 2015 (such redemption price being that described in the first paragraph under "Optional Redemption") plus (2) all required remaining scheduled interest payments due on such Note through February 15, 2015, computed using a discount rate equal to the Treasury Rate on such Redemption Date plus 50 basis points per annum, over (B) the principal amount of such Note.

        Calculation of the Applicable Premium will be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided, however, that such calculation shall not be a duty or obligation of the Trustee.

        "asset" means any asset or property.

        "Asset Sale" means (1) any sale, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a "transfer"), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries other than in the ordinary course of business, or (2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in one transaction or a series of related transactions. For purposes of this definition, the term "Asset Sale" shall not include:

  (1)
  transfers of cash or Cash Equivalents;

  (2)
  transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the covenant described under "—Certain Covenants—Limitations on Mergers, Consolidations, Etc." or any such transfer that constitutes a Change of Control pursuant to the Indenture;

  (3)
  Permitted Investments and Restricted Payments permitted under the covenant described under "—Certain Covenants—Limitations on Restricted Payments";

  (4)
  the creation of or realization on any Permitted Lien;

  (5)
  transfers of damaged, worn-out or obsolete equipment or assets or transfers of inventories or goods (or other assets) that, in the Issuer's reasonable judgment, are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries;

  (6)
  any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $10.0 million;

  (7)
  any transfer of assets by the Issuer or a Restricted Subsidiary, or the issuance of securities by a Restricted Subsidiary, in either case, to the Issuer or another Restricted Subsidiary;

  (8)
  any foreclosures, condemnation or similar action with respect to any asset; and

  (9)
  any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary.

        "Attributable Indebtedness", when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate borne by the Notes, compounded on a semi-annual basis) of the total obligations of the lessee for net rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

        "Bankruptcy Law" means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

        "Board of Directors" means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers or the managing member of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

        "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

        but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Capitalized Lease" means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

        "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

        "Cash Equivalents" means:

  (1)
  obligations with a maturity of 13 months or less from the date of determination issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

  (2)
  demand and time deposits and certificates of deposit or acceptances with a maturity of not more than one year of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500.0 million and is assigned at least a "B" rating by Thomson Financial BankWatch;

  (3)
  commercial paper maturing no more than 13 months from the date of determination thereof issued by a corporation that is not the Issuer or an Affiliate of the Issuer, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-2 by S&P or at least P-2 by Moody's;

  (4)
  repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above;

  (5)
  investments in money market or other mutual funds at least 90% of whose assets comprise securities of the types described in clauses (1) through (4) above; and

  (6)
  in the case of Investments by any Restricted Subsidiary that is a Foreign Subsidiary, (x) such local currencies in those countries in which such Foreign Subsidiary transacts business from time to time in the ordinary course of business and (y) Investments of comparable tenor and credit quality to those described in the foregoing clauses (1) through (5) customarily utilized in countries in which such Foreign Subsidiary operates for short-term cash management purposes.

        "CFC" means a controlled foreign corporation within the meaning of the U.S. Internal Revenue Code.

        "Change of Control" means the occurrence of any of the following events:

  (1)
  any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have "beneficial ownership" of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing 50% or more of the voting power of the total outstanding Voting Stock of the Issuer;

  (2)
  during any period of two consecutive years commencing after the Issue Date, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Issuer was approved by a vote of the majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer; or

  (3)
  (a) all or substantially all of the assets of the Issuer and the Restricted Subsidiaries are sold or otherwise transferred to any Person other than a Wholly-Owned Restricted Subsidiary or one or more Permitted Holders or (b) the Issuer consolidates or merges with or into another Person or any Person consolidates or merges with or into the Issuer, in either case under this clause (3), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Issuer immediately prior to such consummation, together with the Permitted Holders, do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing a majority of the total voting power of the Voting Stock of the Issuer or the surviving or transferee Person.

        "Consolidated Amortization Expense" for any period means the amortization expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Cash Flow" for any period means, without duplication, the sum of the amounts for such period of

  (1)
  Consolidated Net Income, plus

  (2)
  in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income,

  (a)
  Consolidated Income Tax Expense;

  (b)
  Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense);

  (c)
  Consolidated Depreciation Expense;

  (d)
  Consolidated Interest Expense;

  (e)
  Restructuring Expenses;

  (f)
  to the extent permitted to be made pursuant to clause (9) of the second paragraph under "—Certain Covenants—Limitations on Transactions with Affiliates," any management, consulting, monitoring, advisory or termination fees and expenses or any transaction fees and expenses paid or accrued for payment to Sponsor or any of its Affiliates;

  (g)
  any fees, expenses, costs or charges or any amortization thereof, related to any Subject Transaction (in each case including any such transaction undertaken but not completed) and any amendment or modification of any such Subject Transaction;

  (h)
  the amount of any minority interest expense consisting of income of a Subsidiary Guarantor attributable to minority Equity Interests of third parties in any Subsidiary Guarantor that is not a Wholly-Owned Restricted Subsidiary;

  (i)
  expenses, costs or charges or any amortization thereof that results from accruals and reserves (other than fees, expenses, costs or charges relating to the Transactions) that are established within twelve months after the Issue Date that are so required to be established as a result of the Transactions in accordance with GAAP;

  (j)
  cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated Cash Flow pursuant to clause (3) below for any previous period and not added back;

  (k)
  the amount of net cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken or initiated in connection with a Subject Transaction during or prior to such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and factually supportable, (y) no such cost savings may be realized more than 12 months following the Subject Transaction and (z) the aggregate amount of cost savings added pursuant to this clause (k) shall not exceed, for any Four-Quarter Period, 15% of Consolidated Cash Flow for such period before giving effect to this clause (k), with such pro forma adjustments to Consolidated Cash Flow as are appropriate and consistent with the pro forma adjustment provision set forth in the definition of "Consolidated Interest Coverage Ratio"; and

  (l)
  all other non-cash items reducing the Consolidated Net Income (excluding (x) any non-cash charge that results in an accrual of a reserve for cash charges in any future period and (y) any write-offs or write-downs of inventory or accounts receivable (other than any write-off or write-down of inventory or accounts receivable in connection with an acquisition that includes the acquisition of such inventory or accounts receivable) for such period,

  (2)
  in each case determined on a consolidated basis in accordance with GAAP, reduced (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

  (3)
  (a) the aggregate amount of all non-cash items (excluding any item which represents the reversal of any accrual of, or cash reserve for, anticipated cash charges in any period), determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period; and

  (b)
  the amount of any minority interest income consisting of Subsidiary Guarantor losses attributable to minority Equity Interests of third parties in any Subsidiary Guarantor that is not a Wholly-Owned Restricted Subsidiary.
        "Consolidated Depreciation Expense" for any period means the depreciation expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Income Tax Expense" for any period means the provision for taxes of the Issuer and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Interest Coverage Ratio" means the ratio of Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are available (the "Four-Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date") to Consolidated Interest Expense for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

  (1)
  the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

  (2)
  any Investment, acquisition, disposition, merger, consolidation or disposed operation (as determined in accordance with GAAP) (including, without limitation, any acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with any such acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Investment, acquisition, disposition, merger, consolidation or disposed operation (including the incurrence of, or assumption or liability for, any such Acquired Indebtedness) occurred on the first day of the Four-Quarter Period. If since the beginning of such Four-Quarter Period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Consolidated Interest Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable Four-Quarter Period.

        If the Issuer or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Issuer or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

        For purposes of calculating the Consolidated Interest Coverage Ratio prior to the expiration of the first Four-Quarter Period subsequent to the Issue Date, such calculation shall be on the same pro forma basis as the pro forma financial statements that are presented in this Prospectus.

        In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage Ratio:

  (1)
  interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on this Indebtedness in effect on the Transaction Date;

  (2)
  if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

  (3)
  notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

        "Consolidated Interest Expense" for any period means the sum, without duplication, of the total interest expense minus the interest income of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including without duplication,

  (1)
  imputed interest on Capitalized Lease Obligations and Attributable Indebtedness,

  (2)
  commissions, discounts and other fees and charges owed to Persons other than the Issuer or any Restricted Subsidiary with respect to letters of credit securing financial obligations, bankers' acceptance financing and receivables financings,

  (3)
  the net costs associated with Hedging Obligations,

  (4)
  amortization of debt issuance costs and original issue discount resulting from the issuance of Indebtedness at less than par,

  (5)
  the interest portion of any deferred payment obligations,

  (6)
  all other non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP),

  (7)
  capitalized interest, and

  (8)
  all cash dividend payments on any series of Disqualified Equity Interests of the Issuer or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity

    Interests or any Preferred Stock held by the Issuer or a Wholly-Owned Restricted Subsidiary or to the extent paid in Qualified Equity Interests).

        Notwithstanding the preceding, all such amounts relating to the 8% Senior Subordinated Notes and the Floating Rate Notes to be purchased or redeemed in connection with the Transactions and the amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred in connection with the Transactions shall be excluded in the calculation of Consolidated Interest Expense to the extent otherwise included therein.

        Consolidated Interest Expense shall be calculated after giving effect to Hedging Obligations (including associated costs) but excluding unrealized gains and losses with respect to Hedging Obligations.

        "Consolidated Net Income" for any period means the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

  (1)
  the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or (subject to clause (3) below) any of its Restricted Subsidiaries during such period;

  (2)
  solely for purposes of calculating the Restricted Payments Basket, except to the extent includible in the consolidated net income of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;

  (3)
  solely for purposes of calculating the Restricted Payments Basket, the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except that the Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Issuer or a Restricted Subsidiary by such Restricted Subsidiary, to the extent not already included therein;

  (4)
  other than for purposes of calculating the Restricted Payments Basket, any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) any Asset Sale or other asset disposition or abandonment (other than in the ordinary course of business) and reserves relating thereto by the Issuer or any Restricted Subsidiary;

  (5)
  purchase accounting adjustments attributable to any acquisition, including the Transactions, including write-offs of acquired in-process research and development, amortization of inventory write-ups and amortization of acquisition-related intangibles, net of taxes;

  (6)
  gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

  (7)
  net unrealized gains and losses with respect to Hedging Obligations;

  (8)
  the cumulative effect of a change in accounting principles under GAAP;

  (9)
  any payments made in connection with the consummation of the Transactions as described in this Prospectus;

  (10)
  any extraordinary gain or loss and, other than for purposes of calculating the Restricted Payments Basket, any nonrecurring or unusual gains, losses, expenses or charges, together, as applicable, with any related provision for taxes on any such extraordinary or nonrecurring or unusual gain (or the tax effect of any such extraordinary or nonrecurring or unusual losses, expenses or charges), realized by the Issuer or any Restricted Subsidiary during such period;

  (11)
  any gains (or losses) resulting from the return of surplus assets of any benefit plan; and

  (12)
  any net after-tax gains or losses from discontinued operations or the disposal of disposed, abandoned or discontinued operations.

        In addition:

  (a)
  Consolidated Net Income shall be reduced by (without duplication) the amount of any payments to or on behalf of Parent made pursuant to clause (4) of the last paragraph of the covenant described under "—Certain Covenants—Limitations on Transactions with Affiliates"; and

  (b)
  any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (3)(d) of the first paragraph under "—Certain Covenants—Limitations on Restricted Payments" or decreased the amount of Investments outstanding pursuant to the last sentence of the definition of "Investments" shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

        "Consolidated Secured Debt Ratio" means, as of the date of determination, the ratio of (1) the aggregate principal amount of Indebtedness of the Issuer and the Restricted Subsidiaries of the type described in (a) clause (1), (2) (6) or (9) of the definition of "Indebtedness," or (b) clause (7) or (8) of the definition of "Indebtedness" (to the extent the Indebtedness secured or guaranteed is of the type described in the preceding clause (a)), in each case, that is secured by any Lien as of the end of the most recent fiscal quarter for which financial statements are available ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Secured Debt Ratio to (2) the Issuer's Consolidated Cash Flow for the Four-Quarter Period ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Secured Debt Ratio, in each case, with such pro forma adjustments to such Indebtedness and Consolidated Cash Flow as are appropriate and consistent with the pro forma adjustment provision set forth in the definition of "Consolidated Interest Coverage Ratio."

        "Coverage Ratio Exception" has the meaning set forth in the proviso in the first paragraph of the covenant described under "—Certain Covenants—Limitations on Additional Indebtedness."

        "Credit Agreement" means the Credit Agreement dated on or about the Issue Date by and among the Issuer, as Borrower, UBS AG, Stamford Branch, as administrative agent and collateral agent and the lenders party thereto, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as amended, modified, supplemented or refinanced from time to time.

        "Credit Facilities" means one or more debt facilities or other financing arrangements (which may be outstanding at the same time and including, without limitation, the Credit Agreement) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as such agreements may be amended, amended and restated, supplemented, modified, refinanced, replaced or otherwise restructured, in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) with respect to all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether or not with the same or any other agent, lender or group of lenders and whether or not provided under the Credit Agreement or any other credit or other agreement or indenture.

        "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

        "Default" means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

        "Designation" has the meaning given to this term in the covenant described under "—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries."

        "Designation Amount" has the meaning given to this term in the covenant described under "—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries."

        "Disqualified Equity Interests" of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change of control or an asset disposition occurring prior to the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change of control or asset disposition provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under "—Change of Control" and "—Certain Covenants—Limitations on Asset Sales."

        "Domestic Subsidiary" means any Subsidiary other than a Foreign Subsidiary.

        "Equity Interests" of any Person means (1) Capital Stock and (2) all rights to purchase, warrants or options (whether or not currently exercisable) to acquire Capital Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

        "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

        "Excluded Subsidiary" means (i) any Foreign Subsidiary, (ii) any Domestic Subsidiary that is a Subsidiary of a CFC, (iii) any Domestic Subsidiary that is a disregarded entity under the U.S. Internal

Revenue Code and has no material assets other than the Equity Interests of one or more CFCs, (iv) any Immaterial Subsidiary and (v) any Unrestricted Subsidiary.

        "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by an Officer, or, with respect to valuations in excess of $10.0 million, by the Board of Directors of the Issuer or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

        "Floating Rate Notes" means CPI International, Inc.'s Floating Rate Senior Notes due 2015 outstanding on the date of this Prospectus.

        "Foreign Subsidiary" means any Restricted Subsidiary of the Issuer which is not organized under the laws of (x) the United States or any State thereof or (y) the District of Columbia.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date. At any time after the Issuer Date, the Issuer may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS; provided that calculations or determinations in the Indenture that require the application of GAAP for periods that include fiscal quarters ended prior to the Issuer's election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Issuer shall give notice of any such election made in accordance with this definition to the Trustee and the Holders.

        "guarantee" means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); "guarantee," when used as a verb, and "guaranteed" have correlative meanings.

        "Guarantors" means Parent and each Restricted Subsidiary of the Issuer on the Issue Date (other than any Excluded Subsidiary), and each other Person that is required to, or at the election of the Issuer does, become a Guarantor by the terms of the Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee in accordance with the terms of the Indenture.

        "Hedging Obligations" of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

        "Holder" means any registered holder, from time to time, of the Notes.

        "IFRS" means international financial reporting standards and interpretations issued by the International Accounting Standards Board and adopted by the European Commission, as in effect from time to time.

        "Immaterial Subsidiary" shall mean any Restricted Subsidiary of Parent (other than Issuer), which, together with its own Restricted Subsidiaries, as consolidated in the consolidated financial statements of

Parent, accounts for (i) less than 1.0% of the consolidated assets of Parent as of the last day of the most recently ended fiscal quarter of Parent for which financial information is available and (ii) less than 1.0% of Consolidated Cash Flow for the most recently ended period of four consecutive fiscal quarters of Parent; provided that (x) all Immaterial Subsidiaries shall not, in the aggregate, account for more than 3.0% of the consolidated assets of Parent as of such most recently ended fiscal quarter or for more than 3.0% of the Consolidated Cash Flow of Parent for such most recently ended period of four consecutive fiscal quarters and (y) no Subsidiary that is an obligor under the Credit Agreement shall be an Immaterial Subsidiary.

        "incur" means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or, indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary at such time and (2) none of the accrual of interest or dividends nor the accretion of accreted value, the accretion or amortization of original issue discount or the payment of interest or dividends in the form of additional Indebtedness or Disqualified Equity Interests of the same class shall be deemed to be an incurrence of Indebtedness.

        "Indebtedness" of any Person at any date means, without duplication:

  (1)
  all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

  (2)
  all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers' acceptances, bank guarantees and similar credit transactions;

  (4)
  all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

  (5)
  the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

  (6)
  all Capitalized Lease Obligations of such Person;

  (7)
  all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

  (8)
  all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer's Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis;

  (9)
  all Attributable Indebtedness;

  (10)
  to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations of such Person (the amounts of any such obligations to be equal at any time to the termination value of such Hedging Obligation that would be payable by, or to, such Person at such time); and

  (11)
  all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person;

provided, that the foregoing clauses (3) (other than reimbursement obligations for letters of credit), (4), (6) and (11) shall only constitute Indebtedness if and to the extent such items would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided further, that Indebtedness shall not include any lease previously classified as an operating lease under GAAP that is reclassified as a Capitalized Lease as a result of a change in GAAP occurring after the Issue Date or any lease that but for any such change to GAAP would have been classified as an operating lease under GAAP.

        The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the "maximum fixed redemption or repurchase price" of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

        "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Issuer's Board of Directors, qualified to perform the task for which it has been engaged and is not an Affiliate of the Issuer and is otherwise disinterested with respect to the applicable transaction.

        "interest" means, with respect to the Notes, interest and Additional Interest, if any, on the Notes.

        "Investments" of any Person means:

  (1)
  all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), and any guarantee of Indebtedness of any other Person;

  (2)
  all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof);

  (3)
  all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property; and

  (4)
  the Designation of any Subsidiary as an Unrestricted Subsidiary.

        Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with the covenant described under "—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries." If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Investments in such Restricted Subsidiary not sold or disposed of, which amount shall be determined by the Board of Directors. The acquisition by the Issuer or any Restricted Subsidiary of a

Person that holds an Investment in a third Person shall be deemed to be an Investment by the Issuer or such Restricted Subsidiary in the third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in the third Person.

        The amount of any Investment outstanding at any time shall be deemed to be reduced:

  (a)
  upon the disposition or repayment of or return on such Investment, by an amount equal to the return of capital or principal with respect to such Investment to the Issuer or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income or the Restricted Payments Basket), less the cost of the disposition of such Investment and net of taxes; and

  (b)
  upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Issuer's proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding; provided that the amount reducing the amount of Investments outstanding shall not also increase the Restricted Payments Basket pursuant to clause (3)(d) or (e) of the first paragraph under "—Certain Covenants—Limitation on Restricted Payments."

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

        "Issue Date" means February 11, 2011.

        "Lien" means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases); provided, that in no event shall an operating lease constitute a Lien.

        "Merger" means the merger of Catalyst Acquisition, Inc. with and into CPI International, Inc. with CPI International, Inc. as the surviving entity.

        "Moody's" means Moody's Investors Service, Inc., and its successors.

        "Net Available Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of:

  (1)
  the direct costs relating to such Asset Sale, including brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;

  (2)
  relocation and demolition expenses incurred in connection with, or as a result of, such Asset Sale;

  (3)
  taxes paid and provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

  (4)
  amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

  (5)
  payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 90 days after the date of, such Asset Sale; and

  (6)
  appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds at such time.

        "Non-Recourse Debt" means Indebtedness of an Unrestricted Subsidiary:

  (1)
  as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable as a guarantor or otherwise; and

  (2)
  no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Credit Agreement or the Notes) of the Issuer or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

        "Obligation" means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Prospectus" means this prospectus.

        "Officer" means any of the following of the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

        "Officers' Certificate" means a certificate signed by two Officers.

        "Parent" means CPI International Holding Corp., a Delaware corporation, and its successors and assigns.

        "Pari Passu Indebtedness" means any Indebtedness of the Issuer or any Guarantor that ranks pari passu in right of payment with the Notes or the Note Guarantees, as applicable.

        "Permitted Business" means the businesses engaged in by the Issuer and its Subsidiaries on the Issue Date as described in this Prospectus and businesses that are reasonably related thereto or reasonable extensions thereof or similar, incidental, ancillary or complementary thereto, including the business of power amplification and satellite communications.

        "Permitted Holders" means Sponsor and members of management of the Issuer or its Restricted Subsidiaries on the Issue Date who are holders of Equity Interests of the Issuer or Parent and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, Sponsor and such members of management, collectively, beneficially own Voting Stock representing more than 50% of the total voting power of the Voting Stock of the Issuer.

        "Permitted Investments" means:

  (1)
  Investments by the Issuer or any Restricted Subsidiary in (a) any Restricted Subsidiary or (b) in any Person that will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Issuer or a Restricted Subsidiary;

  (2)
  Investments in the Issuer by any Restricted Subsidiary;

  (3)
  loans and advances to or guarantees of Indebtedness of directors, employees and officers of the Issuer and the Restricted Subsidiaries not in excess of $4.0 million at any one time outstanding, and loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;

  (4)
  Hedging Obligations incurred pursuant to clause (4) of the second paragraph under the covenant described under "—Certain Covenants—Limitations on Additional Indebtedness";

  (5)
  cash and Cash Equivalents;

  (6)
  receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

  (7)
  Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

  (8)
  Investments made by the Issuer or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under "—Certain Covenants—Limitations on Asset Sales";

  (9)
  lease, utility and other similar deposits in the ordinary course of business;

  (10)
  Investments made by the Issuer or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests of the Issuer;

  (11)
  stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments; and

  (12)
  any Investment existing on the Issue Date and any Investment consisting of an extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may only be increased (a) as required by the terms of such Investment as in existence on the Issue Date or (b) to the extent permitted by another clause in this definition of "Permitted Investments" or by the covenant described under "—Certain Covenants—Limitations on Restricted Payments";

  (13)
  Investments acquired after the Issue Date as a result of the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of another Person (including as contemplated by clause (1) above), including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by the covenant described above under the caption "—Certain Covenants—Limitations on Mergers, Consolidations, Etc." after the Issue Date, to the extent that such Investments were not made in contemplation of such acquisition;

  (14)
  guarantees of Indebtedness of the Issuer or any Restricted Subsidiary to the extent such Indebtedness is permitted to be incurred under the Indenture; and

  (15)
  other Investments in an aggregate amount not to exceed $25.0 million at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value).

        "Permitted Liens" means the following types of Liens:

  (1)
  Liens for taxes, assessments or governmental charges or claims either (a) not delinquent for more than 30 days or (b) contested in good faith by appropriate proceedings and as to which the Issuer or the Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

  (2)
  statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent for more than 30 days or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

  (3)
  Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

  (4)
  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (5)
  judgment Liens not giving rise to a Default so long as such Liens are adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired;

  (6)
  easements, rights-of-way, zoning restrictions and other similar charges, restrictions or encumbrances in respect of real property or immaterial imperfections of title which do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Issuer and the Restricted Subsidiaries taken as a whole;

  (7)
  Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

  (8)
  Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

  (9)
  bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

  (10)
  leases, subleases, licenses or sublicenses granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Restricted Subsidiary;

  (11)
  Liens arising from filing Uniform Commercial Code financing statements regarding leases;

  (12)
  Liens securing all of the Notes and Liens securing any Note Guarantee;

  (13)
  Liens existing on the Issue Date;

  (14)
  Liens in favor of the Issuer or a Guarantor;

  (15)
  Liens securing obligations with respect to Indebtedness incurred under clause (1) of the definition of "Permitted Indebtedness";

  (16)
  Liens securing Purchase Money Indebtedness and Capitalized Lease Obligations; provided that such Liens shall not extend to any asset other than the specified asset being financed and additions and improvements thereon;

  (17)
  Liens securing Acquired Indebtedness permitted to be incurred under the Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary;

  (18)
  Liens on assets of Foreign Subsidiaries securing Indebtedness of Foreign Subsidiaries;

  (19)
  Liens on assets or Equity Interests of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Issuer or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof);

  (20)
  Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (13), (16), (17) and (19); provided that such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof);

  (21)
  Liens to secure Attributable Indebtedness; provided that any such Lien shall not extend to or cover any assets of the Issuer or any Restricted Subsidiary other than the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred;

  (22)
  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

  (23)
  Liens securing Hedging Obligations permitted to be incurred under the Indenture;

  (24)
  Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary with respect to obligations that do not in the aggregate exceed $25.0 million at any one time outstanding; and

  (25)
  Liens securing Indebtedness permitted to be incurred pursuant to the covenant described under "—Limitations on Additional Indebtedness"; provided that at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 3:50 to 1:00.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

        "Preferred Stock" means, with respect to any Person, any and all Capital Stock (however designated) of such Person whether now outstanding or issued after the Issue Date with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

        "principal" means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

        "Purchase Money Indebtedness" means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price or lease of property, plant or equipment used or useful in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof whether securing the direct purchase of assets or the Capital Stock of any Person owning such assets; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost and (2) such Indebtedness shall be incurred within 180 days after the acquisition or lease of such asset by the Issuer or such Restricted Subsidiary or such installation, construction or improvement.

        "Qualified Equity Interests" means Equity Interests of the Issuer other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of the Issuer or financed, directly or indirectly, using funds (1) borrowed from the Issuer or any Subsidiary of the Issuer until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by the Issuer or any Subsidiary of the Issuer (including, without limitation, in respect of any employee stock ownership or benefit plan).

        "Qualified Equity Offering" means the issuance and sale of Qualified Equity Interests of the Issuer or any Equity Interests of any direct or indirect parent of the Issuer to Persons other than any Permitted Holder or any other Person who is not, prior to such issuance and sale, an Affiliate of the Issuer, other than in connection with a transaction or series of transactions constituting a Change of Control; provided, however, that if such issuance is made by any direct or indirect parent of the Issuer, cash proceeds therefrom equal to not less than 100% of the aggregate principal amount of any Notes to be redeemed are received by the Issuer as a contribution to the common equity capital of the Issuer immediately prior to such redemption.

        "Rating Agencies" means Moody's and S&P or if Moody's or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody's or S&P or both, as the case may be.

        "redeem" means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and "redemption" shall have a correlative meaning; provided that this definition shall not apply for purposes of "—Optional Redemption."

        "Redesignation" has the meaning given to such term in the covenant described under "—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries."

        "refinance" means to refinance, repay, prepay, replace, renew or refund, including successively.

        "Refinancing Indebtedness" means Indebtedness of the Issuer or a Restricted Subsidiary issued in exchange for, or the proceeds of which are used, within 90 days of such issuance or receipt of such proceeds to redeem or refinance in whole or in part, or constituting an amendment of, any Indebtedness of the Issuer or any Restricted Subsidiary (the "Refinanced Indebtedness"); provided that:

  (1)
  the principal amount (or accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (or accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any premium paid to the holders of the Refinanced Indebtedness, defeasance costs and reasonable expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

  (2)
  the obligor of Refinancing Indebtedness does not include any Person (other than the Issuer or any Guarantor) that is not an obligor of the Refinanced Indebtedness;

  (3)
  if the Refinanced Indebtedness was subordinated to the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness is subordinated in right of payment to, the Notes or the Note Guarantees, as the case may be;

  (4)
  the Refinancing Indebtedness is scheduled to mature no earlier than the earlier of (a) the maturity of the Refinanced Indebtedness being repaid or amended or (b) the maturity date of the Notes; and

  (5)
  the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes.

        "Restricted Payment" means any of the following:

  (1)
  the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer but excluding (a) dividends or distributions payable solely in Qualified Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

  (2)
  the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer but excluding any such Equity Interests held by the Issuer or any Restricted Subsidiary;

  (3)
  any Investment other than a Permitted Investment; or

  (4)
  any redemption prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness.

        "Restricted Payments Basket" has the meaning given to such term in the first paragraph of the covenant described under "—Certain Covenants—Limitations on Restricted Payments."

        "Restricted Subsidiary" means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

        "Restructuring Expenses" means losses, expenses and charges incurred in connection with restructuring within the Issuer and/or one or more Restricted Subsidiaries, including in connection with integration of acquired businesses or Persons, disposition of one or more Subsidiaries or businesses, exiting of one or more lines of businesses and relocation or consolidation of facilities, including severance, lease termination and other non-ordinary course, non-operating costs and expenses in connection therewith.

        "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

        "Sale and Leaseback Transactions" means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Secretary's Certificate" means a certificate signed by the Secretary of the Issuer.

        "Securities Act" means the U.S. Securities Act of 1933, as amended.

        "Significant Subsidiary" means (1) any Restricted Subsidiary that would be a "significant subsidiary" as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under "—Events of Default" has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

        "Sponsor" means Veritas Capital Fund Management, L.L.C. and its Affiliates and funds or partnerships managed by it or its Affiliates but not including any portfolio companies of the foregoing.

        "Subordinated Indebtedness" means Indebtedness of the Issuer or any Guarantor that is by its terms subordinated in right of payment to the Notes or the Note Guarantees, respectively.

        "Subject Transaction" means any of the Transactions, any future acquisition, investment, disposition, issuance, incurrence or repayment of Indebtedness, offering, issuance or disposition of Equity Interests, recapitalization, merger, consolidation, disposed or discontinued operation, multi-year strategic initiative or any other cost saving action or initiative made by the Issuer or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the Issuer or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries.

        "Subsidiary" means, with respect to any Person:

  (1)
  any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) or is consolidated under GAAP with such Person; and

  (2)
  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (c) or is consolidated under GAAP with such Person.

        Unless otherwise specified, "Subsidiary" refers to a Subsidiary of the Issuer.

        "Subsidiary Guarantor" means any Guarantor other than Parent.

        "Transactions" means the Merger and the transactions related thereto, the offering of the Notes, the equity contribution by affiliates of the Sponsor, the refinancing of the existing senior credit facilities of Communications & Power Industries, Inc., the 8% Senior Subordinated Notes and the Floating Rate Notes and borrowings made on the Issue Date pursuant to the Credit Agreement.

        "Treasury Rate" means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to February 15, 2015; provided, however, that if the period from such Redemption Date to February 15, 2015 is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such

Redemption Date to February 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

        "Unrestricted Subsidiary" means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with the covenant described under "—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries" and (2) any Subsidiary of an Unrestricted Subsidiary.

        "U.S. Government Obligations" means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

        "Voting Stock" with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

        "Wholly-Owned Restricted Subsidiary" means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly-Owned Restricted Subsidiaries.

Book-Entry, Delivery And Form Of Securities

        The Notes will be represented by one or more global notes (the "Global Notes") in registered, global form without interest coupons. The Global Notes will be deposited on the Issue Date with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the "Global Note Holder"). DTC will maintain the Notes in denominations of $1,000 and integral multiples thereof through its book-entry facilities.

        DTC has advised the Issuer as follows:

        DTC is a limited-purpose trust company that was created to hold securities for its participating organizations, including Euroclear and Clearstream (collectively, the "Participants" or the "Depositary's Participants"), and to facilitate the clearance and settlement of transactions in these securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Depositary's Participants or the Depositary's Indirect Participants. Pursuant to procedures established by DTC, ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of the Depositary's Participants) and the records of the Depositary's Participants (with respect to the interests of the Depositary's Indirect Participants).

        The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the Notes will be limited to such extent.

        So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole Holder of outstanding Notes represented by such Global Notes under the Indenture. Except as provided below, owners of Notes will not be entitled to have Notes registered in their names and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions, or approvals to the Trustee thereunder. None of the Issuer, the Guarantors or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

        Payments in respect of the principal of, premium, if any, and interest on any Notes registered in the name of a Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of such Global Note Holder in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuer and the Trustee may treat the persons in whose names any Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Issuer or the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes (including principal, premium, if any, and interest). The Issuer believes, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective beneficial interests in the relevant security as shown on the records of DTC. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

        Subject to certain conditions, any person having a beneficial interest in the Global Notes may, upon request to the Trustee and confirmation of such beneficial interest by the Depositary or its Participants or Indirect Participants, exchange such beneficial interest for Notes in definitive form. Upon any such issuance, the Trustee is required to register such Notes in the name of and cause the same to be delivered to, such person or persons (or the nominee of any thereof). Such Notes would be issued in fully registered form. In addition, if (1) the Depositary notifies the Issuer in writing that DTC is no longer willing or able to act as a depositary and the Issuer is unable to locate a qualified successor within 90 days or (2) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the Indenture, then, upon surrender by the relevant Global Note Holder of its Global Note, Notes in such form will be issued to each person that such Global Note Holder and DTC identifies as being the beneficial owner of the related Notes.

        Neither the Issuer nor the Trustee will be liable for any delay by the Global Note Holder or DTC in identifying the beneficial owners of Notes and the Issuer and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or DTC for all purposes.

 CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The exchange of an outstanding note for an exchange note pursuant to the exchange offer will not constitute a "significant modification" of the outstanding note for United States federal income tax purposes and, accordingly, the exchange note received will be treated as a continuation of the outstanding note in the hands of such holder. As a result, there will be no United States federal income tax consequences to a holder who exchanges an outstanding note for an exchange note pursuant to the exchange offer and any such holder will have the same adjusted tax basis and holding period in the exchange note as it had in the outstanding note immediately before the exchange. A holder who does not exchange its outstanding note for an exchange note pursuant to the exchange offer will not recognize any gain or loss, for United States federal income tax purposes, upon consummation of the exchange offer.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the exchange offer and so notifies us, or causes us to be so notified in writing, we have agreed that for a period of up to 180 days after the date of this prospectus, we will use our reasonable efforts to make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will deliver as many additional copies of this prospectus and each amendment or supplement to this prospectus and any documents incorporated by reference in this prospectus as such broker-dealer may reasonably request. In addition, until                        , 2011, all dealers that effect transactions in the exchange notes, whether or not participating in the exchange offer, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of all of the sellers of outstanding notes, other than commissions or concessions of any brokers or dealers and will indemnify the holders of outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

 CERTAIN ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA") imposes certain requirements on "employee benefit plans" (as defined in ERISA) subject to Title I of ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, the "ERISA Plans") and on those persons who are fiduciaries with respect to ERISA Plans.

        Section 406 of ERISA and Section 4975 of the Code, prohibit certain transactions involving the assets of an ERISA Plan (Section 4975 of the Code also imposes prohibitions for certain plans that are not subject to Title I of ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with the ERISA Plans, the "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. Accordingly, each original or subsequent purchaser or transferee of a note is responsible for determining that its purchase and holding of such note will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

        THE PRECEDING DISCUSSION IS ONLY A SUMMARY OF CERTAIN IMPLICATIONS OF AN INVESTMENT IN THE NOTES UNDER ERISA AND SECTION 4975 OF THE CODE AND DOES NOT PURPORT TO BE COMPLETE. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN LEGAL, TAX, FINANCIAL AND OTHER ADVISORS PRIOR TO INVESTING IN THE NOTES TO REVIEW THESE IMPLICATIONS IN LIGHT OF SUCH INVESTOR'S PARTICULAR CIRCUMSTANCES.

 LEGAL MATTERS

        Certain legal matters with respect to the validity of the exchange notes and related guarantees offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

        The balance sheet of Parent as of January 31, 2011 and the consolidated financial statements of the Predecessor and subsidiaries as of October 1, 2010 and October 2, 2009 and for each of the years in the three-year period ended October 1, 2010, and management's assessment of the effectiveness of internal control over financial reporting as of October 1, 2010 have been included herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We and the guarantors have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us, the guarantors or the Exchange Notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. We are not currently subject to the informational requirements of the Exchange Act. As a result of the offering of the exchange notes, we will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, will file reports and other information with the SEC. The registration statements, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's home page on the Internet (http://www.sec.gov).

On February 11, 2011, CPI International LLC (formerly, CPI International, Inc., "Predecessor"), a then Delaware corporation, completed its merger with Catalyst Acquisition, Inc. ("Merger Sub"), a Delaware corporation and wholly owned subsidiary of CPI International Acquisition, Inc., a Delaware corporation, whereby Merger Sub merged with and into Predecessor (the "Merger"), with Predecessor continuing as the surviving corporation and a wholly owned subsidiary of CPI International Acquisition, Inc. Immediately following the consummation of the Merger and related transactions, Predecessor was converted into a limited liability company and liquidated, and CPI International Acquisition, Inc. changed its name to CPI International, Inc. ("CPII"). CPII is a wholly-owned subsidiary of CPI International Holding Corp. ("Parent" or "Successor"), a Delaware corporation.

(1)
CPI International Holding Corp. was incorporated solely for the purpose of effectuating the Merger and related transactions, and did not conduct any other activities prior to consummation of the Merger. Accordingly, interim financial statements for the period February 1, 2011 to February 10, 2011 would not be meaningful and have not been presented. All results subsequent to February 10, 2011 have been included in the unaudited consolidated financial statements of CPI International Holding Corp. and subsidiaries.

(2)
The audited consolidated financial statements herein are those of Predecessor and its consolidated subsidiaries for periods prior to the Merger.

(3)
The unaudited consolidated financial statements herein as of October 1, 2010 and for the periods October 2, 2010 to February 10, 2011 are those of Predecessor and its consolidated subsidiaries for periods prior to the Merger. The unaudited consolidated financial statements herein as of April 1, 2011 and for the periods February 11, 2011 to April 1, 2011 are those of Successor and its consolidated subsidiaries for periods subsequent to the Merger.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder
CPI International Holding Corp.:

        We have audited the accompanying consolidated balance sheet of CPI International Holding Corp. and subsidiary as of January 31, 2011. This consolidated financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated financial statement based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of CPI International Holding Corp. and subsidiary as of January 31, 2011, in conformity with U.S. generally accepted accounting principles.

                          (signed) KPMG LLP

Mountain View, California
April 7, 2011

CPI INTERNATIONAL HOLDING CORP.

CONSOLIDATED BALANCE SHEET
As of January 31, 2011

Assets
Other receivable	$10

Total assets	$10

Liabilities and stockholder's equity
Other payable	$21
Stockholder's Equity:
Common stock (par value $0.01, 1,000 shares authorized, 1,000 shares issued and outstanding)	10
Due from stockholder	(10)
Accumulated deficit	(11)

Total liabilities and stockholder's equity	$10

See accompanying notes to consolidated balance sheet.

CPI INTERNATIONAL HOLDING CORP.

NOTES TO CONSOLIDATED BALANCE SHEET

1. Organization

        CPI International Holding Corp. (the "Company") was incorporated in Delaware on January 18, 2011 initially under the name Catalyst Holdings 2, Inc. Under the Company's Certificate of Incorporation, as amended, the Company is authorized to issue up to 1,000 shares of common stock, each having a par value of one penny ($0.01). On January 18, 2011, the Company issued all 1,000 shares of its authorized common stock to CPI International Holding LLC (formerly Catalyst Holdings LLC, "Holding LLC"), a Delaware limited liability company, for $10.00.

        On January 26, 2011, the Company purchased from The Veritas Capital Fund IV, L.P. ("Sponsor"), a Delaware limited partnership, all 1,000 issued and outstanding shares of CPI International, Inc. (formerly Catalyst Holdings, Inc. and CPI International Acquisition, Inc., "CPII"), a Delaware corporation, for $21.00, and CPII became a wholly owned subsidiary of the Company.

        Each of the Company and CPII was formed solely for the purpose of effectuating the Merger (defined below) and related transactions and has not conducted any unrelated activities since its incorporation. Consequently, the only accounts on CPII's balance sheet are common stock and due from stockholder, each of which amounted to $10.00 as of January 31, 2011.

        The Company's fiscal year is the 52- or 53-week period that ends on the Friday nearest September 30.

2. Merger agreement

        On November 24, 2010, CPII, CPI International LLC (formerly, CPI International, Inc., "Predecessor"), a then Delaware corporation and a publicly traded company and Catalyst Acquisition, Inc. ("Merger Sub"), a Delaware corporation and wholly-owned subsidiary of CPII, entered into an agreement and plan of merger pursuant to which CPII was to acquire Predecessor through the merger of Merger Sub with and into Predecessor (the "Merger"). See note 3, Subsequent Events.

3. Subsequent events

        Pursuant to the agreement and plan of merger, dated as of November 24, 2010, among CPII, Predecessor and Merger Sub, on February 11, 2011, Merger Sub merged with and into Predecessor, with Predecessor continuing as the surviving corporation and a wholly owned subsidiary of CPII, and the separate corporate existence of Merger Sub ceased. Predecessor's common stock is no longer publicly traded as a result of the Merger. Immediately following the consummation of the Merger and related transactions, Predecessor was converted into a limited liability company and liquidated, and CPII changed its name to CPI International, Inc. from CPI International Acquisition, Inc. Consequently, CPII now owns all of the outstanding equity interests of Communications & Power Industries LLC (formerly Communications & Power Industries, Inc., "CPI") and Communications & Power Industries Canada Inc., its main operating subsidiaries.

        In connection with the Merger, Sponsor and certain of its affiliates invested $200.0 million, solely for the purpose of purchasing equity securities of Holding LLC in order to provide a portion of the financing required for the Merger and the transactions contemplated by the merger agreement. Certain officers of Predecessor also invested in equity securities of Holding LLC in an aggregate amount of $11.1 million.

CPI INTERNATIONAL HOLDING CORP.

NOTES TO CONSOLIDATED BALANCE SHEET

3. Subsequent events (Continued)

        On February 11, 2011, CPII entered into the senior secured credit facilities consisting of (i) a $150,000 six-year term loan facility; and (ii) a $30,000 five-year revolving credit facility (the "Senior Secured Credit Facilities"). CPII borrowed the full amount of the term loan thereunder, and the revolving credit facility was undrawn at closing (other than for approximately $4,500 of outstanding letters of credit). CPII has the option to increase the amount available under the Senior Secured Credit Facilities by up to an aggregate of $50,000 on an uncommitted basis.

        The revolving credit facility includes borrowing capacity available for letters of credit and for short-term borrowings referred to as the swing line borrowings. CPII's obligations under the Senior Secured Credit Facilities are fully and unconditionally guaranteed by the Company and, subject to certain exceptions, each of the Company's existing and future domestic restricted subsidiaries (other than CPII). In addition, CPII's obligations under the Senior Secured Credit Facilities and the guarantees of those obligations are secured by substantially all of CPII's assets and all of the assets of the guarantors, including but not limited to (a) pledges of all the equity interests held by CPII and each guarantor and (b) a first-priority security interest in, and mortgages on, substantially all of the present and after acquired assets of CPII and each guarantor, in each case subject to certain exceptions.

        Borrowings under the term loan facility and the revolving credit facility bear interest, at CPII's option, at a rate equal to a margin over either (a) a base rate or (b) LIBOR. As of March 29, 2011, the term loan facility bears an interest rate of 4% margin over LIBOR of 1% or 5%. The Senior Secured Credit Facilities are subject to amortization and prepayment requirements and contain customary representations and warranties, covenants, events of default and other provisions.

        In addition, on February 11, 2011, CPII issued $215 million aggregate principal amount of 8.00% Senior Notes due 2018 (the "Notes"). The Notes are CPII's senior unsecured obligations. The Company and, subject to certain exceptions, each of the Company's existing and future domestic restricted subsidiaries (other than CPII) guarantee the Notes on a senior unsecured basis. The Notes bear interest at the rate of 8.0% per year. Subject to certain exceptions, the indenture governing the Notes limits CPII's and its restricted subsidiaries' ability to incur additional indebtedness or issue certain preferred stock; pay dividends and make other restricted payments; make certain investments; sell assets; create liens; consolidate, merge or sell all or substantially of CPII's assets; enter into transactions with affiliates and designate subsidiaries as unrestricted subsidiaries; and contains customary events of default and other provisions.

        CPII used the equity contributions, borrowings under the term loan facility and the net proceeds from the Notes to pay the Merger consideration, repay existing indebtedness of Predecessor and its subsidiaries and to pay Merger-related fees and expenses.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
CPI International, Inc.:

        We have audited the accompanying consolidated balance sheets of CPI International, Inc. and subsidiaries (the Company) as of October 1, 2010 and October 2, 2009, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended October 1, 2010. We also have audited the Company's internal control over financial reporting as of October 1, 2010, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company's management is responsible for these consolidated financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management's Annual Report on Internal Control over Financial Reporting (Item 9A). Our responsibility is to express an opinion on these consolidated financial statements and an opinion on the Company's internal control over financial reporting based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the consolidated financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinion.

        A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

        Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CPI International, Inc. and subsidiaries as of October 1, 2010 and October 2, 2009, and the results of its operations and its cash flows for each of the years in the three-year period ended October 1, 2010, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of October 1, 2010, based on criteria established in Internal Control—Integrated Framework issued by the COSO.

                          (signed) KPMG LLP

Mountain View, California
December 10, 2010, except as to note 15 and 16,
    as to which the date is April 7, 2011

 CPI INTERNATIONAL, INC.
and Subsidiaries

MANAGEMENT'S ANNUAL REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

        Our management is responsible for establishing and maintaining adequate internal control over financial reporting to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Internal control over financial reporting includes those policies and procedures that:

  (i)
  pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

  (ii)
  provide reasonable assurance that the transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with the authorization of management and/or our board of directors; and

  (iii)
  provide reasonable assurance regarding the prevention or timely detection of any unauthorized acquisition, use or disposition of our assets that could have a material effect on our financial statements.

        Due to its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate due to changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

        Under the supervision and with the participation of our management, including our chief executive officer and our chief financial officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control—Integrated Framework. Based on its evaluation, our management concluded that our internal control over financial reporting was effective as of October 1, 2010.

        KPMG LLP, an independent registered public accounting firm, has audited the consolidated financial statements included in this Prospectus and, as part of their audit, has issued its attestation report, included herein, on the effectiveness of our internal control over financial reporting as of October 1, 2010. See "Report of Independent Registered Public Accounting Firm".

CPI INTERNATIONAL, INC.
and Subsidiaries

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	October 1, 2010	October 2, 2009
Assets
Current Assets:
Cash and cash equivalents	$42,829	$2 6,152
Restricted cash	1,804	1,561
Accounts receivable, net	45,707	45,145
Inventories	75,208	66,996
Deferred tax assets	11,030	8,652
Prepaid and other current assets	6,459	6,700

Total current assets	183,037	155,206
Property, plant, and equipment, net	54,259	57,912
Deferred debt issue costs, net	1,604	3,609
Intangible assets, net	72,474	75,430
Goodwill	162,225	162,225
Other long-term assets	4,677	3,872

Total assets	$478,276	$458,254

Liabilities and stockholders' equity
Current Liabilities:
Current portion of long-term debt	$66,000	$—
Accounts payable	24,290	22,665
Accrued expenses	23,653	19,015
Product warranty	5,101	3,845
Income taxes payable	5,022	4,305
Advance payments from customers	14,218	12,996

Total current liabilities	138,284	62,826
Deferred income taxes	21,707	24,726
Long-term debt, less current portion	128,934	194,922
Other long-term liabilities	5,411	2,227

Total liabilities	294,336	284,701

Commitments and contingencies
Stockholders' equity
Preferred stock ($0.01 par value; 10,000 shares authorized and none issued and outstanding)	—	—
Common stock ($0.01 par value, 90,000 shares authorized; 17,020 and 16,807 shares issued; 16,813 and 16,601 shares outstanding)	170	168
Additional paid-in capital	80,015	75,630
Accumulated other comprehensive (loss) income	(141)	598
Retained earnings	106,696	99,957
Treasury stock, at cost (206 shares)	(2,800)	(2,800)

Total stockholders' equity	183,940	173,553

Total liabilities and stockholders' equity	$478,276	$458,254

The accompanying notes are an integral part of these consolidated financial statements.

CPI INTERNATIONAL, INC.
and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Year ended
	October 1, 2010	October 2, 2009	October 3, 2008
Sales	$360,434	$332,876	$370,014
Cost of sales	251,987	239,385	261,086

Gross profit	108,447	93,491	108,928

Operating costs and expenses:
Research and development	12,429	10,520	10,789
Selling and marketing	20,794	19,466	21,144
General and administrative	24,988	20,757	22,951
Amortization of acquisition-related intangible assets	2,749	2,769	3,103
Strategic alternative transaction expenses	19,913	—	—

Total operating costs and expenses	80,873	53,512	57,987

Operating income	27,574	39,979	50,941
Interest expense, net	15,213	16,979	19,055
(Gain) loss on debt extinguishment	—	(248)	633

Income before income taxes	12,361	23,248	31,253
Income tax expense (benefit)	5,622	(218)	10,804

Net income	$6,739	$23,466	$20,449

Earnings per common share—Basic	$0.40	$1.42	$1.24

Earnings per common share—Diluted	$0.37	$1.33	$1.15

Shares used to compute earnings per common share—Basic	16,571	16,343	16,356

Shares used to compute earnings per common share—Diluted	17,837	17,443	17,684

The accompanying notes are an integral part of these consolidated financial statements.

CPI INTERNATIONAL, INC.
and Subsidiaries

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME

(in thousands)

	Common stock			Accumulated other comprehensive income (loss)		Treasury stock
			Additional paid-in capital		Retained earnings
	Shares	Amount				Shares	Amount	Total
Balances, September 28, 2007	16,370	$164	$68,763	$937	$56,042	—	$—	$125,906
Comprehensive income:
Net income	—	—	—	—	20,449	—	—	20,449
Unrealized loss on cash flow hedges, net of tax benefit of $1,652	—	—	—	(2,697)	—	—	—	(2,697)
Unrealized actuarial loss and prior service credit for pension liability, net of tax benefit of $30	—	—	—	(49)	—	—	—	(49)

Total comprehensive income								17,703
Stock-based compensation cost	—	—	2,160	—	—	—	—	2,160
Exercise of stock options	9	—	38	—	—	—	—	38
Tax benefit related to stock option exercises	—	—	5	—	—	—	—	5
Issuance of common stock under employee stock purchase plan	72	1	852	—	—	—	—	853
Issuance of restricted stock awards	89	—	—	—	—	—	—	—
Forfeiture of restricted stock awards	(2)	—	—	—	—	—	—	—
Purchase of treasury stock	—	—	—	—	—	(206)	(2,800)	(2,800)

Balances, October 3, 2008	16,538	165	71,818	(1,809)	76,491	(206)	(2,800)	143,865
Comprehensive income:
Net income	—	—	—	—	23,466	—	—	23,466
Unrealized gain on cash flow hedges, net of tax expense of $1,471	—	—	—	2,415	—	—	—	2,415
Unrealized actuarial loss and prior service credit for pension liability, net of tax expense of $52	—	—	—	(8)	—	—	—	(8)
Total comprehensive income								25,873
Stock-based compensation cost	—	—	2,729	—	—	—	—	2,729
Exercise of stock options	57	1	83	—	—	—	—	84
Tax benefit related to stock option exercises	—	—	48	—	—	—	—	48
Issuance of common stock under employee stock purchase plan	111	1	952	—	—	—	—	953
Issuance of restricted stock awards	106	1		—	—	—	—	1
Forfeiture of restricted stock awards	(5)	—	—	—	—	—	—	—

Balances, October 2, 2009	16,807	168	75,630	598	99,957	(206)	(2,800)	173,553
Comprehensive income:
Net income	—	—	—	—	6,739	—	—	6,739
Unrealized loss on cash flow hedges, net of tax benefit of $496	—	—	—	(653)	—	—	—	(653)
Unrealized actuarial loss and prior service credit for pension liability, net of tax benefit of $22	—	—	—	(86)	—	—	—	(86)

Total comprehensive income								6,000
Stock-based compensation cost	—	—	3,051	—	—	—	—	3,051
Exercise of stock options	126	1	229	—	—	—	—	230
Tax benefit related to stock option exercises	—	—	526	—	—	—	—	526
Issuance of common stock under employee stock purchase plan	49	1	579	—	—	—	—	580
Issuance of restricted stock awards	38	—	—	—	—	—	—	—

Balances, October 1, 2010	17,020	$170	$80,015	$(141)	$106,696	(206)	$(2,800)	$183,940

The accompanying notes are an integral part of these consolidated financial statements.

CPI INTERNATIONAL, INC.
and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year ended
	October 1, 2010	October 2, 2009	October 3, 2008
Cash flows from operating activities
Net income	$6,739	$23,466	$20,449
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8,076	7,773	7,607
Amortization of intangible assets	2,996	3,021	3,356
Write-off of patent application fees	—	83	—
Amortization of deferred debt issue costs	1,353	1,241	1,197
Amortization of discount on floating rate senior notes	12	12	15
Non-cash loss on debt extinguishment	—	144	420
Discount on repayment of debt	—	(392)	—
Non-cash defined benefit pension expense	31	39	55
Stock-based compensation expense	3,040	2,679	2,135
Allowance for doubtful accounts	17	6	—
Deferred income taxes	(5,159)	(1,000)	(1,360)
Net loss on the disposition of assets	82	130	205
Net loss (gain) on derivative contracts	374	343	(838)
Tax benefit from stock option exercises	806	212	50
Excess tax benefit on stock option exercises	(593)	(54)	(18)
Changes in operating assets and liabilities, net of acquired assets and assumed liabilities:
Restricted cash	(243)	(785)	1,479
Accounts receivable	(579)	2,197	5,241
Inventories	(8,200)	(1,495)	1,986
Prepaid and other current assets	(726)	426	(246)
Other long-term assets	(775)	67	(208)
Accounts payable	1,625	1,556	(685)
Accrued expenses	5,588	(4,107)	(4,953)
Product warranty	1,256	(314)	(1,419)
Income tax payable, net	2,516	(5,974)	(1,003)
Advance payments from customers	1,222	661	203
Other long-term liabilities	350	179	213

Net cash provided by operating activities	19,808	30,114	33,881

Cash flows from investing activities
Capital expenditures	(4,492)	(3,365)	(4,262)
Acquisitions, net of cash acquired	—	—	1,615
Payment of patent application fees	(41)	—	(147)

Net cash used in investing activities	(4,533)	(3,365)	(2,794)

Cash flows from financing activities
Proceeds from stock purchase plan and exercises of stock options	809	1,037	891
Repayments of debt	—	(30,358)	(21,000)
Purchase of treasury stock	—	—	(2,800)
Excess tax benefit on stock option exercises	593	54	18

Net cash provided by (used in) financing activities	1,402	(29,267)	(22,891)

Net increase (decrease) in cash and cash equivalents	16,677	(2,518)	8,196
Cash and cash equivalents at beginning of year	26,152	28,670	20,474

Cash and cash equivalents at end of year	$42,829	$26,152	$28,670

Supplemental cash flow disclosures
Cash paid for interest	$13,917	$16,081	$18,720

Cash paid for income taxes, net of refunds	$8,437	$6,539	$13,099

The accompanying notes are an integral part of these consolidated financial statements.

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(All tabular amounts in thousands except share and per share amounts)

1. Organization and summary of significant accounting policies

        Organization and Basis of Presentation:    Unless the context otherwise requires, "CPI International" means CPI International, Inc. and "CPI" means Communications & Power Industries, Inc. CPI is a direct subsidiary of CPI International. CPI International is a holding company with no operations of its own. The term the "Company" refers to CPI International and its direct and indirect subsidiaries on a consolidated basis.

        The accompanying consolidated financial statements represent the consolidated results and financial position of CPI International, which is controlled by affiliates of The Cypress Group L.L.C. ("Cypress"). CPI International, through its wholly owned subsidiary, CPI, develops, manufactures, and distributes microwave and power grid Vacuum Electron Devices ("VEDs"), microwave amplifiers, modulators, antenna systems and various other power supply equipment and devices. The Company has two reportable segments, VED and satcom equipment.

        The consolidated financial statements include those of the Company and its subsidiaries. Significant intercompany balances, transactions, and stockholdings have been eliminated in consolidation. Certain prior year amounts have been reclassified to conform to current year presentation.

        The Company's fiscal year is the 52- or 53-week period that ends on the Friday nearest September 30. Fiscal years 2010 and 2009 comprised the 52-week periods ending October 1, 2010 and October 2, 2009, respectively. Fiscal year 2008 comprised the 53-week period ended October 3, 2008. All period references are to the Company's fiscal periods unless otherwise indicated.

        Liquidity:    The Company's cash and cash equivalents as of October 1, 2010 of approximately $42.8 million is not sufficient to repay certain long-term debt totaling $66.0 million currently scheduled to mature in August 2011. The Company intends to obtain replacement financing to repay the respective loan within fiscal year 2011 prior to its scheduled maturity date. The Company has historically financed, and intends to continue to finance, its capital and working capital requirements including debt service and internal growth, through a combination of cash flows from its operations and borrowings under its senior credit facilities.

        While the Company believes that, based on its cash flow from operations and its past history, it will be successful in obtaining the replacement financing with reasonable terms to repay its maturing debt, there are no assurances that such additional refinancing will be successful. If the Company is unable to refinance its debt facility, the Company may need to implement other alternatives such as issuing common stock or securities convertible into common stock to repay its indebtedness. If implemented, these actions could negatively impact its business or dilute its existing stockholders.

        Foreign Currency Translation:    The functional currency of the Company's foreign subsidiaries is the U.S. dollar. Gains or losses resulting from the translation into U.S. dollars of amounts denominated in foreign currencies are included in the determination of net income or loss. Foreign currency translation gains and losses are generally reported on a net basis in the caption "general and administrative" in the consolidated statements of income, except for translation gains or losses on income tax-related assets and liabilities, which are reported in "income tax expense" in the consolidated statements of income.

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

1. Organization and summary of significant accounting policies (Continued)

        Use of Estimates:    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of sales and costs and expenses during the reporting period. On an ongoing basis, the Company evaluates its estimates, including those related to revenue recognition; inventory valuation; provision for product warranty; business combinations; recoverability and valuation of recorded amounts of long-lived assets and identifiable intangible assets, including goodwill; recognition and measurement of share-based compensation; and recognition and measurement of current and deferred income tax assets and liabilities. The Company bases its estimates on various factors and information, which may include, but are not limited to, history and prior experience, experience of other enterprises in the same industry, new related events, current economic conditions and information from third-party professionals that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

        Revenue Recognition:    Sales are recognized when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable, and collectibility is reasonably assured. The Company's products are generally subject to warranties, and the Company provides for the estimated future costs of repair, replacement or customer accommodation in cost of sales.

        Revenues from contracts that contain multiple elements are accounted for in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic FASB ASC 605-25 "Revenue Recognition—Multiple Element Arrangements." Through October 1, 2010, revenue from these contracts was allocated to each respective element or unit of accounting, based on each element's relative fair value using vendor-specific objective evidence ("VSOE") or third-party evidence ("TPE"), if determinable, and was recognized when the respective revenue recognition criteria for each element was met. Effective October 2, 2010, the Company is required to adopt the provisions of FASB Accounting Standards Update ("ASU") 2009-13, "Revenue Recognition (Topic 605): Multiple Deliverable Revenue Arrangements—A Consensus of the FASB Emerging Issues Task Force," which, among other things, requires revenue to be allocated to each element based on the relative selling price method in the absence of VSOE or TPE. See Note 2.

        The Company has commercial and U.S. Government fixed-price contracts that are accounted for under FASB ASC 605, "Revenue Recognition," Subtopic 35, "Construction-Type and Production-Type Contracts." These contracts have represented not more than 4% of the Company's sales during fiscal years 2010, 2009 and 2008, and are for contracts that generally are greater than one year in duration and that include a significant amount of product development. The Company uses the percentage-of-completion method when reasonably dependable estimates of the extent of progress toward completion, contract revenues and contract costs can be made. The portion of revenue earned or the amount of gross profit earned for a period is determined by measuring the extent of progress toward completion using total cost incurred to date and estimated costs at contract completion.

        Sales under cost-reimbursement contracts, which are primarily for research and development, are recorded as costs are incurred and include estimated earned fees in the proportion that costs incurred

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

1. Organization and summary of significant accounting policies (Continued)

to date bear to total estimated costs. The fees under certain commercial and U.S. Government contracts may be increased or decreased in accordance with cost or performance incentive provisions that measure actual performance against established targets or other criteria. Such incentive fee awards or penalties are included in revenue at the time the amounts can be reasonably determined.

        Revenue is recorded net of taxes collected from customers that are remitted to governmental authorities, with the collected taxes recorded as current liabilities until remitted to the relevant government authority.

        Cash and Cash Equivalents:    The Company considers all highly liquid short-term investments with original maturities of three months or less, readily convertible to known amounts of cash to be cash equivalents.

        Restricted Cash:    Restricted cash consists primarily of bank guarantees from customer advance payments to the Company's international subsidiaries. The bank guarantees become unrestricted cash when performance under the sales or supply contract is complete.

        Inventories:    Inventories are stated at the lower of average cost or market value, primarily using the average cost method. Costs include labor, material and overhead costs. Overhead costs are based on indirect costs allocated among cost of sales, work-in-process inventory and finished goods inventory. Inventories also include costs and earnings in excess of progress billings for contracts using the percentage-of-completion method of accounting. Progress billings in excess of costs and earnings for contracts using the percentage-of-completion method of accounting are reported in Advance Payments from Customers.

        The Company assesses the valuation of inventory and periodically writes down the value for estimated excess and obsolete inventory based upon actual usage and estimates about future demand. The excess balance determined by this analysis becomes the basis for the Company's excess inventory charge. Management personnel play a key role in the excess inventory review process by providing updated sales forecasts, managing product rollovers and working with manufacturing to maximize recovery of excess inventory. If actual market conditions are less favorable than those projected by management, additional write-downs may be required. If actual market conditions are more favorable than anticipated, inventory previously written down may be sold, resulting in lower cost of sales and higher income from operations than expected in that period.

        Management also reviews the carrying value of inventory for lower of cost or market on an individual product or contract basis. A loss is charged to cost of sales when known if estimated product or contract cost at completion is in excess of net realizable value (selling price less estimated cost of disposal). If actual product or contract cost at completion is different than originally estimated, then a loss or gain provision adjustment is recorded that would have an impact on the Company's operating results.

        Property, Plant and Equipment:    Property, plant and equipment are stated at cost. Major improvements are capitalized, while maintenance and repairs are expensed as incurred. Plant and equipment are depreciated over their estimated useful lives using the straight-line method. Building, land improvements and process equipment are depreciated generally over 25, 20 and 12 years,

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

1. Organization and summary of significant accounting policies (Continued)

respectively. Machinery and equipment are depreciated generally over 7 to 12 years. Office furniture and equipment are depreciated generally over 5 to 10 years. Leasehold improvements are amortized using the straight-line method over their estimated useful lives, or the remaining term of the lease, whichever is shorter.

        Goodwill and Other Intangible Assets: The Company accounts for business combinations using the purchase method of accounting in which intangible assets acquired are recognized and reported apart from goodwill.

        The values assigned to acquired identifiable intangible assets for technology were determined based on the excess earnings method of the income approach. This method determines fair market value using estimates and judgments regarding the expectations of future after-tax cash flows from those assets over their lives, including the probability of expected future contract renewals and sales, all of which are discounted to their present value.

        The Company accounts for goodwill and other intangible assets in accordance with FASB ASC 350, "Intangibles—Goodwill and Other." ASC 350 requires that goodwill and identifiable intangible assets with indefinite useful lives be tested for impairment at least annually. ASC 350 also requires that intangible assets subject to amortization be amortized over their respective estimated useful lives and reviewed for impairment. Identifiable intangible assets are amortized on a straight-line basis over their useful lives of up to 50 years. The Company tests goodwill for impairment annually or more frequently if events and circumstances warrant. The Company's annual testing resulted in no impairment of goodwill in fiscal years 2010, 2009 and 2008.

        Long-Lived Assets:    The Company accounts for long-lived assets in accordance with FASB ASC 360, "Property, Plant and Equipment," and ASC 350, which requires that long-lived and finite-lived intangible assets, including property, equipment and leasehold improvements, be evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. Such impairment loss would be measured as the difference between the carrying amount of the asset and its fair value.

        There were no triggering events identified that would indicate a need to review for impairment of long-lived assets during fiscal years 2010, 2009 and 2008.

        Deferred Debt Issue Costs:    Costs incurred related to the issuance of the Company's long-term debt and other credit facilities are capitalized and amortized over the estimated time the obligations are expected to be outstanding using the effective interest method. Deferred debt issue costs for CPI's revolving credit facility and term loan, CPI's 8% Senior Subordinated Notes due 2012 and CPI International's Floating Rate Senior Notes due 2015 are amortized over the term to maturity of the respective debt of four years, eight years and ten years, respectively. As a result of the Company's debt repurchase or prepayment as discussed in Note 5, $0.2 million and $0.3 million of unamortized deferred debt issue costs were written off and charged to (gain) loss on debt extinguishment in the consolidated statement of income for fiscal years 2009 and 2008, respectively. As the outstanding

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

1. Organization and summary of significant accounting policies (Continued)

balance of CPI's term loan is expected to be repaid within the next 12 months, the Company has classified $0.7 million of the related unamortized deferred debt issue costs as current (prepaid and other current assets) in the consolidated balance sheet as of October 1, 2010. As of October 1, 2010, and October 2, 2009, gross long-term deferred debt issue costs were $6.4 million and $7.9 million and related accumulated amortization was $4.8 million and $4.3 million, respectively.

        Product Warranty:    The Company's products typically carry warranty periods of one to three years or warranties over a predetermined product usage life. The Company estimates the costs that may be incurred under its warranty plans and records a liability in the amount of such estimated costs at the time revenue is recognized. The determination of product warranty reserves requires the Company to make estimates of product return rates and expected cost to repair or replace the products under warranty. The Company assesses the adequacy of its preexisting warranty liabilities and adjusts the balance based on actual experience and changes in future expectations.

        Business Risks and Credit Concentrations:    Defense-related applications, such as certain radar, electronic countermeasures and military communications applications, constitute a significant portion of the Company's sales. Companies engaged in supplying defense-related equipment and services to government agencies are subject to certain business risks unique to that industry. Sales to the government may be affected by changes in procurement policies, budget considerations, changing concepts of national defense, political developments abroad and other factors.

        Research and Development:    Company-sponsored research and development costs related to both present and future products are expensed as incurred. Customer-sponsored research and development costs are charged to cost of sales to match revenue recognized. Total expenditures incurred by the Company on research and development are summarized as follows:

	Year ended
	October 1, 2010	October 2, 2009	October 3, 2008
CPI Sponsored	$12,429	$10,520	$10,789
Customer Sponsored	16,106	17,526	12,028

	$28,535	$28,046	$22,817

        Advertising Expenses:    Costs related to advertising are recognized in selling and marketing expenses as incurred. Advertising expenses were not material in any of the periods presented.

        Income Taxes:    The Company records income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

1. Organization and summary of significant accounting policies (Continued)

        In addition, the calculation of the Company's tax liabilities involves dealing with uncertainties in the application of complex tax regulations. In accordance with FASB ASC 740, "Income Taxes," the Company recognizes liabilities for uncertain tax positions based on the two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step requires the Company to estimate and measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement. It is inherently difficult and subjective to estimate such amounts, as this requires the Company to determine the probability of various possible outcomes. The Company reevaluates these uncertain tax positions on a quarterly basis. This evaluation is based on factors including, but not limited to, changes in facts or circumstances, changes in tax law, effectively settled issues under audit and new audit activity. Such a change in recognition or measurement would result in the recognition of a tax benefit or an additional charge to the tax provision.

        Income tax-related interest expense and income tax-related penalties are reported as a component of the provision for income taxes in the consolidated statement of income.

        See Note 11 for further discussion on income taxes.

        Comprehensive Income:    The Company follows the accounting treatment prescribed by FASB ASC 220, "Comprehensive Income." Comprehensive income is defined as a change in equity of a company during a period from transactions and other events and circumstances, excluding transactions resulting from investments by owners and distributions to owners. The difference between net income and comprehensive income for the Company arises from unrealized gains and losses on cash flow hedge contracts, net of tax, and unrealized actuarial loss and prior service credit for pension liability, net of tax.

2. Recently issued accounting standards

        In the first quarter of fiscal year 2010, the Company adopted provisions of FASB ASC 820, "Fair Value Measurements and Disclosures," that specified the way in which fair value measurements should be made for non-financial assets and non-financial liabilities that are not measured and recorded at fair value on a recurring basis, and specified additional disclosures related to these fair value measurements. The adoption of this new standard did not have an impact on the Company's consolidated results of operations, financial position or cash flows.

        In June 2008, the FASB issued an update to ASC 260, "Earnings Per Share," which addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share under the two-class method. The update to ASC 260 requires unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) to be treated as participating securities and to be included in the computation of earnings per share pursuant to the two-class method. This guidance under ASC 260 was effective for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. All prior-period earnings per share data presented shall be adjusted retrospectively. The Company adopted the provisions of this guidance

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

2. Recently issued accounting standards (Continued)

under ASC 260 effective October 3, 2009 and has included the required disclosures in Note 12 to the consolidated financial statements. The adoption of this guidance did not have a material impact on the Company's computation of earnings per share.

        In October 2008, the FASB issued guidance codified under ASC 715, "Compensation—Retirement Benefits," which requires that an employer disclose the following information about the fair value of plan assets: (1) the level within the fair value hierarchy in which fair value measurements of plan assets fall; (2) information about the inputs and valuation techniques used to measure the fair value of plan assets; and (3) a reconciliation of beginning and ending balances for fair value measurements of plan assets using significant unobservable inputs. At initial adoption, application of this guidance would not be required for earlier periods that are presented for comparative purposes. The Company adopted the provisions of this guidance under ASC 715 effective October 3, 2009. The adoption did not have an impact on the Company's consolidated results of operations, financial position or cash flows.

        In April 2009, the FASB released an amendment to ASC 805, "Business Combinations," which requires an acquirer to recognize at fair value, at the acquisition date, an asset acquired or a liability assumed that arises from a contingency if the acquisition date fair value of that asset or liability can be determined during the measurement period. If the acquisition date fair value cannot be determined during the measurement period, an asset or liability shall be recognized at the acquisition date if (1) information available before the end of the measurement period indicates that it is probable that an asset existed or that a liability had been incurred at the acquisition date, and (2) the amount of the asset or liability can be reasonably estimated. The Company adopted the provisions of the guidance under ASC 805 and its amendment effective October 3, 2009. The impact of the adoption will depend on the nature of acquisitions completed in the future.

        In August 2009, the FASB issued ASU 2009-05, "Measuring Liabilities at Fair Value," an update to ASC 820. This update provides amendments to reduce potential ambiguity in financial reporting when measuring the fair value of liabilities. Among other provisions, this update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the valuation techniques described in ASU 2009-05. The Company adopted the provisions of this guidance under ASU 2009-05 effective October 3, 2009. The adoption did not have an impact on the Company's consolidated results of operations, financial position or cash flows.

        In October 2009, the FASB issued ASU 2009-13, "Revenue Recognition (Topic 605): Multiple Deliverable Revenue Arrangements—A Consensus of the FASB Emerging Issues Task Force." This update provides application guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting. This update eliminates the residual method of allocation for multiple-deliverable revenue arrangements, and requires that arrangement consideration be allocated at the inception of an arrangement to all deliverables using the relative selling price method. The selling price used for each deliverable will be based on VSOE, if available, TPE if VSOE is not available, or estimated selling price if neither VSOE or TPE is available. Additionally, ASU 2009-13 expands the disclosure requirements related to a vendor's multiple-deliverable revenue arrangements. ASU 2009-13 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

2. Recently issued accounting standards (Continued)

and early adoption is permitted. The Company will adopt the provisions of this update under ASU 2009-13 effective October 2, 2010. The Company does not expect ASU 2009-13 to have a material impact on its consolidated results of operations, financial position or cash flows.

        In September 2009, the FASB issued ASU 2009-14, "Certain Revenue Arrangements That Include Software Elements," which is included in the ASC 985, "Software." ASU 2009-14 amends previous software revenue recognition to exclude (a) non-software components of tangible products and (b) software components of tangible products that are sold, licensed, or leased with tangible products when the software components and non-software components of the tangible product function together to deliver the tangible product's essential functionality. ASU 2009-14 is effective for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010 and shall be applied on a prospective basis. Earlier application is permitted as of the beginning of an entity's fiscal year. The Company will adopt the provisions of this update under ASU 2009-14 effective October 2, 2010. The Company does not expect ASU 2009-14 to have a material impact on its consolidated results of operations, financial position or cash flows.

        In December 2009, the FASB issued ASU 2009-17, "Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities," as a further clarification to ASC 810-10, "Consolidation of Variable Interest Entities." ASU 2009-17, upon adoption, requires the use of a qualitative analysis to determine the primary beneficiary of a variable interest entity ("VIE"), amends the guidance for determining if an entity is a VIE and enhances the disclosure requirements regarding an enterprise's involvement with a VIE. ASU 2009-17 is effective as of the beginning of a company's first fiscal year beginning after November 15, 2009. The Company will adopt the provisions of this update under ASU 2009-17 effective October 2, 2010. Since the Company does not currently have variable interest entities, this update is expected to have no impact on its consolidated results of operations, financial position or cash flows.

        In January 2010, the FASB issued ASU 2010-06, "Fair Value Measurements and Disclosures: Improving Disclosures About Fair Value Measurements." This update requires reporting entities to make new disclosures about recurring or nonrecurring fair-value measurements including significant transfers into and out of Level 1 and Level 2 fair-value measurements and information on purchases, sales, issuances, and settlements on a gross basis in the reconciliation of Level 3 fair-value measurements. ASU 2010-06 was effective for interim and annual reporting periods beginning after December 15, 2009, except for Level 3 reconciliation disclosures which are effective for annual periods beginning after December 15, 2010. The Company adopted the provisions of this guidance under ASU 2009-06, except for Level 3 reconciliation disclosures, effective January 2, 2010. As this guidance is disclosure-related, it did not have an impact on the Company's consolidated results of operations, financial position or cash flows.

        In February 2010, the FASB issued ASU 2010-08, "Technical Corrections to Various Topics." This update eliminates inconsistencies and outdated provisions in U.S. generally accepted accounting principles ("GAAP") and provides needed clarification on others. Amendments within ASU 2010-08 that may be applicable to the Company are effective as of the first reporting period beginning after February 2, 2010, the date this ASU was issued. The Company adopted the provisions of this guidance

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

2. Recently issued accounting standards (Continued)

under ASU 2010-08 effective April 3, 2010 with no material impact on its consolidated results of operations, financial position or cash flows.

        In April 2010, the FASB issued ASU 2010-17, "Revenue Recognition—Milestone Method (Topic 605): Milestone Method of Revenue Recognition." ASU 2010-17 provides guidance on applying the milestone method to milestone payments for achieving specified performance measures when those payments are related to uncertain future events. The scope of ASU 2010-17 is limited to transactions involving research or development. This update further states that the milestone method is not the only acceptable method of revenue recognition for milestone payments. Accordingly, entities can make an accounting policy election to recognize arrangement consideration received for achieving specified performance measures during the period in which the milestones are achieved, provided certain criteria are met. An entity's policy for recognizing deliverable consideration or unit of accounting consideration contingent upon achievement of a milestone shall be applied consistently to similar deliverables or units of accounting. ASU 2010-17 is effective on a prospective basis for milestones achieved in interim and fiscal years beginning after June 15, 2010. Early adoption is permitted. The Company will adopt the provisions of this update under ASU 2010-17 effective October 2, 2010. The Company does not expect ASU 2010-17 to have a material impact on its consolidated results of operations, financial position or cash flows.

3. Supplemental balance sheet information

        Accounts receivable:    Accounts receivable are stated net of allowances for doubtful accounts as follows:

	October 1, 2010	October 2, 2009
Accounts receivable	$45,819	$45,240
Less: Allowance for doubtful accounts	(112)	(95)

Accounts receivable, net	$45,707	$45,145

        The following table sets forth the changes in allowance for doubtful account during fiscal years 2010, 2009 and 2008:

	Year ended
	October 1, 2010	October 2, 2009	October 3, 2008
Balance at beginning of period	$95	$89	$89
Provision for doubtful accounts charged to general and administrative expense	54	17	19
Write-offs against allowance	(37)	(11)	(19)

Balance at end of period	$112	$95	$89

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

3. Supplemental balance sheet information (Continued)

        Inventories:    The following table provides details of inventories:

	October 1, 2010	October 2, 2009
Raw material and parts	$42,167	$38,205
Work in process	24,531	20,542
Finished goods	8,510	8,249

	$75,208	$66,996

        Reserve for loss contracts:    The following table summarizes the activity related to reserves for loss contracts during fiscal years 2010 and 2009:

	Year ended
	October 1, 2010	October 2, 2009
Balance at beginning of period	$4,068	$1,928
Provision for loss contracts, charged to cost of sales	4,157	4,173
Credit to cost of sales upon revenue recognition	(4,488)	(2,033)

Balance at end of period	$3,737	$4,068

        Reserve for loss contracts are reported in the consolidated balance sheet in the following accounts:

	October 1, 2010	October 2, 2009
Inventories	$3,343	$3,967
Accrued expenses	394	101

	$3,737	$4,068

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

3. Supplemental balance sheet information (Continued)

        Property, Plant and Equipment, Net:    The following table provides details of property, plant and equipment, net:

	October 1, 2010	October 2, 2009
Land	$2,947	$2,947
Land improvements	1,861	1,851
Buildings	41,424	40,630
Machinery and equipment	48,610	45,935
Construction in progress	1,023	640
	95,865	92,003
Less: accumulated depreciation and amortization	(41,606)	(34,091)
Property, plant and equipment, net	$54,259	$57,912

        Intangible Assets:    The following tables present the details of the Company's total acquisition-related intangible assets:

		October 1, 2010			October 2, 2009
	Weighted average useful life (in years)
		Cost	Accumulated amortization	Net	Cost	Accumulated amortization	Net
VED Core Technology	50	$30,700	$(4,115)	$26,585	$30,700	$(3,501)	$27,199
VED Application Technology	25	19,800	(5,297)	14,503	19,800	(4,505)	15,295
X-ray Generator and Satcom Application Technology	15	8,000	(3,574)	4,426	8,000	(3,042)	4,958
Antenna and Telemetry Technology	25	5,300	(665)	4,635	5,300	(453)	4,847
Customer backlog	1	580	(580)	—	580	(580)	—
Land lease	46	11,810	(1,687)	10,123	11,810	(1,434)	10,376
Tradename	20-Indefinite	7,600	(495)	7,105	7,600	(275)	7,325
Customer list and programs	24	6,280	(1,485)	4,795	6,280	(1,218)	5,062
Noncompete agreement	5	530	(332)	198	640	(336)	304
Patent application fees	—	104	—	104	64	—	64

		$90,704	$(18,230)	$72,474	$90,774	$(15,344)	$75,430

        Intangible assets, net as of October 1, 2010 and October 2, 2009 include a total of approximately $0.1 million of application costs and associated legal costs incurred to obtain certain patents. Once obtained, these patents will be amortized on a straight-line basis and charged to operations over their estimated useful lives, not to exceed 17 years.

        The amortization of intangible assets amounted to $3.0 million, $3.0 million and $3.4 million for fiscal years 2010, 2009 and 2008, respectively.

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

3. Supplemental balance sheet information (Continued)

        The estimated future amortization expense of intangible assets, excluding the Company's unamortized tradenames, is as follows:

Fiscal Year	Amount
2011	3,003
2012	3,003
2013	2,883
2014	2,897
2015	2,897
Thereafter	54,591

$69,274

        Goodwill:    The following table sets forth the changes in goodwill by reportable segment during fiscal years 2010 and 2009:

	October 1, 2010	October 2, 2009
VED	$132,621	$132,621
Satcom equipment	13,720	13,720
Other	15,884	15,884

	$162,225	$162,225

        Accrued Expenses:    The following table provides details of accrued expenses:

	October 1, 2010	October 2, 2009
Payroll and employee benefits	$14,254	$11,015
Accrued interest	1,735	1,786
Strategic alternative transaction expenses (Note 10)	1,495	—
Other accruals	6,169	6,214

	$23,653	$19,015

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

3. Supplemental balance sheet information (Continued)

        Product Warranty:    The following table summarizes the activity related to product warranty during fiscal years 2010 and 2009:

	Year ended
	October 1, 2010	October 2, 2009
Beginning accrued warranty	$3,845	$4,159
Actual costs of warranty claims	(5,451)	(4,524)
Estimates for product warranty, charged to cost of sales	6,707	4,210

Ending accrued warranty	$5,101	$3,845

4. Financial instruments

        FASB ASC 825 establishes a framework for measuring fair value and expands disclosures about fair value measurements by establishing a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The three levels of the fair value hierarchy under ASC 825 are described as follows:

Level 1	Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2
Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the asset or the liability; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.
Level 3
Unobservable inputs reflecting the Company's own assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

        Fair value is the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity. In addition, the fair value of liabilities should include consideration of non-performance risk, including the Company's own credit risk.

        The Company's non-financial assets (including goodwill, intangible assets, inventories and long-lived assets) and liabilities are measured at fair value on a non-recurring basis; that is, the assets and liabilities are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances such as when they are deemed to be other-than-temporarily impaired. The fair values of these non-financial assets and liabilities are determined based on valuation techniques using the best information available, and may include quoted market prices, market comparables, and discounted cash flow projections. During fiscal year 2010, no fair value adjustments or material fair value measurements were required for the Company's non-financial assets or liabilities.

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

4. Financial instruments (Continued)

        The Company measures certain financial assets and liabilities at fair value on a recurring basis, including cash equivalents, restricted cash, available-for-sale securities and derivative instruments. As of October 1, 2010, financial assets utilizing Level 1 inputs included cash equivalents, such as money market and overnight U.S. Government securities and available-for-sale securities, such as mutual funds. Financial assets and liabilities utilizing Level 2 inputs included foreign currency derivatives and interest rate swap derivatives. The Company does not have any financial assets or liabilities requiring the use of Level 3 inputs.

        The following tables set forth financial instruments carried at fair value within the ASC 825 hierarchy:

		Fair value measurements at October 1, 2010 using
	Total	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Assets:
Money market and overnight U.S. Government securities(1)	$36,420	$36,420	$—	$—
Mutual funds(2)	171	171	—	—
Foreign exchange forward derivatives(3)	437	—	437	—

Total assets at fair value	$37,028	$36,591	$437	—

Liabilities:
Interest rate swap derivative(4)	$816	$—	$816	$—

Total liabilities at fair value	$816	$—	$816	$—

(1)
The money market and overnight U.S. Government securities are classified as part of cash and cash equivalents and restricted cash in the consolidated balance sheet.

(2)
The mutual funds are classified as part of other long-term assets in the consolidated balance sheet.

(3)
The foreign currency derivatives are classified as part of prepaid and other current assets in the consolidated balance sheet.

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

4. Financial instruments (Continued)

(4)
The interest rate swap derivatives are classified as part of accrued expenses in the consolidated balance sheet.

		Fair value measurements at October 2, 2009 using
	Total	Quoted Prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Assets:
Money market and overnight U.S. Government securities(1)	$22,464	$22,464	$—	$—
Mutual funds(2)	152	152	—	—
Foreign exchange forward derivatives(3)	3,467	—	3,467	—

Total assets at fair value	$26,083	$22,616	$3,467	$—

Liabilities:
Interest rate swap derivative(4)	$2,323	$—	$2,323	$—

Total liabilities at fair value	$2,323	$—	$2,323	$—

(1)
The money market and overnight U.S. Government securities are classified as part of cash and cash equivalents and restricted cash in the consolidated balance sheet.

(2)
The mutual funds are classified as part of other long-term assets in the consolidated balance sheet.

(3)
The foreign currency derivatives are classified as part of prepaid and other current assets in the consolidated balance sheet.

(4)
The interest rate swap derivatives are classified as part of accrued expenses and other long-term liabilities in the consolidated balance sheet.

Investments Other Than Derivatives

        In general and where applicable, the Company uses quoted prices in active markets for identical assets or liabilities to determine fair value. This pricing methodology applies to the Company's Level 1 investments, such as money market, U.S. Government securities and mutual funds.

        If quoted prices in active markets for identical assets or liabilities are not available to determine fair value, then the Company would use quoted prices for similar assets and liabilities or inputs other than the quoted prices that are observable either directly or indirectly. These investments would be included in Level 2.

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

4. Financial instruments (Continued)

Derivatives

        The Company executes foreign exchange forward contracts to purchase Canadian dollars and holds a pay-fixed receive-variable interest rate swap contract, all executed in the retail market with its relationship banks. To determine the most appropriate value, the Company uses an in-exchange valuation premise which considers the assumptions that market participants would use in pricing the derivatives. The Company has elected to use the income approach and uses observable (Level 2) market expectations at the measurement date and standard valuation techniques to convert future amounts to a single present amount. Level 2 inputs for derivative valuations are midmarket quoted prices for similar assets or liabilities in active markets and inputs other than quoted prices that are observable for the asset or liability.

        Key inputs for currency derivatives are spot rates, forward rates, interest rates and credit derivative rates. The spot rate for the Canadian dollar is the same spot rate used for all balance sheet translations at the measurement date. Forward premiums/discounts and interest rates are interpolated from commonly quoted intervals. Once valued, each forward is identified as either an asset or liability. Assets are further discounted using counterparty annual credit default rates, and liabilities are valued using the Company's credit as reflected in the spread paid over LIBOR on the term loan under the Company's senior credit facilities.

        Key inputs for valuing the interest rate swap are the cash rates used for the short term (under 3 months), futures rates for up to three years and LIBOR swap rates for periods beyond. These inputs are used to derive variable resets for the swap as well as to discount future fixed and variable cash flows to present value at the measurement date. A credit spread is used to further discount each net cash flow using, for assets, counterparty credit default rates and, for liabilities, the Company's credit spread over LIBOR on the term loan under the Company's senior credit facilities.

        See Note 7 for further information regarding the Company's derivative instruments.

Other Financial Instruments

        The Company's other financial instruments include cash, restricted cash, accounts receivable, accounts payable and long-term debt. Except for long-term debt, the carrying value of these financial instruments approximates fair values because of their relatively short maturity.

        The fair values of the Company's long-term debt were estimated using quoted market prices where available. For long-term debt not actively traded, fair values were estimated using discounted cash flow analyses, based on the Company's current estimated incremental borrowing rates for similar types of borrowing arrangements. The estimated fair value of the Company's long-term debt was $192.6 million and $188.5 million as of October 1, 2010 and October 2, 2009, respectively. See Note 5 for the carrying value of the long-term debt.

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

5. Long-term debt

        Long-term debt comprises the following:

	October 1, 2010	October 2, 2009
Term loan	$66,000	$66,000
8% Senior subordinated notes due 2012	117,000	117,000
Floating rate senior notes due 2015, net of issue discount of $66 and $78	11,934	11,922

	194,934	194,922
Less: Current portion	66,000	—

Long-term portion	$128,934	$194,922

Standby letters of credit	$4,544	$5,544

        Senior Credit Facilities:    CPI's senior credit facilities ("Senior Credit Facilities") provide for borrowings of up to an aggregate principal amount of $160 million, consisting of a $100 million term loan facility ("Term Loan") and a $60 million revolving credit facility ("Revolver"), with a sub-facility of $15 million for letters of credit and $5 million for swing line loans. Upon certain specified conditions, including maintaining a senior secured leverage ratio of 3.75:1 or less on a pro forma basis, CPI may seek commitments for a new class of term loans, not to exceed $125 million in the aggregate. The Senior Credit Facilities are guaranteed by CPI International and all of CPI's domestic subsidiaries and are secured by substantially all of the assets of CPI International, CPI and CPI's domestic subsidiaries.

        Both the Term Loan and the Revolver will mature on August 1, 2011 if, prior to August 1, 2011, CPI has not repaid or refinanced its 8% Senior Subordinated Notes due 2012. If CPI repays or refinances its 8% Senior Subordinated Notes due 2012 prior to August 1, 2011, then the Term Loan would mature on August 1, 2014 and the Revolver would mature on August 1, 2013.

        In August 2007, CPI borrowed $100 million under the Term Loan. Borrowings under the Senior Credit Facilities bear interest at a rate equal to, at CPI's option, LIBOR or the ABR plus the applicable margin. The ABR is the greater of the (a) the prime rate and (b) the federal funds rate plus 0.50%. For Term Loans, the applicable margin is 2.00% for LIBOR borrowings and 1.00% for ABR borrowings. The applicable margins under the Revolver vary depending on CPI's leverage ratio, as defined in the Senior Credit Facilities, and range from 1.25% to 2.00% for LIBOR borrowings and from 0.25% to 1.00% for ABR borrowings.

        In addition to customary fronting and administrative fees under the Senior Credit Facilities, CPI will pay letter of credit participation fees equal to the applicable LIBOR margin per annum on the average daily amount of the letter of credit exposure and a commitment fee on the average daily unused commitments under the Revolver. The commitment fee varies depending on CPI's leverage ratio, as defined in the Senior Credit Facilities and ranges from 0.25% to 0.50%.

        The Senior Credit Facilities require that CPI repay $250,000 of the Term Loan at the end of each fiscal quarter prior to the maturity date of the Term Loan, with the remainder due on the maturity

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

5. Long-term debt (Continued)

date. CPI is required to prepay its outstanding loans under the Senior Credit Facilities, subject to certain exceptions and limitations, with net cash proceeds received from certain events, including, without limitation, (1) all such proceeds received from certain asset sales by CPI International, CPI or any of CPI's subsidiaries, (2) all such proceeds received from issuances of debt (other than certain specified permitted debt) or preferred stock by CPI International, CPI or any of CPI's subsidiaries, and (3) all such proceeds paid to CPI International, CPI or any of CPI's subsidiaries from casualty and condemnation events in excess of amounts applied to replace, restore or reinvest in any properties for which proceeds were paid within a specified period.

        If CPI's leverage ratio, as defined in the Senior Credit Facilities, exceeds 3.5:1 at the end of any fiscal year, CPI will also be required to make an annual prepayment within 90 days after the end of such fiscal year equal to 50% of excess cash flow, as defined in the Senior Credit Facilities, less optional prepayments made during the fiscal year. CPI can make optional prepayments on the outstanding loans at any time without premium or penalty, except for customary "breakage" costs with respect to LIBOR loans.

        The Senior Credit Facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, the ability of CPI International, CPI or any of CPI's subsidiaries to: sell assets; engage in mergers and acquisitions; pay dividends and distributions or repurchase their capital stock; incur additional indebtedness or issue equity interests; make investments and loans; create liens or further negative pledges on assets; engage in certain transactions with affiliates; enter into sale and leaseback transactions; amend agreements or make prepayments relating to subordinated indebtedness; and amend or waive provisions of charter documents in a manner materially adverse to the lenders. CPI and its subsidiaries must comply with a maximum capital expenditure limitation and a maximum total secured leverage ratio, each calculated on a consolidated basis for CPI.

        CPI made no payments on the Term Loan during fiscal year 2010. During fiscal years 2009 and 2008, CPI made repayments on the Term Loan of $22.8 million and $11.0 million, respectively. As of October 1, 2010, the principal balance of the Term Loan was $66.0 million.

        At October 1, 2010, the amount available for borrowing under the Revolver, after taking into account the Company's outstanding letters of credit of $4.5 million, was approximately $55.5 million.

        8% Senior Subordinated Notes due 2012 of CPI:    As of October 1, 2010, CPI had $117.0 million in aggregate principal amount of its 8% Senior Subordinated Notes due 2012 (the "8% Notes"). CPI made no repurchase of any of the outstanding 8% Notes during fiscal year 2010. During fiscal year 2009, CPI repurchased a total of $8.0 million. CPI repurchased $3.0 million aggregate principal amount of the 8% Notes in January 2009 at a discount of 8.5% to par value. CPI paid approximately $2.9 million, including accrued interest of $0.1 million, for the repurchase and realized a net gain of approximately $0.2 million. CPI also repurchased $5.0 million aggregate principal amount of the 8% Notes in June 2009 at a discount of 2.75% to par value. CPI paid approximately $5.0 million, including accrued interest of $0.2 million, for the repurchase and realized a net gain of approximately $0.1 million. The 8% Notes have no sinking fund requirements.

        The 8% Notes bear interest at the rate of 8.0% per year, payable on February 1 and August 1 of each year. The 8% Notes will mature on February 1, 2012. The 8% Notes are unsecured obligations,

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

5. Long-term debt (Continued)

jointly and severally guaranteed by CPI International and each of CPI's domestic subsidiaries. The payment of all obligations relating to the 8% Notes are subordinated in right of payment to the prior payment in full in cash or cash equivalents of all senior debt (as defined in the indenture governing the 8% Notes) of CPI, including debt under the Senior Credit Facilities. Each guarantee of the 8% Notes is and will be subordinated to guarantor senior debt (as defined in the indenture governing the 8% Notes) on the same basis as the 8% Notes are subordinated to CPI's senior debt.

        At any time or from time to time, CPI, at its option, may redeem the 8% Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) thereof, together with accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning on February 1 of any given year. For year 2010 and thereafter, the optional redemption price is 100% of the principal amount of the 8% Notes.

        Upon a change of control, CPI may be required to purchase all or any part of the 8% Notes for a cash price equal to 101% of the principal amount, plus accrued and unpaid interest thereon, if any, to the date of purchase.

        The indenture governing the 8% Notes contains a number of covenants that, among other things, restrict, subject to certain exceptions, the ability of CPI and its restricted subsidiaries (as defined in the indenture governing the 8% Notes) to incur additional indebtedness, sell assets, consolidate or merge with or into other companies, pay dividends or repurchase or redeem capital stock or subordinated indebtedness, make certain investments, issue capital stock of their subsidiaries, incur liens and enter into certain types of transactions with their affiliates.

        Events of default under the indenture governing the 8% Notes include: failure to make payments on the 8% Notes when due; failure to comply with covenants in the indenture governing the 8% Notes; a default under certain other indebtedness of CPI or any of its restricted subsidiaries that is caused by a failure to make payments on such indebtedness or that results in the acceleration of the maturity of such indebtedness; the existence of certain final judgments or orders against CPI or any of the restricted subsidiaries; and the occurrence of certain insolvency or bankruptcy events.

        Floating Rate Senior Notes due 2015 of CPI International:    As of October 1, 2010, $12.0 million of aggregate principal amount remained outstanding under CPI International's Floating Rate Senior Notes due 2015 (the "FR Notes"). CPI International redeemed none of its outstanding FR Notes during fiscal years 2010 and 2009. During fiscal year 2008, CPI International redeemed $10.0 million aggregate principal amount of the FR Notes. The FR Notes were originally issued at a 1% discount and have no sinking fund requirements.

        The FR Notes require interest payments at an annual interest rate, reset at the beginning of each semi-annual period, equal to the then six-month LIBOR plus 5.75%, payable semiannually on February 1 and August 1 of each year. The interest rate on the semi-annual interest payment due February 1, 2011 is 6.43% per annum. The FR Notes will mature on February 1, 2015.

        The FR Notes are general unsecured obligations of CPI International. The FR Notes are not guaranteed by any of CPI International's subsidiaries but are structurally subordinated to all existing and future indebtedness and other liabilities of CPI International's subsidiaries. The FR Notes are

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

5. Long-term debt (Continued)

senior in right of payment to CPI International's existing and future indebtedness that is expressly subordinated to the FR Notes.

        Because CPI International is a holding company with no operations of its own, CPI International relies on distributions from Communications & Power Industries to satisfy its obligations under the FR Notes. The Senior Credit Facilities and the indenture governing the 8% Notes restrict CPI's ability to make distributions to CPI International. The Senior Credit Facilities prohibit CPI from making distributions to CPI International unless there is no default under the Senior Credit Facilities and CPI satisfies a senior secured leverage ratio of 3.75:1 and, in the case of distributions to pay amounts other than interest on the FR Notes, the amount of the distribution and all prior such distributions do not exceed a specified amount. The indenture governing the 8% Notes prohibits CPI from making distributions to CPI International unless, among other things, there is no default under the indenture and the amount of the proposed dividend plus all previous Restricted Payments (as defined in the indenture governing the 8% Notes) does not exceed a specified amount.

        At any time or from time to time, CPI International, at its option, may redeem the FR Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) thereof, together with accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning on February 1 of any given year. For year 2010 and thereafter, the optional redemption price is 100% of the principal amount of the FR Notes.

        Upon a change of control, as defined in the indenture governing the FR Notes, CPI International may be required to purchase all or any part of the outstanding FR Notes for a cash price equal to 101% of the principal amount, plus accrued and unpaid interest thereon, if any, to the date of purchase.

        The indenture governing the FR Notes contains certain covenants that, among other things, limit the ability of CPI International and its restricted subsidiaries (as defined in the indenture governing the FR Notes) to incur additional indebtedness, sell assets, consolidate or merge with or into other companies, pay dividends or repurchase or redeem capital stock or subordinated indebtedness, make certain investments, issue capital stock of their subsidiaries, incur liens and enter into certain types of transactions with their affiliates.

        Events of default under the indenture governing the FR Notes include: failure to make payments on the FR Notes when due; failure to comply with covenants in the indenture governing the FR Notes; a default under certain other indebtedness of CPI International or any of its restricted subsidiaries that is caused by a failure to make payments on such indebtedness or that results in the acceleration of the maturity of such indebtedness; the existence of certain final judgments or orders against CPI International or any of the restricted subsidiaries; and the occurrence of certain insolvency or bankruptcy events.

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

5. Long-term debt (Continued)

        Debt Maturities:    As of October 1, 2010, maturities on long-term debt were as follows:

Fiscal year	Term loan	8% Senior subordinated notes	Floating rate senior notes	Total
2011	$66,000	$—	$—	$66,000
2012	—	117,000	—	117,000
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	12,000	12,000

	$66,000	$117,000	$12,000	$195,000

        The above table assumes (1) that the respective debt instruments will be outstanding until their scheduled maturity dates, except for the Term Loan under the Senior Credit Facilities, which is assumed to mature on the earlier date of August 1, 2011 as described above under "Senior Credit Facilities," and (2) a debt level based on mandatory repayments according to the contractual amortization schedule. The above table also excludes any optional prepayments.

        As of October 1, 2010, the Company was in compliance with the covenants under the indentures governing the 8% Notes and FR Notes and the agreements governing the Senior Credit Facilities.

        (Gain) loss on debt extinguishment:    The repurchase of $8.0 million of the 8% Notes during fiscal year 2009, as discussed above, resulted in a gain on debt extinguishment of $0.2 million which was comprised of a discount of $0.4 million, partially offset by a non-cash write-off of $0.2 million deferred debt issue costs. The redemption of $10.0 million of the FR Notes in fiscal year 2008 resulted in a loss on debt extinguishment of approximately $0.6 million, including non-cash write-offs of $0.4 million of unamortized debt issue costs and issue discount costs and $0.2 million in cash payments primarily for call premiums.

        Interest rate swap agreements:    See Note 7 for information on the interest rate swap agreements entered into by the Company to hedge the interest rate exposure associated with the Term Loan.

6. Employee benefit plans

        Retirement Plans:    The Company provides a qualified 401(k) investment plan covering substantially all of its domestic employees and a pension contribution plan covering substantially all of its Canadian employees. Discontinued as of end of fiscal year 2008, a profit sharing plan had also been provided by the Company, covering substantially all of its Econco employees. These plans provided for the Company to contribute an amount based on a percentage of each participant's base pay. The Company also has a Non-Qualified Deferred Compensation Plan (the "Non-Qualified Plan") that allows a select group of management and highly compensated employees to defer a portion of their compensation. The Non-Qualified Plan liability recorded by the Company amounted to approximately $0.4 million and $0.3 million as of October 1, 2010 and October 2, 2009, respectively. For all of the Company's current retirement plans, all participant contributions and Company matching contributions are 100% vested. Total CPI contributions to these retirement plans were $2.7 million, $2.6 million and

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

6. Employee benefit plans (Continued)

$3.7 million for fiscal years 2010, 2009 and 2008, respectively. The Company's contributions were lower in fiscal years 2010 and 2009 as the Company reduced its contributions to the retirement plans as a cost savings measure, which was restored to prior levels during fiscal year 2010.

        Defined Benefit Pension Plan:    The Company maintains a defined benefit pension plan for its Chief Executive Officer ("CEO"). The plan's benefits are based on the CEO's compensation earnings and are limited by statutory requirements of the Canadian Income Tax Act. All costs of the plan are borne by the Company.

        At October 1, 2010 and October 2, 2009, the Company recorded a liability of $0.4 million and $0.3 million, respectively, which approximates the excess of the projected benefit obligation over plan assets of $0.9 million and $0.8 million, respectively. Additionally, the Company recorded an unrealized loss of $0.3 million, net of tax of $0.1 million, as of October 1, 2010; an unrealized loss of $0.2 million, net of tax of $0.1 million, as of October 2, 2009; and an unrealized loss of $0.2 million, net of tax of $0.1 million, as of October 3, 2008 to accumulated other comprehensive (loss) income in the consolidated balance sheets.

        The Company's defined benefit pension plan is managed by an insurance company consistent with regulations or market practice in Canada, where the plan assets are invested. Net pension expense was not material for any period. Contributions to the plan are not expected to be significant to the financial position of the Company.

7. Derivative instruments and hedging activities

        Foreign Exchange Forward Contracts:    Although the majority of the Company's revenue and expense activities are transacted in U.S. dollars, the Company does transact business in foreign countries. The Company's primary foreign currency cash flows are in Canada and several European countries. In an effort to reduce its foreign currency exposure to Canadian dollar denominated expenses, the Company enters into Canadian dollar forward contracts to hedge the Canadian dollar denominated costs for its manufacturing operation in Canada. The Company does not engage in currency speculation.

        The Company's Canadian dollar forward contracts in effect as of October 1, 2010 have durations of 7 to 11 months. These contracts are designated as cash flow hedges and are considered highly effective, as defined by FASB ASC 815. Unrealized gains and losses from foreign exchange forward contracts are included in accumulated other comprehensive (loss) income in the consolidated balance sheets. At October 1, 2010, the unrealized gain, net of tax of $0.3 million, was $0.7 million. The Company anticipates recognizing the entire unrealized gain or loss in operating earnings within the next four fiscal quarters. Changes in the fair value of foreign currency forward contracts due to changes in time value are excluded from the assessment of effectiveness and are immediately recognized in general and administrative expenses in the consolidated statements of income. The time value was not material for fiscal years 2010, 2009 and 2008. If the transaction being hedged fails to occur, or if a portion of any derivative is ineffective, then the Company immediately recognizes the gain or loss on the associated financial instrument in general and administrative expenses in the consolidated statements of income. The gain recognized in general and administrative expenses due to hedge ineffectiveness for

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

7. Derivative instruments and hedging activities (Continued)

fiscal year 2010 was $0.1 million. No ineffective amounts were recognized due to anticipated transactions failing to occur in fiscal years 2009 and 2008.

        As of October 1, 2010, the Company had entered into Canadian dollar forward contracts for approximately $14.1 million (Canadian dollars), or approximately 39% of estimated Canadian dollar denominated expenses for October 2010 through June 2011, at an average rate of approximately 0.94 U.S. dollars to Canadian dollars.

        Interest Rate Contracts:    The Company also uses derivative instruments in order to manage interest costs and risk associated with its long-term debt. During fiscal year 2007, the Company entered into an interest rate swap contract (the "2007 Swap") to receive three-month USD-LIBOR-BBA (British Bankers' Association) interest and pay 4.77% fixed rate interest. Net interest positions are settled quarterly. The Company has structured the 2007 Swap with decreasing notional amounts such that it is less than the balance of its Term Loan under the Senior Credit Facilities discussed in Note 5. The notional value of the 2007 Swap was $30.0 million at October 1, 2010 and represented approximately 45% of the aggregate Term Loan balance. The Swap agreement is effective through June 30, 2011. Under the provisions of ASC 815, this arrangement was initially designated and qualified as an effective cash flow hedge of interest rate risk related to the term loan, which permitted recording the fair value of the 2007 Swap and corresponding unrealized gain or loss to accumulated other comprehensive (loss) income in the consolidated balance sheets. At October 1, 2010, the unrealized loss, net of tax of $0.3 million, was $0.5 million. The interest rate swap gain or loss is included in the assessment of hedge effectiveness. Gains and losses representing hedge ineffectiveness are immediately recognized in interest expense, net, in the consolidated statements of income.

        See Note 4, Financial Instruments, for further information regarding the Company's derivative instruments.

        The following table summarizes the fair value of derivative instruments designated as cash flow hedges at October 1, 2010 and October 2, 2009:

	Asset derivatives			Liability derivatives
		Fair value			Fair value
	Balance sheet location	October 1, 2010	October 2, 2009	Balance sheet location	October 1, 2010	October 2, 2009
Derivatives designated as hedging instruments
Interest rate contracts				Accrued expenses	$816	$1,766
Interest rate contracts				Other long-term liabilities	—	557
Forward contracts	Prepaid and other current assets	$437	$3,467

Total derivatives designated as hedging instruments		$437	$3,467		$816	$2,323

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

7. Derivative instruments and hedging activities (Continued)

        As of October 1, 2010 and October 2, 2009, all of the Company's derivative instruments were classified as hedging instruments under ASC 815.

        The following table summarizes the effect of derivative instruments on the consolidated statements of income and comprehensive income for fiscal years 2010 and 2009:

				Amount of (loss) gain reclassified from accumulated OCI into income (effective portion)			Amount of (loss) gain recognized in income on derivative (ineffective and excluded portion)
	Amount of (loss) gain recognized in OCI on derivative (effective portion)
			Location of (loss) gain reclassified from accumulated OCI into income (effective portion)			Location of (loss) gain recognized in income on derivative (ineffective and excluded portion)
	Year ended			Year ended			Year ended
Derivatives in cash flow hedging relationships	October 1, 2010	October 2, 2009		October 1, 2010	October 2, 2009		October 1, 2010	October 2, 2009
Interest rate contracts	$(355)	$(2,173)	Interest expense, net	$(1,862)	$(1,797)	Interest expense, net	$(36)	$(51)
Forward contracts	1,236	(315)	Cost of sales	3,150	(3,963)	General and administrative(a)	45	(321)
			Research and development	365	(192)
			Selling and marketing	158	(106)
			General and administrative	219	(317)

Total	$881	$(2,488)		$2,030	$(6,375)		$9	$(372)

(a)
The amount of gain recognized in income during fiscal year 2010 represents a $62 gain related to the ineffective portion of the hedging relationships, net of $17 loss related to the amount excluded from the assessment of hedge effectiveness. The amount of loss recognized in income during fiscal year 2009 represents a $323 loss related to the amount excluded from the assessment of hedge effectiveness, net of a $2 gain related to the ineffective portion of the hedging relationships.

        As a result of the use of derivative instruments, the Company is exposed to the risk that counterparties to derivative contracts will fail to meet their contractual obligations. The Company does not hold collateral or other security from its counterparties supporting its derivative instruments. To mitigate the counterparty credit risk, the Company has a policy of only entering into contracts with carefully selected major financial institutions based upon their credit ratings and other factors. The Company regularly reviews its credit exposure balances as well as the creditworthiness of its counterparties.

        When the Company's derivatives are in a net asset position, such as the case with the Company's forward foreign exchange contract derivatives at October 1, 2010, the Company is exposed to credit loss from nonperformance by the counterparty. If the counterparty fails to perform, credit risk with such counterparty is equal to the extent of the fair value gain in the derivative. At October 1, 2010, the Company's interest rate contract derivatives were in a net liability position, and the Company, therefore, was not exposed to the interest rate contract counterparty credit risk.

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

8. Commitments and contingencies

        Leases:    The Company is committed to minimum rentals under non-cancelable operating lease agreements, primarily for land and facility space, that expire on various dates through 2050. Certain of the leases provide for escalating lease payments. Future minimum lease payments for all non-cancelable operating lease agreements at October 1, 2010 were as follows:

Fiscal year	Operating leases
2011	$1,409
2012	1,128
2013	699
2014	422
2015	219
Thereafter	2,443

$6,320

        Real estate taxes, insurance, and maintenance are also obligations of the Company. Rental expense under non-cancelable operating leases amounted to $2.5 million for each of fiscal years 2010, 2009 and 2008. Assets subject to capital leases at October 1, 2010 and October 2, 2009 were not material.

        Guarantees:    The Company has restricted cash of $1.8 million and $1.6 million as of October 1, 2010 and October 2, 2009, respectively, consisting primarily of bank guarantees from customer advance payments to the Company's international subsidiaries. The bank guarantees become unrestricted cash when performance under the sales or supply contract is complete.

        Purchase commitments:    As of October 1, 2010, the Company had the following known purchase commitments, which include primarily future purchases for inventory-related items under various purchase arrangements as well as other obligations in the ordinary course of business that the Company cannot cancel or where it would be required to pay a termination fee in the event of cancellation:

Fiscal year	Purchase contracts
2011	$28,519
2012	326
2013	5
2014	—
2015	—
$28,850

        Indemnification:    As permitted under Delaware law, the Company has agreements whereby the Company indemnifies its officers, directors and certain employees for certain events or occurrences while the employee, officer or director is, or was serving, at the Company's request in such capacity. The term of the indemnification period is for the officer's or director's lifetime. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited; however, the Company has Director and Officer insurance policies that limit its exposure and may enable it to recover a portion of any future amounts paid.

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

8. Commitments and contingencies (Continued)

        The Company has entered into other standard indemnification agreements in its ordinary course of business. Pursuant to these agreements, the Company agrees to indemnify, defend, hold harmless and to reimburse the indemnified party for losses suffered or incurred by the indemnified party, generally the Company's business partners or customers, in connection with any patent, copyright or other intellectual property infringement claim by any third-party with respect to the Company's products. The term of these indemnification agreements is generally perpetual after execution of the agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. Management believes that the likelihood of loss under these agreements is remote.

        Employment Agreements:    The Company has entered into employment agreements with certain members of the executive management, which include provisions for the continued payment of salary, benefits and a pro-rata portion of an annual bonus for periods ranging from 12 months to 30 months upon certain terminations of employment.

        Contingencies:    From time to time, the Company may be subject to claims that arise in the ordinary course of business. Except as noted below, in the opinion of management, all such matters involve amounts that would not have a material adverse effect on the Company's consolidated results of operations, financial position or cash flows if unfavorably resolved.

        On July 1, 2010, a putative stockholder class action complaint was filed against the Company, the members of the Company's board of directors, and Comtech Telecommunications Corporation ("Comtech"). The lawsuit concerns the proposed merger between the Company and Comtech, and generally asserts claims alleging, among other things, that each member of the Company's board of directors breached his fiduciary duties by agreeing to the terms of the previously proposed merger and by failing to provide stockholders with allegedly material information related to the proposed merger, and that Comtech aided and abetted the breaches of fiduciary duty allegedly committed by the members of the Company's board of directors. The lawsuit seeks, among other things, class action certification and monetary relief. On July 28, 2010, the plaintiff filed an amended complaint, making generally the same claims against the same defendants, and seeking the same relief. In addition, the amended complaint generally alleges that the consideration that would have been paid to the Company's stockholders under the terms of the proposed merger was inadequate. On September 7, 2010, the Company terminated the Comtech sale agreement. On November 24, 2010, the Company entered in an agreement and plan of merger with Catalyst Holdings, Inc. and Catalyst Acquisition, Inc. which are affiliates of The Veritas Capital Fund IV, L.P. ("Veritas"). On December 9, 2010, the plaintiff filed a motion for leave to file a second amended complaint which, among other things, amends its breach of fiduciary duty claims to allege that the Company and its board of directors, as well as Cypress Associates II LLC, breached fiduciary duties in connection with the proposed merger of the Company with a Veritas affiliate, adds a claim for attorneys' fees for the benefit the plaintiff purportedly obtained as a result of its previous prosecution of this action, and adds claims against Veritas and its affiliates for aiding and abetting the aforementioned breaches of fiduciary duties. The action continues to seek, among other things, class action certification and monetary relief. The Company believes all claims asserted in the lawsuit to be without merit.

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

8. Commitments and contingencies (Continued)

        During fiscal year 2009, the Company received a notice from a customer purporting to terminate a sales contract due to alleged nonperformance. In April and June 2010, the Company received notices from the customer claiming additional cost incurred due to the alleged nonperformance. The customer has filed a claim for damages of approximately $2.1 million and the Company has filed a counterclaim for damages of approximately $0.9 million. The Company plans to contest this matter vigorously. At this time, the Company believes that any loss or gain with respect to this matter will not have a material effect on the Company's consolidated results of operations and cash flows.

        All legal costs are expensed as incurred.

9. Stockholders' equity

        Common and Preferred Stock:    The Company has 90,000,000 authorized shares of Common Stock, par value $0.01 per share, and 10,000,000 authorized shares of Preferred Stock, par value $0.01 per share. The holder of each share of Common Stock has the right to one vote. The board of directors has the authority to issue the undesignated Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. At October 1, 2010 and October 2, 2009, there were no shares of Preferred Stock outstanding.

        Treasury Stock:    Pursuant to its May 2008 publicly announced share repurchase program, the Company repurchased 206,243 shares at an average per share price of $13.54, plus average brokerage commissions of $0.04 per share, for an aggregate cost of $2.8 million during fiscal year 2008. Repurchased shares have been recorded as treasury shares and will be held until the Company's board of directors designates that these shares be retired or used for other purposes.

        Stock-Based Compensation Plans:    The Company has two active stock plans: the 2006 Equity and Performance Incentive Plan (the "2006 Plan") and the 2006 Employee Stock Purchase Plan (the "2006 ESPP").

        2006 Plan:    The 2006 Plan provides for an aggregate of up to 2,800,000 shares of CPI International's common stock to be available for awards, plus the number of shares subject to awards granted under the 2004 Stock Incentive Plan (the "2004 Plan") and the 2000 Stock Option Plan (the "2000 Plan") that are forfeited, expire or are cancelled after the effective date of the 2006 Plan. All of the Company's employees (including officers), directors, and consultants are eligible for awards under the 2006 Plan. The 2006 Plan is administered by the Compensation Committee of the Company's board of directors ("Compensation Committee") and awards may consist of options, stock appreciation rights, restricted stock, other stock unit awards, performance awards, dividend equivalents or any combination of the foregoing. The exercise price for stock options generally cannot be less than 100% of the fair market value of the shares on the date of grant. Effective February 2009, future share-based awards (other than option and stock appreciation right awards) made under the 2006 Plan will count as two shares for purposes of determining whether the cap on the total number of shares issuable under the 2006 Plan has been exceeded. Approximately 1,285,000 shares were available for grant as of October 1, 2010.

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

9. Stockholders' equity (Continued)

        2006 ESPP:    The 2006 ESPP permits eligible employees to purchase common stock at a discounted price. An aggregate of 760,000 shares of common stock is reserved for issuance under this plan. The stock purchase plan is administered by the Compensation Committee. Employees participating in the plan may purchase stock for their accounts according to a price formula set by the Compensation Committee, as administrator, before the applicable offering period, which cannot exceed 24 months. The price per share will equal either a fixed percentage (which may not be lower than 85%) of the fair market value of a share of common stock on the last day of the purchase period in the offering, or the lower of (1) a fixed percentage (not to be less than 85%) of the fair market value of a share of common stock on the date of commencement of participation in the offering and (2) a fixed percentage (not to be less than 85%) of the fair market value of a share of common stock on the date of purchase as determined by the Compensation Committee. Under the 2006 ESPP, approximately 477,000 shares of common stock were available for issuance as of October 1, 2010.

        The Company has two other stock plans, the 2004 Plan and the 2000 Plan mentioned above, that were terminated as to future grants. Although these plans have been terminated as to future grants, they continue to govern all awards granted under them.

        Stock Options:    Options outstanding that have vested and are expected to vest as of October 1, 2010 are as follows:

	Number of shares	Weighted- average exercise price	Weighted- average remaining contractual term (years)	Aggregate intrinsic value
Vested	2,915,483	$5.61	3.8	$25,930
Expected to vest	430,539	13.29	7.5	871

Total	3,346,022	6.60	4.2	$26,801

        Options outstanding that are expected to vest are net of estimated future option forfeitures in accordance with the provisions of FASB ASC 718, "Compensation—Stock Compensation."

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

9. Stockholders' equity (Continued)

        Additional information with respect to stock option activity is as follows:

	Outstanding options				Exercisable options
	Number of shares	Weighted- average exercise price	Weighted- average remaining contractual term (years)	Aggregate intrinsic value	Number of shares	Weighted- average exercise price	Weighted- average remaining contractual term (years)	Aggregate intrinsic value
Balance at September 28, 2007	3,171,081	$5.61	6.58	$42,513	2,259,528	$3.00	5.98	$36,184
Granted	208,750	16.79
Exercised	(8,906)	4.32
Forfeited or cancelled	(21,631)	17.75

Balance at October 3, 2008	3,349,294	$6.23	5.77	$24,363	2,556,762	$3.83	5.16	$23,052
Granted	108,000	10.00
Exercised	(57,382)	1.44
Forfeited or cancelled	(17,149)	16.85

Balance at October 2, 2009	3,382,763	$6.38	4.95	$20,362	2,845,996	$4.73	4.43	$20,227
Granted	108,000	9.66
Exercised	(126,446)	1.83
Forfeited or cancelled	(17,125)	16.42

Balance at October 1, 2010	3,347,192	$6.60	4.24	$26,801	2,915,483	$5.61	3.76	$25,930

        The aggregate intrinsic value in the preceding table represents the total pre-tax intrinsic value of in-the-money options that would have been received by the option holders had all option holders exercised their options at the Company's closing stock price on the date indicated. As of October 1, 2010, approximately 2.4 million exercisable options were in-the-money.

        During fiscal years 2010, 2009 and 2008, cash received from option exercises was approximately $0.2 million, $0.1 million and $38,000, and the total intrinsic value of options exercised was approximately $1.5 million, $0.4 million and $0.1 million, respectively. As of October 1, 2010, there was approximately $1.5 million of total unrecognized compensation costs related to nonvested stock options, which is expected to be recognized over a weighted-average vesting period of 1.3 years.

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

9. Stockholders' equity (Continued)

        Outstanding and exercisable options presented by exercise price at October 1, 2010 are as follows:

	Options outstanding		Exercisable options
Exercise price	Number of options outstanding	Weighted-average remaining contractual term (years)	Number of options exercisable	Weighted-average remaining contractual term (years)
$0.20	618,364	2.4	618,364	2.4
$0.74	23,153	1.1	23,153	1.1
$1.08	8,000	3.3	8,000	3.3
$4.32	1,666,531	3.5	1,666,531	3.5
$6.61	49,032	4.0	49,032	4.0
$6.98	21,412	4.5	21,412	4.5
$9.66	108,000	9.2	—	—
$10.00	108,000	8.2	13,500	8.2
$14.22	270,375	6.2	202,500	6.2
$16.79	192,325	7.2	96,741	7.2
$16.94	1,500	7.2	750	7.2
$17.09	6,000	6.4	6,000	6.4
$18.00	263,500	5.6	199,500	5.6
$19.53	7,000	7.0	7,000	7.0
$19.80	4,000	6.6	3,000	6.6

Total	3,347,192	4.2	2,915,483	3.8

        Stock Purchase Plan:    Employees purchased approximately 49,000 shares, 111,000 shares, and 72,000 shares in fiscal years 2010, 2009 and 2008, respectively, for $0.6 million, $1.0 million and $0.9 million, respectively, under the 2006 ESPP. As of October 1, 2010, there were no unrecognized compensation costs related to rights to acquire stock under the 2006 ESPP.

        Restricted Stock and Restricted Stock Units:    As of October 1, 2010, October 2, 2009 and October 3, 2008, there were outstanding 310,341, 218,298 and 117,154, respectively, of nonvested restricted stock and restricted stock units, in each case, granted to directors and employees. The restricted stock and restricted stock units generally vest over periods of one to four years. Upon vesting, each restricted stock unit will automatically convert into one share of common stock of CPI International.

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

9. Stockholders' equity (Continued)

        Additional information with respect to outstanding restricted stock and restricted stock unit activity is as follows:

	Number of shares	Weighted-average grant-date fair value per share	Aggregate fair value*
Nonvested at September 28, 2007	11,466	$17.44
Granted	114,461	$15.22
Vested	(5,848)	$17.60	$62
Forfeited	(2,925)	$16.79

Nonvested at October 3, 2008	117,154	$15.28
Granted	142,721	$8.87
Vested	(36,377)	$14.81	$233
Forfeited	(5,200)	$10.85

Nonvested at October 2, 2009	218,298	$11.27
Granted	163,307	$10.04
Vested	(65,914)	$11.87	$778
Forfeited	(5,350)	$10.44

Nonvested at October 1, 2010	310,341	$10.51

*
Based on the value of the Company's stock on the date that the restricted stock units vest.

        During the first quarter of fiscal year 2010, the Company granted 104,800 restricted stock units with time vesting criteria to certain of its non-executive employees and 36,000 restricted stock units with performance vesting criteria to its officers.

        During the second quarter of fiscal year 2010, the Company granted certain members of its board of directors a total of 22,507 shares of restricted stock which will vest within the following three years.

        Aggregate intrinsic value of the nonvested restricted stock and restricted stock unit awards at October 1, 2010 and October 2, 2009 was $4.4 million and $2.5 million, respectively. As of October 1, 2010, there was $2.3 million of unrecognized compensation costs related to restricted stock and restricted stock unit awards. The unrecognized compensation cost is expected to be recognized over a weighted average period of 1.7 years.

        The Company settles stock option exercises and restricted stock units with newly issued common shares.

Valuation and Expense Information

        The fair value of the Company's time-based option awards is estimated on the date of grant using the Black-Scholes model. The fair value of each market performance-based (or combination of market performance- and time-based) option, restricted stock and restricted stock unit award is estimated on the date of grant using the Monte Carlo simulation technique in a risk-neutral framework.

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

9. Stockholders' equity (Continued)

        The Black-Scholes and the Monte Carlo simulation valuation models were developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable and require the input of subjective assumptions, including the expected stock price volatility and estimated option life. The Company currently does not intend to pay dividends and, accordingly, no dividends have been assumed in its Black-Scholes calculation and Monte Carlo simulation. Since the Company's common stock has not been publicly traded for a sufficient time period, the expected volatility is based on a blend of expected volatilities of similar companies and that of the Company based on its available historical data. The risk-free rates are based on the U.S. Treasury yield in effect at the time of the grant. Since the Company's historical data is limited, the expected term of time-based options granted is based on integrating historical data with the simplified method for plain vanilla options in accordance with ASC 718. The integration of historical data with the simplified method is done by using the actual life for options that have been settled, and a uniform distribution assumption for the options still outstanding. The Company will continue to use historical data with the simplified method until it has enough historical experience to provide a reasonable estimate of expected term.

        Stock Options.    Assumptions used in the Black-Scholes model to estimate the fair value of time-based option grants are presented below.

	Year ended
	October 1, 2010	October 2, 2009	October 3, 2008
Expected term (in years)	7.79	—	6.25
Expected volatility	60.50%	—%	41.20%
Dividend yield	0.00%	—%	0.0%
Risk-free rate	3.0%	—%	3.8%

        There were no time-based options granted during fiscal year 2009.

        Assumptions used in the Monte Carlo simulation model to estimate the fair value of time- and market performance-based options first granted during fiscal year 2009 are presented below.

Contractual term (in years)	10.00
Expected volatility	51.50%
Risk-free rate	3.5%
Dividend yield	0%

        There were no time-based and market performance-based options granted during fiscal years 2010 and 2008.

        The weighted-average grant-date fair value of all the options granted during fiscal years 2010, 2009 and 2008 was $6.25, $5.61 and $7.83 per share, respectively.

        Stock Purchase Plan.    Based on the 15% discount received by the employees, the weighted-average fair value of shares issued under the 2006 ESPP was $2.08, $1.51 and $2.08 per share during fiscal years 2010, 2009 and 2008, respectively.

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

9. Stockholders' equity (Continued)

        Restricted Stock and Restricted Stock Units.    The fair value of each time-based restricted stock and restricted stock unit award and of each performance-based restricted stock unit award is calculated using the market price of the Company's common stock on the date of grant. The fair value of each performance-based restricted stock unit award assumes that the relevant performance criteria will be met and the target payout level will be achieved. Compensation cost is adjusted for subsequent changes in the outcome of performance-related conditions until the award vests.

        Assumptions used in the Monte Carlo simulation model to estimate the fair value of time- and market performance-based restricted stock and restricted stock units first granted during fiscal year 2009 are presented below.

Expected volatility	51.50%
Risk-free rate	3.5%
Dividend yield	0%

        There were no time- and market performance-based restricted stock and restricted stock units granted during fiscal years 2010 and 2008.

        The weighted-average estimated fair value of restricted stock and restricted stock units granted was $10.04, $8.87 and $15.22 per share during fiscal years 2010, 2009 and 2008, respectively.

        As stock-based compensation expense recognized in the consolidated statement of income for all fiscal years presented is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. FASB ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

9. Stockholders' equity (Continued)

        The following table summarizes stock-based compensation expense for fiscal years 2010, 2009, and 2008, which was allocated as follows:

	Year ended
	October 1, 2010	October 2, 2009	October 3, 2008
Share-based compensation cost recognized in the statement of income by caption:
Cost of sales	$575	$506	$425
Research and development	200	174	153
Selling and marketing	284	262	229
General and administrative	1,981	1,737	1,328

	$3,040	$2,679	$2,135

Share-based compensation cost capitalized in inventory	$586	$516	$453

Share-based compensation cost remaining in inventory at end of period	$97	$86	$76

Share-based compensation expense by type of award:
Stock options	$1,831	$1,746	$1,544
Restricted stock and restricted stock units	1,105	804	438
Stock purchase plan	104	129	153

	$3,040	$2,679	$2,135

        The tax benefit realized from option exercises and restricted stock vesting totaled approximately $0.8 million, $0.2 million and $50,000 during fiscal years 2010, 2009 and 2008, respectively.

10. Termination of merger agreement with Comtech

        On September 7, 2010, the Company and Comtech entered into a Termination and Release Agreement, by which the Company and Comtech terminated a previously announced merger agreement, dated May 8, 2010. The termination was by mutual agreement of the companies and was unanimously approved by the Company's board of directors and the board of directors of Comtech. As part of the termination, the Company has paid Comtech a termination fee of $15.0 million. In addition, the Company has incurred during fiscal year 2010 transaction expenses relating to the proposed merger in the amount of $4.9 million. Such transaction expenses comprised fees for investment bankers, attorneys and other professional services rendered in connection with the proposed merger, as well as with the related stockholder class lawsuit described in Note 8 above. The total expenses of $19.9 million is presented as "strategic alternative transaction expenses" in the consolidated statement of income for fiscal year 2010.

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

11. Income taxes

        Income (loss) before income taxes consisted of the following:

	Year ended
	October 1, 2010	October 2, 2009	October 3, 2008
U.S.	$(2,914)	$15,206	$20,405
Foreign	15,275	8,042	10,848

	$12,361	$23,248	$31,253

        Income tax expense (benefit) consisted of the following:

	Year ended
	October 1, 2010	October 2, 2009	October 3, 2008
Current
Federal	$5,879	$1,263	$6,904
State	857	1,083	1,980
Foreign	3,751	(1,201)	3,035

	10,487	1,145	11,919

Deferred
Federal	(4,230)	(99)	(934)
State	(268)	(738)	(208)
Foreign	(367)	(526)	27

	(4,865)	(1,363)	(1,115)

Income tax expense	$5,622	$(218)	$10,804

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

11. Income taxes (Continued)

        The differences between the effective income tax rate and the federal statutory income tax rate were as follows:

	Year ended
	October 1, 2010	October 2, 2009	October 3, 2008
Statutory federal income tax rate	35.0%	35.0%	35.0%
Domestic manufacturing deduction	(3.2)	(1.7)	(1.5)
Foreign tax rate differential	(10.0)	(2.8)	(2.3)
State taxes	2.8	4.3	3.7
Research and development credit	(3.1)	(1.3)	—
Tax contingency reserve accrual (reversal)	23.9	(14.6)	0.5
Correction of error from prior year	—	(7.2)	(1.4)
New state legislation	—	(2.9)	—
Tax treaty benefits	—	(12.1)	—
Other differences	0.1	2.4	0.6

Effective tax rate	45.5%	(0.9)%	34.6%

        The effective tax rate for fiscal year 2010 was 45.5% and diverged from the federal and state statutory rate primarily due to a $3.1 million discrete tax expense on an uncertain tax position for strategic alternative transaction expenses.

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

11. Income taxes (Continued)

        Deferred income taxes reflect the net tax effects of temporary differences between the basis of assets and liabilities for financial reporting and income tax purposes. The Company's deferred tax assets (liabilities) were as follows:

	October 1, 2010	October 2, 2009
Deferred tax assets:
Inventory and other reserves	$6,699	$6,539
Accrued vacation	1,758	1,607
Deferred compensation and other accruals	6,448	5,338
Tax credit carryforward	2,241	—
Other	1,695	2,001

Gross deferred tax assets	18,841	15,485
Valuation allowance	—	—

Total deferred tax assets	$18,841	$15,485

Deferred tax liabilities:
Accelerated depreciation	$(6,084)	$(7,122)
Acquisition-related intangibles	(23,022)	(23,659)
Other comprehensive income	—	(432)
Unremitted foreign earnings	(92)	(63)
Other long-term deferred tax liabilities	(320)	(283)

Total deferred tax liabilities	$(29,518)	$(31,559)

Net deferred tax liabilities	$(10,677)	$(16,074)

        Realization of the Company's net deferred tax assets is based upon the weight of available evidence, including such factors as recent earnings history and expected future taxable income. The Company believes it is more likely than not that such assets will be realized; however, ultimate realization could be negatively impacted by market conditions and other variables not known or anticipated at this time. As of October 1, 2010, the Company had federal tax credit carryforwards of $2.2 million. If not utilized, the federal tax credit carryforwards will begin to expire in 2019.

        The net deferred tax assets (liabilities) were classified in the consolidated balance sheet as follows:

	October 2, 2009	October 1, 2010
Deferred tax assets (Current asset)	$8,652	$11,030
Deferred income taxes (Long-term liability)	(24,726)	(21,707)

Net deferred tax liabilities	$(16,074)	$(10,677)

        The Company has not provided deferred taxes on approximately $21.8 million of the Company's undistributed earnings in its Canadian operations which are intended to be permanently reinvested. The

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

11. Income taxes (Continued)

amount of unrecognized deferred tax liability related to this temporary difference is estimated to be approximately $2.7 million.

        The total unrecognized tax benefits, excluding any related interest accrual, are reported in the consolidated balance sheet in the following accounts:

	October 1, 2010	October 2, 2009
Income taxes payable	$2,744	$2,713
Other long-term liabilities	3,841	615

	$6,585	$3,328

        Of the total unrecognized tax benefit balance, $6.3 million and $2.4 million would reduce the effective tax rate if recognized as of October 1, 2010 and October 2, 2009, respectively. The Company believes that it is reasonably possible that, in the next 12 months, the amount of unrecognized tax benefits related to the resolution of federal, state and foreign matters could be reduced by $2.7 million as audits close, statutes expire and amended tax returns are filed.

        As of October 1, 2010 and October 2, 2009, the Company had $0.8 million and $0.6 million of accrued income tax related interest and penalties on unrecognized tax benefits, respectively. Interest included in the Company's provision for income taxes was an expense of $0.2 million for fiscal year 2010 and a benefit of $1.2 million for fiscal year 2009. If the accrued interest and penalties do not ultimately become payable, amounts accrued will be reduced in the period that such determination is made, and reflected as a reduction of the income tax provision.

        A reconciliation of the beginning and ending balances of the total amount of unrecognized tax benefits, excluding accrued interest and penalties is as follows:

	Year ended
	October 1, 2010	October 2, 2009
Unrecognized tax benefits—beginning of year	$3,328	$5,609
Settlements and effective settlements with tax authorities and related remeasurements	—	(75)
Decrease in balances related to expiration of statute of limitations	(82)	—
Increase in balances related to tax positions taken in current year	3,312	228
Decrease in balances related to tax positions taken in prior years	(86)	(2,964)
Increase in balances related to tax positions taken in prior years	31	512
Changes due to translation of foreign currency	82	18

Unrecognized tax benefits—end of year	$6,585	$3,328

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

11. Income taxes (Continued)

        The Company files U.S. federal, California and other U.S. states, Canada and other foreign jurisdictions income tax returns. Generally, fiscal years 2006 to 2009 remain open to examination by the various taxing jurisdictions and the Company has not been audited for U.S. federal income tax matters. The Company has income tax audits in progress in Canada and in several international jurisdictions in which it operates. The years under examination by the Canadian taxing authorities are 2001 to 2002.

        Based on the outcome of examinations of the Company and the result of the expiration of statutes of limitations for specific jurisdictions, it is reasonably possible that the related unrecognized tax benefits could change from those recorded in the statement of financial position. The Company has provided for amounts of anticipated tax audit adjustments in various jurisdictions based on its reasonable estimate of additional taxes and interest that do not meet the more likely than not standard under the accounting guidance for uncertainty in income taxes.

        The Canada Revenue Agency ("CRA") is conducting an audit of the Company's income tax returns in Canada for fiscal years 2001 and 2002. The Company received a proposed tax assessment, including interest expense from the CRA for fiscal years 2001 and 2002. The tax assessment is based on tax deductions related to the valuation of the Satcom business, which was purchased by Communications & Power Industries Canada Inc. from CPI in fiscal years 2001 and 2002. While the Company believes that it has meritorious defenses and intends to vigorously defend its position, it is reasonably possible that the CRA may issue a formal tax assessment requiring the Company to settle the tax deficiency within 12 months. The Company believes that adequate accruals have been provided for any adjustments that may result from the CRA examination.

12. Earnings per share

        As discussed in Note 2, the Company adopted ASC 260 effective October 3, 2009. Under ASC 260, earnings per share is computed using the two-class method, which is an earnings allocation method for computing earnings per share that treats a participating security as having rights to earnings that would otherwise have been available to common stockholders. Certain of the Company's stock-based compensation awards pay nonforfeitable dividends to the participants during the vesting period and, as such, are deemed participating securities. Basic earnings per share are computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding that are increased for additional shares that would be outstanding if potentially dilutive non-participating securities were converted to common shares, pursuant to the treasury stock method.

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

12. Earnings per share (Continued)

        Earnings per share for the respective periods were calculated as follows:

	Year ended
	October 1, 2010	October 2, 2009(1)	October 3, 2008(1)
Basic Earnings per Share
Net income	$6,739	$23,466	$20,449
Income allocated to participating securities	(116)	(286)	(118)
Net income available to common shareholders	$6,623	$23,180	$20,331
Basic weighted average common shares outstanding	16,571	16,343	16,356
Net income per common share—Basic	$0.40	$1.42	$1.24
Diluted Earnings per Share
Net income	$6,739	$23,466	$20,449
Income allocated to participating securities	(108)	(268)	(110)
Net income available to common shareholders	$6,631	$23,198	$20,339
Basic weighted average common shares outstanding	16,571	16,343	16,356
Effect of dilutive stock options	1,266	1,100	1,328
Diluted weighted average common shares outstanding	17,837	17,443	17,684
Net income per common share—Diluted	$0.37	$1.33	$1.15

(1)
Restated in accordance with ASC 260.

        The calculation of diluted net income per share excludes all anti-dilutive shares from stock options. For fiscal years 2010, 2009 and 2008, the number of anti-dilutive shares, as calculated based on the weighted average price of the Company's common stock for the periods, was approximately 743,000, 864,000 and 731,000 shares, respectively.

13. Segments, geographic and customer information

        The Company's reportable segments are VED and satcom equipment. The VED segment develops, manufactures and distributes high-power/high-frequency microwave and radio frequency signal components. The satcom equipment segment manufactures and supplies high-power amplifiers and networks for satellite communication uplink and industrial applications. Segment information reported below is consistent with the manner in which it is reviewed and evaluated by the Company's chief operating decision maker ("CODM"), its chief executive officer, and is based on the nature of the Company's operations and products offered to customers.

        The Company's reportable segments, VED and satcom equipment, are differentiated based on their underlying profitability and economic performance. The VED segment is made up of four divisions, that have been aggregated based on the similarity of their economic characteristics as measured by EBITDA, and the similarity of their products and services, production processes, types of customers and distribution methods, and nature of regulatory environments. The satcom equipment segment consists of one division. The Company's analysis of the similarity of economic characteristics was based on both a historical and anticipated future analysis of performance.

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

13. Segments, geographic and customer information (Continued)

        The VED segment develops, manufactures and distributes high power/high frequency microwave and radio frequency signal components. Its products include linear beam, cavity, power grid, crossed field and magnetron devices. These products are used in the communication, radar, electronic countermeasures, industrial, medical and scientific markets depending on the specific power and frequency requirements of the end-user and the physical operating conditions of the environment in which the VED will be located. These products are distributed through the Company's direct sales force, independent sales representatives and distributors.

        The satcom equipment segment manufactures and supplies high power amplifiers and networks for satellite communication uplink and industrial applications. This segment also provides spares, service and other post sales support. Its products are distributed through the Company's direct sales force and independent sales representatives.

        Amounts not reported as VED or satcom equipment are reported as Other. In accordance with quantitative and qualitative guidelines established by FASB ASC 280, "Segment Reporting." Other includes the activities of the Company's Malibu Division and unallocated corporate expenses, such as business combination-related expenses, share-based compensation expense and certain non-recurring or unusual expenses. The Malibu Division is a designer, manufacturer and integrator of advanced antenna systems for radar, radar simulators and telemetry systems, as well as for data links used in ground, airborne, unmanned aerial vehicles ("UAVs") and shipboard systems.

        Sales and marketing, and certain administration expenses, are allocated to the divisions and are included in the results reported. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies. Intersegment product transfers are recorded at cost.

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

13. Segments, geographic and customer information (Continued)

        Summarized financial information concerning the Company's reportable segments is shown in the following tables:

	Year ended
	October 1, 2010	October 2, 2009	October 3, 2008
Sales from external customers
VED	$259,141	$246,717	$279,364
Satcom equipment	85,984	69,534	74,264
Other	15,309	16,625	16,386

	$360,434	$332,876	$370,014

Intersegment product transfers
VED	$24,033	$18,070	$27,462
Satcom equipment	96	9	116

	$24,129	$18,079	$27,578

Capital expenditures
VED	$3,294	$2,536	$2,659
Satcom equipment	426	141	692
Other	772	688	911

	$4,492	$3,365	$4,262

EBITDA
VED	$65,787	$54,791	$69,923
Satcom equipment	9,451	5,598	5,997
Other	(36,592)	(9,368)	(14,649)

	$38,646	$51,021	$61,271

	October 1, 2010	October 2, 2009
Total assets
VED	$326,117	$324,490
Satcom equipment	48,355	46,720
Other	103,804	87,044

	$478,276	$458,254

        EBITDA is the measure used by the CODM to evaluate segment profit or loss. EBITDA represents earnings before net interest expense, provision for income taxes and depreciation and amortization. The Company believes that EBITDA is a more meaningful representation of segment operating performance for leveraged businesses like its own and therefore uses this metric as its internal measure of profitability. For the reasons listed below, the Company believes EBITDA provides

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

13. Segments, geographic and customer information (Continued)

investors better understanding of the Company's financial performance in connection with their analysis of the Company's business:

  •
  EBITDA is a component of the measures used by the Company's board of directors and management team to evaluate the Company's operating performance;

  •
  the Company's Senior Credit Facilities contain a covenant that requires the Company to maintain a senior secured leverage ratio that contains EBITDA as a component, and the Company's management team uses EBITDA to monitor compliance with this covenant;

  •
  EBITDA is a component of the measures used by the Company's management team to make day-to-day operating decisions;

  •
  EBITDA facilitates comparisons between the Company's operating results and those of competitors with different capital structures and, therefore, is a component of the measures used by the Company's management to facilitate internal comparisons to competitors' results and the Company's industry in general; and

  •
  the payment of management bonuses is contingent upon, among other things, the satisfaction by the Company of certain targets that contain EBITDA as a component.

        Other companies may define EBITDA differently and, as a result, the Company's measure of EBITDA may not be directly comparable to EBITDA of other companies. Although the Company uses EBITDA as a financial measure to assess the performance of its business, the use of EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate the Company's business. When analyzing the Company's performance, EBITDA should be considered in addition to, and not as a substitute for or superior to, operating income, net income, cash flows from operating activities or other statements of income or statements of cash flows data prepared in accordance with U.S. GAAP. Operating income by the Company's reportable segments was as follows:

	Year ended
	October 1, 2010	October 2, 2009	October 3, 2008
Operating income
VED	$59,765	$49,006	$64,431
Satcom equipment	8,726	4,861	5,327
Other	(40,917)	(13,888)	(18,817)

	$27,574	$39,979	$50,941

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

13. Segments, geographic and customer information (Continued)

        The following table reconciles net income to EBITDA:

	Year ended
	October 1, 2010	October 2, 2009	October 3, 2008
Net income	$6,739	$23,466	$20,449
Depreciation and amortization	11,072	10,794	10,963
Interest expense, net	15,213	16,979	19,055
Income tax expense (benefit)	5,622	(218)	10,804

EBITDA	$38,646	$51,021	$61,271

        Net property, plant and equipment by geographic area were as follows:

	October 1, 2010	October 2, 2009
United States	$41,746	$45,028
Canada	12,290	12,831
Other	223	53

Total	$54,259	$57,912

        With the exception of goodwill, the Company does not identify or allocate assets by operating segment, nor does its CODM evaluate operating segments using discrete asset information.

        Goodwill by geographic area was as follows:

	October 1, 2010	October 2, 2009
United States	$114,252	$114,252
Canada	47,973	47,973

	$162,225	$162,225

        Geographic sales by customer location were as follows for external customers:

	Year ended
	October 1, 2010	October 2, 2009	October 3, 2008
United States	$230,888	$210,590	$237,909
All foreign countries	129,546	122,286	132,105

Total sales	$360,434	$332,876	$370,014

        There were no individual foreign countries with sales greater than 10% of total sales for the periods presented.

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

13. Segments, geographic and customer information (Continued)

        The United States Government is the only customer that accounted for 10% or more of the Company's consolidated sales in fiscal years 2010, 2009 and 2008. Direct sales to the United States Government were $48.5 million, $49.2 million and $68.6 million for fiscal years 2010, 2009 and 2008, respectively. Accounts receivable from this customer represented 12% and 11% of consolidated accounts receivable at October 1, 2010 and October 2, 2009, respectively.

14. Selected quarterly financial data (Unaudited)

        In management's opinion, the unaudited data has been prepared on the same basis as the audited information and includes all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the data for the periods presented. The Company's results of operations have varied and may continue to fluctuate significantly from quarter to quarter. The results of operations in any period should not be considered indicative of the results to be expected from any future period.

	First quarter	Second quarter	Third quarter	Fourth quarter
Year ended October 1, 2010
Sales	$82,767	$88,352	$93,876	$95,439
Gross profit	23,440	26,722	28,923	29,362
Net income (loss)	3,841	4,492	4,211	(5,805)
Basic earnings per share	$0.23	$0.27	$0.25	$(0.34)
Diluted earnings per share	$0.21	$0.25	$0.23	$(0.34)
Year ended October 2, 2009
Sales	$77,146	$81,903	$82,520	$91,307
Gross profit	19,916	21,766	24,284	27,525
Net income	7,655	3,689	3,870	8,252
Basic earnings per share(1)	$0.47	$0.22	$0.23	$0.50
Diluted earnings per share(1)	$0.44	$0.21	$0.22	$0.46

(1)
Restated in accordance with ASC 260.

        Net income for the third quarter of fiscal year 2010 includes after-tax transaction expenses of $2.2 million relating to the previously announced merger agreement with Comtech.

        Net loss for the fourth quarter of fiscal year 2010 reflects after-tax termination fee and transaction expenses totaling $12.9 million relating to the merger agreement with Comtech.

        Net income for the first quarter of fiscal year 2009 includes two significant discrete tax benefits: (1) $5.1 million related to the Company's position with regard to an outstanding audit by the Canada Revenue Agency, and (2) $0.6 million for an adjustment to Canadian tax accounts.

        Net income for the second quarter of fiscal year 2009 includes a significant discrete tax benefit of $0.7 million related to certain provisions of the California Budget Act of 2008 signed in February 2009.

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

15. Subsequent events

        Pursuant to the agreement and plan of merger, dated as of November 24, 2010, among the Company, CPI International, Inc. (formerly Catalyst Holdings, Inc. and CPI International Acquisition, Inc., "CPII") a Delaware Corporation, and Catalyst Acquisition, Inc. ("Merger Sub"), a wholly owned subsidiary of CPII, on February 11, 2011, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of CPII, and the separate corporate existence of Merger Sub ceased (the "Merger"). The Company's common stock is no longer publicly traded as a result of the Merger. Immediately following the consummation of the Merger and related transactions, the Company was converted into a limited liability company and liquidated, and CPII changed its name to CPI International, Inc. from CPI International Acquisition, Inc.

        CPI International Holding LLC ("Holding LLC"), a Delaware limited liability company, owns all of the outstanding common stock of CPI International Holding Corp. (formerly Catalyst Holdings 2, Inc., "Parent"), a Delaware corporation, which in turn owns all of the outstanding common stock of CPII, which now in turn owns all of the outstanding equity interests of Communications & Power Industries LLC (formerly Communications & Power Industries, Inc., "CPI") and Communications & Power Industries Canada Inc., CPII's main operating subsidiaries.

        Pursuant to the terms of the merger agreement, each outstanding share of common stock of the Company was converted into the right to receive $19.50 in cash in the Merger. Subject to certain exceptions, each option to purchase shares of the Company's common stock that was granted under its equity compensation plans and outstanding immediately prior to the closing became vested and was canceled at (or shortly following) the closing in exchange for cash equal to the excess, if any, of (i) $19.50 reduced by (ii) the per-share exercise price of such option. Subject to certain exceptions, each restricted stock award and restricted stock unit granted under the Company's equity compensation plans outstanding immediately prior to the closing was canceled at the closing in exchange for a payment, in cash, equal to $19.50.

        In connection with the Merger, The Veritas Capital Fund IV, L.P. and certain of its affiliates invested $200.0 million, solely for the purpose of purchasing equity securities of Holding LLC in order to provide a portion of the financing required for the Merger and the transactions contemplated by the merger agreement. Certain officers of the Company also invested in equity securities of Holding LLC in an aggregate amount of $11.1 million.

        On February 11, 2011, CPII entered into the senior secured credit facilities consisting of (i) a $150,000 six-year term loan facility; and (ii) a $30,000 five-year revolving credit facility (the "Senior Secured Credit Facilities"). CPII borrowed the full amount of the term loan thereunder, and the revolving credit facility was undrawn at closing (other than for approximately $4,500 of outstanding letters of credit). CPII has the option to increase the amount available under the Senior Secured Credit Facilities by up to an aggregate of $50,000 on an uncommitted basis.

        The revolving credit facility includes borrowing capacity available for letters of credit and for short-term borrowings referred to as the swing line borrowings. CPII's obligations under the Senior Secured Credit Facilities are fully and unconditionally guaranteed by Parent and, subject to certain exceptions, each of Parent's existing and future domestic restricted subsidiaries (other than CPII). In addition, CPII's obligations under the Senior Secured Credit Facilities and the guarantees of those

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

15. Subsequent events (Continued)

obligations are secured by substantially all of CPII's assets and all of the assets of the guarantors, including but not limited to (a) pledges of all the equity interests held by CPII and each guarantor and (b) a first-priority security interest in, and mortgages on, substantially all of the present and after acquired assets of CPII and each guarantor, in each case subject to certain exceptions.

        Borrowings under the term loan facility and the revolving credit facility bear interest, at CPII's option, at a rate equal to a margin over either (a) a base rate or (b) LIBOR. As of March 29, 2011, the term loan facility bears an interest rate of 4% margin over LIBOR of 1% or 5%. The Senior Secured Credit Facilities are subject to amortization and prepayment requirements and contain customary representations and warranties, covenants, events of default and other provisions.

        In addition, on February 11, 2011, CPII issued $215 million aggregate principal amount of 8.00% Senior Notes due 2018 (the "Notes"). The Notes are CPII's senior unsecured obligations. Parent and, subject to certain exceptions, each of Parent's existing and future domestic restricted subsidiaries (other than CPII) guarantee the notes on a senior unsecured basis. The Notes bear interest at the rate of 8.0% per year. Subject to certain exceptions, the indenture governing the Notes limits CPII's and its restricted subsidiaries' ability to incur additional indebtedness or issue certain preferred stock; pay dividends and make other restricted payments; make certain investments; sell all or substantially all assets; create liens; consolidate, merge or sell all or substantially of the CPII's assets; enter into transactions with affiliates and designate subsidiaries as unrestricted subsidiaries; and contains customary events of default and other provisions.

        In addition, in connection with the Merger, on January 13, 2011, CPI offered to purchase all $117.0 million aggregate principal amount of its existing outstanding 8% Senior Subordinated Notes due 2012 (the "8% Notes"), and the Company offered to purchase all $12.0 million aggregate principal amount of its existing outstanding Floating Rate Senior Notes due 2015 (the "FR Notes") pursuant to tender offers and related consent solicitations. All outstanding FR Notes and a portion of the 8% Notes were tendered pursuant to such tender offers and purchased by the Company and CPI, respectively, on February 11, 2011. CPI redeemed all remaining outstanding 8% Notes on March 14, 2011.

        CPII used the equity contributions, borrowings under the term loan facility and the net proceeds from the Notes to pay the Merger consideration, consummate the tender offers and redemption in connection with the Merger and pay related fees and expenses.

16. Supplemental guarantors condensed consolidating financial information

        The tables that follow reflect the supplemental guarantor financial information associated with CPII's newly issued 8.00% Senior Notes due 2018 (the "Notes"). As discussed in Note 15, Subsequent Events, the Notes are guaranteed by Parent and, subject to certain exceptions, each of Parent's existing and future domestic restricted subsidiaries (other than CPII) on a senior unsecured basis. Separate financial statements of the guarantor subsidiaries are not presented because (i) the guarantors are wholly owned and have fully and unconditionally guaranteed the Notes on a joint and several basis and (ii) CPII's management has determined that such separate financial statements are not material to investors. Instead, presented below are the consolidating financial statements of: (a) the guarantor subsidiaries (all of the domestic subsidiaries), (b) the non-guarantor subsidiaries, (c) the consolidating elimination entries, and (d) the consolidated totals. The accompanying consolidating financial information should be read in connection with the consolidated financial statements of the Company.

        Investments in subsidiaries are accounted for based on the equity method. The principal elimination entries eliminate investments in subsidiaries, intercompany balances, intercompany transactions and intercompany sales.

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

16. Supplemental guarantors condensed consolidating financial information (Continued)

Condensed Consolidating Balance Sheet
As of October 1, 2010

	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Eliminations	Consolidated Total
Assets
Cash and cash equivalents	$30,336	$12,493	$—	$42,829
Restricted cash	1,710	94	—	1,804
Accounts receivable, net	30,332	15,375	—	45,707
Inventories	54,814	21,070	(676)	75,208
Deferred tax assets	10,947	83	—	11,030
Intercompany receivable	9,660	16,677	(26,337)	—
Prepaid and other current assets	5,132	1,327	—	6,459

Total current assets	142,931	67,119	(27,013)	183,037
Property, plant and equipment, net	41,778	12,481	—	54,259
Deferred debt issue costs, net	1,604	—	—	1,604
Intangible assets, net	66,014	6,460	—	72,474
Goodwill	114,280	47,945	—	162,225
Other long-term assets	4,677	—	—	4,677
Investment in subsidiaries	102,577	—	(102,577)	—

Total assets	$473,861	$134,005	$(129,590)	$478,276

Liabilities and stockholders' equity
Current portion of long-term debt	$66,000	$—	$—	$66,000
Accounts payable	13,562	10,728	—	24,290
Accrued expenses	18,438	5,215	—	23,653
Product warranty	3,449	1,652	—	5,101
Income taxes payable	699	4,323	—	5,022
Advance payments from customers	10,253	3,965	—	14,218
Intercompany payable	26,337	—	(26,337)	—

Total current liabilities	138,738	25,883	(26,337)	138,284
Deferred income taxes	17,644	4,063	—	21,707
Long-term debt, less current portion	128,934	—	—	128,934
Other long-term liabilities	4,605	806	—	5,411

Total liabilities	289,921	30,752	(26,337)	294,336

Common stock	170	—	—	170
Parent investment	—	50,969	(50,969)	—
Additional paid-in capital	80,015	—	—	80,015
Accumulated other comprehensive (loss) gain	(141)	84	(84)	(141)
Retained earnings	106,696	52,200	(52,200)	106,696
Treasury stock	(2,800)	—	—	(2,800)

Total stockholders' equity	183,940	103,253	(103,253)	183,940

Total liabilities and stockholders' equity	$473,861	$134,005	$(129,590)	$478,276

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

16. Supplemental guarantors condensed consolidating financial information (Continued)

Condensed Consolidating Balance Sheet
As of October 2, 2009

	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Eliminations	Consolidated Total
Assets
Cash and cash equivalents	$15,824	$10,328	$—	$26,152
Restricted cash	1,467	94	—	1,561
Accounts receivable, net	31,037	14,108	—	45,145
Inventories	49,499	18,117	(620)	66,996
Deferred tax assets	8,496	156	—	8,652
Intercompany receivable	15,784	10,534	(26,318)	—
Prepaid and other current assets	5,871	829	—	6,700

Total current assets	127,978	54,166	(26,938)	155,206
Property, plant and equipment, net	45,049	12,863	—	57,912
Deferred debt issue costs, net	3,609	—	—	3,609
Intangible assets, net	68,368	7,062	—	75,430
Goodwill	114,280	47,945	—	162,225
Other long-term assets	3,872	—	—	3,872
Intercompany notes receivable	1,035	—	(1,035)	—
Investment in subsidiaries	97,529	—	(97,529)	—

Total assets	$461,720	$122,036	$(125,502)	$458,254

Liabilities and stockholders' equity
Accounts payable	$13,829	$8,836	$—	$22,665
Accrued expenses	15,064	3,951	—	19,015
Product warranty	2,345	1,500	—	3,845
Income taxes payable	1,834	2,471	—	4,305
Advance payments from customers	11,757	1,239	—	12,996
Intercompany payable	26,318	—	(26,318)	—

Total current liabilities	71,147	17,997	(26,318)	62,826
Deferred income taxes	20,342	4,384	—	24,726
Intercompany notes payable	—	1,035	(1,035)	—
Long-term debt	194,922	—	—	194,922
Other long-term liabilities	1,756	471	—	2,227

Total liabilities	288,167	23,887	(27,353)	284,701

Common stock	168	—	—	168
Parent investment	—	58,404	(58,404)	—
Additional paid-in capital	75,630	—	—	75,630
Accumulated other comprehensive gain (loss)	598	(223)	223	598
Retained earnings	99,957	39,968	(39,968)	99,957
Treasury stock	(2,800)	—	—	(2,800)

Total stockholders' equity	173,553	98,149	(98,149)	173,553

Total liabilities and stockholders' equity	$461,720	$122,036	$(125,502)	$458,254

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

16. Supplemental guarantors condensed consolidating financial information (Continued)

Condensed Consolidating Statement Of Income
For the year ended October 1, 2010

	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Eliminations	Consolidated Total
Sales	$289,063	$149,742	$(78,371)	$360,434
Cost of sales	219,647	110,655	(78,315)	251,987

Gross profit	69,416	39,087	(56)	108,447

Operating costs and expenses:
Research and development	3,987	8,442	—	12,429
Selling and marketing	11,695	9,099	—	20,794
General and administrative	19,424	5,564	—	24,988
Amortization of acquisition-related intangible assets	2,145	604	—	2,749
Strategic alternative transaction expenses	19,913	—	—	19,913

Total operating costs and expenses	57,164	23,709	—	80,873

Operating (loss) income	12,252	15,378	(56)	27,574
Interest expense (income), net	15,166	47	—	15,213

(Loss) income before income tax expense and equity in income of subsidiaries	(2,914)	15,331	(56)	12,361
Income tax (benefit) expense	2,523	3,099	—	5,622
Equity in income of subsidiaries	12,176	—	(12,176)	—

Net income	$6,739	$12,232	$(12,232)	$6,739

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

16. Supplemental guarantors condensed consolidating financial information (Continued)

Condensed Consolidating Statement Of Income
For the year ended October 2, 2009

	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Eliminations	Consolidated Total
Sales	$284,706	$128,105	$(79,935)	$332,876
Cost of sales	218,224	101,466	(80,305)	239,385

Gross profit	66,482	26,639	370	93,491

Operating costs and expenses:
Research and development	3,331	7,189	—	10,520
Selling and marketing	11,588	7,878	—	19,466
General and administrative	17,754	3,003	—	20,757
Amortization of acquisition-related intangible assets	2,165	604	—	2,769

Total operating costs and expenses	34,838	18,674	—	53,512

Operating income	31,644	7,965	370	39,979
Interest expense (income), net	16,898	81	—	16,979
Gain on debt extinguishment	(248)	—	—	(248)

(Loss) income before income tax expense and equity in income of subsidiaries	14,994	7,884	370	23,248
Income tax (benefit) expense	1,773	(1,991)	—	(218)
Equity in income of subsidiaries	10,245	—	(10,245)	—

Net income	$23,466	$9,875	$(9,875)	$23,466

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

16. Supplemental guarantors condensed consolidating financial information (Continued)

Condensed Consolidating Statement Of Income
For the year ended October 3, 2008

	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Eliminations	Consolidated Total
Sales	$309,280	$140,420	$(79,686)	$370,014
Cost of sales	232,185	108,275	(79,374)	261,086

Gross profit	77,095	32,145	(312)	108,928

Operating costs and expenses:
Research and development	3,552	7,237	—	10,789
Selling and marketing	12,218	8,926	—	21,144
General and administrative	18,752	4,199	—	22,951
Amortization of acquisition-related intangible assets	2,499	604	—	3,103

Total operating costs and expenses	37,021	20,966	—	57,987

Operating income	40,074	11,179	(312)	50,941
Interest expense (income), net	19,036	19	—	19,055
Loss on debt extinguishment	633	—	—	633

(Loss) income before income tax expense and equity in income of subsidiaries	20,405	11,160	(312)	31,253
Income tax (benefit) expense	7,975	2,829	—	10,804
Equity in income of subsidiaries	8,019	—	(8,019)	—

Net income	$20,449	$8,331	$(8,331)	$20,449

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

16. Supplemental guarantors condensed consolidating financial information (Continued)

Condensed Consolidating Statement Of Cash Flows
For the year ended October 1, 2010

	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Eliminations	Consolidated Total
Cash flows from operating activities
Net cash (used in) provided by operating activities	$16,917	$2,891	$—	$19,808

Cash flows from investing activities
Capital expenditures and others	(3,807)	(726)	—	(4,533)

Net cash used in investing activities	(3,807)	(726)	—	(4,533)

Cash flows from financing activities
Proceeds from stock purchase plan and exercises of stock options	809	—	—	809
Intercompany dividends / debt	—	—	—	—
Excess tax benefit on stock option exercises	593	—	—	593

Net cash provided by (used in) financing activities	1,402	—	—	1,402

Net increase in cash and cash equivalents	14,512	2,165	—	16,677
Cash and cash equivalents at beginning of year	15,824	10,328	—	26,152

Cash and cash equivalents at end of year	$30,336	$12,493	$—	$42,829

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

16. Supplemental guarantors condensed consolidating financial information (Continued)

Condensed Consolidating Statement Of Cash Flows
For the year ended October 2, 2009

	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Eliminations	Consolidated Total
Cash flows from operating activities
Net cash (used in) provided by operating activities	$29,259	$855	$—	$30,114

Cash flows from investing activities
Capital expenditures	(3,228)	(137)	—	(3,365)

Net cash used in investing activities	(3,228)	(137)	—	(3,365)

Cash flows from financing activities
Proceeds from stock purchase plan and exercises of stock options	1,037	—	—	1,037
Repayments of debt	(30,358)	—	—	(30,358)
Intercompany dividends / debt	(7,789)	7,789	—	—
Excess tax benefit on stock option exercises	54	—	—	54

Net cash provided by (used in) financing activities	(37,056)	7,789	—	(29,267)

Net (decrease) increase in cash and cash equivalents	(11,025)	8,507	—	(2,518)
Cash and cash equivalents at beginning of year	26,849	1,821	—	28,670

Cash and cash equivalents at end of year	$15,824	$10,328	$—	$26,152

CPI INTERNATIONAL, INC.
and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular amounts in thousands except share and per share amounts)

16. Supplemental guarantors condensed consolidating financial information (Continued)

Condensed Consolidating Statement Of Cash Flows
For the year ended October 3, 2008

	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Eliminations	Consolidated Total
Cash flows from operating activities
Net cash (used in) provided by operating activities	$22,960	$10,921	$—	$33,881
Cash flows from investing activities
Capital expenditures	(3,542)	(720)	—	(4,262)
Acquisitions, net of cash acquired	1,615	—	—	1,615
Payment of patent application fees	(147)	—	—	(147)

Net cash used in investing activities	(2,074)	(720)	—	(2,794)

Cash flows from financing activities
Proceeds from stock purchase plan and exercises of stock options	891	—	—	891
Repayments of debt	(21,000)	—	—	(21,000)
Purchase of treasury stock	(2,800)	—	—	(2,800)
Intercompany dividends / debt	10,000	(10,000)	—	—
Excess tax benefit on stock option exercises	18	—	—	18

Net cash provided by (used in) financing activities	(12,891)	(10,000)	—	(22,891)

Net (decrease) increase in cash and cash equivalents	7,995	201	—	8,196
Cash and cash equivalents at beginning of year	18,854	1,620	—	20,474

Cash and cash equivalents at end of year	$26,849	$1,821	$—	$28,670

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands—unaudited, except per share data)

	April 1, 2011 (Successor)	October 1, 2010 (Predecessor)
Assets
Current Assets:
Cash and cash equivalents	$21,691	$42,829
Restricted cash	1,965	1,804
Accounts receivable, net	43,452	45,707
Inventories	86,531	75,208
Deferred tax assets	10,107	11,030
Prepaid and other current assets	7,068	6,459

Total current assets	170,814	183,037
Property, plant, and equipment, net	82,626	54,259
Deferred debt issue costs, net	14,599	1,604
Intangible assets, net	272,141	72,474
Goodwill	181,981	162,225
Other long-term assets	5,552	4,677

Total assets	$727,713	$478,276

Liabilities and stockholders' equity
Current Liabilities:
Current portion of long-term debt	$1,500	$66,000
Accounts payable	26,297	24,290
Accrued expenses	21,882	23,653
Product warranty	5,434	5,101
Income taxes payable	4,339	5,022
Deferred income taxes	14	—
Advance payments from customers	20,918	12,670
Billings in excess of costs and estimated earnings on uncompleted contracts	5,687	1,548

Total current liabilities	86,071	138,284
Deferred income taxes	83,927	21,707
Long-term debt, less current portion	362,390	128,934
Other long-term liabilities	4,672	5,411

Total liabilities	537,060	294,336

Commitments and contingencies
Stockholders' equity
Common stock (Successor: $0.01 par value, 2 shares authorized; 1 share issued and outstanding. Predecessor: $0.01 par value, 90,000 shares authorized, 17,020 shares issued and 16,813 shares outstanding.)	—	170
Additional paid-in capital	197,144	80,015
Accumulated other comprehensive income (loss)	225	(141)
Retained (deficit) earnings	(6,716)	106,696
Treasury stock	—	(2,800)

Total stockholders' equity	190,653	183,940

Total liabilities and stockholders' equity	$727,713	$478,276

The accompanying notes are an integral part of these
unaudited condensed consolidated financial statements.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In thousands—unaudited)

	Fiscal Year
	2011		2010
	February 11, 2011 to April 1, 2011 (Successor)	October 2, 2010 to February 10, 2011 (Predecessor)	26-Week Period Ended April 2, 2010 (Predecessor)
Sales	$60,094	$124,223	$171,119
Cost of sales, including $3,567 of utilization of net increase in cost basis of inventory due to purchase accounting for period February 11, 2011 to April 1, 2011	43,883	91,404	120,957

Gross profit	16,211	32,819	50,162

Operating costs and expenses:
Research and development	2,163	4,994	5,745
Selling and marketing	2,706	8,264	10,214
General and administrative	3,125	11,853	12,187
Amortization of acquisition-related intangible assets	2,316	999	1,374
Strategic alternative transaction expenses	8,785	4,668	211

Total operating costs and expenses	19,095	30,778	29,731

Operating (loss) income	(2,884)	2,041	20,431
Interest expense, net	4,138	5,788	7,736
Loss on debt extinguishment, net	134	—	—

(Loss) income before income taxes	(7,156)	(3,747)	12,695
Income tax (benefit) expense	(440)	983	4,362

Net (loss) income	$(6,716)	$(4,730)	$8,333

Other comprehensive income, net of tax
Net unrealized gain on cash flow hedges and minimum pension liability adjustment	225	459	1,004

Comprehensive (loss) income	$(6,491)	$(4,271)	$9,337

The accompanying notes are an integral part of these
unaudited condensed consolidated financial statements.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands—unaudited)

	Fiscal Year
	2011		2010
	February 11, 2011 to April 1, 2011 (Successor)	October 2, 2010 to February 10, 2011 (Predecessor)	26-Week Period Ended April 2, 2010 (Predecessor)
Cash flows from operating activities
Net cash (used in) provided by operating activities	$(4,885)	$4,277	$11,548

Cash flows from investing activities
Capital expenditures	(957)	(2,434)	(1,835)
Acquisition of predecessor entity	(370,490)	—	—
Payment of patent application fees	—	(6)	(33)

Net cash used in investing activities	(371,447)	(2,440)	(1,868)

Cash flows from financing activities
Equity investment, net	197,144	—	—
Proceeds from issuance of CPII's senior notes	208,550	—	—
Borrowings under CPII's term loan facility	143,815	—	—
Debt issue costs	(2,980)	—	—
Redemption and repurchase of Predecessor's senior subordinated notes and floating rate notes	(129,000)	—	—
Repayment of borrowings under Predecessor's term loan facility	(66,000)	—	—
Repayment of borrowings under CPII's term loan facility	(375)	—	—
Payment for Predecessor's senior credit facilities agreement amendment	—	(379)	—
Proceeds from issuance of common stock to employees	—	217	374
Proceeds from exercise of stock options	—	174	99
Excess tax benefit on stock option exercises	—	2,191	224

Net cash provided by financing activities	351,154	2,203	697

Net (decrease) increase in cash and cash equivalents	(25,178)	4,040	10,377
Cash and cash equivalents at beginning of period	46,869	42,829	26,152

Cash and cash equivalents at end of period	$21,691	$46,869	$36,529

Supplemental cash flow disclosures
Cash paid for interest	$1,352	$6,451	$7,092

Cash paid for income taxes, net of refunds	$665	$6,284	$6,000

The accompanying notes are an integral part of these
unaudited condensed consolidated financial statements.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular dollar amounts in thousands except share and per share amounts)

1. The Company and a Summary of its Significant Accounting Policies

The Company

        On February 11, 2011, CPI International LLC (formerly, CPI International, Inc., "Predecessor"), then a Delaware corporation and publicly traded company, completed its merger with Catalyst Acquisition, Inc. ("Merger Sub"), a Delaware corporation and wholly owned subsidiary of CPI International, Inc. (formerly, CPI International Acquisition, Inc., "CPII"), a Delaware corporation, whereby Merger Sub merged with and into Predecessor (the "Merger"), with Predecessor continuing as the surviving corporation and a wholly owned subsidiary of CPII. The Merger was effected pursuant to the Agreement and Plan of Merger, dated as of November 24, 2010, among Predecessor, CPII and Merger Sub (the "Merger Agreement"). Immediately following the consummation of the Merger and related transactions, Predecessor was converted into a limited liability company and liquidated, and CPI International Acquisition, Inc. changed its name to CPI International, Inc. See Note 3, Business Combination, for more information about the Merger.

        As used herein, unless the context indicates or otherwise requires, (i) for periods prior to the Merger, the term "Company" refers to Predecessor and its consolidated subsidiaries, and for periods after the Merger, the term refers to Successor (defined below), its consolidated subsidiaries and, where the context so requires, its direct and indirect parent companies, (ii) the term "Veritas Fund" refers to The Veritas Capital Fund IV, L.P. and (iii) the terms "Veritas Capital" and "Sponsor" refer collectively to The Veritas Capital Fund IV, L.P., The Veritas Capital Fund III, L.P. and their affiliates, including CICPI Holdings LLC.

        The Company's parent, CPI International Holding LLC ("Holding LLC"), owns 1,000 shares of the outstanding common stock, $0.01 par value per share, of CPI International Holding Corp. ("Successor" or "Parent"), which in turn owns all of the outstanding common stock of CPII, which in turn owns all of the outstanding equity interests of Communications & Power Industries LLC (formerly, Communications & Power Industries, Inc., "CPI") and Communications & Power Industries Canada Inc. ("CPI Canada"), the Company's main operating subsidiaries. The Veritas Fund and its affiliates and certain members of CPII's management beneficially own shares of Successor's common stock indirectly through their holdings in Holding LLC. The Veritas Fund and its affiliates control Successor, and the Sponsor controls CPII and all of CPII's subsidiaries through its control of the Veritas Fund and its affiliates. Holding LLC, Parent and CPII are holding companies with no material assets or operations other than their respective direct or indirect equity interests in CPI and CPI Canada and activities related thereto.

        The accompanying condensed consolidated financial statements represent the consolidated results and financial position of the Company. The Company develops, manufactures and distributes microwave and power grid Vacuum Electron Devices ("VEDs"), microwave amplifiers, modulators, antenna systems and various other power supply equipment and devices. The Company has two reportable segments: VED and satcom equipment.

Basis of Presentation and Consolidation

        The Company's fiscal year is the 52- or 53-week period that ends on the Friday nearest September 30. Fiscal years 2011 and 2010 comprised the 52-week periods ending September 30, 2011 and October 1, 2010, respectively. Predecessor and Successor relate to the period preceding the Merger

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular dollar amounts in thousands except share and per share amounts)

1. The Company and a Summary of its Significant Accounting Policies (Continued)

and the period succeeding the Merger, respectively. All other period references are to the Company's fiscal periods unless otherwise indicated.

        The accompanying unaudited condensed consolidated financial statements of Successor as of April 1, 2011 and for the periods February 11, 2011 to April 1, 2011, and for Predecessor for the periods October 2, 2010 to February 10, 2011 are unaudited and reflect all normal recurring adjustments which are, in the opinion of management, necessary for the fair presentation of such financial statements. These unaudited condensed consolidated financial statements should be read in conjunction with Predecessor's consolidated financial statements and notes thereto included in Predecessor's Annual Report on Form 10-K for the fiscal year ended October 1, 2010 filed with the Securities and Exchange Commission. The condensed consolidated balance sheet of Predecessor as of October 1, 2010 has been derived from the audited financial statements at that date. The results of operations and cash flows for the interim period ended April 1, 2011 are not necessarily indicative of results to be expected for the full year.

        The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances, transactions and stockholdings have been eliminated in consolidation.

Use of Estimates and Assumptions

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of sales and costs and expenses during the reporting period. On an ongoing basis, the Company evaluates its estimates, including those related to revenue recognition; inventory and inventory valuation; business combinations; recoverability and valuation of recorded amounts of long-lived assets and identifiable intangible assets, including goodwill; and recognition and measurement of current and deferred income tax assets and liabilities. The Company bases its estimates on various factors and information, which may include, but are not limited to, history and prior experience, experience of other enterprises in the same industry, new related events, current economic conditions and information from third-party professionals that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

2. Recently Issued Accounting Standards

        In October 2009, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2009-13, "Revenue Recognition (Topic 605): Multiple Deliverable Revenue Arrangements—A Consensus of the FASB Emerging Issues Task Force." This update provides application guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting. This update eliminates the residual method of allocation for multiple-deliverable revenue arrangements, and requires that arrangement consideration be allocated at the inception of an arrangement to all

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular dollar amounts in thousands except share and per share amounts)

2. Recently Issued Accounting Standards (Continued)

deliverables. The selling price used for each deliverable will be based on vendor-specific objective evidence ("VSOE"), if available, third-party evidence ("TPE") if VSOE is not available, or estimated selling price if neither VSOE or TPE is available. Additionally, ASU 2009-13 expands the disclosure requirements related to a vendor's multiple-deliverable revenue arrangements. The Company adopted the provisions of this guidance under ASU 2009-13 effective October 2, 2010. The adoption did not have a material impact on the Company's consolidated results of operations, financial position or cash flows.

        In September 2009, the FASB issued ASU 2009-14, "Certain Revenue Arrangements That Include Software Elements," which is included in the Accounting Standards Codification ("ASC") Topic 985, "Software." ASU 2009-14 amends previous software revenue recognition to exclude (a) non-software components of tangible products and (b) software components of tangible products that are sold, licensed or leased with tangible products when the software components and non-software components of the tangible product function together to deliver the tangible product's essential functionality. The Company adopted the provisions of this update under ASU 2009-14 effective October 2, 2010. The adoption did not have a material impact on the Company's consolidated results of operations, financial position or cash flows.

        In April 2010, the FASB issued ASU 2010-17, "Revenue Recognition—Milestone Method (Topic 605): Milestone Method of Revenue Recognition." ASU 2010-17 provides guidance on applying the milestone method to milestone payments for achieving specified performance measures when those payments are related to uncertain future events. The scope of ASU 2010-17 is limited to transactions involving research or development. This update further states that the milestone method is not the only acceptable method of revenue recognition for milestone payments. Accordingly, entities can make an accounting policy election to recognize arrangement consideration received for achieving specified performance measures during the period in which the milestones are achieved, provided certain criteria are met. An entity's policy for recognizing deliverable consideration or unit of accounting consideration contingent upon achievement of a milestone shall be applied consistently to similar deliverables or units of accounting. Effective October 2, 2010, the Company prospectively adopted and elected the milestone method of revenue recognition as its accounting policy for substantive milestones achieved after the adoption date. The adoption did not have a material impact on the Company's consolidated results of operations, financial position or cash flows.

        In December 2010, the FASB issued ASU 2010-29, "Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations." ASU 2010-29 requires that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. This ASU also expands the supplemental pro forma adjustments to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. ASU 2010-29 is effective prospectively for business combinations for which the acquisition date is on or after the first annual reporting period beginning on or after December 15, 2010. As this ASU is disclosure-related, it is not expected to have a material impact on the Company's consolidated results of operations, financial position or cash flows.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular dollar amounts in thousands except share and per share amounts)

3. Business Combination

        The Merger constitutes a "transaction or event in which an acquirer obtains control of one or more "businesses" or a "business combination" and, accordingly, is accounted for under the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification ("ASC") 805, "Business Combinations," in which Parent is deemed to be the accounting acquirer. Under this method of accounting, all assets acquired and liabilities assumed are recorded at their respective fair values at the date of the completion of the Merger. Determining the fair value of assets acquired and liabilities assumed requires management's judgment and often involves the use of significant estimates and assumptions, including assumptions with respect to future cash inflows and outflows, discount rates, intangibles and other asset lives, among other items.

        As mentioned in Note 1, on November 24, 2010, CPII, Predecessor and Merger Sub entered into the Merger Agreement pursuant to which CPII acquired Predecessor through the merger of Merger Sub with and into Predecessor. On February 11, 2011, contemporaneously with the consummation of the Merger, the separate corporate existence of Merger Sub ceased, and Predecessor became the surviving corporation. Predecessor's common stock is no longer publicly traded as a result of the Merger. Immediately following the consummation of the Merger and related transactions, Predecessor was converted into a limited liability company and liquidated, and CPII changed its name from CPI International Acquisition, Inc. to CPI International, Inc.

        In connection with the Merger, Veritas Capital invested $186.0 million and certain officers of CPII invested an aggregate amount of $11.1 million solely for the purpose of purchasing equity securities of Holding LLC in order to provide a portion of the financing required for the Merger and the transactions contemplated by the Merger Agreement. The $197.1 million total equity investment is net of $14.0 million merger and acquisition fees, including merger-related expenses, that was payable upon or shortly after the Merger closing. Veritas Capital is a leading private equity firm that specializes in making investments in companies that provide products and services to government-related end markets and customers around the world, including those in healthcare, education, energy, defense, infrastructure, national security and aerospace.

        Pursuant to the terms of the Merger Agreement, each outstanding share of common stock of Predecessor was converted into the right to receive $19.50 in cash in the Merger. Subject to certain exceptions, each option to purchase shares of Predecessor's common stock that was granted under its equity compensation plans and outstanding immediately prior to the closing became vested and was canceled at (or shortly following) the closing in exchange for cash equal to the excess, if any, of (i) $19.50 reduced by (ii) the per-share exercise price of such option. Subject to certain exceptions, each restricted stock award and restricted stock unit granted under Predecessor's equity compensation plans outstanding immediately prior to the closing was canceled at the closing in exchange for a payment, in cash, equal to $19.50.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular dollar amounts in thousands except share and per share amounts)

3. Business Combination (Continued)

        The following table presents the total preliminary purchase price based on the number of outstanding shares of common stock and stock awards of Predecessor as of February 10, 2011:

	CPII shares	Preliminary purchase price
Common stock	16,742,279	$326,474
Restricted stock awards	112,316	930
Restricted stock units	208,925	1,194
Stock options	3,354,222	41,892

Total		$370,490

        The preliminary purchase price for stock awards is net of $5.2 million cash paid for the unvested portion of the stock awards for which vesting was accelerated as of the closing date in accordance with the terms of the Merger Agreement. Cash payments made by the acquirer in a business combination to settle unvested stock awards are immediately expensed after the acquisition date in the post combination financial statements in accordance with ASC 805, "Business Combinations." This amount is included in "strategic alternative transaction expenses" in the statements of operations and comprehensive income for the period February 11, 2011 to April 1, 2011.

        In connection with the Merger and previous activities which ultimately resulted in consummation of the Merger, the Company incurred various expenses, also recorded as "strategic alternative transaction expenses" in the statements of operations and comprehensive income, consisting primarily of professional fees payable to financial and legal advisors that the Company expensed as incurred.

        The transaction was accounted for under the acquisition method using the fair value concepts defined in ASC 820, "Fair Value Measurements and Disclosures." ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular dollar amounts in thousands except share and per share amounts)

3. Business Combination (Continued)

        The following table reflects the preliminary allocation of the total purchase price as of the date of the Merger to the assets acquired and the liabilities assumed and the resulting goodwill based on the preliminary estimates of fair value:

Preliminary purchase price	$370,490
Less: Estimated fair value of assets acquired:
Net current assets	(111,484)
Property, plant and equipment	(82,879)
Identifiable intangible assets	(274,580)
Other long-term assets	(5,438)

(474,381)

Add: Estimated fair value of liabilities assumed:
Deferred tax liabilities	85,744
Long-term debt	195,487
Other long-term liabilities	4,641

285,872

Goodwill	$181,981

        The preliminary allocation of the purchase price was based upon valuation information and estimates and assumptions available at the date of the Merger. The areas of the purchase price allocation that are not yet finalized and are subject to change within the measurement period (up to one year from the Merger date) relate to the completion of identifiable intangible assets, tax related items, working capital adjustments and the resulting goodwill adjustment.

        Goodwill represents the excess of the purchase price over the fair value of the net assets acquired. The Company anticipates that none of the goodwill recorded in connection with the Merger will be deductible for income tax purposes.

        The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. For purposes of measuring the estimated fair value of the assets acquired and liabilities assumed, we used the guidance in ASC 820, "Fair Value Measurement and Disclosure," which established a framework for measuring fair values. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Market participants are assumed to be buyers and sellers in the principal (most advantageous) market for the asset or liability. Additionally, under ASC 820, fair value measurements for an asset assume the highest and best use of that asset by market participants. As a result, we may have been required to value the acquired assets at fair value measures that do not reflect our intended use of those assets. Use of different estimates and judgments could yield different results.

        The fair value assigned to identifiable intangible assets acquired was determined using variations of the income approach. Under these methods, fair value is estimated based upon the present value of

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular dollar amounts in thousands except share and per share amounts)

3. Business Combination (Continued)

cash flows that the applicable asset is expected to generate. The valuation of core technology and trade names were based on the relief-from-royalty method; developed technology, backlog and IPR&D are valued using the excess earnings method; and leasehold interests are valued using discounted cash flows method. The royalty rates used in the relief-from-royalty method were based on both a return-on-asset method and market comparable rates. The Company believes that these identified intangible assets will have no residual value after their estimated economic useful lives. The preliminary fair value of the identifiable intangible assets and their weighted-average useful lives have been estimated as follows:

	Estimated Fair Value	Estimated Useful Life (years)
Definite-lived assets:
Division tradenames	$2,900	15
Core technology	94,400	40
Completed technology	88,100	15 - 25
Backlog	14,400	1 - 2
Leasehold interest	35,680	4 - 40

Total definite-lived assets	235,480

Indefinite-lived assets:
CPI tradenames	35,600	Indefinite
In-process research and development	3,500	Indefinite

Total indefinite-lived assets	39,100

Total identifiable intangible assets	$274,580

        Definite lived intangible assets will be amortized over their estimated useful lives. Intangible assets with indefinite useful lives and goodwill will not be amortized but will be tested for impairment annually.

        In-process research and development ("IPR&D") consists of the in-process project to complete development of the next generation of the Company's medical x-ray generators. The value assigned to IPR&D was determined by considering the importance of products under development to the overall development plan, estimating costs to develop the purchased IPR&D into commercially viable products, estimating the resulting net cash flows from the projects when completed and discounting the net cash flows to their present value. This methodology is referred to as the income approach, which discounts expected future cash flows to present value. The discount rate used in the present value calculations was derived from a weighted-average cost of capital analysis, adjusted to reflect additional risks related to the product's development and success as well as the product's stage of completion. An acquired IPR&D asset is initially recognized at fair value and is classified as an indefinite-lived asset until the successful completion or abandonment of the associated research and development efforts. Accordingly, during the development period after the acquisition date, this asset will not be amortized as charges to earnings; instead this asset will be subject to periodic impairment testing. Upon successful completion of the development process for the acquired IPR&D project, the asset would then be considered a finite-lived intangible asset and amortization of the asset will commence. Development of the of the

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular dollar amounts in thousands except share and per share amounts)

3. Business Combination (Continued)

next generation of the medical x-ray generators is currently estimated to be approximately 90% complete and expected to be completed in the first quarter of fiscal year 2012. The estimated incremental cost to complete the product technology is approximately $1.0 million.

        The following unaudited pro forma results of operations are presented as though the Merger had occurred as of the beginning of the earliest period presented, after giving effect to purchase accounting adjustments relating to depreciation and amortization of the revalued assets, interest expense associated with the new credit facilities and other acquisition-related adjustments in connection with the Merger. The pro forma results of operations do not reflect the impact of the nonrecurring charges that have resulted from or in connection with the Merger, including, (i) the amortization of backlog and utilization of the net increase in the cost basis of inventory, (ii) settlement of unvested stock awards, and (iii) expenses in connection with the Merger. The pro forma results of operations are not necessarily indicative of the combined results that would have occurred had the Merger been consummated as of the earliest period presented, nor are they necessarily indicative of future operating results.

	Six Months Ended
	April 1, 2011	April 2, 2010
Sales	$184,317	$171,119
Net loss	$(6,749)	$(1,820)

        In connection with the Merger, the Company issued $215 million aggregate principal amount of 8.00% senior notes due 2018 and entered into senior secured credit facilities, comprised of a $150.0 million six-year term loan facility and a $30.0 million five-year revolving credit facility. In addition, shortly after the date of the Merger, Predecessor purchased or redeemed all of its then existing outstanding senior subordinated notes and floating rate senior notes and repaid its outstanding indebtedness under the then existing senior credit facilities. See Note 6, Long-term Debt, for details.

4. Supplemental Balance Sheet Information

        Accounts Receivable:    Accounts receivable are stated net of allowances for doubtful accounts as follows:

	April 1, 2011 (Successor)	October 1, 2010 (Predecessor)
Accounts receivable	$43,452	$45,819
Less: Allowance for doubtful accounts	—	(112)

Accounts receivable, net	$43,452	$45,707

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular dollar amounts in thousands except share and per share amounts)

4. Supplemental Balance Sheet Information (Continued)

        Inventories:    The following table provides details of inventories:

	April 1, 2011 (Successor)	October 1, 2010 (Predecessor)
Raw material and parts	$45,389	$42,167
Work in process	30,015	24,531
Finished goods	11,127	8,510

	$86,531	$75,208

        Reserve for loss contracts:    The following table summarizes the activity related to reserves for loss contracts:

	Fiscal Year
	2011		2010
	February 11, 2011 to April 1, 2011 (Successor)	October 2, 2010 to February 10, 2011 (Predecessor)	26-Week Period Ended April 2, 2010 (Predecessor)
Balance at beginning of period	$—	$3,737	$4,068
Provision for loss contracts, charged to cost of sales	52	2,154	1,854
Credit to cost of sales upon revenue recognition	—	(2,982)	(1,371)

Balance at end of period	$52	$2,909	$4,551

        Reserve for loss contracts are reported in the condensed consolidated balance sheet in the following accounts:

	April 1, 2011 (Successor)	February 10, 2011 (Predecessor)	April 2, 2010 (Predecessor)
Inventories	$52	$1,994	$4,267
Accrued expenses	—	915	284

	$52	$2,909	$4,551

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular dollar amounts in thousands except share and per share amounts)

4. Supplemental Balance Sheet Information (Continued)

        Property, Plant and Equipment, Net:    The following table provides details of property, plant and equipment, net:

	April 1, 2011 (Successor)	October 1, 2010 (Predecessor)
Land	$7,580	$2,947
Land improvements	2,215	1,861
Buildings	38,340	41,424
Machinery and equipment	32,480	48,610
Construction in progress	3,169	1,023

	83,784	95,865
Less: accumulated depreciation and amortization	(1,158)	(41,606)

Property, plant and equipment, net	$82,626	$54,259

        Intangible Assets:    The following tables present the details of the Company's total acquisition-related intangible assets:

	April 1, 2011 (Successor)				October 1, 2010 (Predecessor)
	Weighted Average Useful Life (in years)	Cost	Accumulated Amortization	Net	Weighted Average Useful Life (in years)	Cost	Accumulated Amortization	Net
Definite-lived assets:
Division tradenames	15	$2,900	(24)	$2,876	20	$3,200	$(495)	$2,705
Core technology	40	94,400	(295)	94,105	50	30,700	(4,115)	26,585
Completed technology	15 - 25	88,100	(592)	87,508	15 - 25	33,100	(9,536)	23,564
Backlog	1 - 2	14,400	(1,405)	12,995	1	580	(580)	—
Leasehold interest	4 - 40	35,680	(123)	35,557	46	11,810	(1,687)	10,123
Customer list and programs		—	—	—	24	6,280	(1,485)	4,795
Noncompete agreement		—	—	—	5	530	(332)	198
Patent application fees		—	—	—	—	104	—	104

Total definite-lived assets		235,480	(2,439)	233,041		86,304	(18,230)	68,074

Indefinite-lived assets:
CPI tradenames		35,600	—	35,600		4,400	—	4,400
In-process research and development		3,500	—	3,500		—	—	—

Total indefinite-lived assets		39,100	—	39,100		4,400	—	4,400

Total intangible assets		$274,580	$(2,439)	$272,141		$90,704	$(18,230)	$72,474

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular dollar amounts in thousands except share and per share amounts)

4. Supplemental Balance Sheet Information (Continued)

        The intangible assets as of April 1, 2011 resulted from the Merger discussed in Note 3.

        The amortization of intangible assets is recorded as "amortization of acquisition-related intangible assets," except for leasehold interest, which is included in "cost of sales" in the consolidated statements of operations. The amortization of intangible assets amounted to $2.4 million and $1.1 million for the periods February 11, 2010 to April 1, 2011 and October 2, 2010 to February 10, 2011, respectively. The amortization of intangible assets amounted to $1.5 million for the 26-week period ended April 2, 2010.

        The estimated future amortization expense of intangible assets, excluding the Company's unamortized tradenames and in-process research and development, is as follows:

Fiscal Year	Amount
2011 (remaining six months)	$7,313
2012	15,450
2013	9,825
2014	8,250
2015	8,243
Thereafter	183,960

$233,041

        Goodwill:    The following table sets forth the Company's goodwill by reportable segment:

	April 1, 2011 (Successor)	October 1, 2010 (Predecessor)
VED	$123,282	$132,621
Satcom equipment	44,365	13,720
Other	14,334	15,884

	$181,981	$162,225

        Product Warranty:    The following table summarizes the activity related to product warranty:

	Fiscal Year
	2011		2010
	February 11, 2011 to April 1, 2011 (Successor)	October 2, 2010 to February 10, 2011 (Predecessor)	26-Week Period Ended April 2, 2010 (Predecessor)
Beginning accrued warranty	$5,490	$5,101	$3,845
Actual costs of warranty claims	(676)	(2,020)	(2,788)
Estimates for product warranty, charged to cost of sales	620	2,409	3,558

Ending accrued warranty	$5,434	$5,490	$4,615

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular dollar amounts in thousands except share and per share amounts)

4. Supplemental Balance Sheet Information (Continued)

        Accumulated Other Comprehensive Income (Loss):    The following table provides the components of accumulated other comprehensive income (loss) in the condensed consolidated balance sheets:

	April 1, 2011 (Successor)	October 1, 2010 (Predecessor)
Unrealized gain on cash flow hedges, net of tax	$225	$175
Unrealized actuarial loss and prior service credit for pension liability, net of tax	—	(316)

Accumulated other comprehensive income (loss)	$225	$(141)

5. Financial Instruments

        The Company's non-financial assets (including goodwill, intangible assets, inventories and long-lived assets) and liabilities are measured at fair value on a non-recurring basis; that is, the assets and liabilities are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances such as when they are deemed to be other-than-temporarily impaired. The fair values of these non-financial assets and liabilities are determined based on valuation techniques using the best information available, and may include quoted market prices, market comparables and discounted cash flow projections. An impairment charge is recorded when the cost exceeds its fair value and this condition is determined to be other-than-temporary. During all periods presented, no fair value adjustments or material fair value measurements were required for the Company's non-financial assets or liabilities other than the initial recognition of assets and liabilities in connection with the merger accounting. See Note 3 for more information.

        The Company measures certain financial assets and liabilities at fair value on a recurring basis, including cash equivalents, restricted cash, available-for-sale securities and derivative instruments. As of April 1, 2011 and October 1, 2010, financial assets utilizing Level 1 inputs included cash equivalents, such as money market and overnight U.S. Government securities and available-for-sale securities, such as mutual funds. As of April 1, 2011 and October 1, 2010, financial assets utilizing Level 2 inputs included foreign currency derivatives. As of October 1, 2010, financial liabilities utilizing Level 2 inputs included interest rate swap derivatives. The Company does not have any financial assets or liabilities requiring the use of Level 3 inputs.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular dollar amounts in thousands except share and per share amounts)

5. Financial Instruments (Continued)

        The following tables set forth financial instruments carried at fair value within the ASC 825 hierarchy:

		Successor
		Fair Value Measurements at April 1, 2011 Using
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Money market and overnight U.S. Government securities(1)	$18,062	$18,062	$—	$—
Mutual funds(2)	194	194	—	—
Foreign exchange forward derivatives(3)	748	—	748	—

Total assets at fair value	$19,004	$18,256	$748	—

(1)
The money market and overnight U.S. Government securities are classified as part of cash and cash equivalents and restricted cash in the condensed consolidated balance sheet.

(2)
The mutual funds are classified as part of other long-term assets in the condensed consolidated balance sheet.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular dollar amounts in thousands except share and per share amounts)

5. Financial Instruments (Continued)

(3)
The foreign currency derivatives are classified as part of prepaid and other current assets in the condensed consolidated balance sheet.

		Predecessor
		Fair Value Measurements at October 1, 2010 Using
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Money market and overnight U.S. Government securities(1)	$36,420	$36,420	$—	$—
Mutual funds(2)	171	171	—	—
Foreign exchange forward derivatives(3)	437	—	437	—

Total assets at fair value	$37,028	$36,591	$437	—

Liabilities:
Interest rate swap derivative(4)	$816	$—	$816	$—

Total liabilities at fair value	$816	$—	$816	$—

(1)
The money market and overnight U.S. Government securities are classified as part of cash and cash equivalents and restricted cash in the condensed consolidated balance sheet.

(2)
The mutual funds are classified as part of other long-term assets in the condensed consolidated balance sheet.

(3)
The foreign currency derivatives are classified as part of prepaid and other current assets in the condensed consolidated balance sheet.

(4)
The interest rate swap derivatives are classified as part of accrued expenses in the condensed consolidated balance sheet.

Investments Other Than Derivatives

        In general and where applicable, the Company uses quoted prices in active markets for identical assets or liabilities to determine fair value. This pricing methodology applies to the Company's Level 1 investments, such as money market, U.S. Government securities and mutual funds.

        If quoted prices in active markets for identical assets or liabilities are not available to determine fair value, then the Company would use quoted prices for similar assets and liabilities or inputs other than the quoted prices that are observable either directly or indirectly. These investments would be included in Level 2.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular dollar amounts in thousands except share and per share amounts)

5. Financial Instruments (Continued)

Derivatives

        The Company executes foreign exchange forward contracts to purchase Canadian dollars and the Predecessor held a pay-fixed receive-variable interest rate swap contract, all executed in the retail market with its relationship banks. To determine the most appropriate value, the Company uses an in-exchange valuation premise which considers the assumptions that market participants would use in pricing the derivatives. The Company has elected to use the income approach and uses observable (Level 2) market expectations at the measurement date and standard valuation techniques to convert future amounts to a single present amount. Level 2 inputs for derivative valuations are midmarket quoted prices for similar assets or liabilities in active markets and inputs other than quoted prices that are observable for the asset or liability.

        Key inputs for currency derivatives are spot rates, forward rates, interest rates and credit derivative rates. The spot rate for the Canadian dollar is the same spot rate used for all balance sheet translations at the measurement date. Forward premiums/discounts and interest rates are interpolated from commonly quoted intervals. Once valued, each forward is identified as either an asset or liability. Assets are further discounted using counterparty annual credit default rates, and liabilities are valued using the Company's credit as reflected in the spread paid over LIBOR on the term loan under the Company's senior credit facilities.

        Key inputs for valuing the Predecessor's recently terminated interest rate swap were the cash rates used for the short term (under three months), futures rates for up to three years and LIBOR swap rates for periods beyond. These inputs were used to derive variable resets for the swap as well as to discount future fixed and variable cash flows to present value at the measurement date. A credit spread was used to further discount each net cash flow using, for assets, counterparty credit default rates and, for liabilities, the Company's credit spread over LIBOR on the term loan under the Company's senior credit facilities.

        See Note 7 for further information regarding the Company's derivative instruments.

Other Financial Instruments

        The Company's other financial instruments include cash, restricted cash, accounts receivable, accounts payable and long-term debt. Except for long-term debt, the carrying value of these financial instruments approximates fair values because of their relatively short maturity.

        The fair values of the Company's long-term debt were estimated using quoted market prices where available. For long-term debt not actively traded, fair values were estimated using discounted cash flow analyses, based on the Company's current estimated incremental borrowing rates for similar types of borrowing arrangements. The estimated fair value of the Company's long-term debt as of April 1, 2011 and October 1, 2010 was $365.7 million and $192.6 million, respectively, compared to the carrying value of $363.9 million and $194.9 million, respectively.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular dollar amounts in thousands except share and per share amounts)

6. Long-term Debt

        Long-term debt comprises the following:

	April 1, 2011 (Successor)	October 1, 2010 (Predecessor)
Term loan, net of issue discount of $735 and $0	$148,890	$66,000
8% Senior subordinated notes due 2012	—	117,000
8% Senior notes due 2018	215,000	—
Floating rate senior notes due 2015, net of issue discount of $66	—	11,934

	363,890	194,934
Less: Current portion	1,500	66,000

Long-term portion	$362,390	$128,934

Standby letters of credit	$4,531	$4,544

Senior Secured Credit Facilities

        In connection with the Merger, on February 11, 2011, CPII entered into the Senior Secured Credit Facilities with UBS AG, Stamford Branch, as administrative agent, and the other financial institutions party thereto ("Senior Credit Facilities"). The Senior Credit Facilities are structured as (a) a $150.0 million six-year term loan facility ("Term Loan"); and (b) a $30.0 million five-year revolving credit facility ("Revolver") that includes sub-limits for letters of credit and swingline loans. In addition, the Senior Credit Facilities permit CPII to add one or more incremental facilities to the term loan facility and/or increase commitments under the revolving credit facility in an aggregate principal amount of up to $50.0 million, subject to receipt of commitments for such term loans or increases. CPII borrowed the full amount of the Term Loan in connection with the Merger, and the Revolver was undrawn (other than for approximately $4.5 million of outstanding letters of credit). Total proceeds from the Term Loan were $143.8 million, net of $6.2 million issuance costs and issue discount.

        Borrowings under the Term Loan and the Revolver bear interest, at CPII's option, at either (a) a base rate equal to the highest of (i) the federal funds rate, plus 0.50%, (ii) the corporate base rate of interest established by the administrative agent and (iii) adjusted LIBOR for an interest period of one month beginning on such day plus 1%, or (b) LIBOR, in each case plus an applicable margin. For all purposes, LIBOR shall never be deemed to be less than a specified "LIBOR floor."

        CPII is also required to pay a commitment fee to the lenders under the Revolver in respect of unutilized commitments thereunder. The commitment fee is 0.75% per annum. In addition, CPII is required to pay customary fees in connection with the issuance of letters of credit.

        The Senior Credit Facilities require CPII to prepay outstanding loans, subject to certain exceptions, with:

  •
  100% of the net cash proceeds received from the sale or other disposition of all or any part of the assets of the Parent or any of its restricted subsidiaries in excess of $15.0 million, other than sales of inventory in the ordinary course of business and other than amounts reinvested in assets

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular dollar amounts in thousands except share and per share amounts)

6. Long-term Debt (Continued)

    to be used in CPII's business within 12 months of such disposition (or if committed to be reinvested within such 12 months, reinvested within 18 months of such disposition) and subject to other exceptions;

  •
  100% of the net proceeds received by the Parent or any of its restricted subsidiaries from the issuance of debt or disqualified preferred stock after the Closing Date, other than debt permitted under the Senior Credit Facilities;

  •
  100% of all casualty and condemnation proceeds received by the Parent or any of its restricted subsidiaries in excess of $15.0 million, other than amounts reinvested in assets to be used in CPII's business within 12 months of such receipt (or if committed to be reinvested within such 12 months, reinvested within 18 months of such receipt) and subject to other exceptions; and

  •
  50% of excess cash flow of the Parent and its restricted subsidiaries, such percentage to be reduced based on the Parent attaining certain leverage ratios.

        CPII may also voluntarily prepay outstanding loans under the Senior Credit Facilities in whole or in part, with prior notice but without premium or penalty (except LIBOR breakage costs) and including accrued and unpaid interest, subject to limitations as to minimum amounts of prepayments.

        Mandatory prepayments will be applied first to scheduled installments of the Term Loan (and allocated to such scheduled installments in direct order to the next eight scheduled installments and thereafter to the remaining scheduled installments on a pro rata basis) until paid in full, second to the Revolver and third to cash collateralize outstanding letters of credit. Voluntary prepayments of loans (including loans under the Revolver to the extent accompanied by permanent reductions of the commitments thereunder), other than prepayments funded with the proceeds of indebtedness, will be credited against excess cash flow prepayment obligations on a dollar-for-dollar basis.

        The Term Loan facility amortizes in equal quarterly installments in annual amounts equal to 1.0% of the original principal amount of the term loan facility, with the balance payable on the maturity date of the term loan facility. The Revolver does not amortize.

        CPII's obligations under the Senior Credit Facilities are fully and unconditionally guaranteed by the Parent and, subject to certain exceptions, each of the Parent's existing and future domestic restricted subsidiaries (other than CPII). In addition, CPII's obligations under the Senior Credit Facilities and the guarantees of those obligations are secured by substantially all of CPII's assets and all the assets of the guarantors, including but not limited to (a) pledges of all the equity interests held by CPII and each guarantor and (b) a first-priority security interest in, and mortgages on, substantially all of the present and after-acquired assets of CPII and each guarantor, in each case subject to certain exceptions.

        The Senior Credit Facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, the ability of the Parent and its restricted subsidiaries, including CPII, to:

  •
  dispose of assets and make changes in business;

  •
  incur additional indebtedness or issue preferred stock or prepay, amend or redeem certain indebtedness;

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular dollar amounts in thousands except share and per share amounts)

6. Long-term Debt (Continued)

  •
  create liens on assets and make further negative pledges;

  •
  enter into sale and leaseback transactions;

  •
  engage in mergers or acquisitions;

  •
  pay dividends or distributions or repurchase or redeem capital stock or make other restricted payments;

  •
  make investments, loans or advances;

  •
  make capital expenditures;

  •
  engage in certain transactions with affiliates;

  •
  amend charter documents and material agreements in a manner adverse in any material respect to the lenders without their consent;

  •
  change accounting polices;

  •
  permit certain restrictions affecting subsidiaries; and

  •
  change the status of Parent as a holding company.

        The Senior Credit Facilities also include financial covenants that apply to the Parent and its restricted subsidiaries and consist of a minimum cash interest coverage ratio and a maximum total leverage ratio. In addition, the Senior Credit Facilities contain certain customary affirmative covenants and events of default.

        CPII made a payment of $0.4 million on the Term Loan during the period February 11, 2011 to April 1, 2011. As of April 1, 2011, the principal balance of the Term Loan was $148.9 million, net of issue discount of $0.7 million.

        At April 1, 2011, the amount available for borrowing under the Revolver, after taking into account the Company's outstanding letters of credit of $4.5 million, was approximately $25.5 million.

8% Senior Notes due 2018

        On February 11, 2011, in connection with the Merger, CPII issued $215.0 million in aggregate principal amount of its 8% Senior Notes due 2018 (the "8% Notes"). Total proceeds from the issuance of the 8% Notes were $208.6 million, net of $6.4 million issuance costs. The 8% Notes bear interest at the rate of 8.0% per year, payable semi-annually in arrears on each February 15 and August 15, commencing on August 15, 2011. The 8% Notes will mature on February 15, 2018. The 8% Notes are unsecured obligations, jointly and severally guaranteed by the Parent and, subject to certain exceptions, all of the Parent's existing and future domestic restricted subsidiaries (other than CPII).

        The 8% Notes and the guarantees will be senior unsecured obligations of CPII and each of the guarantors, as applicable, and are equal in right of payment with all of CPII's and such guarantor's existing and future senior unsecured obligations. The 8% Notes and the guarantees thereof are senior in right of payment to any of CPII's and each guarantor's existing and future obligations that are, by their terms, expressly subordinated in right of payment to the 8% Notes and the guarantees. The 8%

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular dollar amounts in thousands except share and per share amounts)

6. Long-term Debt (Continued)

Notes and the guarantees thereof are effectively subordinated to CPII's and each guarantor's existing and future secured obligations, including the Senior Credit Facilities, to the extent of the value of the assets securing such obligations.

        At any time or from time to time on or after February 15, 2015, CPII, at its option, may redeem the 8% Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning February 15 of the years indicated:

Year	Optional Redemption Price
2015	104%
2016	102%
2017 and thereafter	100%

        In addition, at any time prior to February 15, 2015, CPII may redeem all or a part of the 8% Notes at a redemption price equal to 100% of the principal amount of the 8% Notes to be redeemed plus an applicable premium (as defined in the indenture governing the 8% Notes) plus accrued and unpaid interest, if any, to, the redemption date.

        At any time before February 15, 2014, CPII may redeem up to 35% of the aggregate principal amount of the 8% Notes issued under the indenture with the net cash proceeds of one or more qualified equity offerings at a redemption price equal to 108.00% of the principal amount of the 8% Notes to be redeemed, plus accrued and unpaid interest. In addition, CPII may redeem some or all of the 8% Notes prior to February 15, 2015 at a redemption price equal to 100% of the principal amount thereof, plus a "make-whole" premium (as defined in the indenture governing the 8% Notes).

        Upon a change of control, CPII may be required to purchase all or any part of the 8% Notes for a cash price equal to 101% of the principal amount, plus accrued and unpaid interest thereon, if any, to the date of purchase.

        The indenture governing the 8% Notes contains a number of covenants that, among other things, restrict, subject to certain exceptions, the ability of CPII and its restricted subsidiaries (as defined in the indenture governing the 8% Notes) to incur additional indebtedness, pay dividends or repurchase or redeem capital stock, limit dividends or other payments by its restricted subsidiaries to CPII or its other restricted subsidiaries, make certain investments, incur liens, enter into certain types of transactions with CPII's affiliates, and sell assets or consolidate or merge with or into other companies.

        As of April 1, 2011, the principal balance of the 8% Notes was $215.0 million.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular dollar amounts in thousands except share and per share amounts)

6. Long-term Debt (Continued)

        Debt Maturities:    As of April 1, 2011, maturities on long-term debt were as follows:

Fiscal Year	Term Loan	8% Senior Notes	Total
2011 (remaining six months)	$750	$—	$750
2012	1,500	—	1,500
2013	1,500	—	1,500
2014	1,500	—	1,500
2015	1,500	—	1,500
Thereafter	142,875	215,000	357,875

	$149,625	$215,000	$364,625

        The above table assumes (1) that the respective debt instruments will be outstanding until their scheduled maturity dates, and (2) a debt level based on mandatory repayments according to the contractual amortization schedule. The above table also excludes any optional prepayments.

        As of April 1, 2011, the Company was in compliance with the covenants under the agreements governing the Senior Credit Facilities and the indentures governing the 8% Notes.

Deferred Debt Issuance Costs

        CPII incurred a total of $15.6 million of debt issuance costs and issue discount, including those netted against the debt proceeds, associated with the Senior Credit Facilities and 8% Notes. Debt issuance costs and issue discount are capitalized and amortized and recognized as interest expense under the effective interest method over the expected term of the related debt.

Predecessor's Prior Long-term Debt

        Predecessor's consolidated long-term debt as of October 1, 2010 consisted of $117.0 million of 8% senior subordinated notes due 2012 ("Prior 8% Notes") issued by CPI, $11.9 million of Predecessor's floating rate senior notes due 2015 ("FR Notes") and $66.0 million term loan under Predecessor's prior senior credit facilities ("Prior Term Loan"). In connection with the Merger, each of Predecessor and CPI separately purchased or redeemed all of the outstanding Prior 8% Notes and FR Notes. In addition, all amounts outstanding under the Prior Term Loan were repaid in connection with the Merger. Net costs incurred in the repayment of principal of all prior long-term debt was $0.1 million, recorded as "loss on debt extinguishment, net" in the condensed consolidated statements of operations and comprehensive income for the period February 11, 2011 to April 1, 2011. These costs comprised cash payments primarily for call premiums and tender processing fees, net of $0.5 million gain from debt repayment at less than fair value.

7. Derivative Instruments and Hedging Activities

        Foreign Exchange Forward Contracts:    Although the majority of the Company's revenue and expense activities are transacted in U.S. dollars, the Company does transact business in foreign countries. The Company's primary foreign currency cash flows are in Canada and several European

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular dollar amounts in thousands except share and per share amounts)

7. Derivative Instruments and Hedging Activities (Continued)

countries. In an effort to reduce its foreign currency exposure to Canadian dollar denominated expenses, the Company enters into Canadian dollar forward contracts to hedge the Canadian dollar denominated costs for its manufacturing operation in Canada. The Company does not engage in currency speculation.

        The Company's Canadian dollar forward contracts in effect as of April 1, 2011 have durations of 7 to 12 months. These contracts are designated as a cash flow hedge and are considered highly effective, as defined by FASB ASC 815, "Derivatives and Hedging." Unrealized gains and losses from foreign exchange forward contracts are included in accumulated other comprehensive income in the condensed consolidated balance sheets. At April 1, 2011, the unrealized gain, net of tax of $0.1 million, was $0.2 million. The Company anticipates recognizing the entire unrealized gain or loss in operating earnings within the next three fiscal quarters. Changes in the fair value of foreign currency forward contracts due to changes in time value are excluded from the assessment of effectiveness and are immediately recognized in general and administrative expenses in the consolidated statements of operations. The time value was not material for all periods presented. No ineffective amounts were recognized due to hedge ineffectiveness in the periods from February 11, 2011 to April 1, 2011 and October 2, 2010 to February 10, 2011. The gain recognized in general and administrative expenses due to hedge ineffectiveness was $0.1 million for the 26-week period ended April 2, 2010.

        As of April 1, 2011, the Company had entered into Canadian dollar forward contracts for approximately $9.7 million (Canadian dollars), or approximately 40% of estimated Canadian dollar denominated expenses for April 2011 through September 2011, at an average rate of approximately 0.95 U.S. dollar to Canadian dollar.

        Interest Rate Contracts:    In anticipation of the repayment of the Prior Term Loan discussed in Note 6, Predecessor's interest rate swap was terminated in February 2011 whereby Predecessor paid $0.5 million for the swap settlement. Consequently, Predecessor recorded $0.4 million loss in "interest expense, net" in the condensed consolidated statements of operations and comprehensive income for period from October 2, 2010 to February 10, 2011 due to the discontinuance of the interest rate swap.

        See Note 5, Financial Instruments, for further information regarding the Company's derivative instruments.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular dollar amounts in thousands except share and per share amounts)

7. Derivative Instruments and Hedging Activities (Continued)

        The following table summarizes the fair value of derivative instruments designated as cash flow hedges at April 1, 2011 and October 1, 2010:

	Asset Derivatives			Liability Derivatives
		Fair Value			Fair Value
	Balance Sheet Location	April 1, 2011 (Successor)	October 1, 2010 (Predecessor)	Balance Sheet Location	April 1, 2011 (Successor)	October 1, 2010 (Predecessor)
Derivatives designated as hedging instruments
Interest rate contracts				Accrued expenses	$—	$816
Forward contracts	Prepaid and other current assets	$748	$437		—	—

		$748	$437		$—	$816

        As of April 1, 2011 and October 1, 2010, all of the Company's derivative instruments were classified as hedging instruments under ASC 815.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All tabular dollar amounts in thousands except share and per share amounts)

7. Derivative Instruments and Hedging Activities

        The following table summarizes the effect of derivative instruments on the condensed consolidated statements of operations and comprehensive income for the periods of fiscal years 2011 and 2010 presented:

Derivatives in Cash Flow Hedging Relationships	Amount of Gain (Loss) Recognized in OCI on Derivative (Effective Portion)			Location of (Loss) Gain Reclassified from Accumulated OCI into Income (Effective Portion)	Amount of (Loss) Gain Reclassified from Accumulated OCI into Income (Effective Portion)			Location of (Loss) Gain Recognized in Income on Derivative (Ineffective and Excluded Portion)	Amount of (Loss) Gain Recognized in Income on Derivative (Ineffective and Excluded Portion)
	Fiscal Year				Fiscal Year				Fiscal Year
	2011		2010		2011		2010		2011		2010
	February 11, 2011 to April 1, 2011 (Successor)	October 2, 2010 to February 10, 2011 (Predecessor)	26-Week Period Ended April 2, 2010 (Predecessor)		February 11, 2011 to April 1, 2011 (Successor)	October 2, 2010 to February 10, 2011 (Predecessor)	26-Week Period Ended April 2, 2010 (Predecessor)		February 11, 2011 to April 1, 2011 (Successor)	October 2, 2010 to February 10, 2011 (Predecessor)	26-Week Period Ended April 2, 2010 (Predecessor)
Interest rate contracts	$—	$360	$(248)	Interest expense, net	$—	$(456)	$(1,052)	Interest expense, net(a)	$—	$(424)	$(19)
Forward contracts	368	463	1,555	Cost of sales	—	(614)	606	General and administrative(b)	42	50	48
				Research and development	(6)	(71)	158
				Selling and marketing	(2)	(31)	69
	—	—	—	General and administrative	(3)	(42)	91		—	—	—

Total	$368	$823	$1,307		$(11)	$(1,214)	$(128)		$42	$(374)	$29

(a)
The amount of loss recognized in income during the period October 2, 2010 to February 10, 2011 includes a $415 loss resulted from early termination of the derivative.

(b)
The amount of gain recognized in income during the periods of fiscal year 2011 presented represents a $42 and $50 gain, respectively, related to the amount excluded from the assessment of hedge effectiveness. The amount of gain recognized in income during the 26-week period ended April 2, 2010 represents a $62 gain related to the ineffective portion of the hedging relationships, net of a $14 loss related to the amount excluded from the assessment of hedge effectiveness.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular dollar amounts in thousands except share and per share amounts)

7. Derivative Instruments and Hedging Activities (Continued)

        As a result of the use of derivative instruments, the Company is exposed to the risk that counterparties to derivative contracts will fail to meet their contractual obligations. The Company does not hold collateral or other security from its counterparties supporting its derivative instruments. To mitigate the counterparty credit risk, the Company has a policy of only entering into contracts with carefully selected major financial institutions based upon their credit ratings and other factors. The Company regularly reviews its credit exposure balances as well as the creditworthiness of its counterparties.

        When the Company's derivatives are in a net asset position, such as the case with the Company's forward foreign exchange contract derivatives at April 1, 2011, the Company is exposed to credit loss from nonperformance by the counterparty. If the counterparty fails to perform, credit risk with such counterparty is equal to the extent of the fair value gain in the derivative.

8. Contingencies

        From time to time, the Company may be subject to claims that arise in the ordinary course of business. Except as noted below, in the opinion of management, all such matters involve amounts that would not have a material adverse effect on the Company's consolidated results of operations, financial position or cash flows if unfavorably resolved.

        On July 1, 2010, a putative stockholder class action complaint, entitled Continuum Capital v. Michael Targoff, et al. (Case No. 110CV175940), was filed against Predecessor, the members of Predecessor's board of directors, and Comtech Telecommunications Corp. ("Comtech") in the Superior Court of the State of California in and for the County of Santa Clara. The lawsuit concerned the proposed merger between Predecessor and Comtech, and generally asserted claims alleging, among other things, that each member of Predecessor's board of directors breached his fiduciary duties by agreeing to the terms of the previously proposed merger and by failing to provide stockholders with allegedly material information related to the proposed merger, and that Comtech aided and abetted the breaches of fiduciary duty allegedly committed by the members of Predecessor's board of directors. The lawsuit sought, among other things, class action certification and monetary relief. On July 28, 2010, the plaintiff filed an amended complaint, making generally the same claims against the same defendants, and seeking the same relief. In addition, the amended complaint generally alleged that the consideration that would have been paid to Predecessor's stockholders under the terms of the proposed merger was inadequate. On September 7, 2010, Predecessor terminated the Comtech sale agreement. On November 24, 2010, as described in Note 3, Predecessor entered into an Agreement and Plan of Merger with Merger Sub and Predecessor. On December 15, 2010, the plaintiff filed a second amended complaint, which removed Comtech as a defendant, added allegations related to the Merger and to Veritas Fund, and added a claim for attorneys' fees. On December 23, 2010, after Predecessor filed its preliminary proxy statement relating to a special meeting in connection with the approval of the Merger, the plaintiff filed a third amended complaint, adding allegations related to the disclosures in the preliminary proxy statement. The third amended complaint sought, among other things, class action certification and monetary relief.

        Predecessor believed the action was without merit; however, to avoid the cost and uncertainty of litigation and to complete the Merger without delay, the defendants entered into a Memorandum of

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular dollar amounts in thousands except share and per share amounts)

8. Contingencies (Continued)

Understanding concerning settlement and, later, a Stipulation and Agreement of Settlement dated as of March 29, 2011 ("Stipulation"). The settlement and any attorneys' fees award are subject to Court approval. Pursuant to the Stipulation, among other things, the defendants will receive a release of claims and the plaintiff will dismiss the third amended complaint with prejudice in exchange for, among other agreements, an agreement by Predecessor to make certain additional disclosures concerning the Merger, which disclosures were included in a definitive proxy statement mailed to stockholders on or about January 12, 2011. The Stipulation also provides that, upon Court approval and dismissal of the action, Predecessor, its insurers or its successor in interest will cause to be paid to the plaintiff's counsel approximately $0.6 million in full settlement of any claim for attorneys' fees and all expenses. The Company expects $0.4 million of this payment to be borne by its insurers. The $0.6 million full settlement and the $0.4 million insurance reimbursement are included in accrued liabilities and prepaid and other current assets, respectively, in the condensed consolidated balance sheet as of April 1, 2011.

        During fiscal year 2009, Predecessor received a notice from a customer purporting to terminate a sales contract due to alleged nonperformance. In fiscal year 2010, Predecessor received further notices from the customer claiming additional cost incurred due to the alleged nonperformance. The customer has initiated arbitration and filed a claim for damages. Predecessor also filed a counterclaim for damages of a certain amount. A settlement was reached in April 2011 between the customer and Predecessor, whereby Predecessor will pay the customer $1.3 million, of which $0.5 million was previously accrued by Predecessor and $0.8 has been recorded as a liability in the purchase price allocation in connection with the Merger.

        All legal costs are expensed as incurred.

9. Related Party Transactions

        In connection with the Merger, on February 11, 2011 the Company entered into an advisory agreement with Veritas Capital Fund Management, L.L.C. ("Veritas Management"), a Delaware limited liability company and an affiliate of our Sponsor, pursuant to which Veritas Management will provide the Company with certain management, advisory and consulting services including, without limitation, business and organizational strategy, financial and advisory services. The initial term of the advisory agreement will end December 31, 2023, and the agreement will renew automatically for additional one-year terms thereafter unless Veritas Management or the Company terminates the advisory agreement. Pursuant to such agreement, the Company pays Veritas Management an annual fee equal to the greater of $1.0 million or 3.0% of the Company's Adjusted EBITDA (earnings before net interest expense, provision for income taxes, depreciation and amortization, certain unusual or non-recurring items and certain non-cash items), a portion of which is payable in advance annually beginning on the date of the Merger, and the Company reimburses certain out-of-pocket expenses of Veritas Management. In addition, the Company paid Veritas Management a cash transaction fee of $9.0 million as consideration for the services provided and paid $5.0 million of expenses incurred by Veritas Management in connection with the Merger. These amounts were reported as a reduction in "additional paid-in capital" in the condensed consolidated balance sheet as of April 1, 2011. If Parent or any of its subsidiaries (including the Company) is involved in any transaction (including, without limitation, any acquisition, merger, disposition, debt or equity financing, recapitalization, structural reorganization or similar transaction), the Company will pay a transaction fee to Veritas Management

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular dollar amounts in thousands except share and per share amounts)

9. Related Party Transactions (Continued)

equal to the greater of $0.5 million and 2% of transaction value. The Company may terminate the advisory agreement immediately prior to a change of control or an initial public offering, upon payment of an amount equal to all accrued fees and expenses plus the present value of all annual fees that would have been payable under the advisory agreement through December 31, 2023. No other related person has any interest in the advisory agreement.

10. Stock-based Compensation Plans

        Pursuant to the Merger described in Note 3, subject to certain exceptions described below, unvested options to purchase the Predecessor's common stock became fully vested immediately prior to the effective time of the Merger on February 11, 2011 ("Effective Time"), and at (or, in the case of certain option holders, immediately after) the Effective Time, outstanding unexercised stock options were cancelled in exchange for a cash payment in an amount equal to the product of (x) the number of shares subject to the option and (y) the excess, if any, of (A) $19.50 over (B) the exercise price per share subject to the option, less any applicable taxes. Subject to certain exceptions described below, each share of Predecessor's restricted stock and each of Predecessor's restricted stock unit outstanding immediately prior to the Effective Time vested in full and entitled the holder to receive $19.50 in cash, less applicable taxes. With respect to options and restricted stock units granted in the first quarter of fiscal year 2011, only 25% of such options and restricted stock units became vested upon the closing of the Merger and the remaining 75% were cancelled. Predecessor accounted for the acceleration of vesting of stock options, restricted stock and restricted stock units in conjunction with a business combination in accordance with FASB ASC 718, "Compensation—Stock Compensation."

        As a result of the acceleration of the vesting of stock options described above, Predecessor incurred additional stock compensation expense of $3.4 million, of which $0.4 million, $0.2 million, $0.4 million and $2.4 million were allocated to cost of sales, research and development, sales and marketing and general and administrative, respectively, in the condensed consolidated statement of operations and comprehensive income for the period October 2, 2010 to February 10, 2011. Successor also recorded stock compensation expense of $5.2 million which represents the amount of cash payments for the unvested portion of the stock awards for which vesting was accelerated. The $5.2 million stock compensation expense is recorded in "strategic alternative transaction expense" in the condensed consolidated statement of operations and comprehensive income for the period February 11, 2011 to April 1, 2011.

        Unless otherwise stated, information on the Predecessor's stock-based compensation plans provided below is for periods prior the Effective Time and reflects the effect of the acceleration of vesting of the stock-based awards on Predecessor's statements of operations.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular dollar amounts in thousands except share and per share amounts)

10. Stock-based Compensation Plans (Continued)

        Stock Options:    The following table summarizes the status of Predecessor's stock option awards as of February 10, 2011 and October 1, 2010 and of changes during the period October 2, 2010 to February 10, 2011 under Predecessor's stock option plans:

	Oustanding Options				Exercisable Options
	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance at October 1, 2010	3,347,192	$6.60	4.24	$26,801	2,915,483	$5.61	3.76	$25,930
Granted	108,000	19.33
Exercised	(19,970)	8.69
Accelerated, cancelled and paid with cash pursuant to the Merger	(3,354,222)	6.69
Cancelled	(81,000)	19.33

Balance at February 10, 2011	—	—	—	—	—	—	—	—

        During the period October 2, 2010 to February 10, 2011, cash received from option exercises was approximately $0.2 million, and the total intrinsic value of options exercised was approximately $0.2 million. During the 26-week period ended April 2, 2010, cash received from option exercises was approximately $0.1 million, and the total intrinsic value of options exercised was $0.6 million.

        Stock Purchase Plan:    Predecessor's employee stock purchase plan was terminated after the December 31, 2010 purchase. Employees purchased approximately 13,000 shares in the first quarter of fiscal year 2011 for $0.2 million. In the 26-week periods ended April 2, 2010, employees purchased 33,465 shares for $0.4 million.

        Restricted Stock and Restricted Stock Units:    The restricted stock and restricted stock units generally vested over periods of one to four years. Upon vesting, each restricted stock unit was automatically converted into one share of common stock of the Predecessor.

        A summary of the status of Predecessor's nonvested restricted stock and restricted stock unit awards as of February 10, 2011 and October 1, 2010 and of changes during the period from October 2, 2010 to February 10, 2011 is presented below:

	Number of Shares	Weighted-Average Grant-Date Fair Value Per Share
Nonvested at October 1, 2010	310,341	$10.51
Granted	138,700	$19.33
Vested	(23,775)	$15.18
Accelerated pursuant to the Merger	(321,241)	$11.12
Cancelled	(104,025)	$19.33

Nonvested at February 10, 2011	—	—

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular dollar amounts in thousands except share and per share amounts)

10. Stock-based Compensation Plans (Continued)

        Predecessor settled stock option exercises and restricted stock units with newly issued common shares.

Valuation and Expense Information

        Stock Options.    The fair value of Predecessor's stock options granted during the periods presented was estimated on the date of grant using the Black-Scholes model with the following assumptions:

	Fiscal Year
	2011	2010
	October 2, 2010 to February 10, 2011 (Predecessor)	26-Week Period Ended April 2, 2010 (Predecessor)
Expected term (in years)	8.14	7.79
Expected volatility	60.91%	60.50%
Risk-free rate	2.57%	3.00%
Dividend yield	0%	0%

        The weighted-average grant-date fair value of all the options granted during the period October 2, 2010 to February 10, 2011 was $12.65 per share and during the 26-week period ended April 2, 2010 was $6.25 per share.

        Stock Purchase Plan.    Based on the 15% discount received by the employees, the weighted-average fair value of shares issued under the employee stock purchase plan during the first quarter of fiscal year 2011, the final purchase period, was $2.90 per share and during the 26-week period ended April 2, 2010 was $1.97 per share.

        Restricted Stock and Restricted Stock Units.    The weighted-average estimated fair value of all restricted stock and restricted stock units granted during the period October 2, 2010 to February 10, 2011 was $19.33. The weighted-average estimated fair value of all restricted stock and restricted stock units granted during the 26-week period ended April 2, 2010 was $10.04.

        Stock-based compensation expense recognized in the condensed consolidated statements of operations and comprehensive income had been reduced for estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular dollar amounts in thousands except share and per share amounts)

10. Stock-based Compensation Plans (Continued)

        The following table summarizes stock-based compensation expense for the periods presented, which was allocated as follows:

	Fiscal Year
	2011	2010
	October 2, 2010 to February 10, 2011 (Predecessor)	26-Week Period Ended April 2, 2010 (Predecessor)
Share-based compensation cost recognized in the income statement by caption:
Cost of sales	$609	$280
Research and development	320	110
Selling and marketing	499	140
General and administrative	3,127	988

	$4,555	$1,518

Share-based compensation cost capitalized in inventory	$928	$291

Share-based compensation cost remaining in inventory at end of period	$416	$97

Share-based compensation expense by type of award:
Stock options	$1,564	$915
Restricted stock and units	2,948	537
Stock purchase plan	43	66

	$4,555	$1,518

        The tax benefit realized from option exercises and restricted stock vesting, including those that were accelerated pursuant to the Merger, totaled approximately $16.3 million during the period October 2, 2010 to February 10, 2011. The tax benefit realized from option exercises and restricted stock vesting totaled approximately $0.4 million during 26-week period ended April 2, 2010.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular dollar amounts in thousands except share and per share amounts)

11. Income Taxes

        The condensed consolidated statements of operations and comprehensive income reflect the following income tax (benefit) expense:

Year-to-Date	February 11, 2011 to April 1, 2011 (Successor)	October 2, 2010 to February 10, 2011 (Predecessor)	26-Week Period Ended April 2, 2010 (Predecessor)
(Loss) income before income taxes	$(7,156)	$(3,747)	$12,695
Income tax (benefit) expense	$(440)	$983	$4,362
Effective income tax rate	6.1%	(26.2)%	34.4%

        The effective tax rate for the period February 11, 2011 to April 1, 2011 differs from the federal statutory rate of 35% primarily due to non-deductible Merger expenses, and U.S. inclusion of foreign income and foreign tax rate differences that increased income tax expense by $1.3 million and $0.8 million, respectively, which on a combined basis decreased the effective tax rate benefit by approximately 30%. The effective tax rate for the period October 2, 2010 to February 10, 2011 differs from the federal statutory rate of 35% primarily due to non-deductible Merger expenses, and U.S. inclusion of foreign income and foreign tax rate differences that increased income tax expense by $1.1 million and $1.4 million, respectively, which on a combined basis decreased the effective tax rate benefit by approximately 67%.

        The Canada Revenue Agency has completed their audit with respect to transfer pricing for CPI Canada's purchase of the Satcom Division in fiscal years 2001 and 2002. The tax settlement includes fiscal year 2001 through 2007. The Company has made adequate accruals to settle this tax assessment. In the next 12 months, the Company expects to make tax and interest payments to the Canada Revenue Agency settle this audit for approximately $2.7 million. The Internal Revenue Service has agreed to provide a correlative tax adjustment in the United States for the same fiscal years, and the Company expects to receive tax refunds in the United States for approximately the same amount as the tax assessment payments that are made to the Canada Revenue Agency.

        The Company was notified that the Internal Revenue Service will audit the Company's federal income tax returns for fiscal years 2008 and 2009.

12. Segments, Geographic and Customer Information

        The Company's reportable segments are VED and satcom equipment. The VED segment develops, manufactures and distributes high-power/high-frequency microwave and radio frequency signal components. The satcom equipment segment manufactures and supplies high-power amplifiers and networks for satellite communication uplink, electronic warfare and industrial applications. Segment information reported below is consistent with the manner in which it is reviewed and evaluated by the Company's chief operating decision maker ("CODM"), its chief executive officer, and is based on the nature of the Company's operations and products offered to customers.

        Amounts not reported as VED or satcom equipment are reported as Other. In accordance with quantitative and qualitative guidelines established by FASB ASC 280, "Segment Reporting." Other includes the activities of the Company's Malibu division and unallocated corporate expenses, such as

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular dollar amounts in thousands except share and per share amounts)

12. Segments, Geographic and Customer Information (Continued)

strategic alternative transaction expenses, share-based compensation expense and certain non-recurring or unusual expenses. The Malibu division is a designer, manufacturer and integrator of advanced antenna systems for radar, radar simulators and telemetry systems, as well as for data links used in ground, airborne, unmanned aerial vehicles ("UAVs") and shipboard systems.

        Summarized financial information concerning the Company's reportable segments is shown in the following tables:

	Fiscal Year
	2011		2010
	February 11, 2011 to April 1, 2011 (Successor)	October 2, 2010 to February 10, 2011 (Predecessor)	26-Week Period Ended April 2, 2010 (Predecessor)
Sales from external customers
VED	$41,524	$89,174	$124,305
Satcom equipment	14,634	27,469	41,045
Other	3,936	7,580	5,769

	$60,094	$124,223	$171,119

Intersegment product transfers
VED	$5,360	$8,045	$12,404
Satcom equipment	45	229	1

	$5,405	$8,274	$12,405

Capital expenditures
VED	$660	$1,484	$1,270
Satcom equipment	279	694	226
Other	18	256	339

	$957	$2,434	$1,835

EBITDA
VED	$12,726	$18,713	$30,118
Satcom equipment	1,924	1,491	4,718
Other	(14,110)	(14,046)	(8,920)

	$540	$6,158	$25,916

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular dollar amounts in thousands except share and per share amounts)

12. Segments, Geographic and Customer Information (Continued)

	April 1, 2011 (Successor)	October 1, 2010 (Predecessor)
Total assets
VED	$486,405	$326,117
Satcom equipment	126,278	48,355
Other	115,030	103,804

	$727,713	$478,276

        EBITDA is the measure used by the CODM to evaluate segment profit or loss. EBITDA represents earnings before net interest expense, provision for income taxes and depreciation and amortization. The Company believes that EBITDA is a more meaningful representation of segment operating performance for leveraged businesses like its own and therefore uses this metric as its internal measure of profitability. For the reasons listed below, the Company believes EBITDA provides investors better understanding of the Company's financial performance in connection with their analysis of the Company's business:

  •
  EBITDA is a component of the measures used by the Company's board of directors and management team to evaluate the Company's operating performance;

  •
  the Company's Senior Credit Facilities contain a covenant that requires the Company to maintain a senior secured leverage ratio that contains EBITDA as a component, and the Company's management team uses EBITDA to monitor compliance with this covenant;

  •
  EBITDA is a component of the measures used by the Company's management team to make day-to-day operating decisions;

  •
  EBITDA facilitates comparisons between the Company's operating results and those of competitors with different capital structures and, therefore, is a component of the measures used by the Company's management to facilitate internal comparisons to competitors' results and the Company's industry in general; and

  •
  the payment of management bonuses is contingent upon, among other things, the satisfaction by the Company of certain targets that contain EBITDA as a component.

        Other companies may define EBITDA differently and, as a result, the Company's measure of EBITDA may not be directly comparable to EBITDA of other companies. Although the Company uses EBITDA as a financial measure to assess the performance of its business, the use of EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate the Company's business. When analyzing the Company's performance, EBITDA should be considered in addition to, and not as a substitute for or superior to, operating income, net income, cash flows from operating activities or other statements of operations or statements of cash flows data

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular dollar amounts in thousands except share and per share amounts)

12. Segments, Geographic and Customer Information (Continued)

prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). Operating income by the Company's reportable segments was as follows:

	Fiscal Year
	2011		2010
	February 11, 2011 to April 1, 2011 (Successor)	October 2, 2010 to February 10, 2011 (Predecessor)	26-Week Period Ended April 2, 2010 (Predecessor)
Operating income
VED	$11,898	$16,463	$27,135
Satcom equipment	1,835	1,210	4,361
Other	(16,617)	(15,632)	(11,065)

	$(2,884)	$2,041	$20,431

        The following table reconciles net income to EBITDA:

	Fiscal Year
	2011		2010
	February 11, 2011 to April 1, 2011 (Successor)	October 2, 2010 to February 10, 2011 (Predecessor)	26-Week Period Ended April 2, 2010 (Predecessor)
Net (loss) income	$(6,716)	$(4,730)	$8,333
Depreciation and amortization	3,558	4,117	5,485
Interest expense, net	4,138	5,788	7,736
Income tax (benefit) expense	(440)	983	4,362

EBITDA	$540	$6,158	$25,916

13. Supplemental Guarantors Condensed Consolidating Financial Information

        The tables that follow reflect the supplemental guarantor financial information associated with CPII's new 8% Notes issued on February 11, 2011. The 8% Notes are guaranteed by Parent and, subject to certain exceptions, each of Parent's existing and future domestic restricted subsidiaries (other than CPII) on a senior unsecured basis. Separate financial statements of the guarantors are not presented because (i) the guarantors are wholly owned and have fully and unconditionally guaranteed the 8% Notes on a joint and several basis and (ii) CPII's management has determined that such separate financial statements are not material to investors. Instead, presented below are the consolidating financial statements of: (a) the guarantor subsidiaries (all of the domestic subsidiaries), (b) the non-guarantor subsidiaries, (c) the consolidating elimination entries, and (d) the consolidated totals. The accompanying consolidating financial information should be read in connection with the consolidated financial statements of the Company.

        Investments in subsidiaries are accounted for based on the equity method. The principal elimination entries eliminate investments in subsidiaries, intercompany balances, intercompany transactions and intercompany sales.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular dollar amounts in thousands except share and per share amounts)

13. Supplemental Guarantors Condensed Consolidating Financial Information (Continued)

CONDENSED CONSOLIDATING BALANCE SHEET
As of April 1, 2011

	Parent	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Eliminations	Consolidated Total
Assets
Cash and cash equivalents	$—	$—	$18,511	$3,180	$—	$21,691
Restricted cash	—	—	1,869	96	—	1,965
Accounts receivable, net	—	—	28,162	15,290	—	43,452
Inventories	—	—	62,844	25,100	(1,413)	86,531
Deferred tax assets	—	—	9,788	319	—	10,107
Intercompany receivable	—	—	28,402	11,886	(40,288)	—
Prepaid and other current assets	1,758	92	3,334	1,348	536	7,068

Total current assets	1,758	92	152,910	57,219	(41,165)	170,814
Property, plant and equipment, net	—	—	66,273	16,353	—	82,626
Deferred debt issue costs, net	—	14,599	—	—	—	14,599
Intangible assets, net	—	—	175,960	96,181	—	272,141
Goodwill	—	—	85,128	96,853	—	181,981
Other long-term assets	—	—	5,552	—	—	5,552
Investment in subsidiaries	208,724	576,440	3,628	—	(788,792)	—

Total assets	$210,482	$591,131	$489,451	$266,606	$(829,957)	$727,713

Liabilities and stockholders' equity
Current portion of long-term debt	$—	$1,500	$—	$—	$—	$1,500
Accounts payable	—	393	14,032	11,872	—	26,297
Accrued expenses	575	3,052	13,756	4,507	(8)	21,882
Product warranty	—	—	3,825	1,609	—	5,434
Income taxes payable	—	—	2,310	2,029	—	4,339
Deferred income taxes	—	—	—	14	—	14
Advance payments from customers	—	—	11,434	9,484	—	20,918
Billings in excess of casts and estimated
earnings on uncompleted contracts	—	—	5,687	—	—	5,687
Intercompany payable	19,254	15,072	—	—	(34,326)	—

Total current liabilities	19,829	20,017	51,044	29,515	(34,334)	86,071
Deferred income taxes	—	—	57,464	26,463	—	83,927
Long-term debt, less current portion	—	362,390	—	—	—	362,390
Other long-term liabilities	—	—	4,275	397	—	4,672

Total liabilities	19,829	382,407	112,783	56,375	(34,334)	537,060

Common stock	—	—	—	—	—	—
Parent investment	—	211,100	376,274	209,497	(796,871)	—
Additional paid-in capital	197,144	—	—	—	—	197,144
Accumulated other comprehensive income	225	225	200	25	(450)	225
Retained earnings	(6,716)	(2,601)	194	709	1,698	(6,716)

Total stockholders' equity	190,653	208,724	376,668	210,231	(795,623)	190,653

Total liabilities and stockholders' equity	$210,482	$591,131	$489,451	$266,606	$(829,957)	$727,713

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular dollar amounts in thousands except share and per share amounts)

13. Supplemental Guarantors Condensed Consolidating Financial Information (Continued)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For the period from February 11. 2011 to April 1, 2011

	Parent	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Eliminations	Consolidated Total
Sales	$—	$—	$45,552	$26,538	$(11,996)	$60,094
Cost of sales	—	—	33,936	21,049	(11,102)	43,883

Gross profit	—	—	11,616	5,489	(894)	16,211

Operating costs and expenses:
Research and development	—	—	615	1,548	—	2,163
Selling and marketing	—	—	1,479	1,227	—	2,706
General and administrative	303	(13)	1,934	901	—	3,125
Amortization of acquisition-related
intangible assets	—	—	1,197	1,119	—	2,316
Strategic alternative transaction expenses	8,785	—	—	—	—	8,785

Total operating costs and expenses	9,088	(13)	5,225	4,795	—	19,095

Operating (loss) income	(9,088)	13	6,391	694	(894)	(2,884)
Interest expense, net	—	3,814	322	2	—	4,138
Loss (gain) on debt extinguishment, net	—	253	(119)	—	—	134

(Loss) income before income tax expense and equity in income of subsidiaries	(9,088)	(4,054)	6,188	692	(894)	(7,156)
Income tax (benefit) expense	(4,973)	(1,338)	6,228	(17)	(340)	(440)
Equity in (loss) income of subsidiaries	(2,601)	115	234	—	2,252	—

Net (loss) income	$(6,716)	$(2,601)	$194	$709	$1,698	$(6,716)

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(All tabular dollar amounts in thousands except share and per share amounts)

13. Supplemental Guarantors Condensed Consolidating Financial Information (Continued)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the period from February 11. 2011 to April 1, 2011

	Parent	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating Eliminations	Consolidated Total
Cash flows from operating activities
Net cash (used in) provided by operating activities	$—	$—	$(7,093)	$1,477	$731	$(4,885)

Cash flows from investing activities
Capital expenditures	—	—	(635)	(322)	—	(957)
Acquisition of predecessor entity	—	(370,490)	—	—	—	(370,490)
Intercompany investing activity	(211,100)	(781,710)	—	(576,100)	1,568,910	—

Net cash used in investing activities	(211,100)	(1,152,200)	(635)	(576,422)	1,568,910	(371,447)

Cash flows from financing activities
Equity investment, net	197,144	—	—	—	—	197,144
Proceeds from issuance of Successor's senior subordinated notes	—	208,550	—	—	—	208,550
Borrowings under Successor's term loan facility	—	143,815	—	—	—	143,815
Debt issue costs	—	(2,980)	—	—	—	(2,980)
Redemption and repurchase of Predecessor's senior subordinated notes and floating rate notes	—	(12,000)	(117,000)	—	—	(129,000)
Repayment of borrowings under Predecessor's term loan facility	—	—	(66,000)	—	—	(66,000)
Repayment of borrowings under Successor's term loan facility	—	(375)	—	—	—	(375)
Intercompany financing activity	13,956	815,190	164,395	576,100	(1,569,641)	—

Net cash provided by (used in) financing activities	211,100	1,152,200	(18,605)	576,100	(1,569,641)	351,154

Net (decrease) increase in cash and cash equivalents	—	—	(26,333)	1,155	—	(25,178)
Cash and cash equivalents at beginning of period	—	—	44,844	2,025	—	46,869

Cash and cash equivalents at end of period	$—	$—	$18,511	$3,180	$—	$21,691

CPI INTERNATIONAL, INC.

Offer to Exchange

Offer to exchange $215 million aggregate principal amount of 8.00% Senior Notes due 2018 for

$215 million aggregate principal amount of 8.00% Senior Notes due 2018, which have been registered under the Securities Act

PROSPECTUS

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for the outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of the exchange offer, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." In addition, until            , 2011, all dealers that effect transactions in the exchange notes, whether or not participating in the exchange offer, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                        , 2011

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

Indemnification of Directors and Officers of CPI International, Inc.

        Section 145 of the Delaware General Corporation Law (the "DGCL") permits each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation to procure a judgment in its favor to procure a judgment in its favor, by reason of being or having been in any such capacity, if such person acted in good faith in a manner reasonably believed by such person to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 of the DGCL further provides that a corporation may indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor to procure a judgment in its favor, by reason of being or having been in any such capacity, if such person acted in good faith in a manner reasonably believed by such person to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the DGCL also allows a corporation to provide contractual indemnification to its directors, and we have entered into indemnification agreements with each of our directors whereby we are contractually obligated to indemnify the director and advance expenses to the full extent permitted by the DGCL.

        Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors' fiduciary duty of care, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

        Section Six of the Certificate of Incorporation of CPI International, Inc. ("CPII") provides that no director shall be personally liable to CPII or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to CPII or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

        Article VIII of the By-laws of CPII allows it to purchase and maintain director and officer liability insurance on behalf of, and provides that CPII shall indemnify to the fullest extent permitted by law, any person who is or was a director or officer of CPII, or is or was a director or officer of CPII serving at the request of CPII as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Indemnification of Directors and Officers of the Guarantors

  The Delaware Guarantors

        Each of CPI International Holding Corp., Communications & Power Industries International Inc. and Communications & Power Industries Asia Inc. is incorporated under the laws of the State of Delaware. The indemnification provisions of the DGCL described in "Indemnification of Directors and Officers of CPI International, Inc." above also relate to the directors and officers of each of CPI International Holding Corp., Communications & Power Industries International Inc. and Communications & Power Industries Asia Inc.

        Article Seven of the Certificate of Incorporation and Article Eight of the By-laws of each of Communications & Power Industries International Inc. and Communications & Power Industries Asia Inc. provides that a director of each corporation shall not be personally liable to such corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which such director derived any improper personal benefit.

        Article Eight of the Certificate of Incorporation and By-laws of each of Communications & Power Industries International Inc. and Communications & Power Industries Asia Inc. provides that each company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of such companies or another corporation, partnership, joint venture, trust or other enterprise, and provides for the indemnification of each person who is or was a director or an officer of each company or is or was serving at the request of such company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise.

        Section Six of the Certificate of Incorporation of CPI International Holding Corp. ("Parent") provides that no director shall be personally liable to Parent or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Parent or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

        Article VIII of the By-laws of Parent allows Parent to purchase and maintain director and officer liability insurance on behalf of, and provides that Parent shall indemnify to the fullest extent permitted by law, any person who is or was a director or officer of Parent, or is or was a director or officer of Parent serving at the request of Parent as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

        Each of Communications & Power Industries LLC and CPI Subsidiary Holdings LLC are a limited liability company organized under the laws of the State of Delaware. Section 18-303(a) of the Delaware Limited Liability Company Act ("DLLCA") provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the limited liability company, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability of the limited liability company solely by reason of being a member or acting as a manager of the limited liability company. Section 18-108 of the DLLCA states that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        Section 10.2 of the limited liability company agreement of each of Communications & Power Industries LLC and CPI Subsidiary Holdings LLC provides for the indemnification, to the fullest extent of the law, of each company's members and any officers, directors, stockholders, partners, employees, affiliates, representatives or agents of such members, as well as any officer, employee, representative or agent of each of the companies.

  The California Guarantors

        Each of CPI Econco Division and CPI Malibu Division is organized under the laws of the State of California.

        Section 317 of the California General Corporation Law ("CAGCL") authorizes a court to award, or a corporation to grant, indemnity to officers, directors and other agents for reasonable expenses incurred in connection with the defense or settlement of an action by or in the right of the corporation or in a proceeding by reason of the fact that the person is or was an officer, director, or agent of the corporation. Indemnity is available where the person party to a proceeding or action acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and its shareholders and, with respect to criminal actions, had no reasonable cause to believe his conduct was unlawful. To the extent a corporation's officer, director or agent is successful on the merits in the defense of any proceeding or any claim, issue or related matter, that person shall be indemnified against expenses actually and reasonably incurred. Under Section 317 of the CAGCL, expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the officer, director, employee or agent to repay that amount if it is ultimately determined that the person is not entitled to be indemnified. Indemnifications are to be made by a majority vote of a quorum of disinterested directors, or by approval of members not including those persons to be indemnified, or by the court in which such proceeding is or was pending upon application made by either the corporation, the agent, the attorney, or other person rendering services in connection with the defense. The indemnification provided by Section 317 is not exclusive of any other rights to which those seeking indemnification may be entitled.

        Section Four of the Restated Articles of Incorporation of each of CPI Econco Division and CPI Malibu Division provides that the liability of the directors of such corporations for monetary damages shall be eliminated to the fullest extent permissible under California law. Section Four of the Restated Articles of Incorporation of each company authorizes each company to indemnify its directors and officers to the fullest extent permissible under California law.

        Section 5.5 of the By-laws of each of CPI Econco Division and CPI Malibu Division allows each company to purchase and maintain director and officer liability insurance on behalf of, and provides that each company shall indemnify to the fullest extent permitted by the California General Corporation Law, any person who is or was a director or officer of the companies, or is or was a director or officer of the companies serving at the request of t as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Item 21.    Exhibits and Financial Statement Schedules.

Exhibits

        Certain of the agreements included as exhibits to this prospectus contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

  •
  should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

  •
  have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

  •
  may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

  •
  were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

        Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

        On February 11, 2011, CPI International LLC (formerly, CPI International, Inc., "Predecessor"), a then Delaware corporation and publicly traded company, completed its merger with Catalyst Acquisition, Inc. ("Merger Sub"), a Delaware corporation and wholly owned subsidiary of CPI International Acquisition, Inc., a Delaware corporation, whereby Merger Sub merged with and into Predecessor (the "Merger"), with Predecessor continuing as the surviving corporation and a wholly owned subsidiary of CPI International Acquisition, Inc. Immediately following the consummation of the Merger and related transactions, Predecessor was converted into a limited liability company and liquidated, and CPI International Acquisition, Inc. changed its name to CPI International, Inc. ("CPII"). Certain of the exhibits incorporated by reference herein were filed by Predecessor and its wholly owned subsidiary Communications & Power Industries LLC (formerly, Communications & Power Industries Inc. ("CPI")), which was converted into a Delaware limited liability company upon the consummation of the Merger.

Exhibit	Description	Incorporated by Reference to:
2.1	Agreement and Plan of Merger, dated as of November 24, 2010, by and among Catalyst Holdings, Inc., Catalyst Acquisition, Inc. and CPI International, Inc.	Predecessor's Form 8-K, filed on November 29, 2010.
3.1	Certificate of Incorporation of CPI International, Inc.	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
3.2	By-laws of CPI International, Inc.	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
3.3	Certificate of Incorporation of CPI International Holding Corp.	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
3.4	By-laws of CPI International Holding Corp.	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
3.5	Certificate of Incorporation of Communications & Power Industries International Inc.	CPI's Registration Statement on Form S-4 (Registration No. 333-113867), filed on March 23, 2004.
3.6	By-laws of Communications & Power Industries International Inc.	CPI's Registration Statement on Form S-4 (Registration No. 333-113867), filed on March 23, 2004.
3.7	Restated Certificate of Incorporation of Communications & Power Industries Asia Inc.	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
3.8	By-laws of Communications & Power Industries Asia Inc.	CPI's Registration Statement on Form S-4 (Registration No. 333-113867), filed on March 23, 2004.
3.9	Restated Articles of Incorporation of CPI Econco Division	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
3.10	Restated By-laws of CPI Econco Division	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.

Exhibit	Description	Incorporated by Reference to:
3.11	Restated Articles of Incorporation of CPI Malibu Division	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
3.12	Restated By-laws of CPI Malibu Division	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
3.13	Certificate of Conversion from a Corporation to a Limited Liability Company of Communications & Power Industries LLC	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
3.14	Certificate of Formation of Communications & Power Industries LLC	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
3.15	Limited Liability Company Agreement of Communications & Power Industries LLC	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
3.16	Certificate of Conversion from a Corporation to a Limited Liability Company of CPI Subsidiary Holdings LLC	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
3.17	Certificate of Formation of CPI Subsidiary Holdings LLC	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
3.18	Limited Liability Company Agreement of CPI Subsidiary Holdings LLC	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
4.1	Indenture, dated as of February 11, 2011 by and among, CPI International, Inc., CPI International Holding Corp. and The Bank of New York Mellon Trust Company, N.A.	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
4.2
Supplemental Indenture, dated as of February 11, 2011, by and among, CPI International, Inc., CPI International Holding Corp., Communications & Power Industries LLC, CPI Subsidiary Holdings LLC, Communications & Power Industries International Inc., Communications & Power Industries Asia Inc., CPI Econco Division,
	CPI Malibu Division and The Bank of New York Mellon Trust Company, N.A.	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.

Exhibit	Description	Incorporated by Reference to:
4.3	Registration Rights Agreement, relating to the 8.00% Senior Notes due 2018, dated as of February 11, 2011, by and among, CPI International Acquisition, Inc., the guarantors named therein, UBS Securities LLC and KKR Capital Markets LLC	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
4.4
	Joinder Agreement, dated as of February 11, 2011, by and among, Communications & Power Industries LLC, CPI Subsidiary Holdings LLC, Communications & Power Industries International Inc., Communications & Power Industries Asia Inc., CPI Econco Division and CPI Malibu Division	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
4.5	Form of 8.00% Senior Note due 2018 (included as part of Exhibit 4.1).	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP	CPII's Registration Statement on Form S-4/A (Registration No. 333-173372), filed on June 20, 2011.
10.1
	Credit Agreement, dated as of February 11, 2011, by and among, CPI International Acquisition, Inc., as borrower, CPI International Holding Corp., the subsidiary guarantors named therein, the lenders named therein, UBS Securities LLC, as the sole lead arranger, Bank of the West and GE Capital Financial Inc., as co-documentation agents, KKR Capital Markets LLC, as syndication agent, UBS Loan Finance LLC, as swingline lender, UBS AG, Stamford Branch, as issuing bank and administrative agent for the lenders and as collateral agent	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
10.2	Advisory Agreement, dated as of February 11, 2011, between CPI International, Inc. and Veritas Capital Fund Management, L.L.C.	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
10.3	Cross License Agreement, dated as of August 10, 1995, between CPI and Varian Associates	CPI's Registration Statement on Form S-1 (Registration No. 033-96858) filed on September 12, 1995.
10.4
	Agreement of Purchase and Sale (San Carlos Property), dated February 7, 2003, by and between CPI (as successor to Holding) and Palo Alto Medical Foundation; Seventh Amendment, dated November 12, 2003; and Ninth Amendment, dated June 16, 2004	Predecessor's Quarterly Report on Form 10-Q for the quarter ended July 2, 2004.
10.5	Agreement re: Environmental Matters, dated June 18, 2004, by and between 301 Holding LLC, CPI, Varian Medical Systems, Inc. and Palo Alto Medical Foundation	Predecessor's Quarterly Report on Form 10-Q for the quarter ended July 2, 2004.

Exhibit	Description	Incorporated by Reference to:
10.6	Assignment and Assumption of Lessee's Interest in Lease (Units 1-4, Palo Alto) and Covenants, Conditions and Restrictions on Leasehold Interests (Units 1-12, Palo Alto), dated as of August 10, 1995, by and among Varian Realty Inc., Varian Associates and CPI	CPI's Registration Statement on Form S-1 (Registration No. 033-96858) filed on September 12, 1995.
10.7	Fourth Amendment of Lease, dated December 15, 2000, by and between The Board of Trustees of the Leland Stanford Junior University and CPI	CPI's Quarterly Report on Form 10-Q for the quarter ended December 29, 2000 (File No. 033-96858).
10.8	Sublease (Unit 8, Palo Alto), dated as of August 10, 1995, by and between Varian Realty Inc. and CPI	CPI's Registration Statement on Form S-1 (Registration No. 033-96858) filed on September 12, 1995.
10.9	Sublease (Building 4, Palo Alto), dated as of August 10, 1995, by and between CPI, as Sublessee, Varian, as Sublessor, and Varian Realty Inc., as Adjacent Property Sublessor	CPI's Registration Statement on Form S-1 (Registration No. 033-96858) filed on September 12, 1995.
10.10	First Amendment to Sublease, Subordination, Non-Disturbance and Attornment Agreement, dated as of April 2, 1999, by and among Varian, Inc., CPI, Varian, and Varian Realty Inc.	Predecessor's Registration Statement on Form S-4 (Registration No. 333-123917) filed on April 7, 2005.
10.11	Second Amendment to Sublease, dated as of April 28, 2000, by and between Varian, Inc. and CPI	Predecessor's Registration Statement on Form S-4 (Registration No. 333-123917) filed on April 7, 2005.
10.12	Communications & Power Industries 2000 Stock Option Plan	CPI's Annual Report on Form 10-K for the fiscal year ended September 29, 2000 (File No. 033-96858).
10.13	First Amendment to Communications and Power Industries 2000 Stock Option Plan	CPI's Quarterly Report on Form 10-Q for the quarter ended April 4, 2003.
10.14	Form of Stock Option Agreement 2000 Stock Option Plan	CPI's Annual Report on Form 10-K for the fiscal year ended September 29, 2000 (File No. 033-96858).
10.15	Form of Option Rollover Agreement (U.S. Employees)	CPI's Quarterly Report on Form 10-Q for the quarter ended January 2, 2004.
10.16	Form of Option Rollover Agreement (Canadian Employees)	Predecessor's Registration Statement on Form S-4 (Registration No. 333-123917) filed on April 7, 2005.

Exhibit	Description	Incorporated by Reference to:
10.17	Conformed copy of 2004 Stock Incentive Plan reflecting amendments adopted on September 24, 2004 and December 7, 2006	Predecessor's Annual Report on Form 10-K for the fiscal year ended September 29, 2006.
10.18	Form of Option Agreement (Employees) under the 2004 Stock Incentive Plan	Predecessor's Quarterly Report on Form 10-Q for the quarter ended April 2, 2004.
10.19	Form of Option Agreement (Directors) under the 2004 Stock Incentive Plan	Predecessor's Quarterly Report on Form 10-Q for the quarter ended April 2, 2004.
10.20	Conformed copy of 2006 Equity and Performance Incentive Plan reflecting amendments adopted on December 7, 2006, December 9, 2008 and February 24, 2009	Predecessor's Form 8-K filed on February 25, 2009.
10.21	Form of Stock Option Agreement (IPO Grant) under 2006 Equity and Performance Incentive Plan	Predecessor's Registration Statement on Form S-1/A filed on April 11, 2006 (Commission File No. 333-130662).
10.22	Form of Stock Option Agreement (Senior Executives) (IPO Grant) under 2006 Equity and Performance Incentive Plan	Predecessor's Registration Statement on Form S-1/A filed on April 11, 2006 (Commission File No. 333-130662).
10.23	Form of Stock Option Agreement (Directors) under 2006 Equity and Performance Incentive Plan	Predecessor's Registration Statement on Form S-1/A filed on April 11, 2006 (Commission File No. 333-130662).
10.24	Form of Restricted Stock Agreement (Directors) under 2006 Equity and Performance Incentive Plan	Predecessor's Registration Statement on Form S-1/A filed on April 11, 2006 (Commission File No. 333-130662).
10.25	Conformed copy of 2006 Employee Stock Purchase Plan reflecting amendments adopted on July 1, 2006 and December 7, 2006	Predecessor's Annual Report on Form 10-K for the fiscal year ended September 29, 2006
10.26	Pension Plan for Executive Employees of CPI Canada, Inc. (as applicable to O. Joe Caldarelli) effective January 1, 2002	CPI's Annual Report on Form 10-K for the fiscal year ended October 3, 2003.
10.27	First Amendment and Restatement of the CPI Non-Qualified Deferred Compensation Plan effective as of December 1, 2004	Predecessor's Form 10-Q filed on February 6, 2008.

Exhibit	Description	Incorporated by Reference to:
10.28	Employment Agreement, dated as of April 27, 2006, by and between Communications & Power Industries Canada Inc. and O. Joe Caldarelli	Predecessor's Form 10-Q filed on May 15, 2006
10.29	Amended and Restated Employment Agreement, dated as of January 17, 2008, by and between CPI and Robert A. Fickett	Predecessor's Form 10-Q filed on February 6, 2008.
10.30	Amended and Restated Employment Agreement, dated as of January 17, 2008, by and between CPI and Joel A. Littman	Predecessor's Form 10-Q filed on February 6, 2008.
10.31	Employment Agreement, dated November 2, 2002, by and between CPI and Don Coleman	CPI's Annual Report on Form 10-K for the fiscal year ended October 3, 2003.
10.32	Form of Indemnification Agreement	Predecessor's Registration Statement on Form S-1/A filed on April 11, 2006 (Commission File No. 333-130662)
10.33	Form of Stock Option Agreement (Senior Executives) under 2006 Equity and Performance Incentive Plan	Predecessor's Form 8-K filed on December 13, 2006.
10.34	Form of Stock Option Agreement under 2006 Equity and Performance Incentive Plan	Predecessor's Form 8-K filed on December 13, 2006.
10.35	Employment Agreement, dated June 27, 2000, by and between CPI and John R. Beighley	Predecessor's Form 10-Q filed on February 12, 2007.
10.36	Form of Restricted Stock Agreement (Senior Executives) under 2006 Equity and Performance Incentive Plan	Predecessor's Form 8-K filed on December 11, 2007.
10.37	Form of Restricted Stock Agreement under 2006 Equity and Performance Incentive Plan	Predecessor's Form 8-K filed on December 11, 2007.
10.38	Form of Restricted Stock Unit Award Agreement (Senior Executives) under 2006 Equity and Performance Incentive Plan	Predecessor's Form 8-K filed on December 11, 2007.
10.39	Form of Restricted Stock Unit Award Agreement under 2006 Equity and Performance Incentive Plan	Predecessor's Form 8-K filed on December 11, 2007.
10.40	Employment Agreement, dated June 21, 2004, by and between CPI and Andrew Tafler	Predecessor's Form 10-K filed on December 15, 2008.
10.41	New Form of Performance Stock Option Agreement (Senior Executives) under 2006 Equity and Performance Incentive Plan	Predecessor's Form 10-K filed on December 15, 2008.
10.42	New Form of Performance Stock Option Agreement under 2006 Equity and Performance Incentive Plan	Predecessor's Form 10-K filed on December 15, 2008.
10.43	New Form of Performance Restricted Stock Agreement (Senior Executives) under 2006 Equity and Performance Incentive Plan	Predecessor's Form 10-K filed on December 15, 2008.
10.44	New Form of Performance Restricted Stock Agreement under 2006 Equity and Performance Incentive Plan	Predecessor's Form 10-K filed on December 15, 2008.

Exhibit	Description	Incorporated by Reference to:
10.45	New Form of Performance Restricted Stock Unit Award Agreement (Senior Executives) under 2006 Equity and Performance Incentive Plan	Predecessor's Form 10-K filed on December 15, 2008.
10.46	New Form of Performance Restricted Stock Unit Award Agreement under 2006 Equity and Performance Incentive Plan	Predecessor's Form 10-K filed on December 15, 2008.
10.47	Amendment No. 1 to Amended and Restated Employment Agreement, dated February 8, 2011, by and between CPI and Robert A. Fickett	CPII's Registration Statement on Form S-4/A (Registration No. 333-173372), filed on June 20, 2011.
10.48	Amendment No. 1 to Amended and Restated Employment Agreement, dated February 8, 2011, by and between CPI and Joel A. Littman	CPII's Registration Statement on Form S-4/A (Registration No. 333-173372), filed on June 20, 2011.
12.1	Computation of Earnings to Fixed Charges	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
21.1	List of Subsidiaries	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).	CPII's Registration Statement on Form S-4/A (Registration No. 333-173372), filed on June 20, 2011.
23.2	Consent of KPMG LLP	Filed herewith.
23.3	Consent of KPMG LLP	Filed herewith.
24.1	Power of Attorney of Michael J. Meehan and Leighton W. Smith with respect to CPI International Holding Corp.	CPII's Registration Statement on Form S-4/A (Registration No. 333-173372), filed on June 20, 2011.
24.2	Power of Attorney of Michael J. Meehan and Leighton W. Smith with respect to CPI International Inc.	CPII's Registration Statement on Form S-4/A (Registration No. 333-173372), filed on June 20, 2011.
25.1	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., Trustee, as set forth on Form T-1	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
99.1	Form of Letter of Transmittal	CPII's Registration Statement on Form S-4/A (Registration No. 333-173372), filed on June 20, 2011.

Exhibit	Description	Incorporated by Reference to:
99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
99.3	Form of Letter to Clients	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.

Item 22.    Undertakings

The undersigned registrant hereby undertakes:

1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(c)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5)
For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6)
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

7)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on July 15, 2011.

CPI INTERNATIONAL HOLDING CORP.
By:	/s/ JOEL A. LITTMAN Name: Joel A. Littman Title: Chief Financial Officer, Treasurer and Secretary

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* O. Joe Caldarelli	Chief Executive Officer and Director (principal executive officer)	July 15, 2011
* Robert A. Fickett	President, Chief Operating Officer and Director	July 15, 2011
* Robert B. McKeon	Director	July 15, 2011
* Hugh D. Evans	Assistant Secretary and Director	July 15, 2011
* Ramzi M. Musallam	Director	July 15, 2011
* Jeffrey P. Kelly	Assistant Treasurer and Director	July 15, 2011
* Michael J. Meehan	Director	July 15, 2011

Signature	Title	Date

* Admiral Leighton W. Smith, Jr.	Director	July 15, 2011
/s/ JOEL A. LITTMAN Joel A. Littman	Chief Financial Officer, Treasurer and Secretary (principal financial officer and accounting officer)	July 15, 2011
*/s/ JOEL A. LITTMAN Joel A. Littman Attorney-in-fact

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on July 15, 2011.

CPI INTERNATIONAL, INC.
By:	/s/ JOEL A. LITTMAN Name: Joel A. Littman Title: Chief Financial Officer, Treasurer and Secretary

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* O. Joe Caldarelli	Chief Executive Officer and Director (principal executive officer)	July 15, 2011
* Robert A. Fickett	President, Chief Operating Officer and Director	July 15, 2011
* Robert B. McKeon	Director	July 15, 2011
* Hugh D. Evans	Assistant Secretary and Director	July 15, 2011
* Ramzi M. Musallam	Director	July 15, 2011
* Jeffrey P. Kelly	Assistant Treasurer and Director	July 15, 2011
* Michael J. Meehan	Director	July 15, 2011

Signature	Title	Date

* Admiral Leighton W. Smith, Jr.	Director	July 15, 2011
/s/ JOEL A. LITTMAN Joel A. Littman	Chief Financial Officer, Treasurer and Secretary (principal financial officer and accounting officer)	July 15, 2011
*/s/ JOEL A. LITTMAN Joel A. Littman Attorney-in-fact

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on July 15, 2011.

COMMUNICATIONS & POWER INDUSTRIES LLC
By:	/s/ JOEL A. LITTMAN Name: Joel A. Littman Title: Chief Financial Officer, Treasurer and Secretary

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* O. Joe Caldarelli	Chief Executive Officer and Manager (principal executive officer)	July 15, 2011
* Robert A. Fickett	President, Chief Operating Officer and Manager	July 15, 2011
* Robert B. McKeon	Manager	July 15, 2011
* Hugh D. Evans	Assistant Secretary and Manager	July 15, 2011
* Ramzi M. Musallam	Manager	July 15, 2011
* Jeffrey P. Kelly	Manager	July 15, 2011
/s/ JOEL A. LITTMAN Joel A. Littman	Chief Financial Officer, Treasurer and Secretary (principal financial officer and accounting officer)	July 15, 2011
*/s/ JOEL A. LITTMAN Joel A. Littman Attorney-in-fact

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on July 15, 2011.

CPI SUBSIDIARY HOLDINGS LLC[1]
By:	/s/ JOEL A. LITTMAN Name: Joel A. Littman Title: Secretary

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

By:	Communications & Powers Industries LLC, as Sole Member
/s/ JOEL A. LITTMAN Name: Joel A. Littman Title: Chief Financial Officer, Treasurer and Secretary		Sole Member	July 15, 2011

* Robert A. Fickett	President and Treasurer (principal executive officer)	July 15, 2011
/s/ JOEL A. LITTMAN Joel A. Littman	Secretary (principal financial officer and accounting officer)	July 15, 2011
*/s/ JOEL A. LITTMAN Joel A. Littman Attorney-in-fact

1
CPI Subsidiary Holdings LLC is a single member limited liability company managed by its sole member, Communications & Powers Industries LLC.

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on July 15, 2011.

COMMUNICATIONS & POWER INDUSTRIES INTERNATIONAL INC.
By:	/s/ JOEL A. LITTMAN Name: Joel A. Littman Title: Secretary

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John R. Beighley	Sole Director, President and Treasurer (principal executive officer)	July 15, 2011
/s/ JOEL A. LITTMAN Joel A. Littman	Secretary (principal financial officer and accounting officer)	July 15, 2011
*/s/ JOEL A. LITTMAN Joel A. Littman Attorney-in-fact

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on July 15, 2011.

COMMUNICATIONS & POWER INDUSTRIES ASIA INC.
By:	/s/ JOEL A. LITTMAN Name: Joel A. Littman Title: Secretary and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John R. Beighley	Sole Director and President (principal executive officer)	July 15, 2011
/s/ JOEL A. LITTMAN Joel A. Littman	Secretary and Treasurer (principal financial officer and accounting officer)	July 15, 2011
*/s/ JOEL A. LITTMAN Joel A. Littman Attorney-in-fact

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on July 15, 2011.

CPI ECONCO DIVISION
By:	/s/ JOEL A. LITTMAN
	Name:	Joel A. Littman
	Title:	Secretary, Treasurer and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David Elliot	President (principal executive officer)	July 15, 2011
* Robert A. Fickett	Director	July 15, 2011
/s/ JOEL A. LITTMAN Joel A. Littman	Secretary, Treasurer and Director (principal financial officer and accounting officer)	July 15, 2011
*/s/ JOEL A. LITTMAN Joel A. Littman Attorney-in-fact

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on July 15, 2011.

CPI MALIBU DIVISION
By:	/s/ JOEL A. LITTMAN
	Name:	Joel A. Littman
	Title:	Secretary, Chief Financial Officer and Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Robert A. Fickett	President and Director (principal executive officer)	July 15, 2011
/s/ JOEL A. LITTMAN Joel A. Littman	Secretary, Chief Financial Officer and Director (principal financial officer and accounting officer)	July 15, 2011
*/s/ JOEL A. LITTMAN Joel A. Littman Attorney-in-fact

EXHIBITS

Exhibit	Description	Incorporated by Reference to:
2.1	Agreement and Plan of Merger, dated as of November 24, 2010, by and among Catalyst Holdings, Inc., Catalyst Acquisition, Inc. and CPI International, Inc.	Predecessor's Form 8-K, filed on November 29, 2010.
3.1	Certificate of Incorporation of CPI International, Inc.	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
3.2	By-laws of CPI International, Inc.	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
3.3	Certificate of Incorporation of CPI International Holding Corp.	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
3.4	By-laws of CPI International Holding Corp.	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
3.5	Certificate of Incorporation of Communications & Power Industries International Inc.	CPI's Registration Statement on Form S-4 (Registration No. 333-113867), filed on March 23, 2004.
3.6	By-laws of Communications & Power Industries International Inc.	CPI's Registration Statement on Form S-4 (Registration No. 333-113867), filed on March 23, 2004.
3.7	Restated Certificate of Incorporation of Communications & Power Industries Asia Inc.	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
3.8	By-laws of Communications & Power Industries Asia Inc.	CPI's Registration Statement on Form S-4 (Registration No. 333-113867), filed on March 23, 2004.
3.9	Restated Articles of Incorporation of CPI Econco Division	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
3.10	Restated By-laws of CPI Econco Division	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
3.11	Restated Articles of Incorporation of CPI Malibu Division	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.

Ex-1

Exhibit	Description	Incorporated by Reference to:
3.12	Restated By-laws of CPI Malibu Division	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
3.13	Certificate of Conversion from a Corporation to a Limited Liability Company of Communications & Power Industries LLC	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
3.14	Certificate of Formation of Communications & Power Industries LLC	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
3.15	Limited Liability Company Agreement of Communications & Power Industries LLC	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
3.16	Certificate of Conversion from a Corporation to a Limited Liability Company of CPI Subsidiary Holdings LLC	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
3.17	Certificate of Formation of CPI Subsidiary Holdings LLC	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
3.18	Limited Liability Company Agreement of CPI Subsidiary Holdings LLC	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
4.1	Indenture, dated as of February 11, 2011 by and among, CPI International, Inc., CPI International Holding Corp. and The Bank of New York Mellon Trust Company, N.A.	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
4.2	Supplemental Indenture, dated as of February 11, 2011, by and among, CPI International, Inc., CPI International Holding Corp., Communications & Power Industries LLC, CPI Subsidiary Holdings LLC, Communications & Power Industries International Inc., Communications & Power Industries Asia Inc., CPI Econco Division, CPI Malibu Division and The Bank of New York Mellon Trust Company, N.A.	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
4.3	Registration Rights Agreement, relating to the 8.00% Senior Notes due 2018, dated as of February 11, 2011, by and among, CPI International Acquisition, Inc., the guarantors named therein, UBS Securities LLC and KKR Capital Markets LLC	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.

Ex-2

Exhibit	Description	Incorporated by Reference to:
4.4	Joinder Agreement, dated as of February 11, 2011, by and among, Communications & Power Industries LLC, CPI Subsidiary Holdings LLC, Communications & Power Industries International Inc., Communications & Power Industries Asia Inc., CPI Econco Division and CPI Malibu Division	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
4.5	Form of 8.00% Senior Note due 2018 (included as part of Exhibit 4.1).	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP	CPII's Registration Statement on Form S-4/A (Registration No. 333-173372), filed on June 20, 2011.
10.1	Credit Agreement, dated as of February 11, 2011, by and among, CPI International Acquisition, Inc., as borrower, CPI International Holding Corp., the subsidiary guarantors named therein, the lenders named therein, UBS Securities LLC, as the sole lead arranger, Bank of the West and GE Capital Financial Inc., as co-documentation agents, KKR Capital Markets LLC, as syndication agent, UBS Loan Finance LLC, as swingline lender, UBS AG, Stamford Branch, as issuing bank and administrative agent for the lenders and as collateral agent	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
10.2	Advisory Agreement, dated as of February 11, 2011, between CPI International, Inc. and Veritas Capital Fund Management, L.L.C.	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
10.3	Cross License Agreement, dated as of August 10, 1995, between CPI and Varian Associates	CPI's Registration Statement on Form S-1 (Registration No. 033-96858) filed on September 12, 1995.
10.4	Agreement of Purchase and Sale (San Carlos Property), dated February 7, 2003, by and between CPI (as successor to Holding) and Palo Alto Medical Foundation; Seventh Amendment, dated November 12, 2003; and Ninth Amendment, dated June 16, 2004	Predecessor's Quarterly Report on Form 10-Q for the quarter ended July 2, 2004.
10.5	Agreement re: Environmental Matters, dated June 18, 2004, by and between 301 Holding LLC, CPI, Varian Medical Systems, Inc. and Palo Alto Medical Foundation	Predecessor's Quarterly Report on Form 10-Q for the quarter ended July 2, 2004.
10.6	Assignment and Assumption of Lessee's Interest in Lease (Units 1-4, Palo Alto) and Covenants, Conditions and Restrictions on Leasehold Interests (Units 1-12, Palo Alto), dated as of August 10, 1995, by and among Varian Realty Inc., Varian Associates and CPI	CPI's Registration Statement on Form S-1 (Registration No. 033-96858) filed on September 12, 1995.
10.7	Fourth Amendment of Lease, dated December 15, 2000, by and between The Board of Trustees of the Leland Stanford Junior University and CPI	CPI's Quarterly Report on Form 10-Q for the quarter ended December 29, 2000 (File No. 033-96858).

Ex-3

Exhibit	Description	Incorporated by Reference to:
10.8	Sublease (Unit 8, Palo Alto), dated as of August 10, 1995, by and between Varian Realty Inc. and CPI	CPI's Registration Statement on Form S-1 (Registration No. 033-96858) filed on September 12, 1995.
10.9	Sublease (Building 4, Palo Alto), dated as of August 10, 1995, by and between CPI, as Sublessee, Varian, as Sublessor, and Varian Realty Inc., as Adjacent Property Sublessor	CPI's Registration Statement on Form S-1 (Registration No. 033-96858) filed on September 12, 1995.
10.10	First Amendment to Sublease, Subordination, Non-Disturbance and Attornment Agreement, dated as of April 2, 1999, by and among Varian, Inc., CPI, Varian, and Varian Realty Inc.	Predecessor's Registration Statement on Form S-4 (Registration No. 333-123917) filed on April 7, 2005.
10.11	Second Amendment to Sublease, dated as of April 28, 2000, by and between Varian, Inc. and CPI	Predecessor's Registration Statement on Form S-4 (Registration No. 333-123917) filed on April 7, 2005.
10.12	Communications & Power Industries 2000 Stock Option Plan	CPI's Annual Report on Form 10-K for the fiscal year ended September 29, 2000 (File No. 033-96858).
10.13	First Amendment to Communications and Power Industries 2000 Stock Option Plan	CPI's Quarterly Report on Form 10-Q for the quarter ended April 4, 2003.
10.14	Form of Stock Option Agreement 2000 Stock Option Plan	CPI's Annual Report on Form 10-K for the fiscal year ended September 29, 2000 (File No. 033-96858).
10.15	Form of Option Rollover Agreement (U.S. Employees)	CPI's Quarterly Report on Form 10-Q for the quarter ended January 2, 2004.
10.16	Form of Option Rollover Agreement (Canadian Employees)	Predecessor's Registration Statement on Form S-4 (Registration No. 333-123917) filed on April 7, 2005.
10.17	Conformed copy of 2004 Stock Incentive Plan reflecting amendments adopted on September 24, 2004 and December 7, 2006	Predecessor's Annual Report on Form 10-K for the fiscal year ended September 29, 2006.
10.18	Form of Option Agreement (Employees) under the 2004 Stock Incentive Plan	Predecessor's Quarterly Report on Form 10-Q for the quarter ended April 2, 2004.
10.19	Form of Option Agreement (Directors) under the 2004 Stock Incentive Plan	Predecessor's Quarterly Report on Form 10-Q for the quarter ended April 2, 2004.
10.20	Conformed copy of 2006 Equity and Performance Incentive Plan reflecting amendments adopted on December 7, 2006, December 9, 2008 and February 24, 2009	Predecessor's Form 8-K filed on February 25, 2009.
10.21	Form of Stock Option Agreement (IPO Grant) under 2006 Equity and Performance Incentive Plan	Predecessor's Registration Statement on Form S-1/A filed on April 11, 2006 (Commission File No. 333-130662).

Ex-4

Exhibit	Description	Incorporated by Reference to:
10.22	Form of Stock Option Agreement (Senior Executives) (IPO Grant) under 2006 Equity and Performance Incentive Plan	Predecessor's Registration Statement on Form S-1/A filed on April 11, 2006 (Commission File No. 333-130662).
10.23	Form of Stock Option Agreement (Directors) under 2006 Equity and Performance Incentive Plan	Predecessor's Registration Statement on Form S-1/A filed on April 11, 2006 (Commission File No. 333-130662).
10.24	Form of Restricted Stock Agreement (Directors) under 2006 Equity and Performance Incentive Plan	Predecessor's Registration Statement on Form S-1/A filed on April 11, 2006 (Commission File No. 333-130662).
10.25	Conformed copy of 2006 Employee Stock Purchase Plan reflecting amendments adopted on July 1, 2006 and December 7, 2006	Predecessor's Annual Report on Form 10-K for the fiscal year ended September 29, 2006
10.26	Pension Plan for Executive Employees of CPI Canada, Inc. (as applicable to O. Joe Caldarelli) effective January 1, 2002	CPI's Annual Report on Form 10-K for the fiscal year ended October 3, 2003.
10.27	First Amendment and Restatement of the CPI Non-Qualified Deferred Compensation Plan effective as of December 1, 2004	Predecessor's Form 10-Q filed on February 6, 2008.
10.28	Employment Agreement, dated as of April 27, 2006, by and between Communications & Power Industries Canada Inc. and O. Joe Caldarelli	Predecessor's Form 10-Q filed on May 15, 2006
10.29	Amended and Restated Employment Agreement, dated as of January 17, 2008, by and between CPI and Robert A. Fickett	Predecessor's Form 10-Q filed on February 6, 2008.
10.30	Amended and Restated Employment Agreement, dated as of January 17, 2008, by and between CPI and Joel A. Littman	Predecessor's Form 10-Q filed on February 6, 2008.
10.31	Employment Agreement, dated November 2, 2002, by and between CPI and Don Coleman	CPI's Annual Report on Form 10-K for the fiscal year ended October 3, 2003.
10.32	Form of Indemnification Agreement	Predecessor's Registration Statement on Form S-1/A filed on April 11, 2006 (Commission File No. 333-130662)
10.33	Form of Stock Option Agreement (Senior Executives) under 2006 Equity and Performance Incentive Plan	Predecessor's Form 8-K filed on December 13, 2006.
10.34	Form of Stock Option Agreement under 2006 Equity and Performance Incentive Plan	Predecessor's Form 8-K filed on December 13, 2006.
10.35	Employment Agreement, dated June 27, 2000, by and between CPI and John R. Beighley	Predecessor's Form 10-Q filed on February 12, 2007.
10.36	Form of Restricted Stock Agreement (Senior Executives) under 2006 Equity and Performance Incentive Plan	Predecessor's Form 8-K filed on December 11, 2007.
10.37	Form of Restricted Stock Agreement under 2006 Equity and Performance Incentive Plan	Predecessor's Form 8-K filed on December 11, 2007.
10.38	Form of Restricted Stock Unit Award Agreement (Senior Executives) under 2006 Equity and Performance Incentive Plan	Predecessor's Form 8-K filed on December 11, 2007.

Ex-5

Exhibit	Description	Incorporated by Reference to:
10.39	Form of Restricted Stock Unit Award Agreement under 2006 Equity and Performance Incentive Plan	Predecessor's Form 8-K filed on December 11, 2007.
10.40	Employment Agreement, dated June 21, 2004, by and between CPI and Andrew Tafler	Predecessor's Form 10-K filed on December 15, 2008.
10.41	New Form of Performance Stock Option Agreement (Senior Executives) under 2006 Equity and Performance Incentive Plan	Predecessor's Form 10-K filed on December 15, 2008.
10.42	New Form of Performance Stock Option Agreement under 2006 Equity and Performance Incentive Plan	Predecessor's Form 10-K filed on December 15, 2008.
10.43	New Form of Performance Restricted Stock Agreement (Senior Executives) under 2006 Equity and Performance Incentive Plan	Predecessor's Form 10-K filed on December 15, 2008.
10.44	New Form of Performance Restricted Stock Agreement under 2006 Equity and Performance Incentive Plan	Predecessor's Form 10-K filed on December 15, 2008.
10.45	New Form of Performance Restricted Stock Unit Award Agreement (Senior Executives) under 2006 Equity and Performance Incentive Plan	Predecessor's Form 10-K filed on December 15, 2008.
10.46	New Form of Performance Restricted Stock Unit Award Agreement under 2006 Equity and Performance Incentive Plan	Predecessor's Form 10-K filed on December 15, 2008.
10.47	Amendment No. 1 to Amended and Restated Employment Agreement, dated February 8, 2011, by and between CPI and Robert A. Fickett	CPII's Registration Statement on Form S-4/A (Registration No. 333-173372), filed on June 20, 2011.
10.48	Amendment No. 1 to Amended and Restated Employment Agreement, dated February 8, 2011, by and between CPI and Joel A. Littman	CPII's Registration Statement on Form S-4/A (Registration No. 333-173372), filed on June 20, 2011.
12.1	Computation of Earnings to Fixed Charges	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
21.1	List of Subsidiaries	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).	CPII's Registration Statement on Form S-4/A (Registration No. 333-173372), filed on June 20, 2011.
23.2	Consent of KPMG LLP	Filed herewith
23.3	Consent of KPMG LLP	Filed herewith.
24.1	Power of Attorney of Michael J. Meehan and Leighton W. Smith with respect to CPI International Holding Corp.	CPII's Registration Statement on Form S-4/A (Registration No. 333-173372), filed on June 20, 2011.
24.2	Power of Attorney of Michael J. Meehan and Leighton W. Smith with respect to CPI International Inc.	CPII's Registration Statement on Form S-4/A (Registration No. 333-173372), filed on June 20, 2011.

Ex-6

Exhibit	Description	Incorporated by Reference to:
25.1	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., Trustee, as set forth on Form T-1	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
99.1	Form of Letter of Transmittal	CPII's Registration Statement on Form S-4/A (Registration No. 333-173372), filed on June 20, 2011.
99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.
99.3	Form of Letter to Clients	CPII's Registration Statement on Form S-4 (Registration No. 333-173372), filed on April 7, 2011.

Ex-7